Execution Version

FINANCING AGREEMENT
between
USG NEVADA LLC,
a Delaware limited liability company,
(Borrower)
and
ARES CAPITAL CORPORATION,
a Maryland corporation,
(Lender)
Approximately Eight Megawatt Geothermal Power Facility
Washoe County, Nevada

November 9, 2011

ARTICLE 1 DEFINITIONS		1

1.1	Definitions	1
1.2	Rules of Interpretation.	1

ARTICLE 2 THE CREDIT FACILITIES		1

2.1	Cash Grant Bridge Loan Facility.	1
2.2	Interest Provisions; Loan Funding; Prepayments.	2
2.3	Fees.	5
2.4	Other Payment Terms.	5
2.5	Change of Circumstances.	9
2.6	Funding Losses	11
2.7	Alternate Office; Minimization of Costs.	11
2.8	Collateral and other Related Documents.	12
2.9	Further Assurances	12

ARTICLE 3 CONDITIONS PRECEDENT		13

3.1	Conditions Precedent to the Financial Closing Date.	13
3.2	Conditions Precedent to the Borrowing of the Additional Loan.	19
3.3	No Approval of Work.	22

ARTICLE 4 REPRESENTATIONS AND WARRANTIES		22

4.1	Organization	22
4.2	Authorization; No Conflict.	23
4.3	Enforceability	23
4.4	Compliance with Law	23
4.5	ERISA	24
4.6	Taxes	24
4.7	Business, Debt, Contracts, Etc	24
4.8	Certain Fees.	24
4.9	Investment Company.	25
4.10	Governmental Regulation.	25
4.11	Regulation U, Etc	26
4.12	Financial Statements.	26
4.13	Partnerships and Joint Ventures	26
4.14	Existing Defaults	26
4.15	No Default	26
4.16	Permits.	26
4.17	Offices	27
4.18	Adverse Change	27
4.19	Hazardous Substances	27
4.20	Litigation	28
4.21	Title and Liens.	28

4.22	Utilities	28
4.23	Roads; Access.	28
4.24	Project Documents	29
4.25	Representations and Warranties	29
4.26	Labor Disputes and Acts of God	29
4.27	Disclosure.	29
4.28	Budgets; Project Schedule; Projections.	30
4.29	Collateral	30
4.31	Insurance	30
4.32	Scheduled Commercial Operations	31
4.33	Separateness	31
4.34	Patriot Act Compliance	31
4.35	Solvency	32
4.36	Cash Grant Compliance.	32
4.37	Absence of any Undisclosed Liabilities	32

ARTICLE 5 AFFIRMATIVE COVENANTS OF BORROWER		33

5.1	Use of Proceeds	33
5.2	Payment	33
5.3	Notices.	33
5.4	Financial Statements.	36
5.5	Reports.	37
5.6	Term Loan	37
5.7	Cooperation	37
5.8	Existence, Conduct of Business, Properties, Etc.	37
5.9	Obligations	38
5.10	Separateness	38
5.11	Books, Records, Access	38
5.12	Energy Regulation.	39
5.13	Operation of Project and Annual Budget	39
5.14	Preservation of Rights; Further Assurances	39
5.15	Construction	39
5.16	Taxes, Other Government Charges and Utility Charges.	40
5.17	Compliance With Laws, Instruments, Etc.	40
5.18	Maintenance of Insurance	40
5.19	Warranty of Title	41
5.20	Event of Eminent Domain.	41
5.21	Indemnification	41
5.22	Certification of Interests.	42
5.23	Security	42
5.24	Cash Grant Application	42
5.25	Cash Grant Notice of Assignment.	43
5.26	Cash Grant Guidance; Cash Grant Proceeds	43
5.27	Use of Insurance Proceeds and Awards	43
5.28	Pari Passu	43
5.29	Insolvent	43

5.30	Construction Loan Agreement and Construction Contract	43
5.31	Consents and Estoppels	44
5.32	Deposit Account Control Agreement	44

ARTICLE 6 NEGATIVE COVENANTS OF BORROWER		44

6.1	Contingent Liabilities	44
6.2	Limitations on Liens.	44
6.3	Indebtedness	44
6.4	Sale or Lease of Assets.	44
6.5	Changes	45
6.6	Distributions	45
6.7	Investments.	45
6.8	Transactions With Affiliates	45
6.9	Regulations.	45
6.10	Loan Proceeds; Project Revenues	45
6.11	Partnerships	45
6.12	Dissolution.	45
6.13	Additional Project Documents	46
6.14	Amendments; Change Orders; Completion	46
6.15	Compliance With Operative Documents.	47
6.16	Name and Location; Fiscal Year	47
6.17	Use of Project Site.	47
6.18	Assignment.	47
6.19	Transfer of Interests.	47
6.20	Abandonment of Project.	47
6.21	Hazardous Substances	48
6.22	ERISA	48
6.23	If Section 4.5(a) is true, then	48
6.24	Regulation of Parties	48
6.25	Cash Grant Guidance	48
6.26	Tax Credits	48
6.27	Fiscal Year	48

ARTICLE 7 EVENTS OF DEFAULT; REMEDIES		49

7.1	Failure to Make Payments.	49
7.2	Judgments.	49
7.3	Misstatements.	49
7.4	Bankruptcy; Insolvency.	49
7.5	Cross Default.	51
7.6	ERISA	51
7.7	Breach of Project Documents.	51
7.8	Breach of Terms of Agreement	53
7.9	Placed in Service Date.	53
7.10	Material Adverse Effect	54
7.11	Schedule	54

7.12	Security.	54
7.13	Permits; Expiration of Appeals Period.	54
7.14	Loss of Project.	55
7.15	Destruction of the Project.	55
7.16	Transfer of Interests. Except for Permitted Transfers, a	55
7.17	Cash Grant Recapture Liabilities. Any	55
7.18	Cure by Lender.	56
7.19	Acceleration.	56
7.20	Possession of Project	56
7.21	Remedies Under Financing Documents	56

ARTICLE 8 SCOPE OF LIABILITY		57

ARTICLE 9 INDEPENDENT CONSULTANTS		58

9.1	Removal and Fees	58
9.2	Duties.	58
9.3	Independent Consultants’ Certificates.	58
9.4	Certification of Dates	59

ARTICLE 10 MISCELLANEOUS		59

10.1	Notices.	59
10.2	Additional Security; Right to Set-Off	61
10.3	Delay and Waiver.	61
10.4	Costs, Expenses and Attorneys’ Fees	61
10.5	Attorney-In-Fact.	62
10.6	Entire Agreement	63
10.7	Severability.	63
10.8	Headings.	63
10.9	Accounting Terms	63
10.10	No Partnership, Etc.	63
10.11	Limitation on Liability	64
10.12	APPLICABLE LAW.	64
10.13	CONSENT TO JURISDICTION	64
10.14	WAIVER OF JURY TRIAL	65
10.15	Usury	65
10.16	Successors and Assigns	65
10.17	Counterparts	66
10.18	Patriot Act Compliance	66
10.19	Electronic Execution	66
10.20	Appointment of Agent.	66
10.21	Confidentiality	66

INDEX OF EXHIBITS

Exhibit A	Definitions and Rules of Interpretation

Note
Exhibit B	Form of Note

Legal Opinions
Exhibit C	Schedule of Legal Opinions

Security Related Documents
Exhibit D-1	Form of Cash Grant Security Agreement
Exhibit D-2	Form of Idaho Sponsor Pledge Agreement
Exhibit D-3	Form of Member Pledge Agreement
Exhibit D-4	Form of Sponsor Cash Grant Shortfall Guaranty
Exhibit D-5	Form of Intercreditor Agreement
Exhibit D-6	Form of Cash Grant Application Power of Attorney
Exhibit D-7	Form of Cash Grant Notice of Assignment
Exhibit D-8	Schedule of Security Filings
Exhibit D-9	Form of Notice of Borrowing

Exhibit E	Intentionally Omitted

Closing Certificates
Exhibit F-1	Form of Borrower’s Closing Certificate
Exhibit F-2	Form of Independent Accountant’s Certificate
Exhibit F-3	Form of Independent Engineer’s Certificate
Exhibit F-4	Form of Solvency Certificate
Exhibit F-5	Form of Borrower’s Additional Loan Borrowing Certificate

Project Description Exhibits
Exhibit G-1	Description of Project
Exhibit G-2	Schedule of Applicable Permits
Exhibit G-3	Project Budget
Exhibit G-4	Project Schedule
Exhibit G-5	Pending Litigation
Exhibit G-6	Hazardous Substances Disclosure
Exhibit G-7	Schedule of Project Documents

Other
Exhibit H	Insurance Requirements
Exhibit I	Lender/Lending Office

v

FINANCING AGREEMENT

This FINANCING AGREEMENT (this “Agreement”) dated as of November 9, 2011, is entered into by and between USG NEVADA LLC, a Delaware limited liability company, as Borrower, and ARES CAPITAL CORPORATION, a Maryland corporation, as Lender.

In consideration of the agreements herein and in the other Financing Documents and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Definitions. Except as otherwise expressly provided, capitalized terms used in this Agreement and its exhibits shall have the meanings given in Exhibit A.

1.2 Rules of Interpretation. Except as otherwise expressly provided, the rules of interpretation set forth in Exhibit A shall apply to this Agreement and the other Financing Documents.

ARTICLE 2
THE CREDIT FACILITIES

2.1 Cash Grant Bridge Loan Facility.

(a) Availability. Subject to the terms and conditions set forth in this Agreement, Lender agrees to advance to Borrower cash grant bridge loans in an aggregate principal amount not to exceed NINE MILLION DOLLARS ($9,000,000) (the “Loan Commitment”), to be comprised as follows: (a) subject to the satisfaction by Borrower of each of the requirements set forth in Section 3.1 hereof, a loan in the aggregate principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000), to be made pursuant to an initial Borrowing to occur, if at all, on the Financial Closing Date (the “Initial Loan”), and (b) subject to the satisfaction by Borrower of each of the requirements set forth in Section 3.2 hereof, a loan in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), to be made pursuant to a second Borrowing to occur, if at all, on the Second Borrowing Date and no later than the Second Borrowing Deadline (such second Borrowing, the “Additional Loan” and, together with the Initial Loan, collectively, the “Loans”).

(b) Interest. Borrower shall pay interest on the unpaid principal amount of the Loans calculated from the date thereof until repayment of such Loans at a rate per annum, at all times during each Interest Period for such Loans, equal to the LIBO Rate for three (3) month Interest Periods plus the Applicable Margin.

(c) Principal Payment. Borrower shall repay to Lender, in full on the Maturity Date, the unpaid principal amount of the Loans together with any and all unpaid interest, fees and costs hereunder.

(d) Use of Loan Proceeds.

(i) Borrower shall use the proceeds of the Loans solely toward development costs in connection with the Expanded Project and for other general corporate purposes; provided, however, that in no event shall the proceeds of the Loans be used to pay any interest, principal or other financing-related fees under the Construction Loan Documents other than as permitted by clause (ii) below.

(ii) Upon the satisfaction of each of the following conditions (as determined by Lender in its sole discretion), Borrower may apply up to Two Million Dollars ($2,000,000) of the proceeds of the Loans towards the payment of interest, principal and other financing-related fees under the Construction Loan Documents: (A) the Cash Grant Application for the Project shall have been filed with the United States Treasury Department in accordance with Section 5.24 of this Agreement, (B) the Project shall not have been materially damaged by flood, fire or other casualty, (C) there shall not have occurred at any time following the Financial Closing Date any event, occurrence, effect or circumstance of whatever nature that has, or could reasonably be expected to have, a Material Adverse Effect, (D) no Event of Default or Inchoate Default shall have occurred and be continuing, and (E) Borrower shall have delivered to Lender a certificate from the Independent Engineer certifying: (1) that the Project has commenced operations and producing electrical energy for commercial sale in accordance with Prudent Utility Practices and applicable laws, (2) that the completion of all work done to date has been in accordance with the Construction Contract, and (3) otherwise in form and substance satisfactory to Lender, together with the Independent Engineer’s report or reports attached thereto.

(iii) No portion of the proceeds of any Loan shall be used in any manner that causes or might cause the funding of the Loans or the application of such proceeds or deposits to violate Regulations T, U or X of the Federal Reserve Board or to violate the Exchange Act.

2.2 Interest Provisions; Loan Funding; Prepayments.

(a) Interest Payment Dates. Borrower shall pay accrued interest on the unpaid principal amount of each Loan (i) on each Interest Payment Date, (ii) on the Maturity Date, (iii) upon any prepayment of any such Loan as and to the extent provided below and (iv) at maturity (whether by acceleration or otherwise).

(b) Interest Periods. The initial and each subsequent Interest Period of each Loan shall be three (3) months or such other longer periods as Lender may approve in its sole and absolute discretion, except if the Maturity Date occurs prior to the end of the three (3) month period, in which case the Interest Period will end in accordance with Section 2.2(b)(C) as noted below; provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Banking Day shall be extended to the next succeeding Banking Day unless such next Banking Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Banking Day; (B) any Interest Period which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of the calendar month at the end of such Interest Period; and (C) any Interest Period which would otherwise end after the Maturity Date or otherwise end after a date upon which any Loan is or may be required to be repaid shall end on the Maturity Date or such other date upon which such Loan is or may be required to be repaid in full.

(c) Interest Account and Interest Computations. Borrower authorizes Lender to record in an account or accounts maintained by Lender on its books (i) the interest rates applicable to all Loans and the effective dates of all changes thereto, (ii) the Interest Period for each Loan, (iii) the date and amount of each principal and interest payment on each Loan, and (iv) such other information as Lender may determine is necessary for the computation of interest payable by Borrower hereunder. Borrower agrees that all computations by Lender of interest shall be conclusive in the absence of demonstrable error. All computations of interest on the Loans hereunder shall be based upon a year of three hundred and sixty (360) days for the actual number of days elapsed in the period during which such interest accrues. The LIBO Rate will be adjusted for Regulation D reserve requirements on a statutory basis to reflect Lender’s actual cost of maintaining such reserve.

(d) Promissory Note. The obligation of Borrower to repay the Loans and to pay interest thereon at the rates provided herein, if requested by Lender, shall be evidenced by a promissory note in the form of Exhibit B (the “Note”). The Note shall be payable to Lender in the principal amount of the Loan Commitment. Borrower authorizes Lender to record on the schedule annexed to the Note the date and amount of each Loan and each payment or prepayment of principal thereunder, and Borrower agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted; provided, that neither the failure to make any such notation nor any error in such notation shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the Loans or the other obligations of Borrower hereunder or under the Note. Borrower further authorizes Lender to attach to and make a part of the Note continuations of the schedule attached thereto as necessary.

(e) Loan Funding.

(i) Initial Loan. No later than 4:00 p.m., New York time, on the Financial Closing Date, if the conditions precedent listed in Section 3.1 have been satisfied or waived, Lender shall cause an amount equal to the Initial Loan in Dollars and in immediately available funds to be credited in accordance with the Flow of Funds Memorandum.

(ii) Additional Loan.

(A) Borrower shall request the Additional Loan by delivering to Lender an irrevocable Notice of Borrowing substantially in the form of Exhibit D-9, which specifies or certifies (as applicable), among other things: (1) Borrower has satisfied all conditions precedent to the making of such Borrowing under Section 3.2 of this Agreement, and (2) the date of the requested Borrowing, which date shall be: (x) a Banking Day, (y) on or before the Second Borrowing Deadline, and (z) at least three (3) Banking Days after Lender’s receipt of such Notice of Borrowing (the “Second Borrowing Date”).

(B) No later than 4:00 p.m., New York time, on the Second Borrowing Date, if the conditions precedent listed in Section 3.2 have been satisfied or waived, Lender shall make available the Additional Loan in Dollars in immediately available funds, and shall apply such funds pursuant to the terms of this Agreement.

(iii) Two Borrowings. For the avoidance of doubt, there shall only be two (2) Borrowings of the Loans hereunder, which Borrowings shall occur, if at all, (a) on the Financial Closing Date, and (b) on the Second Borrowing Date.

(f) Prepayments.

(i) Terms of all Prepayments. Upon the prepayment or repayment of any Loan, Borrower shall pay to Lender (A) all accrued interest to the date of such prepayment or repayment on the amount prepaid or repaid, (B) all accrued fees to the date of such prepayment or repayment corresponding to the amount being prepaid or repaid, and (C) if such prepayment or repayment is the prepayment or repayment of a Loan on a day other than the otherwise scheduled last day of an Interest Period for such Loan, all Liquidation Costs incurred by Lender as a result of such prepayment or repayment. All such prepayments or repayments (excluding repayments under Section 2.2(f)(iv)(A) which shall be applied according to the order of priority set forth therein) shall be applied (x) first, until all outstanding Loans have been repaid in full, to the payment of the Loans and (y) second, to the prepayment of any other Obligations under the Financing Documents. All prepayments of Loans shall be applied first to accrued but unpaid interest remaining on such Loans on a pro rata basis and then to reduce the outstanding principal amount of such Loan on a pro rata basis.

(ii) Re-Borrowings. Borrower may not reborrow the principal amount of any Loan which is prepaid or repaid.

(iii) Optional Prepayments. Borrower may, at its option, upon three (3) Banking Days’ notice to Lender, prepay Loans in whole or in part. Any optional prepayment hereunder shall be in the minimum amount of One Million Dollars ($1,000,000) or any increment of Five Hundred Thousand Dollars ($500,000) in excess thereof.

(iv) Mandatory Prepayments.

(A) Borrower shall prepay the Loans upon receipt with one hundred percent (100%) of the net cash proceeds of (i) any debt issuances by Borrower except for the Construction Loan and any Approved Other Project Financing, and (ii) equity issuances by Borrower other than equity issuances the proceeds of which are applied to pay Project Costs and those associated with the Sponsor Equity.

(B) Borrower shall: (i) upon receipt of the Cash Grant for the Project, or (ii) any payments under the Sponsor Cash Grant Shortfall Guaranty in respect of any Cash Grant Shortfall, cause one hundred percent (100%) of the proceeds of the Cash Grant or such payments by Sponsor and Idaho Sponsor to be paid to Lender toward the repayment of the Loans.

Notwithstanding the foregoing, and except for any repayment or prepayment in full of the Construction Loan pursuant to an Approved Term Loan, Borrower shall not prepay any obligations under the Construction Loan Agreement unless Borrower shall simultaneously prepay the Loans hereunder, on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

Upon the unconditional and irrevocable payment in full, in cash, of all of the Obligations of Borrower hereunder and under each of the Financing Documents (including without limitation payment in full of the Loans), any excess Cash Grant Proceeds shall be released as soon as practicable by Lender to Borrower or the Person legally entitled thereto.

2.3 Fees.

(a) Other Fees. Borrower shall pay to Lender any fees (“Other Fees”) on the terms and in the respective amounts thereof set forth in the Mandate Letter and the Fee Letters.

(b) Commitment Fees. On the last Banking Day in each calendar quarter commencing on the Financial Closing Date until the Second Borrowing Date, Borrower shall pay to Lender accruing from the Financial Closing Date or the first day of such quarter, as the case may be, Loan commitment fees (the “Commitment Fees”) for such quarter (or portion thereof) then ending in an aggregate amount equal to the product of (A) 0.50% times (B) One Million Five Hundred Thousand Dollars ($1,500,000), times (C) a fraction, the numerator of which is the number of days in such quarter (or portion thereof) and the denominator of which is 360.

2.4 Other Payment Terms.

(a) Place and Manner. Borrower shall make all payments due to Lender to the following account:

U.S. Bank, N.A.
Minneapolis, MN
ABA#091-000-022
Swift #USBKUS44
DDA #1731-0332-1738
Account Name: Ares Capital Corp.
Ref: FFC: ARCC 786127-700 / US Geothermal

(the “Lender Account”) in lawful money of the United States and in immediately available funds not later than 2:00 p.m., New York time, on the date on which such payment is due. Any payment made after such time on any day shall be deemed received on the next Banking Day after such payment is received. All Cash Grant Proceeds shall be deposited directly into the Lender Account.

(b) Date. Subject to Section 2.2, whenever any payment due hereunder shall fall due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day (or, if resulting in an extension into the next calendar month, the next preceding Banking Day), and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c) Default Interest. Upon the occurrence and during the continuance of any Event of Default, the principal amount of all Loans outstanding shall thereafter bear interest until those amounts are paid in full at a per annum rate equal to the Default Rate. Borrower will also pay the Default Rate on any amount not paid when due under this Agreement or any other Financing Document.

(d) Net of Taxes, Etc.

(i) Taxes. Any and all payments to or for the benefit of Lender by or on behalf of Borrower, or on behalf of any Borrower Affiliate Entity, hereunder or under any other Financing Document shall be made free and clear of and without withholding, deduction, setoff or counterclaim for any present or future taxes, levies, imposts, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto (collectively, “Taxes”), unless required by law. If any such withholding, deduction or setoff is required by law, (x) Borrower or such Borrower Affiliate Entity shall pay such additional amounts as may be necessary to yield to Lender, after deduction for or on account of any Taxes (including deductions applicable to additional sums payable under this Section 2.4(d)), and all liabilities with respect thereto (excluding (A) taxes imposed on or measured by the net income or capital of Lender or franchise taxes imposed in lieu of net income or capital taxes, in each case imposed by any jurisdiction or any political subdivision or taxing authority thereof or therein as a result of a connection between Lender and such jurisdiction or political subdivision, other than a connection resulting solely from executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement, the Note or any other Financing Document and (B) any United States federal withholding taxes that are in effect and that would apply to a payment hereunder or under any other Financing Document made to Lender as of the date Lender becomes a party to this Agreement or designates a new Lending Office except to the extent Lender, or its assignor (if any) was entitled, at the time of designation of a new Lending Office (or assignment) to receive additional amounts from Borrower with respect to such Taxes pursuant to this Section 2.4(d) (the “Excluded Taxes”)) (all such Taxes other than Excluded Taxes being hereinafter referred to as “Indemnified Taxes”), an amount equal to the sum it would have received hereunder or under such other Financing Documents had such withholding, deduction or setoff not been required; (y) such deductions or withholdings shall be made; and (z) Borrower or such Borrower Affiliate Entity shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law. In addition, Borrower agrees to timely pay or cause the Borrower Affiliate Entities to pay any present or future stamp, recording or documentary taxes and any other excise or property taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) that arise under applicable law from any payment made hereunder or under any other Financing Document or from the execution, delivery, filing or performance or enforcement of, or otherwise with respect to, this Agreement or any other Financing Document (hereinafter referred to as “Other Taxes”) to the relevant taxation authority in accordance with applicable law.

(ii) Indemnity. Borrower shall indemnify Lender for the full amount of Taxes and Other Taxes (including any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.4(d)) paid by Lender, or any of its Affiliates, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted; provided that Borrower shall not be obligated to indemnify Lender for any penalties, interest or expenses relating to Indemnified Taxes or Other Taxes arising from the indemnitee’s gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. Lender agrees to use its commercially reasonable efforts to give notice to Borrower of the assertion of any claim against Lender relating to any Indemnified Taxes or Other Taxes reasonably promptly, and in no event later than sixty (60) days after Lender has actual knowledge of such claim; provided that Lender’s failure to notify Borrower within such sixty (60) day period of such assertion shall not relieve Borrower of its obligation under this Section 2.4(d) with respect to Indemnified Taxes, Other Taxes or liabilities, except to the extent of any increased liability for such Indemnified Taxes, Other Taxes or liabilities attributable to such failure. Payments by Borrower pursuant to this Section 2.4(d)(ii) shall be made within ten (10) days from the date Lender makes written demand therefor which demand shall be accompanied by a certificate describing in reasonable detail the basis and calculation thereof and which shall be conclusive absent manifest error.

(iii) Refunds. If Lender determines, in its sole discretion, that it has received a refund of Indemnified Taxes or Other Taxes as to which Borrower has paid additional amounts pursuant to this Section 2.4(d), it shall pay over such refund to Borrower (but only to the extent of additional amounts paid by Borrower under this Section 2.4(d) with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Lender (including any Taxes imposed with respect to such refund) as is determined by Lender in good faith and in its sole discretion, and as will leave Lender in no worse position than it would be in if the additional amounts giving rise to such refund has never been paid, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of Lender, agrees to repay within ten (10) days of demand therefor the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay such refund to such Governmental Authority. This Section 2.4(d) shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to Borrower or any other Person.

(iv) Notice. Within thirty (30) days after the date of any payment of any Indemnified Taxes or Other Taxes by Borrower, Borrower shall furnish to Lender at its address referred to in Section 10.1, the original or a certified copy of a receipt evidencing payment thereof, or if such receipt is not obtainable, other evidence of such payment by Borrower reasonably satisfactory to Lender. Borrower shall indemnify Lender for all losses and expenses sustained by Lender as a result of any failure by Borrower to so furnish the original or certified copy of such receipt or such other evidence of payment.

(v) Survival of Obligations. The obligations of Borrower under this Section 2.4(d) shall survive any assignment of rights by Lender as permitted hereunder, and the termination of this Agreement and the repayment of the Obligations.

(e) Withholding Exemption Certificates. Lender agrees that on the date Lender becomes a party to this Agreement it will deliver to Borrower either (A) if Lender is a “United States person” as defined in Section 7701(a)(30) of the Code (other than a corporation established under the laws of the United States or any state thereof or the District of Columbia or other exempt holders that in each case so certify), two duly and appropriately completed copies of a United States Internal Revenue Service Form W-9 or any applicable successor form establishing that Lender is not subject to United States backup withholding tax or (B) if Lender is not a “United States person,” as defined in 7701(a)(30) of the Code, (x) two duly and appropriately completed copies of United States Internal Revenue Service Form W-8IMY (together with any required attachments), W-8ECI or W-8BEN (claiming benefit under an applicable treaty) or applicable successor form, as the case may be and any required supporting documentation (claiming therein a reduction in or an exemption from United States withholding taxes), or (y) in the case of a Person claiming the “portfolio interest exemption,” two copies of a statement certifying that it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code or a “controlled foreign corporation” receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code, together with two duly and appropriately completed copies of United States Internal Revenue Service Form W-8BEN certifying that such Person is not a United States person, and, in each case, promptly following any reasonable request by Borrower, or upon expiration or obsolescence of any previously submitted form, any additional or successor form required by the United States Internal Revenue Service in order to qualify for reduction of or exemption from United States withholding taxes, or notify Borrower of its inability to deliver such forms. Borrower shall not be obligated to pay any additional amounts in respect of United States federal income tax pursuant to Section 2.4(d) (or make an indemnification payment pursuant to Section 2.4(d)) to Lender or any Person (including any Person to which Lender sells, assigns, grants a participation in, or otherwise transfers, its rights under this Agreement) to the extent the obligation to pay such additional amounts (or such indemnification) would not have arisen but for a failure of Lender or such Person to comply with its obligations under this Section 2.4(f). Notwithstanding the foregoing or anything else to the contrary in this Agreement, Lender shall not be obligated to deliver any form, certificate or document which it cannot deliver as a matter of law.

2.5 Change of Circumstances.

(a) Inability to Determine Rates. If, on or before the first day of any Interest Period for any Loan Lender determines, and promptly provides notice in writing to Borrower, that (i) the LIBO Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market, (ii) the rates of interest for such Loans do not adequately and fairly reflect the cost to Lender of making or maintaining the Loans as LIBO Rate Loans or (iii) deposits in Dollars in the London interbank market are not available to Lender (as conclusively certified by Lender in writing to Borrower) in the ordinary course of business in sufficient amounts to make and/or maintain the Loans, then, after the giving of any such notice and until Lender shall otherwise notify Borrower that the circumstances giving rise to such condition no longer exist (which notice shall be given promptly after such circumstances cease to exist), Lender’s obligations to continue LIBO Rate Loans shall be suspended and all Loans made or continued after the giving of such notice shall be made or continued as ABR Loans. If any Loan is outstanding at the commencement of any such suspension, it shall be converted at the end of the then current Interest Period for such Loan into an ABR Loan unless Lender has notified Borrower in writing that such suspension has then ended.

(b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by Lender or Borrower with any request or directive (whether or not having the force of law) of any Governmental Authority (a “Change of Law”) shall make it unlawful or impossible for Lender to make or maintain any Loan, Lender shall immediately notify Borrower of such Change of Law. Upon receipt of such notice (i) Lender’s obligations to continue LIBO Rate Loans shall be suspended for so long as such condition shall exist, and (ii) all of the LIBO Rate Loans shall immediately convert to ABR Loans. Any conversion of LIBO Rate Loans into ABR Loans prior to the last day of an Interest Period in accordance with the preceding sentence shall be deemed a prepayment thereof for purposes of Section 2.6 only.

(c) Increased Costs. If, after the date of this Agreement, any Change of Law: (i) shall subject Lender to any tax, duty or other charge with respect to any Obligation or the Loan Commitment, or shall change the basis of taxation of payments by Borrower to Lender on such Obligation or with respect to the Loan Commitment (except for Indemnified Taxes or Other Taxes (to the extent covered by Section 2.4), Excluded Taxes or changes in the rate of taxation on the overall net income of Lender); or (ii) shall impose, modify or hold applicable any reserve, special deposit or similar requirement (without duplication of any reserve requirement included within the interest rate through the definition of “Reserve Requirement”) against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by Lender for any Loan; or (iii) shall impose on Lender any other condition directly related to any Obligation or the Loan Commitment; and the effect of any of the foregoing is to increase the cost to Lender of making, issuing, creating, renewing, participating in or maintaining any such Obligation or the Loan Commitment or to reduce any amount receivable by Lender hereunder or under the Note, then, subject to Section 2.7(c), Borrower shall from time to time, upon demand by Lender, pay to Lender additional amounts sufficient to reimburse Lender for such increased costs or to compensate Lender for such reduced amounts.

(d) Capital Requirements. If Lender reasonably determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by Lender or the Lending Office (a “Capital Adequacy Requirement”) and (ii) the amount of capital maintained by Lender or such Lending Office which is attributable to or based upon the Loans, the Loan Commitment or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account Lender’s policies with respect to capital adequacy), Borrower shall, subject to Section 2.7(c), pay to Lender such amounts as Lender shall reasonably determine are necessary to compensate Lender for the increased costs to Lender of such increased capital.

(e) Notice. Lender will notify Borrower of any event occurring after the date of this Agreement that will entitle Lender to compensation pursuant to this

Section 2.5, as promptly as is reasonable. In the event Lender seeks compensation under this Section 2.5, it shall promptly deliver to Borrower a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.5, which statement shall be conclusive and binding upon all parties hereto absent demonstrable error.

2.6 Funding Losses. If Borrower shall (a) repay or prepay any Loans on any day other than the otherwise scheduled last day of an Interest Period for such Loans (whether an optional prepayment or a Mandatory Prepayment), (b) fail to borrow the Additional Loan in accordance with the Notice of Borrowing delivered to Lender (whether as a result of the failure to satisfy any applicable conditions or otherwise), or (c) fail to make any prepayment of any Loan in accordance with any notice of prepayment delivered to Lender; then Borrower shall, upon demand by Lender, reimburse Lender for all costs and losses incurred by Lender as a result of such repayment, prepayment or failure which shall include the amount equal to the excess, if any, of (x) the portion of the applicable interest attributable to the LIBO Rate which would have applied to the principal amount so repaid, prepaid or not borrowed for the period from the date of such repayment or prepayment or failure to borrow to the last day of the then current Interest Period for the such Loan over (y) the amount of interest that Lender would be able to obtain by placing an amount equal to the principal amount so repaid, prepaid or not borrowed, as the case may be, with a leading bank in the London interbank market for a period commencing from the date of such repayment, prepayment or failure to borrow, as applicable, through the end of such Interest Period (“Liquidation Costs”) but shall not otherwise include any compensation for lost profits. Borrower understands that such costs and losses may include losses incurred by a Lender as a result of funding and other contracts entered into by Lender to fund Loans. If Lender demands payment under this Section 2.6, it shall deliver to Borrower a certificate setting forth, and reasonably accounting for, the amount of costs and losses for which demand is made. Notwithstanding the foregoing, unless an Event of Default shall have occurred and be continuing, and except with regard to any optional prepayments hereunder or the events described in clause (b) above, Lender shall use reasonable efforts to minimize any Liquidation Costs, at Borrower’s request, by applying Mandatory Prepayments until the last day of an Interest Period (provided that, for purposes of clarification, Loans shall be deemed to remain outstanding for purposes of the Financing Documents until such Mandatory Prepayments are applied to Loans).

2.7 Alternate Office; Minimization of Costs.

(a) To the extent reasonably possible, Lender shall designate an alternative Lending Office with respect to its Loans and otherwise take any reasonable actions to reduce any liability of Borrower to Lender under Sections 2.4(d), 2.5(c) or 2.5(d), or to avoid the unavailability of any Loans so long as Lender, in its reasonable discretion, does not determine that such designation is disadvantageous to Lender.

(b) Lender may designate a Lending Office other than that set forth on Exhibit I and may assign all of its interests under the Financing Documents, and the Note, to such Lending Office, provided that such designation and assignment do not at the time of such designation and assignment increase the reasonably foreseeable liability of Borrower under Sections 2.4(d), 2.5(c) or 2.5(d).

(c) Lender shall use reasonable efforts to avoid or minimize any additional costs, taxes, expense or obligation which might otherwise be imposed on Borrower pursuant to Sections 2.4(d), 2.5(c) or 2.5(d) or as a result of Lender being subject to a Reserve Requirement; provided, however, that such efforts shall not cause the imposition on Lender of any additional costs or legal or regulatory burdens unless Borrower shall provide Lender with an indemnification for such additional costs in form and substance reasonably satisfactory to Lender.

2.8 Collateral and other Related Documents. The Obligations shall be secured by, and Borrower shall deliver or cause to be delivered to Lender on the Financial Closing Date, the following:

(a) a Security Agreement substantially in the form of Exhibit D-1, duly executed by Borrower (the “Cash Grant Security Agreement”), pursuant to which Lender is granted a first priority security interest in all of Borrower’s right, title and interest in the Cash Grant Proceeds (as defined therein);

(b) a Pledge Agreement substantially in the form of Exhibit D-2, duly executed by Idaho Sponsor (the “Idaho Sponsor Pledge Agreement”), pursuant to which Lender is granted a first priority security interest in all of Idaho Sponsor’s ownership interests in Holdings;

(c) a Pledge Agreement substantially in the form of Exhibit D-3, duly executed by Holdings (the “Member Pledge Agreement”), pursuant to which Lender is granted a first priority security interest in all of Holdings’ ownership interests in Borrower;

(d) a Cash Grant Shortfall Guaranty in substantially the form of Exhibit D-4, duly executed by each of Sponsor and Idaho Sponsor (the “Sponsor Cash Grant Shortfall Guaranty”), pursuant to which Sponsor and Idaho Sponsor jointly and severally indemnify Lender from and against any Cash Grant Shortfall;

(e) an Intercreditor Agreement in substantially the form of Exhibit D-5, by and between Lender and Construction Lender (the “Intercreditor Agreement”), pursuant to which Lender and Construction Lender have set forth the relative priorities, rights and security interests of the parties;

(f) appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of each UCC-1 financing statement necessary or desirable to perfect the Liens of Lender in the Collateral; and

(g) such other documents, instruments and agreements as Lender may reasonably request to grant to Lender Liens in the Collateral.

2.9 Further Assurances. Borrower shall deliver to Lender each of the foregoing and such other instruments, agreements, certificates, opinions and documents (including UCC financing statements) as Lender may request to perfect and maintain the Liens granted to Lender by the foregoing prior to the Liens or other interests of any Person other than Lender, including liens of the Construction Lender under the Construction Loan Agreement. Borrower shall fully cooperate with Lender and perform all additional acts reasonably requested by Lender to effect the purposes of the foregoing.

ARTICLE 3
CONDITIONS PRECEDENT

3.1 Conditions Precedent to the Financial Closing Date. The obligation of Lender to make the Initial Loan on the Financial Closing Date and to otherwise enter into the transactions contemplated by this Agreement is subject to the prior satisfaction of each of the following conditions (unless waived in writing by Lender):

(a) Resolutions. Delivery to Lender of a copy of one or more resolutions or other authorizations of each Borrower Affiliate Entity, in each case, in form and substance reasonably satisfactory to Lender, certified by the appropriate officer or representative of each such entity as being in full force and effect on the Financial Closing Date, authorizing the execution, delivery and performance of this Agreement and the other Operative Documents and any instruments or agreements required hereunder or thereunder to which each such entity is a party, and in the case of Borrower, the Borrowings provided for herein.

(b) Incumbency. Delivery to Lender of a certificate reasonably satisfactory in form and substance to Lender from each Borrower Affiliate Entity, signed by the appropriate authorized officer(s) or representative(s) of each such entity and dated the Financial Closing Date, as to the incumbency of the natural persons authorized to execute and deliver this Agreement and the other Operative Documents and any instruments or agreements required hereunder or thereunder to which each such entity is a party.

(c) Formation Documents. Not less than three (3) Banking Days before the Financial Closing Date, delivery to Lender of (i) an equity ownership table of Borrower Affiliate Entities, (ii) a corporate organization chart of Borrower Affiliate Entities, (iii) the Borrower LLC Agreement, (iv) the Holdings LLC Agreement, (v) a copy of the articles of incorporation or certificate of incorporation or formation of each of Sponsor and Idaho Sponsor, each certified by the Secretary of State of the applicable State of incorporation or formation and (vi) a copy of the operating agreement, partnership agreement or by-laws of each of Sponsor and Idaho Sponsor, in each case certified by its secretary. Without limiting the generality of the foregoing, each of the Borrower LLC Agreement and the Holdings LLC Agreement shall contain (x) restrictions and protections satisfactory to Lender against direct or indirect transfers of ownership that would cause the Project not to qualify for the Cash Grant or result in a Recapture Event, (y) a requirement that, as a condition to any direct or indirect transfers of ownership within five (5) years following the Placed in Service Date, an opinion shall have been delivered to Lender from a nationally recognized tax counsel expert reasonably satisfactory to Lender to the effect that such transfer will not result in a Recapture Event, and (z) a provision prohibiting any amendment to such operating agreement without the approval of Lender and naming Lender as a third-party beneficiary with respect such provision.

(d) Good Standing. Delivery to Lender of (i) certificates issued by the Secretary of State of the jurisdiction of incorporation or formation of each Borrower Affiliate Entity, certifying that each such entity, as applicable, is in good standing and is qualified to do business in, and has paid all franchise taxes or similar taxes due to, such State, and (ii) a certificate issued by the Secretary of State of the State of Nevada for Borrower certifying that Borrower is in good standing and is qualified to do business in the State of Nevada.

(e) Satisfactory Proceedings.

(i) All corporate, partnership, limited liability company, partnership and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Lender.

(ii) All consents, exemptions, approvals, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all applicable Legal Requirements, reasonably required in connection with the execution, delivery or performance by each Borrower Affiliate Entity of the Financing Documents to which it is a party (including all federal, state and local regulatory filings, consents and approvals necessary in connection therewith) shall have been obtained and be in full force and effect, and Lender shall have been furnished with copies thereof, certified by a Responsible Officer of Borrower as being true, complete and correct copies thereof, and all waiting periods related thereto shall have lapsed or expired without extension or the imposition of any adverse conditions or restrictions.

(f) Operative Documents.

(i) Delivery to Lender of fully executed Financing Documents and a certified list, and true and correct copies, of each Project Document and any supplements or amendments thereto, all of which Financing Documents, Project Documents and supplements and amendments shall be reasonably satisfactory in form and substance Lender and shall have been duly authorized, executed and delivered by the parties thereto.

(ii) Delivery to Lender of all certificates representing securities pledged under the Idaho Sponsor Pledge Agreement and the Member Pledge Agreement, accompanied by instruments of transfer and undated ownership interest powers endorsed in blank.

(iii) Delivery to Lender of a certificate of an authorized officer or representative of Borrower, which certificate shall include certification (A) as to the matters contained in Section 4.14, and (B) that, except as disclosed in such certificate, all conditions precedent to the performance of Borrower and, to Borrower’s knowledge, all conditions precedent to the performance of the other parties under the Project Documents to have been performed have been satisfied, except for conditions precedent to the performance of the parties under the O&M Agreement that are not required to have been satisfied as of the Financial Closing Date.

(g) Certificate of Borrower. Lender shall have received a certificate, dated as of the Financial Closing Date, signed by a Responsible Officer of Borrower, in substantially the form of Exhibit F-1 (the “Borrower’s Closing Certificate”).

(h) Legal Opinions. Delivery to Lender of opinion(s) of counsel specified on Exhibit C and, to the extent not covered by such opinions, opinions of counsel for Borrower addressing (A) permitting and environmental matters, and (B) energy regulatory matters, all such opinions in form and substance, and by such counsel (if not otherwise specified), as Lender shall reasonably approve.

(i) Intentionally Omitted.

(j) Insurance. Insurance complying with Section 5.18 shall be in full force and effect with respect to the Project and Lender shall have received (i) Exhibit H describing the type of insurance and insurance limits for the Project, and (ii) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer), in each case in form and substance reasonably satisfactory to Lender.

(k) Independent Engineer’s Certificate. Delivery to Lender of the Independent Engineer’s certificates with respect to the Project, in substantially the form of Exhibit F-3 (detailing, among other things, (i) that the Placed in Service Date is expected to occur prior to December 31, 2011, (ii) the on-schedule and on-budget status of the Project construction, (iii) that there are sufficient funds available to complete the Project in accordance with the Project Budget, and (iv) that the completion of all work done to date has been in accordance with the Construction Contract, and otherwise in form and substance satisfactory to Lender), together with the Independent Engineer’s report or reports attached thereto.

(l) Geothermal Consultant’s Certificate. Delivery to Lender of (i) the Geothermal Report and (ii) a reliance letter from the Geothermal Consultant permitting Lender to rely on such Geothermal Report, in each case in form and substance satisfactory to Lender.

(m) Applicable Permits. Delivery to Lender of Exhibit G-2, the schedule of Applicable Permits required to construct and operate the Project, in form and substance reasonably satisfactory to Lender, together with copies of each Applicable Permit listed on Part I of Exhibit G-2, each in form and substance reasonably satisfactory to Lender. Borrower shall have duly obtained or been assigned and there shall be in full force and effect in Borrower’s name and not subject to any appeal or further proceeding or to any unsatisfied condition that may allow a material modification or revocation of, the Applicable Permits for the Project set forth on Part I of Exhibit G-2, constituting all of the Applicable Permits which are, in Lender’s reasonable opinion in light of the status of the acquisition, development, construction and operation of the Project as of the Financial Closing Date, required to have been obtained by the Financial Closing Date. Part II of Exhibit G-2 shall list all other Applicable Permits required to construct and operate the Project. The Applicable Permits listed in Part II of Exhibit G-2 shall, in Lender’s reasonable opinion in light of the status of the development, construction and operation of the Project as of the Financial Closing Date, be obtainable not later than required without substantial difficulty, expense or delay. The Applicable Permits shall not be subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Material Adverse Effect on the construction or operation of the Project.

(n) No Change in Tax Laws. No change shall have occurred, since the date upon which this Agreement was executed and delivered, in any law or regulation or interpretation thereof that would subject Lender to any material unreimbursed Indemnified Taxes or Other Taxes.

(o) Closing Costs and Fees. Lender shall have received evidence that Borrower shall have paid all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the Financing Documents (including (x) all outstanding amounts due and owing to Lender under the Mandate Letter, the Fee Letters or any other fee letter or agreement, and (y) the reasonable and documented, out-of-pocket fees and expenses of (A) the Independent Consultants and (B) Lender’s attorneys) shall have paid in full (or shall contemporaneously be paid with the proceeds of the Initial Loan) or, as approved by Lender, otherwise provided for.

(p) Absence of Litigation. No action, suit, proceeding or investigation shall have been instituted or threatened, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority that (i) could reasonably be expected to have a Material Adverse Effect, (ii) seeks to enjoin or otherwise prevent the consummation of the transactions hereby, or (iii) solely as a result of the construction, ownership, leasing or operation of the Project, the sale of electricity therefrom or the entering into of any Operative Document or any transaction contemplated hereby or thereby, would cause or deem (A) Lender or any Affiliate (as that term is defined in Section 1262(1) of PUHCA), of any of them to be subject to regulation under the FPA or PUHCA or under any state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities, or (B) any Borrower Affiliate Entity to be subject to, or not exempt from, regulation under any state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities and regulation under PUHCA except as set forth in Section 4.10 of this Agreement.

(q) Financial Statements. Not less than three (3) Banking Days before the Financial Closing Date, delivery to Lender of the most recent annual financial statements (audited if available) and most recent quarterly financial statements from each Borrower Affiliate Entity (in the case of Borrower, on a consolidated basis and including a balance sheet), in the case of each Borrower Affiliate Entity together with a certificate from the appropriate Responsible Officer thereof, stating that no material adverse change in the assets, liabilities, operations or financial condition of such entity has occurred from those set forth in the most recent financial statements or the balance sheet, as the case may be, provided to Lender.

(r) UCC Reports. Delivery to Lender of a UCC-11 (or similar) report of a recent date before the Financial Closing Date for each of the jurisdictions in which the UCC-1 financing statements will be filed or recorded, showing that upon due filing or recordation (assuming such filing or recordation occurred on the date of such respective reports), the security interests created under such Collateral Documents will be prior to all other financing statements or other security documents in respect of the Collateral, to the extent such security interest can be perfected by filing or recording.

(s) Project Budget. Delivery to Lender of the budget (“Project Budget”) for all anticipated costs to be incurred in connection with the construction and start-up of the Project, including in such budget all construction and non-construction costs, and including all interest, taxes and other carrying costs, and such other information as Lender may reasonably require, together with a balanced statement of uses and anticipated sources of funds necessary to complete the Project, broken down as to separate construction phases and components, which Project Budget shall be reasonably satisfactory to Lender. The Project Budget is attached hereto as Exhibit G-3.

(t) Project Schedule. Delivery to Lender of a detailed project schedule of the Project (“Project Schedule”) demonstrating that the Project will commence operations and producing electrical energy for commercial sale in accordance with Prudent Utility Practices and applicable laws no later than December 31, 2011, which Project Schedule shall be reasonably satisfactory to Lender. The Project Schedule is attached hereto as Exhibit G-4.

(u) Material Adverse Change. In the reasonable judgment of Lender, acting in good faith, there shall not have occurred at any time following October 1, 2011 any event, occurrence, effect or circumstance of whatever nature that has, or could reasonably be expected to have, a Material Adverse Effect.

(v) QF Status. Borrower shall have delivered to Lender a copy of a notice of self-certification filed at FERC demonstrating that Project will be a qualifying small power production facility within the meaning of PURPA and 18 C.F.R. Sections 292.203 and 292.204 (“QF”) at the time the Project begins producing electric energy (the “QF Self-Certification”).

(w) Borrower Certification of Qualifying Costs. Delivery to Lender of a certificate executed by the appropriate authorized officer of Borrower, in form and substance satisfactory to Lender, certifying as to the aggregate amount of Qualifying Costs paid through the Financial Closing Date with respect to the Project and confirming that (i) such Qualifying Costs have been determined pursuant to a methodology consistent with the Cash Grant Guidance and applicable law, and (ii) the amount of the Initial Loan does not exceed ninety percent (90%) of thirty percent (30%) of such Qualifying Costs incurred and paid with regard to the Project.

(x) Intentionally Omitted.

(y) Qualifying Costs. The aggregate principal amount of the Initial Loan shall not exceed ninety percent (90%) of thirty percent (30%) of the Qualifying Costs incurred (within the meaning of the Cash Grant Guidance) through the Financial Closing Date, as certified by Borrower in its certificate delivered pursuant to clause (w) above and as demonstrated by the Preliminary Cost Segregation Report (as defined in clause (z) below).

(z) Preliminary Cost Segregation Report. Delivery to Lender of a preliminary study of the Cost Segregation Consultant identifying the cost categories and amount of Qualifying Costs, providing an itemization of Qualifying Costs paid through a date reasonably close to the Financial Closing Date, and describing the methodology used in determining categories and amounts of Qualifying Costs (the “Preliminary Cost Segregation Report”), prepared in a manner consistent with the Cash Grant Guidance and applicable law and in form and substance satisfactory to Lender. The Preliminary Cost Segregation Report shall estimate the Cash Grant for the Project to be at least Ten Million Dollars ($10,000,000).

(aa) Sponsor Indemnities. Borrower shall have delivered to Lender the Sponsor Cash Grant Shortfall Guaranty.

(bb) Power of Attorney. Delivery to Lender of a power of attorney, in substantially the form of Exhibit D-6 (the “Cash Grant Application Power of Attorney”), executed by Borrower which grants Lender the power to act in the place of Borrower with respect to the Cash Grant Application and any filings or notices related thereto on and after the occurrence and during the continuance of an Event of Default .

(cc) Ownership; No Disqualified Persons. Delivery to Lender of a certificate executed and delivered by an authorized officer of Sponsor, Idaho Sponsor and Holdings certifying that no direct or indirect equity interest in Borrower is beneficially owned by a Disqualified Person, together with an ownership diagram of Borrower, showing the complete direct and indirect ownership of Borrower, and any partnership of other pass-through entity that directly or indirectly owns any interest in Borrower, up to direct or indirect owners that are individuals, non-grantor trusts, or taxable “C” corporations, but not including the owners of a taxable “C” corporation, and any other backup diligence materials (including, in the case of any beneficial owner that is an individual, certifications or such other evidence establishing whether such individual is an “United States Person” as defined in Section 7701(a)(30) of the Code) requested by Lender, in each case in form and substance satisfactory to Lender.

(dd) Representations and Warranties. Each representation and warranty of each Borrower Affiliate Entity under the Financing Documents and the Project Documents to which it is a party shall be true and correct as of the Financial Closing Date (or if such representation and warranty relates solely as of an earlier date, as of such earlier date).

(ee) Patriot Act Compliance. Delivery to Lender of all such documentation and information requested by Lender that is necessary (including the name and address of each Borrower Affiliate Entity) for Lender to identify each Borrower Affiliate Entity and any of their controlling owners in accordance with the requirements of the Patriot Act (including the “know your customer” and similar regulations thereunder).

(ff) Intentionally Omitted.

(gg) Indebtedness. On the Financial Closing Date, Borrower shall have no outstanding indebtedness or preferred stock other than (i) the Initial Loan and other extensions of credit hereunder; (ii) the Construction Loan as permitted under the Intercreditor Agreement; and (iii) indebtedness not in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate. Lender shall have received fully-executed copies of the Construction Loan Documents in effect as of the Financial Closing Date.

(hh) Equity Commitment. The Sponsor shall have funded the Sponsor Equity prior to the Financial Closing Date.

(ii) Flow of Funds. Not less than three (3) Banking Days before the Financial Closing Date, delivery to Lender of a memorandum setting forth the sources and uses of all proceeds of the Loans and including Sponsor Equity, including any necessary instructions from Borrower with respect to the disbursement to and receipt by any Borrower Affiliate Entity, and Borrower’s proposed use of such proceeds pursuant to and in accordance with this Agreement and the other Financing Documents, all as certified by an authorized officer of Borrower.

(jj) Event of Default. No Event of Default or Inchoate Default has occurred and is continuing or will result from the Borrowing on the Financial Closing Date.

(kk) Interconnection Arrangements. Lender shall have been satisfied with the Project’s interconnection arrangements with Interconnector or any other transmission service provider in order for the Project to achieve the Placed in Service Date no later than December 31, 2011.

(ll) Solvency Certificate. Delivery to Lender of a Solvency Certificate, in substantially the form of Exhibit F-4, of a Responsible Officer of the Sponsor confirming the Solvency of each Borrower Affiliate Entity after giving effect to the transactions contemplated hereunder (the “Solvency Certificate”).

3.2 Conditions Precedent to the Borrowing of the Additional Loan. The obligation of the Lender to effect or permit the Borrowing of the Additional Loan is subject to the prior satisfaction of each of the following conditions (unless waived in writing by Lender):

(a) Notice of Borrowing. Borrower shall have delivered the Notice of Borrowing to Lender in accordance with the procedures specified in Sections 2.2(e)(ii)(A).

(b) Certificate of Borrower. Lender shall have received a certificate, dated as of the Second Borrowing Date, signed by a Responsible Officer of Borrower, in substantially the form of Exhibit F-5.

(c) Independent Engineer’s Certificate. Delivery to Lender of the Independent Engineer’s certificates with respect to the Project, in substantially the form of Exhibit F-3 (detailing, among other things, (i) that the Placed in Service Date is expected to occur prior to December 31, 2011, (ii) the on-schedule and on-budget status of the Project construction, (iii) that there are sufficient funds available to complete the Project in accordance with the Project Budget, and (iv) that the completion of all work done to date has been in accordance with the Construction Contract, and otherwise in form and substance satisfactory to Lender), together with the Independent Engineer’s report or reports attached thereto.

(d) Applicable Permits. All Applicable Permits required for the construction of the Project and operation of the Project required to have been obtained by the Second Borrowing Date from any Governmental Authority have been issued and are in full force and effect and not subject to appeal or to any unsatisfied conditions that may allow material modification or revocation. With respect to any of the Permits not yet required and listed in Part II of Exhibit G-2, Lender shall have reasonably concluded that there is no reason to believe that any such Applicable Permits will not be obtained by the time required.

(e) Operative Documents. All of the Operative Documents to be executed and delivered with respect to the Project on or prior to the Second Borrowing Date shall be in full force and effect without change or amendment since the respective dates of their execution and delivery hereunder except as permitted hereunder.

(f) Acceptable Work; No Liens. All work that has been done on the Project has been done in a good and workmanlike manner and in accordance with the Plans and Specifications, the Construction Contract, the Power Purchase Agreement, the Interconnection Agreement, the Lease and Prudent Utility Practices and there has not been filed with or served upon Borrower or the Project (or any part thereof) notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the moneys payable to any of the Persons named on such request which has not been released or which will not be released with the payment of such obligation out of such Loan, other than Permitted Liens.

(g) Casualty. If at the time of making any Borrowing, the Project shall have been materially damaged by flood, fire or other casualty, Borrower shall have complied with the requirements of Section 5.27 and Lender shall have received assurances sufficient in the reasonable judgment of Lender and the Independent Consultants to assure restoration and Substantial Completion of the Project prior to December 31, 2011.

(h) No Material Adverse Change. There shall not have occurred at any time following the Financial Closing Date any event, occurrence, effect or circumstance of whatever nature that has, or could reasonably be expected to have, a Material Adverse Effect.

(i) Absence of Litigation. No action, suit, proceeding or investigation shall have been instituted or threatened against any Borrower Affiliate Entity or the Project that could reasonably be expected to have a Material Adverse Effect.

(j) Cash Grant Bridge Loan.

(i) The previously incurred and projected Qualifying Costs shall remain consistent with the Preliminary Cost Segregation Report, and Borrower shall have delivered to Lender a certificate by the appropriate authorized officer of Borrower, in form and substance reasonably satisfactory to Lender: (A) certifying as to the cost categories and aggregate amount of Qualifying Costs paid through a date reasonably close to the Second Borrowing Date with respect to the Project, and (B) confirming that (x) such Qualifying Costs have been determined pursuant to a methodology consistent with the Cash Grant Guidance and applicable law, and (y) the amount of the Loans (including the Additional Loan) do not exceed ninety percent (90%) of thirty percent (30%) of such Qualifying Costs incurred and paid with regard to the Project.

(ii) Delivery to Lender of an Independent Accountant’s certificate with respect to the Project, substantially in the form of Exhibit F-2, certifying (i) the amount of Qualifying Costs incurred (within the meaning of the Cash Grant Guidance) through a date reasonably close to the Second Borrowing Date, (ii) the Project is on schedule to be placed in service (within the meaning of the Cash Grant Guidance) prior to the qualification deadline of the Cash Grant (with reasonable margin for delays, to be determined in consultation with the Independent Engineer and Lender), and (iii) otherwise in form and substance reasonably satisfactory to Lender and consistent with the Cash Grant Guidance and applicable law and, to the extent that the Independent Accountant has relied upon a certificate from the Independent Engineer and/or a “Report of Management on Eligible Cost Basis” statement from Borrower, a copy of such certificate and/or report.

(iii) The aggregate principal amount of all Loans (including the Additional Loan) shall not exceed ninety percent (90%) of thirty percent (30%) of the Qualifying Costs previously incurred (within the meaning of the Cash Grant Guidance) through the Second Borrowing Date, as described in the certificates delivered pursuant to clauses (i) and (ii) above.

(iv) Delivery to Lender of the final Cost Segregation Report, prepared in a manner reasonably acceptable to Lender, dated as of a date reasonably close to the Second Borrowing Date, prepared in a manner consistent with the Cash Grant Guidance and applicable law and in form and substance satisfactory to Lender. The final Cost Segregation Report shall estimate the Cash Grant for the Project to be at least Ten Million Dollars ($10,000,000).

(k) Representations and Warranties. Each representation and warranty set forth in Article 4 is true and correct in all material respects as if made on such date (or if such representation and warranty relates solely as of an earlier date, as of such earlier date).

(l) Event of Default. No Event of Default or Inchoate Default has occurred and is continuing or will result from the Borrowing of the Additional Loan.

3.3 No Approval of Work. The making of the Borrowings hereunder shall not be deemed an approval or acceptance by Lender of any work, labor, supplies, materials or equipment furnished or supplied with respect to the Project.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to and in favor of Lender as of the Financial Closing Date, as of the date of the Second Borrowing Date and as of the date of each certificate required under this Agreement (except that any representation or warranty in this Article 4 which relates expressly to an earlier date, by direct reference or by reference to a document dated a certain date, shall be deemed made only as of such date). All such representations and warranties shall survive the Financial Closing Date and the making of the Borrowings:

4.1 Organization.

(a) Borrower (i) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and (ii) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary (including the State of Nevada). Borrower has all requisite power and authority to own or hold under lease and operate the property it purports to own or hold under lease and to carry on its business as now being conducted and as proposed to be conducted under the Operative Documents, and has the requisite power and authority to execute, deliver and perform each Operative Document to which it is a party. The only member of Borrower is Holdings. The only member of Holdings is the Idaho Sponsor.

(b) Each Borrower Affiliate Entity (other than Borrower) (i) is duly organized and validly existing and in good standing under the laws of the State of its formation with all requisite organizational or other power and authority under the laws of such State to enter into the Operative Documents to which it is a party and to perform its obligations thereunder and to consummate the transactions contemplated thereby; (ii) is duly qualified, authorized to do business and in good standing in such State, and each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, unless the failure to obtain such qualification could not cause a Material Adverse Effect; and (iii) has the power (A) to carry on its business as now being conducted and as proposed to be conducted by it hereunder, (B) to execute, deliver and perform its obligations under each Operative Document to which it is a party, in its individual capacity, (C) to take all action as may be necessary to consummate the transactions contemplated thereunder, (D) to grant the liens and security interest provided for in the Financing Documents to which it is a party, and (E) has the authority to execute, deliver and perform its obligations under each Operative Document to which it is a party.

4.2 Authorization; No Conflict. Each Borrower Affiliate Entity has duly authorized, executed and delivered each Operative Document to which such Borrower Affiliate Entity is a party (or such Operative Documents have been duly and validly assigned to such Borrower Affiliate Entity and such Borrower Affiliate Entity has duly and validly assumed the obligations thereunder), and neither such Borrower Affiliate Entity’s execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (a) conflicts with or constitutes a default under or results in the violation of the provisions of the Organizational Documents or any Legal Requirement applicable to or binding on such Borrower Affiliate Entity or any of its properties or on the Project, except any of the foregoing that in the case of any Borrower Affiliate Entity other than Borrower could not reasonably be expected to result in a Material Adverse Effect; (b) constitutes a default under or results in the violation of the provisions of any Project Document, any Construction Loan Document or any indenture, mortgage, deed of trust, or agreement or other instrument to which such Borrower Affiliate Entity is a party or by which it or any of its properties or assets is or may be bound or affected, except such conflict, default or violation which could not in the case of any Borrower Affiliate Entity other than Borrower reasonably be expected to result in a Material Adverse Effect; or (c) results in or requires the creation or imposition of (or the obligation to create or impose) any Lien (other than Permitted Liens) upon any of its property or assets under, or result in the acceleration of, any obligation. The execution, delivery and performance by each Borrower Affiliate Entity of each Operative Document to which it is a party does not require the approval or consent of any holder or trustee of any Debt or other obligations of such Borrower Affiliate Entity which has not been obtained.

4.3 Enforceability. Each Operative Document to which each Borrower Affiliate Entity is a party is a legal, valid and binding obligation of such Borrower Affiliate Entity, enforceable against such Borrower Affiliate Entity in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights and subject to general equitable principles. None of the Operative Documents to which a Borrower Affiliate Entity is a party has been amended or modified since the Financial Closing Date except in accordance with this Agreement.

4.4 Compliance with Law. (a) Borrower is in compliance with and not in default under Borrower’s Organizational Documents; and (b) Borrower is in compliance with all Legal Requirements applicable to Borrower, the Project and the Site, except any such noncompliance or such default which could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise have been delivered to Lender, no notices of violation of any Legal Requirement relating to the Project or the Site have been issued or received by any Borrower Affiliate Entity or any Affiliate of them.

4.5 ERISA. Either (a) there are no ERISA Plans for Borrower or any member of the Controlled Group or (b)(i) no Reportable Event exists with respect to any ERISA Plan, (ii) during the five-year period prior to the date hereof, Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code for each ERISA Plan, (iii) no material liability to the PBGC (other than required premium payments), the Internal Revenue Service (other than user fees) or an ERISA Plan exists, or is reasonably expected by Borrower or any member of the Controlled Group to be, incurred by Borrower, (iv) Borrower does not have any contingent liability with respect to any post-retirement benefit under any “welfare plan” (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA, (v) no Multiemployer Plan is, or is reasonably expected by Borrower or any member of the Controlled Group to be, in “reorganization” (as defined in Section 4241 of ERISA or Section 418 of the Code) or is “insolvent” (as defined in Section 4245 of ERISA), or has received notice pursuant to Section 305(b)(3) of ERISA that its funding status is or will be in “endangered” or “critical” status, and (vi) no Lien under Section 430(k) of the Code or Section 303(k) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA exists or is reasonably expected by Borrower to be imposed on the assets of Borrower. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will involve a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code which is not exempt under Section 408 of ERISA or under Section 4975(d) of the Code.

4.6 Taxes. Each Borrower Affiliate Entity has timely filed, or has caused to be timely filed, all federal, state and local tax returns that it is required to file, has timely paid or has caused to be timely paid all material taxes it is required to pay to the extent due (other than those taxes that it is contesting in good faith and by appropriate proceedings, for which adequate, segregated reserves are established in accordance with GAAP). There are no ongoing or pending audits, examinations or other administrative or judicial proceedings against any Borrower Affiliate Entity relating to Taxes. For U.S. federal income tax purposes: (i) Borrower is treated as a disregarded entity and (ii) Holdings is treated as a disregarded entity.

4.7 Business, Debt, Contracts, Etc. (a) With regard to the Project, Borrower has not conducted any business other than the business contemplated by the Operative Documents, has no outstanding Debt or other material liabilities other than pursuant to or allowed by the Operative Documents , and is not a party to or bound by any material contract other than the Operative Documents to which it is a party; and (b) Borrower has no subsidiaries.

4.8 Certain Fees. No broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated by the Financing Documents.

4.9 Investment Company. No Borrower Affiliate Entity is an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended.

4.10 Governmental Regulation.

(a) As of the Financial Closing Date, Borrower is not (i) subject to and, is exempt from, regulation as an “electric utility company,” a “public utility company,” a “holding company,” a “subsidiary company” of a holding company or an “associate company” of a holding company under PUHCA; and (ii) subject to rate, financial, organizational or other regulation as a “public service company,” an “electric company,” or similar entity under Nevada law, in connection with (A) Borrower’s ownership, operation or maintenance of, the Project or (B) Borrower’s execution, delivery or performance of any of the Operative Documents or its exercise of any of their rights thereunder.

(b) No Borrower Affiliate Entity will, solely as a result of the construction, ownership, leasing or operation of the Project, the sale or transmission of electricity therefrom or the entering into any Operative Document or any transaction contemplated hereby or thereby, be deemed by any Governmental Authority having jurisdiction to be or otherwise become (i) an “electric utility company,” a “public utility company,” a “holding company,” a “subsidiary company” of a holding company or an “associate company” of a holding company under PUHCA, or (ii) subject to rate, financial or organizational regulation as a “public service company,” an “electric company,” or similar entity under Nevada law.

(c) Borrower is not subject to regulation under any Governmental Rule as to securities, rates or financial or organizational matters that would preclude the incurrence or repayment of the principal of and interest on any Loans, or the incurrence by Borrower of any of the Obligations or the execution, delivery and performance by Borrower of the Operative Documents to which it is a party. Borrower will not be deemed by any state Governmental Authority to be subject to financial, organizational or rate regulation as a “public utility” an “electric utility” a “public service corporation” or similar entity under any existing state law, rule or regulation.

(d) There is no complaint or administrative proceeding pending as to the aforementioned orders, and Borrower is not aware of any facts or circumstances which could reasonably be expected to give rise to a complaint or administrative proceeding in the future which could reasonably be expected to have a Material Adverse Effect.

(e) As of the Financial Closing Date and other than as set forth in Section 4.10(a) and Section 4.16, no other filing with, or approval from, any state or federal Governmental Authority with jurisdiction over the energy sales, the transmission of electric energy, or the Financing Documents or in connection with any of the transactions contemplated hereby or by any other Operative Document is required.

(f) Neither Lender, nor any Affiliate (as that term is defined in Section 1262(1) of PUHCA) of any of them will, solely as a result of Borrower’s construction, ownership, leasing or operating of the Project, the sale or transmission of electricity therefrom or the entering into any Operative Document or any transaction contemplated hereby or thereby, be subject to, or not exempt from, regulation under the FPA or PUHCA or under state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities.

4.11 Regulation U, Etc. Borrower is not engaged principally, or as one of its principal activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined or used in Regulations T, U or X of the Federal Reserve Board), and no part of the proceeds of the Borrowings or the Project Revenues will be used by Borrower to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or otherwise in violation of Regulations T, U or X of the Federal Reserve Board.

4.12 Financial Statements. The financial statements delivered in respect of each Borrower Affiliate Entity pursuant to Section 3.1(q) and Section 5.4 are true, complete and correct and fairly present the financial condition of the Person to whom they relate as of the date thereof. The financial statements of each Borrower Affiliate Entity have been prepared in accordance with GAAP as properly applied, subject to normal year-end adjustments and lack of footnotes. No Borrower Affiliate Entity will have any material liabilities, direct or contingent, except as has been disclosed in such financial statements or pursuant to the Operative Documents or otherwise disclosed in writing to Lender prior to the date hereof.

4.13 Partnerships and Joint Ventures. Borrower is not a general partner or a limited partner in any general or limited partnership or a joint venturer in any joint venture or a member in any limited liability company.

4.14 Existing Defaults. Borrower is not in default under any Project Document, any of the Construction Loan Documents or any other material agreement relating to any obligation of Borrower for or with respect to borrowed money, and to Borrower’s knowledge, no other party to any Project Document is in default under any material term thereunder.

4.15 No Default. No Event of Default or Inchoate Default has occurred which has not been disclosed to Lender by Borrower in writing, or has occurred and is continuing.

4.16 Permits.

(a) There are no Permits under existing law as the Project is currently designed that are or will become Applicable Permits other than the Permits described in Exhibit G-2. Each Applicable Permit is either (i) in full force and effect and is not subject to any appeals or further proceedings or to any unsatisfied condition that may allow material modification or revocation, in the case of those Permits listed in Part I of Exhibit G-2; or (ii) of a type that is routinely granted on application and that would not normally be obtained before the applicable stage of construction, reconstruction or commencement of operation, in each case as contemplated by the Operative Documents, in the case of those Applicable Permits listed in Part II of Exhibit G-2. Borrower has no reason to believe that any Permit so indicated on Part II of Exhibit G-2 will not be obtained before it becomes an Applicable Permit. Borrower is not in material violation of any Applicable Permit.

(b) To Borrower’s knowledge, each of the other Major Project Participants possesses all licenses, Permits, franchise, patents, copyrights, trademarks and trade names, or rights thereto necessary to perform its duties under the Operative Documents to which it is a party, and such party is not in violation of any valid rights of others with respect to any of the foregoing which could reasonably be expected to have a Material Adverse Effect.

4.17 Offices. The chief executive office or chief place of business (as such term is used in Article 9 of the Uniform Commercial Code) of Borrower is located at 1505 Tyrell Lane, Boise ID 83705. Borrower’s organizational identification number is 770717022.

4.18 Adverse Change. As of the Financial Closing Date, there has not occurred at any time since October 1, 2011, and as of each date this representation is made or deemed made after the Financial Closing Date, there has not occurred at any time since the Financial Closing Date, any event, occurrence, effect or circumstance of whatever nature that has, or could reasonably be expected to have, a Material Adverse Effect 4.19 Hazardous Substances.

(a) Except as set forth in Exhibit G-6, (i) Borrower is not and has not in the past been in violation of (or received any notice that it is in violation of) any Environmental Law which violation could result in a material liability to Borrower or could otherwise result in a Material Adverse Effect; (ii) neither Borrower nor, to the knowledge of Borrower, any third party has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under, or about the Site or any Improvements, or transported thereto or therefrom, any Hazardous Substances in a manner that could reasonably be expected to subject Lender or Borrower to liability under any Environmental Law; (iii) to the knowledge of Borrower, there are no underground tanks containing regulated quantities of Hazardous Substances, whether operative or temporarily or permanently closed, located on the Site or any Improvement, (iv) there are no Hazardous Substances used, stored or present at, on or, to the knowledge of Borrower, near the Site or any Improvement, and (v) to the knowledge of Borrower, there is or has been no condition, circumstance, action, activity or event that could form the basis of any violation of, or liability to Lender or Borrower under, any Environmental Law.

(b) Except as set forth on Exhibit G-5 or Exhibit G-6, to the knowledge of Borrower, there is no proceeding, investigation or inquiry by any Governmental Authority (including the U.S. Environmental Protection Agency) or any non-governmental third party with respect to the presence or Release of Hazardous Substances in, on, from or to the Site or any Improvement.

(c) Borrower has no knowledge of any past or existing violations of any Environmental Laws by any Person relating in any way to the Site or any Improvement, which violations could reasonably be expected to have a Material Adverse Effect.

(d) Except as set forth on Exhibit G-5 or Exhibit G-6, there are no Environmental Laws, including but not limited to the Surface Mining Control and Reclamation Act, that could be reasonably expected to have a Material Adverse Effect on the development of the Project or operation of the Project.

(e) Except as set forth on Exhibit G-5 or Exhibit G-6, there are no land use restrictions, institutional controls, engineering controls or other restrictions on the Project imposed pursuant to any Environmental Laws, that could reasonably be expected to have a Material Adverse Effect.

4.20 Litigation. There are no pending or, to Borrower’s knowledge, threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, to which any Borrower Affiliate Entity, or the Project is a party or is subject, or by which any of them or any of their properties or the Project are bound, in each case (a) except as set forth on Exhibit G-5, or (b) only to the extent the representation and warranty under this Section 4.20 is made or deemed made after the Financial Closing Date, that if adversely determined to or against any Borrower Affiliate Entity or the Project, could reasonably be expected to have a Material Adverse Effect.

4.21 Title and Liens. Borrower has good, marketable and insurable fee title and leasehold interests, as the case may be, to the assets then owned by Borrower that comprise the Project as of such date, and all of the assets then existing relating to the Project, in each case free and clear of all Liens, or other exceptions to title other the liens created under the Construction Loan Documents and Permitted Liens. Borrower does not own assets other than the Expanded Project.

4.22 Utilities. All utility services (a) as of the Financial Closing Date and during the Construction Period, necessary for the construction of the Project, and (b) on and after Substantial Completion, necessary for the operation of the Project, in each case, for its intended purposes, are available at the Site or will be so available as and when required upon commercially reasonable terms.

4.23 Roads; Access.

All roads, permits, rights of way, easements and other entitlements and agreements necessary for the construction of the Project and full utilization of the Project for its intended purposes under the Project Documents have, as applicable, either been completed or acquired or will be upon completion of construction.

4.24 Project Documents.

(a) The services to be performed, the materials to be supplied and the real property interests, the Real Property Documents and other rights granted pursuant to the Project Documents: (i) are sufficient to enable (x) the Project to be located and constructed on the Site and (y) the Project to be operated and maintained on the Site, in each case in accordance with all Legal Requirements, the Annual Operating Budget, and the Project Schedule; and (ii) provide adequate ingress and egress for any reasonable purpose in connection with the construction of the Project and the operation and maintenance of the Project under the Project Documents.

(b) There are no material services, materials or rights required for the construction of the Project or the operation or maintenance of the Project in accordance with the Project Documents and the Plans and Specifications other than those available under the Project Documents.

(c) All agreements relating to the Project to which Borrower or any of its Affiliates are a party that are in effect on the Financial Closing Date are listed on Exhibit G-7. Copies of all Project Documents to which Borrower or any of its Affiliates is a party as currently in effect have been delivered to Lender by Borrower. Except as has been previously disclosed in writing to Lender, as of the Financial Closing Date none of the Project Documents to which Borrower or any of its Affiliates is a party has been amended, modified or terminated and each such Project Document is in full force and effect.

4.25 Representations and Warranties. To the best of Borrower’s knowledge, the representations and warranties of the Major Project Participants contained in the Operative Documents other than this Agreement are true and correct in all material respects, as of the time made or deemed made by such Major Project Participant.

4.26 Labor Disputes and Acts of God. There has not been any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty or force majeure event (whether or not covered by insurance), which could reasonably be expected to have a Material Adverse Effect.

4.27 Disclosure. Neither the information provided by or on behalf of Borrower and its Affiliates to Lender regarding the Borrower Affiliate Entities nor the information provided by Borrower and its Affiliates to Lender regarding the Project that was prepared by or on behalf of the Borrower Affiliate Entities, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading under the circumstances in which they were made at the time such statements are made. Notwithstanding the foregoing, no representation or warranty is made as to any forecasts, projections or other forward-looking statements except that those of such forecasts, projections or other forward-looking statements that were prepared by any Borrower Affiliate Entity (or, at any Borrower Affiliate Entity’s request, by their respective advisors) were prepared in good faith and were based on assumptions believed by Borrower to be reasonable at the time made.

4.28 Budgets; Project Schedule; Projections. Borrower has prepared, or caused to be prepared, the Project Budget and the Project Schedule and is responsible for developing the assumptions on which the Project Budget and the Project Schedule are based. The Project Budget and the Project Schedule (a) are, to Borrower’s knowledge as of the Financial Closing Date, based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein, and set forth an accurate representation of the expected financial performance of the Project; (b) as of the Financial Closing Date are consistent with the provisions of the Operative Documents; and (c) indicate that the estimated Project Costs will not exceed funds available to pay Project Costs. As of the date hereof, there are no material Project Costs (including anticipated sales and use taxes) that are not included in the Project Budget.

4.29 Collateral. The security interests granted to Lender pursuant to each Collateral Document in the Collateral are, and, with respect to such subsequently acquired collateral, will be, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of lien, security interests, encumbrance, assignment or otherwise, including without limitation Construction Lender. The Deposit Account Control Agreement is effective to create and perfect in favor of Lender a legal, valid, binding and enforceable security interest in the Blocked Account and proceeds and products thereof. Except to the extent control of portions of the Collateral is required for perfection and, in the case of the Cash Grant, the filing of any required notice of assignment in accordance with FACA, all such action as is necessary has been taken to establish and perfect Lender’s rights in and to, and first priority Lien on, the Collateral, including any recording, filing, registration, giving of notice or other similar action. The Collateral Documents relating to the Collateral and the financing statements relating thereto have been duly filed or recorded in each office and in each jurisdiction where required in order to create, perfect and maintain perfected the first Lien and security interest described above. Lender has been properly provided control of all Collateral that requires or allows for perfection of the Lien and security interest described above by control.

4.30 Intellectual Property. Borrower owns or has the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, which are necessary for the operation of its business. Borrower has not received notice that (a) any material product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrower in connection with its business, will infringe in any material manner any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person; (b) there is pending or threatened any claim or litigation against or affecting Borrower contesting its right to sell or use any such product, process, method, substance, part or other material; or (c) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code which could reasonably be expected to have a Material Adverse Effect.

4.31 Insurance. Insurance complying with Section 5.18 hereof is in full force and effect and all premiums then due thereon have been paid in full (or to the extent this representation is made at the Financial Closing Date, will be paid concurrently with the Financial Closing Date).

4.32 Scheduled Commercial Operations. The Project is scheduled to commence operations and produce electrical energy for commercial sale in accordance with Prudent Utility Practices and applicable laws no later than December 31, 2011.

4.33 Separateness.

(a) The property and assets of Borrower, on the one hand, and each other Borrower Affiliate Entity and their upstream Affiliates, on the other, are separately identifiable and are not commingled with the property or assets of any other Person.

(b) Borrower maintains with commercial banking institutions deposit accounts or other accounts separate from those of each other Borrower Affiliate Entity and any their upstream Affiliates and does not commingle its funds with any other Borrower Affiliate Entity or any of their upstream Affiliates.

(c) Each of the Borrower Affiliate Entities acts solely in its name and through its duly authorized officers, managers, general partners, representatives or agents in the conduct of its businesses, and none of the Borrower Affiliate Entities act through the name or through the officers, managers, general partners, representatives or agents of such Borrower Affiliate Entity in the conduct of its business.

(d) Each of the Borrower Affiliate Entities conducts in all material respects its business solely in its own name or through its duly authorized managers, general partners, representatives or agents, in a manner not misleading to other Persons as to its identity, and neither the Idaho Sponsor nor the Sponsor conducts its business in the name or through its managers, general partners, representatives or agents of any other Borrower Affiliate Entity.

(e) Each of the Borrower Affiliate Entities have obtained proper authorization for all of its actions in accordance with the requirements of its Organizational Documents.

4.34 Patriot Act Compliance.

(a) Neither Borrower’s borrowing of the Loans nor its use of the proceeds thereof will violate in any material respect (i) the United States Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (iii) Executive Order No. 13224, 66 Fed Reg. 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the “Terrorism Order”) or (iv) the anti-money laundering provisions of the Patriot Act. No part of the proceeds from the Loans hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in material violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b) No Borrower Affiliate Entity (i) is or will become a “blocked person” as described in Section 1 of the Terrorism Order or (ii) to the best of its knowledge, engages or will engage in any dealings or transactions, or is otherwise associated, with any such blocked person.

(c) Each Borrower Affiliate Entity is in compliance with the anti-money laundering provisions of the Patriot Act.

4.35 Solvency. Each Borrower Affiliate Entity is Solvent. 4.36 Cash Grant Compliance.

(a) Eligibility. Borrower and the Project meet the standards for applicant and property eligibility set forth in the Cash Grant Guidance. Borrower estimates that the Cash Grant will be paid to Borrower on or prior to the Maturity Date. Borrower’s best estimate is that the Cash Grant will be at least Ten Million Dollars ($10,000,000). Such estimate (i) is based on reasonable assumptions as to all legal and factual matters material to such estimates, (ii) is consistent with the provisions of the Operative Documents in all material respects, (iii) has been calculated in good faith and with due care and (iv) fairly represents Borrower’s reasonable expectations as to the amount of the Cash Grant. The factual information provided and representations made by Borrower to the Independent Accountant, the Independent Engineer and the Cost Segregation Consultant are true, correct and complete in all material respects and are based on reasonable assumptions as to al legal and factual matters material to such information or representations.

(b) Cash Grant Application. From and after the filing of the Cash Grant Application for the Project, the factual information and the representations of Borrower set forth in the Cash Grant Application are (i) true, correct and complete in all material respects, (ii) based on reasonable assumptions as to all legal and factual matters material to the figures set forth therein, (iii) consistent with the provisions of the Operative Documents in all material respects, (iv) prepared in good faith and with due care and (v) fairly represent Borrower’s reasonable expectations as to the matters covered thereby. No federal tax credit pursuant to Code Sections 45 and 48 has been or will be claimed with respect to any asset comprising the Project. Borrower has and will continue to make every election that is necessary to claim and apply for the Cash Grant in accordance with the Cash Grant Guidance and applicable law.

(c) No Ownership by Disqualified Persons. Neither Borrower nor any direct or indirect owner of Borrower is a Disqualified Person.

4.37 Absence of any Undisclosed Liabilities. There are no material liabilities of any Borrower Affiliate Entity of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in any such liabilities, other than those liabilities provided for or disclosed in the most recently delivered financial statements pursuant to Section 5.4.

ARTICLE 5
AFFIRMATIVE COVENANTS OF BORROWER

Borrower covenants and agrees that until the Obligations have been repaid in full in cash (other than unasserted contingent indemnity obligations) and the Loan Commitment has been terminated, it will, unless Lender waives compliance in writing:

5.1 Use of Proceeds. Borrower shall apply the proceeds of the Loans as permitted under Section 2.1(d)(i) hereof.

5.2 Payment. Pay all sums due under this Agreement and the other Financing Documents according to the terms hereof and thereof.

5.3 Notices. Promptly, upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, give written notice to Lender of the following (it being understood that delivery of such notice shall not be deemed to result in a waiver of any Inchoate Default or Event of Default arising from any of the matters notified):

(a) Any litigation pending or, to the best knowledge of Borrower, threatened against Borrower involving claims against Borrower or the Project in excess of Two Hundred and Fifty Thousand Dollars ($250,000) in the aggregate or involving any material injunctive, declaratory or other equitable relief, such notice to include copies of all papers filed in such litigation and to be given monthly if any such papers have been filed since the last notice given;

(b) Any dispute or disputes which may exist between Borrower and any Governmental Authority and which involve (i) claims against Borrower which individually exceed Two Hundred and Fifty Thousand Dollars ($250,000) or in the aggregate in any fiscal year of Borrower exceed Two Hundred and Fifty Thousand Dollars ($250,000); (ii) injunctive or declaratory relief; (iii) revocation, material modification or suspension of, or failure to obtain or renew, or any similar occurrence or circumstance with respect to, any Applicable Permit, or imposition of additional material conditions with respect thereto; or (iv) any Liens for taxes due but not paid;

(c) Any Event of Default or Inchoate Default;

(d) Any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of any Borrower Affiliate Entity, or any of their partners, officers, directors, employees, contractors, consultants or representatives, or of any other Person if such casualty, damage or loss affects Borrower or the Project, in excess of Fifty Thousand Dollars ($50,000) for any one casualty or loss, or an aggregate of One Hundred Thousand Dollars ($100,000);

(e) Any cancellation or material change in the terms, coverages or amounts of any insurance required under Section 5.18;

(f) Any matter which has or could reasonably be expected to have a Material Adverse Effect;

(g) Initiation of any condemnation proceedings involving the Project or any portion thereof;

(h) Any intentional withholding of compensation to any Major Project Participant under the applicable Project Documents, other than retention provided by the express terms of such Project Documents;

(i) Any termination, notice of default or other material notice given or received under any Project Document, including without limitation notice of any major unscheduled repair or replacement of parts and any notice related to the failure or insufficiency of performance security required thereunder;

(j) Any event of force majeure or excusable delay asserted under any Project Document and, to the extent reasonably requested by Lender and reasonably available to Borrower, copies of related invoices, statements, supporting documentation, schedules, data or affidavits delivered under the relevant Project Document;

(k) Any written notice from FERC or other Governmental Authority initiating or threatening the commencement of proceedings against the Project that could materially affect the Project or impose material incremental expenses on the Project;

(l) Any (i) fact, circumstance, condition or occurrence at, on, or arising from, the Site or any Improvement that results in material noncompliance with any Environmental Law or any Release of Hazardous Substances on or from the Site or any Improvement that has resulted or could reasonably be expected to result in personal injury or material property damage or have a Material Adverse Effect, and (ii) pending or, to Borrower’s knowledge, threatened, Environmental Claim against Borrower or to Borrower’s knowledge any of its Affiliates, contractors, lessees or any other Persons, arising in connection with their occupying or conducting operations on or at the Project, the Site or any Improvement which could reasonably be expected to have a Material Adverse Effect;

(m) Any Additional Project Document or any actual or proposed amendment, waiver or modification to any existing Project Document (together with copies of such Additional Project Document or amendment);

(n) Any event that could reasonably be expected to cause the Project not to commence operations and production of electrical energy for commercial sale or otherwise not to be developed, in each case, in accordance with the Plans and Specifications, Prudent Utility Practices and applicable Legal Requirements on or before December 31, 2011, which notice shall include a written explanation for the delay, what measures are being taken with respect thereto and the anticipated date by which the Project will commence operations and production of electrical energy for commercial sale or otherwise not to be developed, in each case, in accordance with the Plans and Specifications, Prudent Utility Practices and applicable Legal Requirements and otherwise satisfy the requirements of the applicable Project Documents and Substantial Completion;

(o) (i) Any Termination Event with respect to an ERISA Plan has occurred or will occur which could reasonably be expected to result in Borrower incurring a liability in excess of Fifty Thousand Dollars ($50,000), (ii) any condition exists with respect to an ERISA Plan which presents a material risk of termination of an ERISA Plan (other than a standard termination under Section 4041(b) of ERISA) or imposition of an excise tax or other liability with respect to an ERISA Plan which could reasonably be expected to result in Borrower incurring a liability in excess of Fifty Thousand Dollars ($50,000), (iii) Borrower has engaged in a “prohibited transaction,” as defined in Section 4975 of the Code or as described in Section 406 of ERISA, that is not exempt under Section 4975 of the Code and Section 408 of ERISA and which could reasonably be expected to result in Borrower incurring a liability in excess of Fifty Thousand Dollars ($50,000), (iv) any condition exists with respect to a Multiemployer Plan which presents a risk of partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) by Borrower or any member of the Controlled Group from a Multiemployer Plan and which could reasonably be expected to result in Borrower incurring a liability in excess of Fifty Thousand Dollars ($50,000), (v) a Multiemployer Plan is in “reorganization” (as defined in Section 418 of the Code or Section 4241 of ERISA) or is “insolvent” (as defined in Section 4245 of ERISA) or receives notice pursuant to Section 305(b)(3) of ERISA that its funding status is or will be in “endangered” or “critical” status, or (vi) there is an action brought against Borrower or any member of the Controlled Group under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA (it being understood that in each case any such notice shall be provided no later than ten (10) days after Borrower knows, or has reason to know, of the occurrence of any such event, and which notice shall be accompanied by a copy of any notice or filing from the PBGC, the Internal Revenue Service, the Department of Labor or which may be required by any such agency with respect to any of the foregoing events);

(p) Any notices, reports, certificates or other documents filed with, or received from, the United States Treasury Department with respect to the Cash Grant for the Project (including the filing of the Cash Grant Application), which notice shall include a copy of such notice, report, certificate or other document to or from the United States Treasury Department (it being understood that in any case any such notice shall be provided no later than ten (10) days after such notice, report, certificate or other document to or from the United States Treasury Department is given or filed); and

(q) Such other information respecting the business, condition (financial or otherwise), operations, performance or properties (including, without limitation, reports, statements, lists of property, accounts, budgets, forecasts, and other similar information) of Borrower or any other Borrower Affiliate Entity (solely as it relates to such Borrower Affiliate Entity’s obligations under any of the Operative Documents) as Lender may from time to time reasonably request.

5.4 Financial Statements.

(a) Deliver to Lender (or cause to be delivered to Lender) with sufficient copies for Lender, in form and detail reasonably satisfactory to Lender:

(i) As soon as available but no later than sixty (60) days after the close of the first, second and third quarterly periods of its fiscal year, quarterly (and year-to-date) (consolidated, if applicable) financial statements of and prepared by Borrower, Holdings, Idaho Sponsor, Sponsor (until the obligations of Sponsor under the Financing Documents shall have been performed in full or otherwise discharged in accordance with the terms thereof), including a balance sheet, statements of income and statement of cash flows; and

(ii) As soon as available but no later than one hundred and twenty (120) days after the close of each applicable fiscal year, audited (consolidated, if applicable) financial statements of Borrower, Holdings, Idaho Sponsor, Sponsor (until the obligations of Sponsor under the Financing Documents shall have been performed in full or otherwise discharged in accordance with the terms thereof), including statements of equity, balance sheets as of the close of such year, and statements of income and cash flows, all prepared in accordance with GAAP; and certified by an independent certified public accountant selected by the Person whose financial statements are being prepared and satisfactory to Lender. Such certificate shall not contain any material qualification or limitation or otherwise be qualified as to scope of audit or contain a going-concern qualification.

(b) Each time the financial statements of any Borrower Affiliate Entity are delivered under Section 5.4(a)(i) or (ii), a certificate signed by the natural person who is a financial officer, managing director, or managing member of the applicable Person shall be delivered along with such financial statements, certifying that (i) each of the representations and warranties contained in Sections 4.1, 4.2, 4.3 and 4.4 are true and correct, (ii) such financial statements present fairly in all material respects the financial condition of the applicable Borrower Affiliate Entity, as of the date thereof and its results of operations and cash flows for the period then ended, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis subject (in the case of unaudited financial statements) to normal year-end adjustments and (iii) such financial officer, managing director, or managing member has made or caused to be made a review of the transactions and financial condition of the applicable Person during the relevant fiscal period and that such review has not, to the best knowledge of such financial officer, managing director, or managing member, disclosed the existence of any event or condition which constitutes an Event of Default or an Inchoate Default hereunder or under any Financing Document applicable to such Person, or if any such event or condition existed or exists, the nature thereof and the corrective actions that such Person has taken or proposes to take with respect thereto.

5.5 Reports.

(a) Until Final Completion, deliver to Lender monthly progress reports received from Contractor under the Construction Contract.

(b) Deliver to Lender, on a monthly basis, a summary operating report for the Project, which shall include (i) a one-month numerical and narrative assessment of (A) electrical production and delivery, (B) cash receipts and disbursements and cash balances, including distributions to Holdings, Idaho Sponsor or Sponsor, and (C) casualty losses of value in excess of Fifty Thousand Dollars ($50,000).

(c) Provide to Lender promptly upon reasonable request such reports, statements, lists of property, accounts, budgets, forecasts and other similar information concerning the Project and, to the extent reasonably available and reasonable in light of their role in the Project, such reports and information as are reasonably required by the Independent Consultants.

(d) Deliver to Lender promptly after its receipt thereof each Annual Operating Budget under the O&M Agreement (the “Annual Operating Budget”).

(e) Deliver to Lender all such information (including the name and address of each Borrower Affiliate Entity) requested by Lender that is necessary for Lender to identify any Borrower Affiliate Entity in accordance with the requirements of the Patriot Act (including the “know your customer” and similar regulations thereunder).

5.6 Term Loan. Keep Lender apprised on a timely basis regarding any term loan arrangements for the Project or financing arrangements for Phase II, including any refinancing or take-out financing of the Construction Loan, and enter into an Approved Term Loan no later than January 26, 2012; and cause any holder of any security interest in Borrower’s assets (including the Expanded Project) or any other secured creditor of Borrower, including any successor to Construction Lender’s security interest in Project assets and any Approved Lender, to enter into an intercreditor agreement in form and substance substantially similar to the Intercreditor Agreement and otherwise satisfactory to Lender. Upon the execution of an Approved Term Loan in accordance with the provisions hereof, Lender shall release its interests under the Member Pledge Agreement in favor of the Approved Lender of such Approved Term Loan.

5.7 Cooperation. Perform, upon the reasonable request of Lender, such reasonable acts as may be necessary or advisable to comply with the terms of this Agreement and the other Financing Documents

5.8 Existence, Conduct of Business, Properties, Etc. Except as otherwise expressly permitted under this Agreement (a) maintain and preserve its existence as a Delaware limited liability company and all material rights, privileges and franchises necessary or desirable in the normal conduct of its business; (b) perform (to the extent not excused by force majeure events or the non-performance of the other party) all of its contractual obligations under the Operative Documents and all other agreements and contracts by which it is bound, maintain all necessary Permits and licenses, including all Applicable Permits, with respect to its business and the Project; (c) at or before the time that any Permit becomes an Applicable Permit, obtain such Permit; and (d) engage only in the business contemplated by the Operative Documents, including the development of Phase II.

5.9 Obligations. Pay all obligations, howsoever arising, as and when due and payable, including Taxes and Tax claims, subject to the provisions of Section 5.16, except (a) such as may be contested in good faith or as to which a bona fide dispute may exist, provided that Lender is satisfied in its reasonable discretion that non-payment of such obligation pending the resolution of such contest or dispute would not reasonably be expected to result in a Material Adverse Effect, and (b) Borrower’s trade payables which shall be paid in the ordinary course of business.

5.10 Separateness.

(a) Act, and cause Holdings, Idaho Sponsor and Sponsor to act, solely in its name and through its duly Responsible Officers, managers or agents in the conduct of its businesses.

(b) Conduct, and cause Holdings, Idaho Sponsor and Sponsor to conduct, its business solely in its own name, in a manner not misleading to other Persons as to its identity.

(c) Provide, and cause Holdings, Idaho Sponsor and Sponsor to provide, for the payment of its own operating expenses and liabilities from its own funds (and not from the funds of any Affiliate, except in the case where such funds were contributed as equity or as debt by such Affiliate in a manner permitted under the Financing Documents).

(d) Obtain, and cause Holdings, Idaho Sponsor and Sponsor to obtain, proper authorization from member(s), director(s) and manager(s), as required by its Organizational Documents for all of its limited liability company actions.

(e) Comply, and cause Holdings, Idaho Sponsor and Sponsor to comply, with the terms of its Organizational Documents.

5.11 Books, Records, Access. Maintain adequate books, accounts and records with respect to itself and the Project and prepare all financial statements required hereunder in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction thereof, and permit employees or agents of Lender at any reasonable times and upon reasonable prior notice to inspect all of its properties, including the Site (subject to compliance with the Lease) to examine or audit all of its books, accounts and records and make copies and memoranda thereof. In addition to the visitation rights granted pursuant to this Section 5.11, permit the Independent Engineer and Geothermal Consultant such access to the Project as may be reasonably requested by the Independent Engineer or the Geothermal Consultant in their efforts to fulfill their obligations under this Agreement.

5.12 Energy Regulation. Take or cause to be taken all necessary or appropriate actions so that Borrower will be in compliance with the requirements of the FPA as amended by PURPA and PUHCA and FERC’s regulations thereunder.

5.13 Operation of Project and Annual Budget.

(a) Keep and operate the Project, or cause the same to be kept and operated, in good operating condition consistent with Prudent Utility Practices, all Applicable Permits and all Legal Requirements and all applicable requirements of the Operative Documents, and make or cause to be made all repairs (structural and non-structural, extraordinary or ordinary) necessary to keep and operate the Project in such condition. Borrower shall from time to time consider such reasonable recommendations of the Independent Engineer in connection with the operation of the Project.

(b) Replace or consent to the replacement of Operator, to the extent provided under the O&M Agreement, if Operator is not operating the Project in accordance in all material respects with the provisions hereof or O&M Agreement.

5.14 Preservation of Rights; Further Assurances.

(a) Perform and observe all of its covenants and obligations contained in each Project Document and preserve, protect and defend the material rights of Borrower under each and every Project Document, including, if appropriate, prosecution of suits to enforce any material right of Borrower thereunder and enforcement of any material claims with respect thereto.

(b) From time to time as reasonably requested by Lender, execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments, agreements, certificates, opinions, and other documents relating to the Loans and other Obligations stating the interest and charges then due and any known defaults, and take such other steps as may be necessary or advisable to render fully valid and enforceable under all applicable laws the rights, Liens (including the creation, perfection, and maintenance of perfection thereof) and priorities of Lender with respect to all Collateral and other security from time to time furnished under this Agreement and the other Financing Documents or intended to be so furnished, in each case in such form and at such times as shall be reasonably satisfactory to Lender, and pay all reasonable fees and expenses (including attorneys’ fees) incident to compliance with this Section. Borrower shall fully cooperate with Lender and perform all additional acts reasonably requested by Lender to effect the purposes of the foregoing.

5.15 Construction. Make or cause to be made all contracts and do or cause to be done all things necessary for the construction, improvement and equipping of the Project and the Placed in Service Date to occur on or before the Placed in Service Deadline, and cause the Project to be constructed, improved, equipped and to achieve Substantial Completion and Final Completion substantially in accordance in all material respects with the Plans and Specifications, the Construction Contract, the Power Purchase Agreement, the Interconnection Agreement, the Lease and the Project Budget and the Project Schedule and not exceeding the disbursements as contemplated thereby.

5.16 Taxes, Other Government Charges and Utility Charges. Pay, or cause to be paid, as and when due and prior to delinquency, all Taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to Borrower or the Project, all utility and other charges incurred in the construction, operation, maintenance, use, occupancy and upkeep of the Project, and all assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a Lien on the properties of Borrower or the Project. However, Borrower may contest in good faith any such Taxes, assessments and other charges and, in such event, may permit the Taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when Borrower is in good faith contesting the same, so long as (a) reserves reasonably satisfactory to Lender have been established in an amount sufficient to pay any such Taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for the payment thereof shall have been made; (b) enforcement of the contested Tax, assessment or other charge is effectively stayed for the entire duration of such contest; and (c) any Tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is paid when due after resolution of such contest.

5.17 Compliance With Laws, Instruments, Etc. At its expense, within such time as may be required by Legal Requirements (a) comply, or cause compliance, in all material respects, with all Legal Requirements, whether or not compliance therewith shall require structural changes in the Project or any part thereof or require major changes in operational practices or interfere with the use and enjoyment of the Project or any part thereof except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect; and (b) procure, maintain and comply, or cause to be procured, maintained and complied with, in all material respects, all Permits required for any use of the Project or any part thereof, then being made or contemplated by the Operative Documents except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect, except that Borrower may, at its expense, contest by appropriate proceedings conducted in good faith the validity or application of any such Legal Requirements provided that (i) neither Lender, nor Borrower would be subject to any criminal liability for failure to comply therewith; and (ii) all proceedings to enforce such Legal Requirements against Lender, Borrower or the Project or any part of any of them, shall have been duly and effectively stayed during the entire pendency of such contest.

5.18 Maintenance of Insurance. Without cost to Lender, (i) as soon as practicable, and in any case on or before the Placed in Service Date, maintain or caused to be maintained on its behalf in effect at all times, insurance for the Project, in an amount not less than its full replacement value of the Project, in form and substance satisfactory to the Lender, and (ii) at all times, maintain or cause to be maintained on its behalf in effect the types of insurance required pursuant to the Insurance Requirements, in the amount and on the terms and conditions specified therein, in each case with insurance companies rated “A” or better, with a minimum size rating of “VIII” by Best’s Insurance Guide and Key Ratings (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if Best’s Insurance Guide and Key Ratings shall no longer be published).

5.19 Warranty of Title. Maintain (a) a legal and valid interest in and to the leasehold or easement estate (as the case may be) to the Site pursuant to the Real Property Documents, subject only to Permitted Liens, and (b) good and valid title to all of its other respective properties and assets, other than properties and assets disposed of in the ordinary course of developing and operating the Project or in accordance with Section 6.4.

5.20 Event of Eminent Domain. If an Event of Eminent Domain shall be threatened or occur with respect to any Collateral, (a) promptly upon discovery or receipt of notice of any such threat or occurrence provide written notice of either to Lender; (b) diligently pursue all its rights to compensation against the relevant Governmental Authority in respect of such Event of Eminent Domain; and (c) not, without the written consent of Lender, which consent shall not be unreasonably withheld, compromise or settle any claim against such Governmental Authority. Borrower consents to the participation of Lender in any proceedings resulting from an Event of Eminent Domain, and Borrower shall from time to time deliver to Lender all documents and instruments reasonably requested by it to permit such participation.

5.21 Indemnification.

(a) Without duplication of Borrower’s obligations under Sections 2.4(d), 2.5(c) or 2.5(d) (and excluding any items or events specifically excluded from Borrower’s obligations thereunder), indemnify, defend and hold harmless Lender and in its capacities as such, its respective officers, directors, shareholders, controlling persons, employees, agents and servants (collectively, the “Indemnitees”) from and against and reimburse the Indemnitees for:

(i) any and all claims, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, costs and expenses (including reasonable attorney’s fees of a single counsel, plus a single local counsel if required, and additional counsel solely to the extent the Indemnitees have inconsistent or conflicting defenses or the circumstances giving rise to such indemnification would create an ethical conflict for such single counsel) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against any such Indemnitee (collectively, “Claims”) in any way relating to, or arising out of or in connection with this Agreement, the other Operative Documents, or the Project;

(ii) any and all Claims arising in connection with the release or presence of any Hazardous Substances at the Project, whether foreseeable or unforeseeable, including all costs of removal and disposal of such Hazardous Substances, all reasonable costs required by Governmental Authorities or under any Governmental Rule to be incurred in (x) determining whether the Project is in compliance and (y) causing the Project to be in compliance, with all applicable Legal Requirements, all reasonable costs associated with claims for damages to persons or property, and reasonable attorneys’ and consultants’ fees and court costs; and

(iii) any and all Claims in any way relating to, or arising out of or in connection with any claims, suits, liabilities against any Borrower Affiliate Entity or any of their Affiliates.

(b) The foregoing indemnities shall not apply with respect to an Indemnitee, to the extent arising solely as a result of the gross negligence or willful misconduct of such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction, but shall continue to apply to other Indemnitees.

(c) The provisions of this Section 5.21 shall survive foreclosure of the Collateral Documents and satisfaction or discharge of the Obligations, and shall be in addition to any other rights and remedies of Lender.

(d) Any amounts payable by Borrower pursuant to this Section 5.21 shall be payable on demand and shall bear interest at the Default Rate.

(e) Any and all Claims relating to or arising from any Recapture Event.

5.22 Certification of Interests. Deliver or cause to be delivered to Lender any and all certificates representing ownership interest in Borrower within five (5) days after certification of such ownership interest.

5.23 Security. Cause security or any other amounts required under any Material Project Document, including, without limitation, under the Interconnection Agreement and the Power Purchase Agreement, to be and remain posted and paid at such times, in such amounts and for the benefit of such Persons as is required by the Material Project Documents.

5.24 Cash Grant Application. As soon as practicable following the Placed in Service Date, and in any case by the earlier of: (a) thirty (30) days after the Placed in Service Date, and (b) the Placed in Service Deadline, (i) prepare and file, or cause to be filed, a Cash Grant Application for the Cash Grant for the Project with the United States Treasury Department in a manner consistent with the Cash Grant Guidance and applicable law and otherwise true, correct and complete in all material respects; (ii) provide all supporting documentation required to be filed with such Cash Grant Application or subsequently thereto in accordance with the Cash Grant Guidance; (iii) promptly respond to all requests for further information with respect to such Cash Grant Application; (iv) promptly deliver to Lender an executed copy of the Cash Grant Application prepared in accordance with this Section 5.24 , including all attachments and documentation required to be filed with such application, which application and accompanying documentation shall satisfy all relevant requirements of the Cash Grant Guidance and shall have been provided and approved by Lender (such approval not to be unreasonably withheld or delayed) prior to its filing; and (v) make other related filings deemed necessary or advisable with regard to the Cash Grant, in each case, in consultation with, and in a manner reasonably acceptable to, Lender. Notwithstanding anything to the contrary set forth herein, prior to such filing of a Cash Grant Application, Borrower shall have (x) delivered promptly upon the completion or receipt thereof, as applicable, but in no event later than the Placed in Service Deadline, a draft of such Cash Grant Application together with all supporting documents, including the commissioning report, design plans and final engineering design documents stamped by a licensed professional engineer, and the related Cost Segregation Report for the Project, and (y) obtained the prior written consent of Lender for the filing of such Cash Grant Application, such consent not to be unreasonably withheld, delayed or conditioned.

5.25 Cash Grant Notice of Assignment. Together with the filing of the Cash Grant Application pursuant to Section 5.24 above, (a) prepare and file, or cause to be filed, the Cash Grant Notice of Assignment with the United States Treasury Department in a manner consistent with the Cash Grant Guidance, FACA, and any other applicable law and otherwise true, correct and complete in all material respects; (b) provide all supporting documentation required to be filed with such Cash Grant Notice of Assignment or subsequently thereto in accordance with the Cash Grant Guidance; (c) promptly respond to all requests for further information with respect to such Cash Grant Notice of Assignment; (d) promptly deliver to Lender an executed copy of the Cash Grant Notice of Assignment prepared in accordance with this Section 5.25, including all attachments and documentation required to be filed with such notice, which notice and accompanying documentation shall satisfy all relevant requirements of the Cash Grant Guidance and shall have been provided and approved by Lender (such approval not to be unreasonably withheld) prior to its filing, and (e) make other related filings deemed necessary or advisable with regard to the Cash Grant, in each case, in consultation with, and in a manner reasonably acceptable to, Lender.

5.26 Cash Grant Guidance; Cash Grant Proceeds. (a) Comply with the Cash Grant Guidance, including all annual filing requirements and the delivery of all reports, certificates and other such documents as required thereunder. (b) Cause to be deposited all Cash Grant Proceeds directly into the Lender Account for immediate application toward repayment of the Loans pursuant to Section 2.2(f)(iv) hereof.

5.27 Use of Insurance Proceeds and Awards. In the event there occurs any damage to or destruction of all or any portion of the Project, promptly commence and proceed diligently with the work of repair, reconstruction and restoration of the Project, and apply insurance proceeds and awards paid in connection with such casualty solely and exclusively to costs incurred in connection with such repair, reconstruction and restoration.

5.28 Pari Passu. Ensure that, at all times, all liabilities of Borrower under this Agreement shall be pari passu with all liabilities of Borrower under the Construction Loan Agreement.

5.29 Insolvent. If any third party under any material Project Documents becomes insolvent, enter into a replacement contract for such Project Document in form and substance reasonably satisfactory to Lender and with a replacement contractor reasonably satisfactory with Lender within forty-five (45) days after the occurrence of such insolvency.

5.30 Construction Loan Agreement and Construction Contract. Repay the Construction Lender: (a) all amounts owed under the Construction Loan Agreement on or before the maturity date of the Construction Loan, as may be amended from time to time in accordance with the Intercreditor Agreement, and (b) all amounts owed under the Construction Contract as and when required thereunder.

5.31 Consents and Estoppels. Borrower shall use commercially reasonable efforts to obtain: (i) a consent regarding the Pledge Agreements from the Power Purchaser, and (ii) an estoppel from the Interconnector, each in form and substance reasonably satisfactory to Lender, by no later than December 31, 2011.

5.32 Deposit Account Control Agreement. Promptly upon receipt, and in any event within twenty (20) days after the Financial Closing Date, Borrower shall deliver to Lender the executed Deposit Account Control Agreement, in form and substance satisfactory to Lender.

ARTICLE 6
NEGATIVE COVENANTS OF BORROWER

Borrower covenants and agrees that until the Obligations have been repaid in full in cash (other than unasserted contingent indemnity obligations) and the Loan Commitment has been terminated, it will not, without the prior written consent of Lender:

6.1 Contingent Liabilities. Except as provided in this Agreement, become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person or otherwise create, incur, assume or suffer to exist any contingent obligation exceeding in the aggregate One Hundred Thousand Dollars ($100,000); provided, however, that this Section 6.1 shall not be deemed to prohibit (a) the acquisition of goods, supplies or merchandise in the normal course of developing the Expanded Project and operating the Expanded Project on normal trade credit; (b) the endorsement of negotiable instruments received in the normal course of developing the Project and operating the Project; (c) contingent liabilities required under any Applicable Permit or Operative Document; or (d) contingent obligations under or in respect of performance bonds, bid bonds, appeal bonds, surety bonds, financial assurances, including security required under the Power Purchase Agreement, and completion guaranties, indemnification obligations, obligations to pay insurance premiums, take or pay obligations and similar obligations in each case incurred in the ordinary course of business and not in connection with Debt for borrowed money.

6.2 Limitations on Liens. Create, assume or suffer to exist any Lien on any of the Collateral other than the Liens under this Agreement and the other Financing Documents.

6.3 Indebtedness. Incur, create, assume or permit to exist any Debt except (a) the Loans and the other Obligations; (b) the Construction Loan as permitted under the Intercreditor Agreement, (c) the Approved Other Project Financings, (d) up to Two Hundred Thousand Dollars ($200,000) of trade or other similar indebtedness incurred in the ordinary course of developing the Expanded Project and operating the Expanded Project and not more than ninety (90) days past due; (e) up to an aggregate of One Hundred Thousand Dollars ($100,000) of Debt incurred in the ordinary course of developing and operating the Project associated with purchase money Permitted Liens; and (f) contingent liabilities, to the extent otherwise constituting Debt, permitted pursuant to Section 6.1 of this Agreement.

6.4 Sale or Lease of Assets. Sell, lease, assign, transfer or otherwise dispose of assets, whether now owned or hereafter acquired except (a) in the ordinary course of developing the Expanded Project and operating the Project as contemplated by the Operative Documents, (b) obsolete, worn out or replaced personal property not used or useful in the development of the Expanded Project, and in each case at fair market value, (c) as permitted under the Construction Loan Agreement as in effect as of the date hereof, and (c) the liquidation or use of Permitted Investments.

6.5 Changes. Change the nature of its business or expand its business beyond the ownership of the Expanded Project and activities reasonably related thereto.

6.6 Distributions. Cause all distributions of Borrower, after the payment of prudent operating costs, debt under the Construction Loan Agreement or any Approved Other Project Financing, and the funding of prudent reserves required under the Construction Loan Agreement or any Approved Other Project Financing, to be deposited into the Blocked Account, to be held for the benefit of Lender in accordance with the terms and provisions of the Deposit Account Control Agreement.

6.7 Investments. Make or permit to remain outstanding any advances or loans or extensions of credit to, or purchase or own any stock, bonds, notes, debentures or other securities of any Person, except Permitted Investments.

6.8 Transactions With Affiliates. Except for the Sponsor Cash Grant Shortfall Guaranty and for transactions related to Phase II, directly or indirectly enter into any transaction or series of transactions with or for the benefit of an Affiliate without the prior written approval of Lender, which consent (prior to the occurrence and continuation of an Event of Default) may not be unreasonably withheld.

6.9 Regulations. Directly or indirectly apply any part of the proceeds of any Loan or Project Revenues to the purchasing or carrying of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

6.10 Loan Proceeds; Project Revenues. Use, pay, transfer, distribute or dispose of any Loan proceeds in any manner or for any purposes in any manner or for any purposes, in each case, except as provided for herein, or apply any Project Revenues in any manner except as permitted under the Construction Loan Agreement or any Approved Other Project Financing.

6.11 Partnerships. Execute a binding agreement to become a general or limited partner in any partnership, or a member in any limited liability company, or a joint venturer in any joint venture or acquire property, create and hold stock or other equity interests in any Person or form or acquire any subsidiaries.

6.12 Dissolution. Liquidate, wind-up or dissolve, or sell or lease or otherwise transfer or dispose of all or any substantial part of its property, assets or business or combine, merge or consolidate with or into any other entity, or change its legal form, or implement any material acquisition or purchase of assets in connection with the development of the Expanded Project from any Person other than pursuant to the Project Documents.

6.13 Additional Project Documents. Enter into or become a party to any Additional Project Document, except (a) with the prior written consent of Lender (not to be unreasonably withheld or delayed), and (b) in the name of Borrower.

6.14 Amendments; Change Orders; Completion.

(a) Cause, consent to, or permit, any termination, material amendment, material modification, variance or waiver of timely compliance with any terms or conditions of (i) the Borrower LLC Agreement, (ii) the Holdings LLC Agreement, (iii) the Sponsor Cash Grant Shortfall Guaranty, or (iv) any Material Project Document. This clause (a) shall not be deemed to govern change orders to the Construction Contract or the O&M Agreement. Such change orders shall be governed by subsections (b) and (d) below.

(b) Unless compliance hereof is waived in writing by Lender, direct or consent to any material change order under the Construction Contract. For purposes of this Section 6.14(b), change orders in an aggregate amount less than $250,000 per annum (and that would not cause the Place in Service Date to occur after the Placed in Service Deadline) shall not be deemed material.

(c) Declare “Substantial Completion” (as defined in the Construction Contract) without the prior written approval of Lender (acting in consultation with the Independent Engineer), such approval not to be unreasonably withheld or delayed.

(d) Unless compliance hereof is waived in writing by Lender, direct or consent to any change order under the O&M Agreement if such change order:

(i) will increase the Annual Operating Budget for the Project by more than 5% per change order or by more than 20% per annum in the aggregate;

(ii) would reasonably be anticipated to require an amendment or change order under any Construction Contract which could delay Substantial Completion beyond the Maturity Date;

(iii) may permit or result in any material adverse modification or materially impair the enforceability of any warranty under any Construction Contract, the Water Contract, any subcontract or the O&M Agreement;

(iv) is not permitted by or is otherwise inconsistent with any Material Project Document or would materially diminish any obligation of any Major Project Participant or materially increase any obligation of Borrower thereunder;

(v) may permit the revocation or material modification of any material Applicable Permit; or

(vi) would reasonably be expected to cause the Project not to comply or lessen the Project’s ability to comply with Legal Requirements in any manner that would reasonably be expected to result in a Material Adverse Effect.

(e) Lender shall use its best efforts to respond to each change order request or request for waiver of compliance with clause (d) above within ten (10) days after it and the Independent Engineer receives such request. However, the failure by Lender to respond to any such change order or request within thirty (30) days after receipt of written notice thereof shall not be deemed an approval of such change order or request.

6.15 Compliance With Operative Documents. Do or permit (to the extent within its control and permitted by the Operative Documents) to be done any act under the Operative Documents, or omit or refrain (to the extent within its control and permitted by the Operative Documents) from any act under the Operative Documents, where such act done or permitted to be done, or such omission of or refraining from action, would reasonably be expected to have a Material Adverse Effect.

6.16 Name and Location; Fiscal Year.

(a) Change its name or its jurisdiction of organization without written notice to Lender at least thirty (30) days prior to such change, or change its fiscal year without the prior written consent of Lender such consent not to be unreasonably withheld.

(b) Change the location of its chief executive office, principal place of business or federal identification number without written notice to Lender within thirty (30) days after such change.

6.17 Use of Project Site. Subject to the rights retained by the Lessor pursuant to the Lease, (a) use or permit to be used the Site for any purpose other than for the construction of the Project and operation and maintenance of the Project as contemplated by the Operative Documents, and development, drilling and construction of Phase II, without the prior written consent of Lender, or (b) locate any portion of the Project on a site other than the Site, without the prior written consent of Lender, not to be unreasonably withheld.

6.18 Assignment. Assign its rights hereunder or under any of the Operative Documents to any Person except as permitted by Section 6.19, or consent to the assignment by any Major Project Participant of its obligations under any Material Project Document to which it is a party.

6.19 Transfer of Interests. Cause, make, suffer, permit or consent to any creation, sale, assignment or transfer of any ownership interest or other interest (direct or indirect) in Borrower except for Permitted Transfers or as otherwise permitted by Lender.

6.20 Abandonment of Project. At any time willfully and voluntarily abandon and suspend construction or operation of the Project for a period of more than thirty (30) consecutive days for any reason (other than force majeure), provided that none of (i) scheduled maintenance of the Project, (ii) repairs to the Project, whether or not scheduled, or (iii) a forced or scheduled outage of the Project shall constitute abandonment so long as Borrower is diligently attempting to end such suspension.

6.21 Hazardous Substances. Release, emit or discharge into the environment any Hazardous Substances in violation of any Environmental Laws, Legal Requirements or Applicable Permits or allow any Hazardous Substance to impact or be present on, in, under or above the Site or Improvements in a manner that would reasonably be expected to have a Material Adverse Effect.

6.22 ERISA. If Section 4.5(a) is true, then establish, maintain, contribute to or become obligated to contribute to any ERISA Plan or suffer or permit any member of the Controlled Group to do so; and if Section 4.5(a) is not true, then, (a) permit any Termination Event to occur, which could reasonably be expected to result in Borrower incurring a liability in excess of Fifty Thousand Dollars ($50,000), (b) engage in a “prohibited transaction,” as defined in Section 4975 of the Code or as described in Section 406 of ERISA, that is not exempt under Section 4975 of the Code and Section 408 of ERISA and which could reasonably be expected to result in Borrower incurring a liability in excess of Fifty Thousand Dollars ($50,000), (c) fail to meet the minimum funding requirements of Sections 412 and 430 of the Code with respect to any ERISA Plan, (d) fail to pay any required contribution to a Multiemployer Plan, or (e) incur a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) from a Multiemployer Plan and which could reasonably be expected to result in Borrower incurring a liability in excess of Fifty Thousand Dollars ($50,000).

6.24 Regulation of Parties. Take or cause to be taken any actions that would reasonably be expected to result in (a) the representations in Sections 4.9 or 4.10 becoming untrue as a result of such action or omission, or (b) Lender or any Affiliate (as that term is defined in Section 1262(1) of PUHCA) of any of them, solely as a result of Borrower’s actions relating to the ownership, leasing or operation of the Project, the sale of electricity therefrom or the entering into any Operative Document or any transaction contemplated hereby or thereby becoming subject to regulation under PUHCA, the FPA or state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities.

6.25 Cash Grant Guidance. Take any action that would cause, or permit any transfer of any direct or indirect ownership interests in Borrower that would cause, the Cash Grant applicable to the Project to be subject to a Recapture Event (or other disallowance claim), including issuance, sale, assignment or transfer of any direct or indirect ownership interest in Borrower to any Disqualified Person.

6.26 Tax Credits. Claim, or permit or cause to be claimed, any federal tax credit under Section 45 or Section 48 of the Code with respect to any portion of the Project constituting specified energy property for purposes of the Cash Grant or any property described in the Cash Grant Application for the Project.

6.27 Fiscal Year. Change its fiscal year to end on a day other than December 31.

ARTICLE 7
EVENTS OF DEFAULT; REMEDIES

Events of Default

The occurrence of any of the following events shall constitute an event of default (individually, an “Event of Default”, and collectively, “Events of Default”) hereunder:

7.1 Failure to Make Payments.

(a) Borrower shall fail to pay, in accordance with the terms of this Agreement, (i) any principal on any Loan on the date that such sum is due; or (ii) any amount in respect of interest on any Loan within three (3) days after the date that such sum is due; or (iii) any other cost, charge or other sum due under this Agreement or any other Financing Document within ten (10) days after the date that such sum is due.

(b) Either Idaho Sponsor or Sponsor shall default in the payment of its obligations under the Sponsor Cash Grant Shortfall Guaranty.

(c) Any of the other Borrower Affiliate Entities shall default in the performance of its obligations under any Financing Document to which it is a party (subject to such cure periods, if any, as shall be set forth therein).

7.2 Judgments. A final judgment or judgments shall be entered against Borrower in the aggregate amount of One Hundred Thousand Dollars ($100,000) or more (other than (a) a judgment which is fully covered by insurance or satisfied in full or discharged within thirty (30) days after its entry, or (b) a judgment, the execution of which is effectively stayed within thirty (30) days after its entry but only for thirty (30) days after the date on which such stay is terminated or expires) or which would reasonably be expected to materially impair or inhibit the construction of the Project or Borrower’s use of the Project for the purpose for which the Project was intended.

7.3 Misstatements. Any financial statement, representation, warranty or certificate made or prepared by, under the control of or on behalf of any Borrower Affiliate Entity and furnished to Lender pursuant to this Agreement or any other Financing Document shall contain any statement of fact that is untrue or misleading in any material respect or shall fail to state a material fact necessary to make the statements therein not misleading in any material respect as of the date made; provided that no Event of Default shall occur pursuant hereto, if within fifteen (15) days of the date on which Borrower receives notice (from any source) that such untrue or misleading statement has occurred, Borrower shall eliminate or otherwise cure to the reasonable satisfaction of Lender any such material and adverse effects relating to such untrue or misleading statement.

7.4 Bankruptcy; Insolvency. Any of the following events shall have occurred (each, a “Bankruptcy Event”):

(a) Any of the Major Project Participants shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law (or any successor statute), or shall consent to the institution of an involuntary case thereunder against it;

(b) Any of the Major Project Participants shall file a petition, answer or consent or shall otherwise institute any similar proceeding under any other applicable federal, state or other applicable law, or shall consent thereto;

(c) Any of the Major Project Participants shall apply for, or by consent or acquiescence there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers;

(d) Any of the Major Project Participants shall make an assignment for the benefit of creditors; or any of the Major Project Participants shall admit in writing its inability to pay its debts generally as they become due; or

(e) If an involuntary case shall be commenced seeking the liquidation or reorganization of any of the Major Project Participants under the Bankruptcy Law (or any successor statute) or any similar proceeding shall be commenced against any of the Major Project Participants under any other applicable federal, state or other applicable law, and:

(i) the petition commencing the involuntary case is not timely controverted;

(ii) the petition commencing the involuntary case is not dismissed within sixty (60) days of its filing;

(iii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of any of the Major Project Participants and such appointment is not vacated within sixty (60) days;

(iv) an order for relief shall have been issued or entered therein;

(v) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of any of the Major Project Participants or of all or a part of their property, shall have been entered; or

(vi) any other similar relief shall be granted against any of the Major Project Participants under any applicable federal, state or other law;

provided, however, that except with regard to a Bankruptcy Event of a Borrower Affiliate Entity or the Interconnector, a Bankruptcy Event shall not result in a Event of Default under this Section 7.4 if Borrower obtains a Replacement Obligor for the affected party within forty-five (45) days of such Bankruptcy Event and, in the reasonable judgment of Lender, such event has not had, does not have prior to and would not reasonably be expected to have after so obtaining such Replacement Obligor, a Material Adverse Effect.

7.5 Cross Default. There shall occur and be continuing an event of default under the Construction Loan Agreement or any Construction Loan Document or under any Approved Other Project Financing, or Borrower or Holdings shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due under any other agreement (other than the Financing Documents) involving the borrowing of money or the advance of credit and the outstanding amount or amounts payable under all such agreements equals or exceeds One Hundred Thousand Dollars ($100,000) in the aggregate, or (ii) in the payment of any amount or performance of any obligation due under any other guaranty or other agreement (other than the Financing Documents) if in either case, the indebtedness evidenced thereby equals or exceeds One Hundred Thousand Dollars ($100,000).

7.6 ERISA. With respect to any ERISA Plan, (a) any Termination Event shall have occurred and, within forty-five (45) days after the reporting of such Termination Event to Lender by Borrower (or Lender otherwise obtaining knowledge of such event) and the furnishing of such information as Lender may reasonably request with respect thereto, Lender shall have notified Borrower in writing that, on the basis of such Termination Event, an Event of Default exists hereunder; (b) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer it; (c) the PBGC shall institute proceedings to terminate any ERISA Plan or against Borrower to enforce Section 515 of ERISA; (d) Borrower shall have engaged in a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA; (e) Borrower shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any ERISA Plan or a trust established under Title IV of ERISA; or (f) a complete or partial withdrawal by Borrower or any member of the Controlled Group from any Multiemployer Plan shall have occurred, or any Multiemployer Plan shall enter reorganization status, become insolvent, or terminate (or notify Borrower or any member of the Controlled Group of its intent to terminate) under Section 4041A of ERISA and, within forty-five (45) days after the reporting of any such occurrence to Lender by Borrower (or Lender otherwise obtaining knowledge of such event) and the furnishing of such information as Lender may reasonably request with respect thereto, Lender shall have notified Borrower in writing that Lender has made a determination that, on the basis of such occurrence, an Event of Default exists hereunder; provided that the occurrence of an event listed in clauses (a) through (d) hereof could reasonably be expected to result in the imposition on Borrower of liability in excess of Fifty Thousand Dollar ($50,000) or, with respect to clause (e), the imposition on Borrower of an annual liability in excess of Fifty Thousand Dollar ($50,000).

7.7 Breach of Project Documents.

(a) Borrower. Borrower shall be in breach of any material obligation, or a material default by Borrower shall have occurred and be continuing, under a Project Document and such breach or default shall not be remediable or, if remediable, shall continue unremedied for a period equal to the lesser of the cure period provided under such Project Document or thirty (30) days, if (i) such breach cannot be cured within such period, (ii) such breach is susceptible of cure within forty-five (45) days, (iii) Borrower is proceeding with diligence and in good faith to cure such breach, (iv) the existence of such breach has not resulted in, and would not after considering the nature of the cure be reasonably expected to give rise to, a termination by the counterparty to the Project Document which is subject to breach or to otherwise have a Material Adverse Effect, and (v) Lender shall have received an officer’s certificate signed by a Responsible Officer of Borrower to the effect of clauses (i), (ii), (iii) and (iv) above and stating what action Borrower is taking to cure such breach, then, so long as no Material Adverse Effect occurs, such initial cure period specified above shall be extended to such date not to exceed forty-five (45) days in the aggregate to the extent necessary for Borrower (acting diligently) to cure such breach.

(b) Third Party. Construction Lender or any Approved Lender, as the case may be, shall be in breach of any material obligation under the Intercreditor Agreement (or subsequent intercreditor agreement, in the case of an Approved Lender other than Construction Lender), or a party (other than Borrower) shall be in breach of any material obligation under, or a material default shall have occurred and be continuing under, a Project Document (other than the Power Purchase Agreement and the Lease), and such breach or default shall not be remediable or, if remediable, shall continue unremedied for a period equal to the lesser of the cure period provided under such agreement or thirty (30) days after Borrower receives notice of such breach (unless waived by the appropriate party; provided, that Borrower, prior to waiving any such material breach or material default, shall have obtained the written consent of Lender) and such breach or default has had or would reasonably be expected to have a Material Adverse Effect; provided that, if (i) such breach cannot be cured within such period, (ii) such breach is susceptible of cure within forty-five (45) days, (iii) the breaching party is proceeding with diligence and in good faith to cure such breach, and (iv) an extension of the time to cure would not reasonably be expected to exacerbate an existing Material Adverse Effect or cause any new Material Adverse Effect, then, so long as no Material Adverse Effect occurs, such thirty (30) day cure period shall be extended to such date not to exceed forty-five (45) days as shall be necessary for such third party diligently to cure such breach. Notwithstanding the foregoing, no Event of Default shall occur as a result of such breach under this clause (b) if (i) Borrower obtains a Replacement Obligor for the affected third party within sixty (60) days thereafter and (ii) such breach has not resulted in, and cannot reasonably be expected to result in, prior to obtaining such Replacement Obligor, a Material Adverse Effect. For purposes of the foregoing, any cure by Lender on Borrower’s behalf with respect to a breach or default by Borrower under a Project Document shall not be considered a remedy under this Agreement for any such breach or default of such Project Document.

(c) Termination. (i) The Interconnection Agreement, the Construction Contract, the Lease or the Water Contract shall for any reason cease to be valid and binding on the Persons parties thereto, as the case may be, except upon fulfillment of such party’s obligations thereunder, or any such Person pursues a right of termination under the Interconnection Agreement, the Construction Contract, the Lease or the Water Contract, as the case may be; or (ii) any provision in any other Project Document shall for any reason cease to be valid and binding on any party thereto except upon fulfillment of such party’s obligations thereunder (or any party to a such Project Document pursues a right of termination) and, in the case of clause (ii), the foregoing would be reasonably be expected to result in a Material Adverse Effect.

7.8 Breach of Terms of Agreement.

(a) Borrower shall fail to perform or observe any of the covenants set forth in Sections 5.1, 5.3(c), 5.8, 5.18, 5.19, 5.21, 5.24, 5.25, 5.26, or Article 6 (other than Section 6.16(b) hereof);

(b) Borrower shall have failed to pursue its rights and remedies under any Project Document with an Affiliate of Borrower upon a breach by the applicable Affiliate of the terms thereof, and such failure shall continue unremedied for a period of ten (10) Banking Days after Borrower receives written notice thereof from Lender (provided that Borrower shall, in the case of any failure by any Affiliate to pay liquidated damages or warranty payments, seek from such Affiliate recovery of such liquidated damages or warranty payments from, at a minimum, the date Lender provides notice hereunder); or

(c) Borrower or any other Borrower Affiliate Entity shall fail to perform or observe any other covenant to be performed or observed by it hereunder or under any Financing Document and not otherwise specifically provided for elsewhere in this Article 7, and such failure shall continue unremedied for a period of thirty (30) days after Borrower becomes aware thereof or receives written notice thereof from Lender; provided, however, that if such default is of a nature such that it cannot reasonably be cured within such thirty (30) day period but is susceptible to cure within a longer period not to exceed forty-five (45) days in the aggregate, a Event of Default shall not result therefrom so long as (i) Borrower has, promptly upon discovery thereof, given written notice to Lender of such default (provided, that if any Event of Default is cured within any applicable time period specified herein, or waived or temporarily waived by Lender, the failure alone to give notice of such Event of Default as provided in this sentence shall cease to be an Event of Default from and after such cure or waiver), (ii) such Borrower Affiliate Entity as promptly as practicable commences action reasonably designed to cure such default within such forty-five (45) day extended cure period and continues diligently to pursue such action and cures the applicable default within such forty-five (45) day period, and (iii) Lender in its reasonable discretion shall have determined that such default would not reasonably be expected to have a Material Adverse Effect.

7.9 Placed in Service Date. The Placed in Service Date and Substantial Completion shall not have occurred on or before January 31, 2011 (the “Placed in Service Deadline”); provided, however, that upon the satisfaction of each of the following conditions (as determined by Lender in its sole discretion), the “Placed in Service Deadline” shall be extended to February 28, 2012: (a) the Placed in Service Date shall not have occurred on or before January 31, 2011, (b) the Project shall not have been materially damaged by flood, fire or other casualty, (c) there shall not have occurred at any time following the Financial Closing Date any event, occurrence, effect or circumstance of whatever nature that has, or could reasonably be expected to have, a Material Adverse Effect, and (d) Borrower shall have delivered to Lender a certificate from the Independent Engineer certifying: (i) that the Placed in Service Date is expected to occur prior to February 28, 2012, (ii) that the Project will commence operations and producing electrical energy for commercial sale in accordance with Prudent Utility Practices and applicable laws no later than February 28, 2012, (iii) that there exists funds sufficient for the Borrower to achieve the Placed in Service Date no later than February 28, 2012 and that the Construction Contract supports such deadline, (v) that the completion of all work done to date has been in accordance with the Construction Contract, and (vi) otherwise in form and substance satisfactory to Lender, together with the Independent Engineer’s report or reports attached thereto.

7.10 Material Adverse Effect. Any Borrower Affiliate Entity shall become subject to any law or regulation that would materially adversely affect the Project with respect to the generation or sale of electricity under any applicable state or federal law or regulation and the same shall continue for a period of thirty (30) days or, if (i) such breach cannot be cured within such period, (ii) such breach is susceptible of cure within forty-five (45) days, and (iii) the applicable Borrower Affiliate Entity is proceeding with diligence and in good faith to cure such breach, then, such thirty (30) day cure period shall be extended to such date, not to exceed a total of forty-five (45) days, as shall be necessary to diligently cure such breach so long as such extension of time to cure has not, and would not reasonably be expected to, exacerbate an existing Material Adverse Effect or cause any new Material Adverse Effect.

7.11 Schedule. At any time prior to Final Completion, construction work on the Project by Contractor shall cease for a period of more than thirty (30) days for any reason (which period (i) shall be measured from the first occurrence of a work stoppage and continuing until work of a substantial nature is resumed and thereafter diligently continued, and (ii) shall not include delays caused by any event of force majeure under the Construction Contract).

7.12 Security.

(a) Any of the Collateral Documents, including the Sponsor Cash Grant Shortfall Guaranty, once executed and delivered, shall, except as the result solely of the acts or omissions of Lender (except any such omission in respect of which Borrower is expressly obligated under the Financing Documents), in any material respect fail to provide Lender the Liens, remedies, powers or privileges intended to be created thereby or cease to be in full force and effect, or the validity thereof or the applicability thereof to the Loans, the Note or any other Obligations purported to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of Borrower or any other party thereto; or

(b) There shall occur a default or event of default (however defined) by the Borrower Affiliate Entities under any of the Collateral Documents, and such default or event of default shall not have been cured within thirty (30) days (or such other cure periods as provided therein) after its occurrence.

7.13 Permits; Expiration of Appeals Period.

(a) Borrower shall fail to obtain any Permit on or before the date that such Permit becomes an Applicable Permit and such failure would reasonably be expected to have a Material Adverse Effect; or

(b) Any Applicable Permit necessary for operation of the Project shall be materially modified, revoked or canceled by the issuing agency or other Governmental Authority having jurisdiction and within thirty (30) days thereafter Borrower is not able to demonstrate to Lender that such modification or loss of such Permit would not reasonably be expected to have a Material Adverse Effect.

7.14 Loss of Project.

(a) Any substantial portion of Borrower’s property is seized or appropriated without fair value being paid therefor such as to allow replacement of such property and/or prepayment in full of all Obligations then outstanding and to allow Borrower in Lender’s reasonable judgment to continue satisfying its obligations hereunder and under the other Operative Documents (it being expressly understood and agreed that any determination of fair, market or other value for any of Borrower’s property determined in accordance with any Project Document shall not be conclusive of fair value or binding upon Lender for the purposes of making any such determination in connection with this Financing Agreement or any other Financing Document); or

(b) Any Material Project Document shall cease for any reason to be in full force and effect.

7.15 Destruction of the Project. All or a material portion of the assets or operations of the Project is destroyed, or suffers an actual or constructive loss or material damage.

7.16 Transfer of Interests. Except for Permitted Transfers, any direct or indirect transfer of, including the sale, hypothecation, pledge or grant of a security interest in, any membership interests, partnership interest, stock or other ownership interest in any Borrower Affiliate Entity or any other Person who has a direct ownership interest in Borrower.

7.17 Cash Grant Recapture Liabilities. Any Cash Grant Recapture Liability shall have been assessed against Borrower or otherwise in respect of the Project, pursuant to a written demand issued by the United States Treasury Department, and Borrower fails to pay such Cash Grant Recapture Liability in full on or prior to the deadline for payment thereof (as set forth in such notice or demand of the United States Treasury Department, if applicable), or Borrower has knowledge of any circumstance or event which would reasonably be expected to result in any Cash Grant Recapture Liability, unless Borrower has established, to Lender’s reasonable satisfaction, reserves to cover the reasonably anticipated amount of the Cash Grant Recapture Liability, which such reserves shall have been funded with equity contributions from Sponsor and Idaho Sponsor deposited in a segregated account, and which such account shall be pledged to Lender, and shall be subject to a control agreement in form and substance reasonably satisfactory to Lender. For the avoidance of doubt, Borrower shall not be entitled to make distributions for the purpose of funding the foregoing reserves unless such distributions are otherwise permitted hereunder.

Remedies

Upon the occurrence and during the continuation of an Event of Default, Lender may without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived, exercise any or all of the following rights and remedies, in any combination or order that Lender may elect, in addition to such other rights or remedies as Lender may have hereunder, under the Collateral Documents, or at law or in equity:

7.18 Cure by Lender. Without any obligation to do so, make disbursements or loans to or on behalf of Borrower to cure any Event of Default hereunder and to cure any default and render any performance under any Project Documents as Lender may consider necessary or appropriate, whether to preserve and protect the Collateral or Lender’s interests therein or for any other reason, and all sums so expended, together with interest on such total amount at the Default Rate (but in no event shall the rate exceed the maximum lawful rate), shall be repaid by Borrower to Lender on demand and shall be secured by the Financing Documents.

7.19 Acceleration. Declare and make all sums of accrued and outstanding principal and accrued but unpaid interest remaining under this Agreement together with all unpaid fees, costs (including Liquidation Costs), charges and other amounts due hereunder or under any other Financing Document, immediately due and payable, provided that in the event of a Event of Default with respect to Borrower occurring under Section 7.4, all such amounts shall become immediately due and payable without further act of Lender or any other Person.

7.20 Possession of Project. Subject to the Intercreditor Agreement, enter into possession of the Project and perform or cause to be performed any and all work and labor necessary to complete the Project substantially according to the Construction Contract and the Plans and Specifications or to operate and maintain the Project, and all sums expended by Lender in so doing, together with interest on such total amount at the Default Rate, shall be repaid by Borrower to Lender upon demand and shall be secured by the Financing Documents.

7.21 Remedies Under Financing Documents. Exercise any and all rights and remedies available to it under any of the Financing Documents, including judicial or non-judicial foreclosure or public or private sale of any of the Collateral pursuant to the Collateral Documents.

Liquidation Preference

From and after any Event of Default and the exercise of remedies by Lender, all payments made under this Agreement or the other Financing Documents and all other amounts received by Lender under this Agreement or the other Financing Documents (including proceeds from any disposition of Collateral) shall be applied as follows:

first, to any fees, costs, charges or expenses payable to Lender hereunder or under the other Financing Documents;

second, to any accrued but unpaid interest then due and owing in respect of the Obligations;

third, to outstanding principal then due and owing in respect of the Obligations; and f ourth, to such other Obligations as remain outstanding.

ARTICLE 8
SCOPE OF LIABILITY

Notwithstanding any other provision of the Financing Documents (but subject to the last sentence of, and other limitations and qualifications contained in, this Article 8), there shall be no recourse against Holdings, Idaho Sponsor, Sponsor or any of its Affiliates (except Borrower), or the stockholders or other owners, officers, directors or employees of any of them (each, a “Non-Recourse Party”), for any liability to Lender arising in connection with this Agreement (whether in contract, tort, strict liability or otherwise) except to the extent the same is enforced against Borrower and the Collateral and the proceeds and products of the Collateral, and Lender shall look solely to Borrower (but not to any Non-Recourse Party except as provided herein) and the Collateral and the rents, issues, profits, proceeds and products of the Collateral in enforcing rights and obligations under and in connection with the Financing Documents, provided that (a) the foregoing provisions of this Article 8 shall not constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions, or provisions of this Agreement, the Note, any Collateral Document or other Financing Document (but without personal liability to the Non-Recourse Parties except as in such Collateral Document or other Financing Document to which it is a party), and the same shall continue until the Loan Commitment has been terminated and all Obligations have been fully paid, discharged, observed, or performed; (b) the foregoing provisions of this Article 8 shall not limit or restrict the right of Lender to name Borrower or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement, the Project, any Collateral Document or any other Financing Document, or otherwise, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Party out of any property, assets or funds other than the Collateral and the proceeds or products of the Collateral, and any other property of Borrower; and (c) the foregoing provisions of this Article 8 shall not affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement made by any of the Non-Recourse Parties in any Collateral Document or other Financing Document to which it is a party or any security granted by the Non-Recourse Parties in support of the obligations of such Persons under any guaranty or as security for the obligations of Borrower, including Idaho Sponsor’s and Sponsor’s obligations under the Sponsor Cash Grant Shortfall Guaranty, with respect to which Idaho Sponsor, Sponsor or such other Non-Recourse Party, as applicable, shall be personally liable to the extent provided therein. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained in this Article 8 shall be deemed to (a) limit or restrict any right or remedy of Lender (or any assignee or beneficiary thereof or successor thereto) with respect to, and Borrower and all of the other Persons described above shall remain fully liable to the extent that such Person would otherwise be liable for its own actions with respect to, any fraud, willful misconduct or gross negligence; (b) limit in any respect the enforceability against the parties thereto of the Collateral Documents, the Sponsor Cash Grant Shortfall Guaranty, the Fee Letters or any Operative Document in accordance with their respective terms; or (c) release any legal consultant in its capacity as such from liability on account of any legal opinion rendered in connection with the transactions contemplated hereby.

ARTICLE 9
INDEPENDENT CONSULTANTS

9.1 Removal and Fees. Lender, in its reasonable discretion, may remove from time to time, any one or more of the Independent Consultants and appoint replacements reasonably acceptable to Borrower. Notice of any replacement Independent Consultant shall be given by Lender to Borrower and to the Independent Consultant being replaced. All reasonable fees and expenses of the Independent Consultants (whether the original Independent Consultants or replacements) shall be paid by Borrower; provided, however, that unless an Inchoate Default or Event of Default shall have occurred and be continuing, Lender shall request that each such Independent Consultant provide Borrower with its proposed scope of work and proposed budget therefor, and shall consult with and seek the consent of Borrower (such consent not to be unreasonably withheld or delayed) with regard to the matters contained therein.

9.2 Duties. Each Independent Consultant shall be contractually obligated to Lender to carry out the activities required of it in this Agreement and as otherwise requested by Lender and shall be responsible solely to Lender. Borrower acknowledges that it will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any advice given by such Independent Consultant in the due performance in good faith of its duties to Lender hereunder.

9.3 Independent Consultants’ Certificates.

(a) Until the receipt by Lender of certificates reasonably satisfactory to Lender from each Independent Consultant whom Lender consider necessary or appropriate certifying Substantial Completion and Final Completion, Borrower, upon request, shall provide such documents and information to the Independent Consultants as any of the Independent Consultants may consider necessary or advisable in order for the Independent Consultants to deliver to Lender the following certificates:

(i) certificates of the Independent Engineer and Geothermal Consultant delivered on and dated as of the Financial Closing Date as described in Article 3 and containing the matters set out therein;

(ii) certificate of the Independent Accountant delivered on and dated as of the Second Borrowing Date as described in Section 3.2(c) and containing the matters set out therein; and

(iii) such other information and certification as Lender may reasonably require from time to time.

(b) Following Substantial Completion, Borrower shall provide such documents and information to the Independent Consultants as they may reasonably consider necessary in order for the Independent Consultants to deliver annually to Lender a certificate setting forth a full report on the status of the Project and such other information and certification as Lender may reasonably require from time to time.

9.4 Certification of Dates. Borrower shall provide the Independent Consultants with reasonable notice of the expected occurrence of any such dates or events that would require certificates of Independent Consultants hereunder.

ARTICLE 10
MISCELLANEOUS

10.1 Notices.

(a) Subject to the remaining clauses of this Section 10.1, any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Lender:	Ares Capital Corporation
	Address:	245 Park Avenue, 44th Floor
New York, NY 10167
	Telephone:	(212) 750-4915
	Fax:	(212) 750-1777
	Attention:	Raymond Wright

with copies to:	Latham & Watkins LLP
	Address:	600 West Broadway, Suite 1800
San Diego, CA 92101
	Telephone:	(619) 236-1234
	Fax:	(619) 696-7419
	Attention:	Kelley M. Gale

If to Borrower:	USG Nevada LLC
	Address:	1505 Tyrell Lane
Boise, ID 83706
	Telephone:	(208) 424-1027
	Fax:	(208) 424-1030
	Attention:	Jonathan Zurkoff

with copies to:	Hawley Troxell
	Address:	877 Main Street, Suite 1000
Boise, ID 83702
	Telephone:	(208) 344-6000
	Fax:	(208) 954-5270
	Attention:	Michael M. Stoddard

The above is Borrower’s address. All notices or other communications required or permitted to be given hereunder shall, subject to the remaining clauses of this Section 10.1, be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, ETA, Air Borne and other similar overnight delivery services), (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telegram, or by telecopy confirmed by telephone. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is transmitted if transmitted before 4 p.m., recipient’s time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location within the United States by giving of thirty (30) days’ written notice to the other parties in the manner set forth herein above. In addition, any such notice or other communication to Lender shall at the request of Lender be provided to any subagent appointed hereunder as designated by Lender from time to time.

(b) Notices and other communications to Lender hereunder may be delivered or furnished by electronic communication (including e-mail or Intralinks (www.intralinks.com) or another relevant website (such Intralinks site or such other website being referred to herein as the “Platform”)) pursuant to procedures approved by Lender. Lender or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Banking Day for the recipient, and (ii) notices or communications posted on the Platform shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. LENDER DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY NOTICES OR COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM, AND LENDER EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN ANY NOTICES OR COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY LENDER IN CONNECTION WITH ANY NOTICES OR COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL LENDER OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES HAVE ANY LIABILITY TO HOLDINGS, IDAHO SPONSOR, SPONSOR, BORROWER, LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF SUCH AGENT OR OTHER PERSON’S TRANSMISSION OF ANY NOTICES OR COMMUNICATIONS THROUGH THE PLATFORM, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

10.2 Additional Security; Right to Set-Off. Any deposits or other sums at any time credited or due from Lender and any Project Revenues, securities or other property of Borrower in the possession of Lender may at all times be treated as collateral security for the payment of the Loans and the Note and all other obligations of Borrower to Lender under this Agreement and the other Financing Documents, and Borrower hereby pledges to Lender for the benefit of Lender and grants Lender a security interest and Lien in and to all such deposits, sums, securities or other property.

10.3 Delay and Waiver. No delay or omission to exercise any right, power or remedy accruing to Lender upon the occurrence of any Event of Default or Inchoate Default or any breach or default of Borrower under this Agreement or any other Financing Document shall impair any such right, power or remedy of Lender, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single Event of Default, Inchoate Default or other breach or default be deemed a waiver of any other Event of Default, Inchoate Default or other breach or default theretofore or thereafter occurring. Any waiver, indulgence, permit, consent or approval of any kind or character on the part of Lender of any Event of Default, Inchoate Default or other breach or default under this Agreement or any other Financing Document, or any waiver on the part of Lender of any provision or condition of this Agreement or any other Financing Document, must be in a writing expressly referencing this Agreement and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or any other Financing Document or by law or otherwise afforded to Lender, shall be cumulative and not alternative.

10.4 Costs, Expenses and Attorneys’ Fees. Borrower will pay to Lender all reasonable third-party and out-of-pocket costs and expenses in connection with the preparation, negotiation, closing and costs of administering this Agreement and the documents contemplated hereby, including the reasonable fees, expenses and disbursements of Latham & Watkins LLP and other attorneys retained by Lender in connection with the preparation of such documents and any amendments hereof or thereof, or the negotiation, closing or administration of this Agreement, and the reasonable fees, expenses and disbursements of the Independent Consultants and any other engineering, insurance, environmental and construction consultants to Lender incurred in connection with this Agreement or the Loans or the Loan Commitment, and the reasonable and documented travel, out-of-pocket and the tombstone and lucite costs incurred by Lender and all reasonable third-party and out-of-pocket costs and expenses in connection with the preparation and negotiation of any amendments to this Agreement or other Financing Documents, including the reasonable fees, expenses and disbursements of counsel to Lender. Borrower will reimburse Lender for all costs and expenses, including reasonable attorneys’ fees, expended or incurred by Lender in enforcing this Agreement or the other Financing Documents in connection with an Event of Default or Inchoate Default, in actions for declaratory relief in any way related to this Agreement, in collecting any sum which becomes due Lender on the Note or under the Financing Documents, or in connection with the participation by Lender or the Independent Engineer in any arbitration proceedings under the Construction Contract.

10.5 Attorney-In-Fact.

(a) For the purpose of allowing Lender to exercise its rights and remedies provided in Article 7 following the occurrence and during the continuation of an Event of Default, and subject to the Intercreditor Agreement, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact, with full power of substitution, to complete the Project in the name of Borrower, and hereby empowers such attorney or attorneys as follows:

(i) To make such changes and corrections in the Plans and Specifications as reasonably shall be necessary or desirable to complete the work on any or all of the Project in substantially the manner contemplated by the Construction Contract;

(ii) To employ such contractors, subcontractors, agents, architects and inspectors as reasonably shall be required for such purposes;

(iii) To pay, settle or compromise all bills and claims which may be or become Liens or security interests against the Project or the Collateral, or any part thereof, unless a bond or other security satisfactory to Lender has been provided;

(iv) To execute applications and certificates in the name of Borrower which reasonably may be required by the Financing Documents or any other agreement or instrument executed by or on behalf of Borrower in connection with the Project;

(v) To prosecute and defend all actions or proceedings in connection with the Project or the Collateral or any part thereof and to take such action and require such performance as such attorney reasonably deems necessary under any performance and payment bond and the Financing Documents; and

(vi) To do any and every act which Borrower might do on its behalf with respect to the Collateral or any part thereof or the Project and to exercise any or all of Borrower’s rights and remedies under any or all of the Project Documents.

(b) This power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable.

10.6 Entire Agreement. This Agreement, the Confidentiality Agreement and any agreement, document or instrument attached hereto or referred to herein (including the Financing Documents and the Fee Letters) integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail. This Agreement and the other Financing Documents may only be amended or modified by an instrument in writing signed by Borrower (to the extent party thereto), Lender and any other parties to be charged and in accordance with the terms of this Agreement.

10.7 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

10.8 Headings. Paragraph headings and a table of contents have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

10.9 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by Borrower to Lender, and (unless otherwise indicated) all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices.

10.10 No Partnership, Etc. Lender and Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Note or in any of the other Financing Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among Lender and Borrower or any other Person. Lender shall not be in any way responsible or liable for the debts, losses, obligations or duties of the Borrower Affiliate Entities or any other Person with respect to the Project Documents, the Project or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from any Project Document or the ownership, operation or occupancy of the Project and to perform all obligations under the Project Documents, the Real Property Documents and any other agreements and contracts relating to the Project shall be the sole responsibility of Borrower, as applicable.

10.11 Limitation on Liability. NO CLAIM SHALL BE MADE BY ANY PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

10.12 APPLICABLE LAW. THIS AGREEMENT, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE LIEN AND SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

10.13 CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER FINANCING DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER AFFILIATE ENTITY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY LENDER IN RESPECT OF RIGHTS UNDER ANY FINANCING DOCUMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ANY BORROWER AFFILIATE ENTITY AT ITS ADDRESS IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ANY BORROWER AFFILIATE ENTITY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT LENDER RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY BORROWER AFFILIATE ENTITY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY FINANCING DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

10.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER FINANCING DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.14 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER FINANCING DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.15 Usury. Nothing contained in this Agreement or the Note shall be deemed to require the payment of interest or other charges by Borrower or any other Person in excess of the amount which the holders of the Note may lawfully charge under any applicable usury laws. In the event that the holders of the Note shall collect moneys which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of the holder of the Note, be returned to Borrower or credited against the principal balance of the Note then outstanding. Nothing contained in this Section 10.15 shall be construed as waiving any usury exemption Lender has under law, and, to the extent any such exemption applies, this Section 10.15 shall be inapplicable.

10.16 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of Lender. Lender may assign or otherwise transfer all or any of its rights under this Agreement to an Affiliate without the consent of Borrower, or to any other financial institution with Borrower’s consent, not to be unreasonably withheld, conditioned or delayed.

10.17 Counterparts. This Agreement may be executed in one or more duplicate counterparts and by facsimile and when signed by all of the parties listed below shall constitute a single binding agreement.

10.18 Patriot Act Compliance. Lender hereby notifies Borrower that, pursuant to the requirements of the Patriot Act, it and Lender shall be required to obtain, verify and record information that identifies the Borrower Affiliate Entities, which information includes, without limitation, the name and addresses and other information that will allow it or Lender to identify the Borrower Affiliate Entities in accordance with the requirements of the Patriot Act. Borrower shall promptly deliver information described in the immediately preceding sentence when requested by Lender in writing pursuant to the requirements of the Patriot Act.

10.19 Electronic Execution. This Agreement and the other Financing Documents may be executed by electronic signature, and the words “execution,” “signed,” “signature,” and words of like import in any Financing Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.20 Appointment of Agent. Borrower hereby irrevocably designates, appoints and empowers CT Corporation System (the “Process Agent”), with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its permitted designee, appointee and agent to receive and forward, for and on its behalf, service of any and all legal process, writs, summons, notices and documents which may be served in any action or proceeding arising out of this Agreement or any other Financing Document. Borrower hereby agrees to cause the Process Agent to execute and deliver to Lender a letter from the Process Agent to the effect of the foregoing. If for any reason such Process Agent shall cease to act as such, Borrower agrees hereby to designate a new permitted designee, appointee and agent in New York City on terms satisfactory to Lender. Borrower shall promptly inform the Process Agent of any change to Borrower’s address for forwarding such items.

10.21 Confidentiality. Lender agrees to use best efforts to maintain the confidential nature of, and shall not use or disclose the financial information or other confidential information related to Borrower, without first obtaining Borrower’s prior written consent; provided that nothing in this Section 10.21 shall require Lender to obtain any consent of Borrower in connection with (and Borrower hereby authorizes Lender to freely disclose any financial information or confidential information with respect to Borrower, the Project, any Project Document or any Financing Document without any consent of Borrower, to the extent otherwise required, in connection with) (a) exercising any of their respective rights under the Financing Documents, including those exercisable upon the occurrence of a Event of Default; (b) providing information about Borrower, the Project, any Project Document or any Financing Document or the parties thereto to any other Lender or prospective Lender or any Person acquiring, or potentially acquiring, any interest of Lender under the Financing Agreement and any such Person’s directors, officers, employees, agents and consultants in connection with their credit evaluation of Borrower or otherwise (if, in the case of any such Person potentially acquiring such an interest from Lender, such Person agrees to be bound by the terms of a confidentiality agreement substantially similar to this Section 10.21); (c) any situation in which Lender (i) is required by law or required by any Governmental Authority or the National Association of Insurance Commissioners or provincial regulatory body to disclose information or (ii) is requested by bank examiners or bank regulatory bodies, to disclose information (provided that in each instance under clauses (i) and (ii) above such Person uses reasonable efforts to maintain confidentiality of the information disclosed); (d) providing information to legal counsel to Lender in connection with the transactions contemplated by any of the Financing Documents (if Lender informs such counsel of the confidential nature of such information and requires that it be kept confidential except as permitted herein); (e) providing information to independent accountants, auditors or other expert consultants retained by Lender (if Lender informs such auditors or consultants of the confidential nature of such information and requires that it be kept confidential except as permitted herein); (f) any information that is in or becomes part of the public domain otherwise than through a wrongful act of Lender or any employees or agents thereof or other Persons to whom confidential information is disclosed under subsections (b), (c), (d) or (e) above; (g) any information that is in the possession of Lender prior to receipt thereof from Borrower or any other Person known to Lender to be acting on behalf of Borrower; (h) any information that is independently developed by Lender; and (i) any information that is disclosed to Lender by a third party that is not known or reasonably suspected by Lender to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, Borrower with respect to such information.

Notwithstanding anything to the contrary set forth in this Section 10.21, after notice to Borrower or Lender shall be free to disclose any information regarding the tax structure of the transactions contemplated in this Agreement to any relevant Governmental Authority requiring such information.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Financing Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

USG NEVADA LLC,
a Delaware limited liability company,
as Borrower

By: ______________________________

Name: ____________________________

Title: _____________________________

[SIGNATURE PAGE TO FINANCING AGREEMENT]

ARES CAPITAL CORPORATION,
a Maryland corporation,
as Lender

By: ___________________________

Name: _________________________

Title: __________________________

[SIGNATURE PAGE TO FINANCING AGREEMENT]

Execution Version

EXHIBIT A
to Financing Agreement

DEFINITIONS

“ABR” refers, when used in reference to any Loan, to when such Loan is bearing interest at the Alternate Base Rate plus the Applicable Margin.

“Additional Loan” shall have the meaning given in Section 2.1(a) of the Financing Agreement.

“Additional Project Documents” means any contracts or agreements related to the construction, testing, maintenance, repair, operation or use, as applicable, of the Project entered into by Borrower and any other Person or assigned to Borrower subsequent to the Financial Closing Date and that either (a) replaces or substitutes for an existing Project Document, (b) has a term greater than three months or (c) has an aggregate value over its term in excess of Seventy-Five Thousand Dollars ($75,000); provided, however, that notwithstanding the foregoing, any contract or agreement related to the Project between Borrower and any Affiliate of Borrower (including, without limitation, any management services agreement) shall be deemed an Additional Project Document hereunder.

“Affiliate” of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns ten percent (10%) or more of the equity interest in the Person specified or ten percent (10%) or more of any class of voting securities of the Person specified. When used with respect to Borrower, “Affiliate” shall include each Borrower Affiliate Entity and any of their Affiliates.

“Agreement” means the Financing Agreement.

“Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.5%, and (c) the LIBO Rate for one (1) month Interest Period plus 1.00% . Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

“Annual Operating Budget” shall have the meaning given in Section 5.5(d) of the Financing Agreement.

“Applicable Margin” means (a) from the Financial Closing Date to and including March 31, 2012, 3.50%; and (b) from and after March 31, 2012, 9.0% .

“Applicable Permit” means, at any time, any Permit, including any zoning, environmental protection, pollution (including air, water or noise), sanitation, FERC, import, export, safety, siting or building Permit, or accreditation in any system for purposes of a renewable portfolio standard or qualification, in each case that is (a) necessary at any given time in light of the stage of development, construction or operation of the Project (to the extent required by Legal Requirements, the Financing Documents or Material Project Documents) to site, construct, test, operate, maintain, repair, own or use the Project as contemplated by the Financing Documents and Material Project Documents, to sell electricity therefrom, and for Borrower to enter into any Operative Document or to consummate any transaction contemplated thereby, in each case in accordance with all applicable Legal Requirements, (b) necessary so that (i) neither Lender, nor any Affiliate of any of them may be deemed by any Governmental Authority to be subject to regulation under the FPA or PUHCA or under any state laws or regulations respecting the rates or the financial or organizational regulation of electric utilities solely as a result of the construction, ownership or operation of the Project or the sale of electricity therefrom, or (ii) neither Borrower nor any Borrower Affiliate Entity may be deemed by any Governmental Authority to be subject to regulation under PUHCA except as set forth in Section 4.10 of the Financing Agreement, and/or (c) listed on the Schedule of Applicable Permits attached to the Financing Agreement as Exhibit G-2.

“Approved Lender” means any provider of an Approved Other Project Financing.

“Approved Other Project Financing” means, collectively, the Approved Term Loan and any project financing by Borrower of Phase II, including any construction loan, bridge loan or letter of credit facility entered into by Borrower in connection with the development, construction or operation of Phase II, provided, that such financing satisfies each of the requirements set forth in clauses (a), (b) and (c) of the proviso contained in the definition of “Approved Term Loan” hereunder

“Approved Term Loan” means mini-perm, term, refinancing or other take-out financing of Borrower that is entered into on or after the Placed in Service Date and whose purpose is to refinance and repay (together with any equity contribution of Borrower) one hundred percent of the Construction Loan; provided that (a) the provider of such financing, if such financing is secured by any assets of Borrower or the Expanded Project or any assets otherwise previously pledged as collateral to Construction Lender under the Construction Loan, shall have entered into an Intercreditor Agreement with Lender substantially similar to the Intercreditor Agreement and otherwise reasonably satisfactory to Lender; (b) the Collateral hereunder (except for the Member Pledge Agreement, to the extent released pursuant to Section 5.6 of the Financing Agreement) shall continue to constitute the separate collateral solely of Lender and shall be free an clear of any Liens of any such provider of such financing; and (c) Lender shall have approved any application of Project Revenues pursuant to such financing and the provisions thereof regarding distributions to Borrower, such that Lender shall be assured that, after payment of reasonable operating costs, debt service and reasonable reserves, and customary debt service coverage restrictions on distributions, all distributions of Borrower shall be deposited into the Blocked Account and shall comprise Collateral solely in favor of Lender and not subject to the Lien of any other Person

“Banking Day” means any day (a) other than a Saturday, Sunday or other day on which banks are authorized to be closed in New York, New York, or Washoe County, Nevada; and (b) which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

Exhibit A-2

“Bankruptcy Event” shall have the meaning given in Section 7.4 of the Financing Agreement.

“Bankruptcy Law” means Title 11, United States Code, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.

“Blocked Account” means the “Account” as defined in the Deposit Account Control Agreement.

“Borrower” means USG Nevada LLC, a Delaware limited liability company.

“Borrower Affiliate Entity” means each of Borrower, Holdings, Idaho Sponsor and Sponsor.

“Borrower LLC Agreement” means that certain Limited Liability Company Agreement of Borrower, dated as of March 5, 2008, executed by Idaho Sponsor, as amended by that certain First Amendment to Limited Liability Company Agreement, dated as of September 19, 2011, executed by Holdings, and as further amended by that certain Second Amendment to Limited Liability Company Agreement, dated as of November 9, 2011, executed by Holdings.

“Borrower’s Closing Certificate” shall have the meaning given in Section 3.1(g) of the Financing Agreement.

“Borrower’s Organizational Documents” means the Borrower LLC Agreement and certificate of formation.

“Borrowing” means a borrowing by Borrower of any Loan pursuant to Section 2.1 of the Financing Agreement upon the satisfaction (or waiver in accordance with the terms of the Financing Agreement) of each of the applicable conditions precedent listed in Article 3 of the Financing Agreement. There shall be no more than two (2) Borrowings.

“Capital Adequacy Requirement” shall have the meaning given in Section 2.5(d) of the Financing Agreement.

“Cash Grant” means a United States Treasury Department cash grant in lieu of the available renewable energy tax credits pursuant to Sections 45 and 48 of the Internal Revenue Code under the terms of Section 1603 of the American Recovery and Reinvestment Act of 2009 and the Cash Grant Guidance with respect to the Project.

“Cash Grant Application” means the complete application (including any preliminary or supplemental application) for a Cash Grant described in the Cash Grant Guidance, together with any exhibits, schedules, attachments, reports or other documents filed with such application, and any supplemental information and filings and associated required registrations, all in accordance with Section 5.24 of the Financing Agreement.

“Cash Grant Application Power of Attorney” shall have the meaning given in Section 3.1(bb) of the Financing Agreement.

Exhibit A-3

“Cash Grant Guidance” means the United States Treasury Department’s program guidance publication entitled “Payments for Specified Energy Property in Lieu of Tax Credits under the American Recovery and Reinvestment Act of 2009,” dated July 2009, and revised in March 2010 and April 2011, as the same may be amended, and any other guidance, instructions or terms and conditions published or issued by the United States Treasury Department in respect of the Cash Grant or any Cash Grant Application.

“Cash Grant Notice of Assignment” means the Notice of Assignment substantially in the form of Exhibit D-7 to the Financing Agreement, duly executed by Borrower and Lender, as described in the Cash Grant Guidance, for the assignment by Borrower to Lender of all rights to the proceeds of the Cash Grant, together with any exhibits, schedules, attachments, reports or other documents filed with such notice, and any supplemental information and filings and associated required registrations, all in accordance with Section 5.24 of the Financing Agreement.

“Cash Grant Proceeds” shall have the meaning given in the Cash Grant Security Agreement.

“Cash Grant Recapture Liabilities” means an amount equal to (i) the amount of the Cash Grant that is recaptured, disallowed, or invalidated as a result of a Recapture Event plus (ii) any associated interest and penalties or other amounts imposed in connection with the recapture or disallowance of the Cash Grant.

“Cash Grant Security Agreement” shall have the meaning given in Section 2.8(a) of the Financing Agreement, as amended, restated, supplemented, modified, replaced or refinanced from time to time.

“Cash Grant Shortfall” means, collectively (but without duplication): (a) (X) the positive difference between (i) the aggregate outstanding amount of the Loans, minus (ii) the aggregate amount of the Cash Grant applied for by Borrower under the Cash Grant Application, plus (Y) the positive difference between (i) the aggregate amount of the Cash Grant applied for by Borrower under the Cash Grant Application, minus (ii) the Cash Grant received by Borrower and applied to repay the Loans; and (b) in the event that, as of the Maturity Date, no Cash Grant has been received, the aggregate outstanding amount of the Loans.

“Change of Law” shall have the meaning given in Section 2.5(b) of the Financing Agreement.

“Claims” shall have the meaning given in Section 5.21(a)(i) of the Financing Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means: (a) the Cash Grant and all Cash Grant Proceeds, (b) the pledge by Holdings of all equity interests in the Borrower, (c) the pledge by Idaho Sponsor of all equity interests in Holdings, (d) all amounts credited to or deposited in the Blocked Account, and (e) all other property which is subject, from time to time, to the security interests or liens granted in or purported or intended to have been granted by any of the Collateral Documents.

Exhibit A-4

“Collateral Documents” means, collectively, the Cash Grant Security Agreement, the Pledge Agreements, the Sponsor Cash Grant Shortfall Guaranty, the Control Agreements, the Consents and any other security document, financing statement and the like filed or recorded in connection with the foregoing.

“Commitment Fees” shall have the meaning given in Section 2.3(b) of the Financing Agreement.

“Confidentiality Agreement” means the agreements related to confidentiality of relationships and information contained in the Mandate Letter.

“Consents” means the consents to collateral assignment or estoppels, as the case may be, entered into in accordance with the Financing Agreement.

“Construction Contract” means that certain Engineering, Procurement and Construction Contract, dated August 27, 2010, between Borrower and Construction Lender, as amended by (i) Change Order No. 1, dated November 12, 2010, (ii) Change Order No. 2, dated November 12, 2010, (iii) Change Order No. 3, dated November 18, 2010, (iv) Change Order No. 4, dated December 1, 2010, (v) Change Order No. 5, dated December 29, 2010, (vi) Change Order No. 6, dated January 14, 2011, (vii) Change Order No. 7, dated March 11, 2011, (viii) Change Order No. 8, dated May 23, 2011, (ix) Change Order No. 9, dated June 2, 2011, (x) Change Order No. 10, dated July 11, 2011, (xi) Change Order No. 11, dated August 30, 2011, (xii) Change Order No. 12, dated September 16, 2011, (xiii) Change Order No. 13, dated September 23, 2011, and (xiv) Change Order No. 14, dated October 27, 2011.

“Construction Lender” means SAIC Constructors, LLC, an Oklahoma limited liability company, formerly known as Benham Constructors, LLC, having an office at 9400 N. Broadway, Suite 300, Oklahoma City, Oklahoma 73114, together with its successors and assigns.

“Construction Loan” means the loan in the original principal amount of $24,553,000 made by the Construction Lender pursuant to the Construction Loan Agreement.

“Construction Loan Agreement” means that certain Credit Addendum to Engineering, Procurement and Construction Contract, dated August 27, 2010, as amended by that certain First Amendment to Credit Addendum dated May 20, 2011, between Borrower and Construction Lender, in each case as in effect as of the date hereof.

“Construction Loan Documents” means, collectively, the Construction Loan Agreement and the “Loan Documents,” as defined in the Construction Loan Agreement as in effect as of the date hereof.

“Construction Period” means the period from the Financial Closing Date until but not including Substantial Completion.

“Contractor” means SAIC Constructors, LLC, an Oklahoma limited liability company, formerly known as Benham Constructors, LLC, having an office at 9400 N. Broadway, Suite 300, Oklahoma City, Oklahoma 73114.

Exhibit A-5

“Control Agreements” means, collectively, the Deposit Account Control Agreement and any other control agreement executed from time to time by any Borrower Affiliate Entity in favor of Lender pursuant to any Financing Document.

“Controlled Group” means (a) a corporation which is a member of a controlled group of corporations with Borrower within the meaning of Section 414(b) of the Code, (b) a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with Borrower within the meaning of Section 414(c) of the Code or Section 4001(b)(1) of ERISA, (c) a member of an affiliated service group with Borrower within the meaning of Section 414(m) of the Code, or (d) an entity deemed affiliated with Borrower under Section 414(o) of the Code.

“Cost Segregation Consultant” means Deloitte LLP, a Delaware limited liability partnership.

“Cost Segregation Report” means the final study of the Cost Segregation Consultant identifying the cost categories and expended amounts of Qualifying Costs for the Project, providing an itemization of Qualifying Costs and describing the methodology used in determining categories and amounts of Qualifying Costs, and prepared in a manner reasonably acceptable to Lender and consistent with the Cash Grant Guidance and applicable law.

“Debt” of any Person at any date means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (h) all Debt of others guaranteed directly or indirectly by such person or as to which such Person has an obligation substantially the economic equivalent of a guaranty and (i) obligations of such Person in respect of the interest rate hedge agreements, commodity hedges or currency agreements.

“Default Rate” means the interest rate per annum equal to the lesser of (a) 2.0% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any fees and other amounts at a rate which is 2.0% per annum in excess of the interest rate otherwise payable hereunder for then-outstanding ABR Loans) and (b) the maximum rate of interest permitted under applicable law; provided, in the event any Loan is a LIBO Rate Loan, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBO Rate Loan shall thereupon become an ABR Loan and shall thereafter bear interest payable upon demand at a rate which is equal to the lesser of (i) 2.0% per annum in excess of the interest rate otherwise payable hereunder for ABR Loans and (ii) the maximum rate of interest permitted under applicable law.

Exhibit A-6

“Deposit Account Control Agreement” means that certain control agreement entered into in connection with the Blocked Account, by and among Borrower, Lender, and Bank of America, N.A, in form and substance satisfactory to Lender.

“Disqualified Person” means (a) any Federal, State, or local government (or any political subdivision, agency, or instrumentality thereof); (b) any organization described in Section 501(c) of the Code and exempt from tax under Section 501(a) of the Code; (c) any entity referred to in paragraph (4) of Section 54(j) of the Code; (d) any Person described in Section 50(d)(1) of the Code; (e) any Person who is not a “United States person” as defined in Section 7701(a)(30) of the Code, unless such Person is a foreign person or entity (other than a foreign partnership or foreign pass-through entity and the exception under Section 168(h)(2)(B)(i) of the Code applies with respect to such Person’s distributive share of income from Borrower; and (f) any partnership or other pass-through entity (including a single-member disregarded entity) other than a real estate investment trust as defined in Section 856(a) of the Code or a cooperative organization described in Section 1381(a) of the Code, any direct or indirect partner (or other direct or indirect holder of an equity or profits interest) of which is described in clauses (a) through (f), unless such Person holds its interests in the partnership or other pass-through entity indirectly through a taxable “C” corporation; provided, if and to the extent the definition of “Disqualified Person” under Section 1603(g) of the American Recovery and Reinvestment Act of 2009 or the Cash Grant Guidance is amended after the Financial Closing Date, the definitions of “Disqualified Person” shall be interpreted to conform to such amendment.

“Dollars” and “$” means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

“Endangered Species Laws” means the federal Endangered Species Act of 1973 (16 U.S.C. Section 1531 et seq.) and any similar state law.

“Environmental Claim” means any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out of pocket costs, expenses, disbursements, attorneys’ or consultants’ fees, relating in any way to any Environmental Law or any Permit issued under any such Environmental Law (hereafter “Claims”), including (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Releases of Hazardous Substances or arising from alleged injury or threat of injury to healthy, safety or environment.

“Environmental Law” means any of:

(a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”);

Exhibit A-7

(b) the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.) (“Clean Water Act” or “CWA”);

(c) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) (“RCRA”);

(d) the Atomic Energy Act of 1954 (42 U.S.C. Section 2011 et seq.) (“AEA”);

(e) the Clean Air Act (42 U.S.C. Section 7401 et seq.) (“CAA”);

(f) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.) (“EPCRA”);

(g) the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.) (“FIFRA”);

(g) the Oil Pollution Act of 1990 (P.L. 101-380, 104 Stat. 486);

(h) the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.) (“SDWA”);

(i) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) (“TSCA”);

(j) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.) (“HMTA”);

(k) the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) (“OSHA”);

(p) the Endangered Species Laws;

(q) all other Federal, state or local Legal Requirements now or hereafter in effect that relate to protection of pollution, protection or cleanup of the environment, including without limitation any Legal Requirement that relates to (i) any Release or (ii) the use, treatment, storage, disposal, handling, manufacturing, transportation or shipment of Hazardous Substances or otherwise govern Hazardous Substances; and

(r) the regulations adopted pursuant to all such foregoing laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan (a) maintained by Borrower or any member of the Controlled Group or to which any of them is making, or has an obligation to make, contributions, or has made, or has been obligated to make, contributions as of the date hereof or at any time within the six (6) year period preceding the date hereof or (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.

Exhibit A-8

“Event of Default” and “Events of Default” have the meanings given in Article 7 of the Financing Agreement.

“Event of Eminent Domain” means any compulsory transfer or taking by condemnation, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking, of any part of the Project, by any agency, department, authority, commission, board, instrumentality or political subdivision of the State in which the Project is located, the United States or another Governmental Authority having jurisdiction.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” shall have the meaning set forth in Section 2.4(d)(i) of the Financing Agreement.

“Expanded Project” means collectively the Project and Phase II.

“FACA” means the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727 et seq.; 41 U.S.C. Section 15 et seq.).

“FDIC” means the Federal Deposit Insurance Corporation and its successors.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the per annum rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average of the rates quoted by three federal funds brokers to Lender on such day on such transactions).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee Letters” means, collectively, the Underwriting Fee Letter Agreement and the Upfront Fee Letter Agreement.

“FERC” means the Federal Energy Regulatory Commission and its successors.

“Final Completion” means, with respect to the Project, that “Final Completion” under the Construction Contract and final acceptance of such work (including acceptance by Borrower in consultation with the Independent Engineer and completion of all Punch List Items) shall have occurred and that completion of all such work shall have been in accordance with the Plans and Specifications and the requirements of all Applicable Permits, all as certified by the Independent Engineer to Lender (which certification shall be satisfactory to Lender in its reasonable discretion).

“Financial Closing” means the satisfaction (or waiver in accordance with the terms of the Financing Agreement) of each of the conditions precedent listed in Section 3.1 of the Financing Agreement.

Exhibit A-9

“Financial Closing Date” means the date upon which Financial Closing occurs.

“Financing Agreement” means that certain Financing Agreement dated as of November 9, 2011, between Borrower and Lender.

“Financing Documents” means, collectively, the Financing Agreement, the Note, the Collateral Documents, the Intercreditor Agreement (and any subsequent intercreditor agreement entered into in conjunction with an Approved Other Project Financing), the Mandate Letter, the Cash Grant Notice of Assignment, the Fee Letters, and any other loan or security agreements or letter agreements or similar documents, agreements or instruments (including the Cash Grant Application Power of Attorney ) entered into in connection with any of the foregoing or with the transactions contemplated by the Financing Documents.

“Flow of Funds Memorandum” means the memorandum delivered to Lender pursuant to Section 3.1(ii).

“FPA” means the Federal Power Act, as amended, and all rules and regulations adopted thereunder.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied.

“Geothermal Consultant” means GeothermEx.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including any zoning authority, FERC, the Securities and Exchange Commission, the FDIC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority), or any arbitrator with authority to bind a party at law.

“Governmental Rule” means, with respect to any Person, any statute, law, rule, regulation, ordinance, rule of common law, order or binding interpretation, code, treaty, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Hazardous Substances” means any substance or material that is prohibited, regulated or defined as “hazardous” or any other term of similar import under any Environmental Law, including without limitation, chemicals, pollutants, contaminants, wastes, acid mine runoff, toxic substances, oil, petroleum, petroleum derivatives or other hydrocarbons, petroleum products, asbestos, or PCBs.

“Holdings” means Nevada USG Holdings, LLC, a Delaware limited liability company.

Exhibit A-10

“Holdings LLC Agreement” means that certain Limited Liability Company Agreement of Holdings, dated as of September 19, 2011, and amended by that certain First Amendment, dated as of November 9, 2011, executed by Idaho Sponsor.

“Idaho Sponsor” means U.S. Geothermal Inc., an Idaho corporation.

“Idaho Sponsor Pledge Agreement” shall have the meaning given in Section 2.8(b) of the Financing Agreement, as amended, restated, supplemented, modified, replaced or refinanced from time to time.

“Improvements” means all the buildings, structures, facilities and improvements of every nature whatsoever now or hereafter situated on the Site.

“Inchoate Default” means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time, the giving of notice or both, would constitute an Event of Default.

“Indemnified Taxes” shall have the meaning given in Section 2.4(d)(i) of the Financing Agreement.

“Indemnitees” shall have the meaning given in Section 5.21(a) of the Financing Agreement.

“Independent Accountant” means Martinelli Mick or its successor appointed pursuant to Section 9.1 of the Financing Agreement.

“Independent Consultants” means, collectively, the Independent Engineer, the Independent Accountant and the Geothermal Consultant, or their successors appointed pursuant to Section 9.1 of the Financing Agreement.

“Independent Engineer” means Luminate, or its successors appointed pursuant to Section 9.1 of the Financing Agreement.

“Initial Loan” shall have the meaning given in Section 2.1(a) of the Financing Agreement.

“Insurance Requirements” means the provisions set forth on Exhibit H of the Financing Agreement.

“Interconnection Agreement” means that certain Small Generator Interconnection Agreement (Service Agreement No. #10-01277), dated as of December 28, 2010, by and between Interconnector and Borrower.

“Interconnector” means Sierra Pacific Power Company d/b/a NV Energy.

“Intercreditor Agreement” shall have the meaning given in Section 2.8(f) of the Financing Agreement.

Exhibit A-11

“Interest Payment Date” shall mean, for any Loan, the last day of the Interest Period applicable to such Loan.

“Interest Period” means with respect to any Loan, the time period set forth in Section 2.2(b) of the Financing Agreement, which commences on the first day of such Loan and ends on the last day of such time period.

“Lease” means that certain Geothermal Lease dated October 14, 1987, by and between Borrower and Lessor, as amended by that certain First Amendment to Geothermal Lease dated March 15, 2008 and that certain Second Amendment to Geothermal Lease.

“Legal Requirements” means, as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, any requirement under a Permit, and any determination of any Governmental Authority in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Lender” means Ares Capital Corporation, a Maryland corporation, and its successors and assigns.

“Lender Account” shall have the meaning given in Section 2.4(a) of the Financing Agreement.

“Lending Office” means the office designated as such beneath the name of Lender on Exhibit I of the Financing Agreement or such other office of Lender as Lender may specify in writing from time to time to Borrower.

“Lessor” means the The Kosmos Company.

“LIBO Rate” means, for any Loan, a rate per annum (rounded upwards if necessary, to the nearest 1/100 of 1%) determined by Lender equal to the rate appearing on Page 3750 of the Telerate Service (or any successor or substitute page of the Telerate Service providing rate quotations comparable to those currently provided on such Page 3750, as determined by Lender) at which deposits in Dollars (in the approximate amount and having approximately the same maturity as the Loan to be made) are offered to Lender in the London Interbank Market at approximately 11:00 a.m. (London time), two Banking Days prior to the first day of the Interest Period for such Loan.

“Lien” on any asset means any mortgage, deed of trust, lien, pledge, charge, security interest, restrictive covenant or easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, or any preference, priority or preferential arrangement of any kind or nature whatsoever including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Liquidation Costs” shall have the meaning given in Section 2.6 of the Financing Agreement.

Exhibit A-12

“Loan” and “Loans” shall have the meaning given in Section 2.1(a) of the Financing Agreement.

“Loan Commitment” shall have the meaning given in Section 2.1(a) of the Financing Agreement.

“Major Project Participants” means (a) Borrower, (b) each other Borrower Affiliate Entity, (c) Operator, (d) Power Purchaser, (e) Contractor, (f) Construction Lender, (g) Approved Lender, (h) Interconnector, (i) each other Person party to the Water Contract, and (j) Lessor.

“Mandate Letter” means that certain Mandate Agreement, by and between Sponsor and Lender.

“Mandatory Prepayment” means a prepayment of Obligations required pursuant to the Financing Agreement.

“Material Adverse Effect” means (a) a material and adverse change in the business, property, results of operation or condition (financial or otherwise) of any Borrower Affiliate Entity, (b) a material and adverse effect on the Project, or any Borrower Affiliate Entity’s ability to perform its respective obligations under the Financing Documents or any Material Project Document to which it is a party, (c) a material and adverse change in the ability of Lender to enforce any of the obligations under the Financing Documents, (d) a material and adverse effect on the value, validity or priority of Lender’s security interests in and Liens on the Collateral, or (e) a material and adverse effect upon Borrower’s ability to apply for or receive the Cash Grant or the Cash Grant Proceeds, as the case may be.

“Material Project Documents” means the Borrower LLC Agreement, the Holdings LLC Agreement, the Construction Contract, the Power Purchase Agreement, the Interconnection Agreement, the O&M Agreement, the Lease, the Water Contract and to the extent material to the Project, any other individual Real Property Document, and each Additional Project Document that is reasonably deemed material to the Project by Lender (in consultation with the Independent Engineer).

“Maturity” or “maturity” means with respect to any Loan, Borrowing, interest, fee or other amount payable by Borrower under the Financing Agreement or the other Financing Documents, the date such Loan, Borrowing, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

“Maturity Date” means the earliest to occur of (a) three (3) Banking Days after the receipt by Borrower of any Cash Grant Proceeds, (b) one-hundred and twenty (120) days after the Placed in Service Date, and (c) June 30, 2012.

“Member Pledge Agreement” shall have the meaning given in Section 2.8(c) of the Financing Agreement, as amended, restated, supplemented, modified, replaced or refinanced from time to time.

“Moody’s” means Moody’s Investors Service, Inc.

Exhibit A-13

“Multiemployer Plan” means any ERISA Plan that is a “multiemployer plan” (as defined in Section 3(37) of ERISA).

“Non-Recourse Party” shall have the meaning given in Article 8 of the Financing Agreement.

“Note” shall have the meanings given in Section 2.2(d) of the Financing Agreement.

“O&M Agreement” means that certain Management Services Agreement, dated as of September 30, 2010, between Borrower and U.S. Geothermal Services, LLC.

“Obligations” means, collectively, (a) all Debt, loans, advances, debts, liabilities (including any indemnification or other obligations that survive the termination of the Financing Agreement and other Financing Documents) and all other obligations, howsoever arising (including guaranty obligations), owed by Borrower to Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Financing Agreement, the Collateral Documents or any of the other Financing Documents or any other agreement, document or instrument evidencing, securing or relating to such indebtedness, liabilities and obligations, including all interest, fees (including Other Fees and the Commitment Fees), charges, expenses, attorneys’ fees and accountants fees chargeable to Borrower or payable by Borrower thereunder, (b) any and all sums advanced by Lender in order to preserve the Collateral or preserve its security interest in the Collateral and (c) in the event of any proceeding for the collection or enforcement of the obligations described in clause (a) and (b) above, after an Event of Default shall have occurred and be continuing, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by Lender of their rights under the Collateral Documents, together with any necessary attorneys’ fees and court costs.

“Operative Documents” means, collectively, the Financing Documents and Project Documents.

“Operator” means USG Services, LLC, or such other Persons as shall be approved by Lender to operate the Project in accordance with Section 5.13 of the Financing Agreement.

“Organizational Documents” means, as to any Person, the articles of incorporation, bylaws, operating agreement, partnership agreement, or other organizational or governing documents of such Person, including, in the case of Borrower, the Borrower LLC Agreement, and in the case of Holdings, the Holdings LLC Agreement.

“Other Fees” shall have the meaning given in Section 2.3 of the Financing Agreement.

“Other Taxes” shall have the meaning given in Section 2.4(d)(i) of the Financing Agreement.

Exhibit A-14

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001) amending the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq., and all rules and regulations adopted thereunder.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under Title IV of ERISA.

“Permit” means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

“Permitted Investments” means an investment in any of the following:

(a) direct obligations of the United States of America or any of its agencies;

(b) obligations guaranteed by the United States of America or any of its agencies;

(c) interest-bearing demand or time deposit accounts (which may be represented by money market, time or certificates of deposit) of any lender or any domestic or foreign bank whose outstanding long-term debt is rated at least AA- by S&P or the equivalent thereof by Moody’s or other nationally recognized rating agencies of similar standing having capital and surplus in excess of Five Hundred Million Dollars ($500,000,000) having a maturity not exceeding 90 days from the date of acquisition;

(d) money market mutual funds which are register under the Investment Company Act of 1940 and rated AAAm by S&P and Aaa by Moody’s. Such fund must have capital in excess of Five Hundred Million Dollars ($500,000,000) and at no point in time will this investment constitute more than five percent (5%) of fund capital;

(e) bankers’ acceptances drawn on and accepted by any domestic or foreign commercial banks whose outstanding long-term debt is rated “AA-” or higher by S&P or “Aa3” or higher by Moody’s (or the equivalent thereof by other nationally recognized rating agencies of similar standing);

(f) direct obligations of, obligations guaranteed by, and any other obligations issued by, any state of the United States, or any political subdivision, agency, authority or instrumentality thereof, which are rated at “AA-” or higher by S&P or “Aa3” or higher by Moody’s (or the equivalent thereof by other nationally recognized rating agencies of similar standing);

(g) commercial paper, not including liquidity notes or other extendable securities, issued by any corporation which is rated “A 1” or higher by S&P or “P 1” or higher by Moody’s (or the equivalent thereof by other nationally recognized rating agencies of similar standing) having a maturity not exceeding 90 days from the date of acquisition; and

Exhibit A-15

(h) repurchase agreements with any domestic or foreign bank whose outstanding long-term debt is rated at least AA- by S&P or the equivalent thereof by Moody’s or other nationally recognized rating agencies of similar standing having capital and surplus in excess of Five Hundred Million Dollars ($500,000,000) having a maturity not exceeding 90 days from the date of acquisition relating to securities referred to in clauses (a), (b) and (g) above.

“Permitted Liens” means (a) the rights and interests of Lender as provided in the Collateral Documents; (b) Liens imposed by any Governmental Authority for taxes to the extent such taxes are permitted to remain unpaid under Section 5.16 of the Financing Agreement; (c) materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like Liens arising in the ordinary course of business or, prior to Final Completion, in connection with the construction of the Project, for amounts being contested in good faith and by appropriate proceedings so long as (i) such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Project or the Site, title thereto or any interest therein and shall not interfere with the use or disposition of the Project or the Site, or (ii) a bond or other security acceptable to Lender in its reasonable discretion has been posted or provided in such manner and amount as to assure Lender that any amounts determined to be due will be promptly paid in full when such contest is determined (it being understood that it shall be reasonable for Lender to require that such bond or security be in such form and amount as may be necessary to cause any such lien to be removed of record); (d) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance, social security and other Governmental Rules and that do not in the aggregate materially impair the use of the property or assets of Borrower or the value of such property or assets for the purposes of such business; (e) Liens arising out of judgments or awards that do not otherwise constitute an Event of Default so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves in accordance with GAAP, bonds or other security acceptable to Lender in its reasonable discretion have been provided or are fully covered by insurance; (f) minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or minor imperfections in title which do not materially impair the property affected thereby for the purpose for which title was acquired or interfere with the operation of the Project as contemplated by the Operative Documents; (g) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of its business; (h) Liens on assets (real or personal) of Borrower which assets collectively have a fair market value of less than Twenty-Five Thousand Dollars ($25,000) in the aggregate; (i) involuntary Liens (including a lien of an attachment, judgment or execution) securing a charge or obligation, on Borrower’s property, either real or personal, whether now or hereafter owned, in the aggregate sum of less than Twenty-Five Thousand Dollars ($25,000); (j) Liens of trade vendors created in connection with Debt allowed under Section 6.3(b) of the Financing Agreement; (k) the terms and conditions of the Lease, (l) the rights and interests of Construction Lender under the Construction Loan Agreement as in effect as of the date hereof, (m) the Liens in favor of an Approved Lender, and (n) any other Liens permitted in writing by Lender.

“Permitted Transfer” means any sale, transfer or assignment of ownership interests (direct or indirect) in Holdings on or after (x) the Placed in Service Date and (y) the submission by Borrower of the Cash Grant Application in accordance with the terms of the Financing Agreement, so long as, after giving effect to such transaction, (a) Sponsor and Idaho Sponsor will continue to own, beneficially and of record, directly or indirectly, greater than fifty percent (50%) of the economic ownership of and membership interest of Holdings and (b) Sponsor and Idaho Sponsor continue to have, directly or indirectly, the ability to control the fundamental management decisions of Holdings (including the right to elect a majority of the members of the board of directors (or similar governing body, if any) of Holdings, the manager of Holdings or such other direct or indirect controlling body of Holdings); provided, however, that no such sale, assignment or transfer described above shall be permitted unless (i) no Event of Default shall have occurred and be continuing or shall occur as a result of any such sale, assignment or transfer; (ii) all permits and other certificates, licenses, appraisals or requirements of any Governmental Authority with respect to such sale, assignment or transfer have been obtained and are in full force and effect, and such sale, assignment or transfer complies with all the terms, conditions and requirements thereof; (iii) such sale, assignment or transfer complies with the terms and conditions of the Project Documents; (iv) such sale, assignment or transfer complies with all applicable laws, rules, regulations, ordinances, codes, orders, decrees or judgments of any Governmental Authority having jurisdiction with respect thereto, including all federal and state securities laws; (v) the addition of such Person as a direct or indirect owner of Holdings shall not cause (x) the Project to lose its authorization to sell energy, capacity and ancillary services, or (y) Holdings, Borrower or any direct or indirect owner of Borrower to be a Disqualified Person or otherwise cause a Material Adverse Effect; (vi) such Person acquiring such interest shall have delivered to Lender such documents, agreements, instruments and other items with respect to itself as a pledgor of the ownership interests in Holdings as are substantially similar to those set forth in Sections 2.8(b) and (h)-(i), and Sections 3.1(a)-(d), (h), (r), (cc) and (ee) of the Financing Agreement and otherwise reasonably acceptable to Lender; and (vii) Sponsor reaffirms, pursuant to such documentation as shall be in form and substance reasonably satisfactory to Lender, Sponsor’s continuing obligations under the Sponsor Cash Grant Shortfall Guaranty.

Exhibit A-16

“Person” means any natural person, corporation, limited liability company, partnership, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Phase II” means that certain expansion of the Project from approximately eight (8) megawatts to approximately sixteen (16) megawatts and commonly known as “Phase II.”

“Placed in Service Date” means the date on which the Project shall be “placed in service” under and in accordance with the Cash Grant Guidance, which Placed in Service Date shall occur no later than the Placed in Service Deadline.

“Placed in Service Deadline” shall have the meaning given in Section 7.9 of the Financing Agreement.

“Plans and Specifications” means the plans and specifications for the construction and design of the Project, including any document describing the scope of work performed by Contractor under the Construction Contract or any other contract or subcontract for the construction of the Project and any feeder lines and interconnections, all work drawings, engineering and construction schedules, project schedules, project monitoring systems, specifications status lists, material and procurement ledgers, drawings and drawing lists, manpower allocation documents, management and project procedures documents, project design criteria, and any other document referred to in the Construction Contract or any of the documents referred to in this definition, as the same may be amended to the extent permitted by the Financing Agreement.

Exhibit A-17

“Platform” shall have the meaning given in Section 10.1(b) of the Financing Agreement.

“Pledge Agreements” means, collectively, the Idaho Sponsor Pledge Agreement and the Member Pledge Agreement.

“Power Purchase Agreement” means that certain Amended and Restated Long-Term Portfolio Energy Credit and Renewable Power Purchase Agreement, dated May 31, 2011, by and between Power Purchaser and Borrower.

“Power Purchaser” means Sierra Pacific Power Company.

“Preliminary Cost Segregation Report” shall have the meaning given in Section 3.1(z) of the Financing Agreement.

“Prime Rate” shall mean the rate which Lender announces, from time to time, as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by Lender to any customer of Lender. Borrower acknowledges that Lender may, from time to time, make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Process Agent” means CT Corporation System.

“Project” means the repowering of an existing three (3) megawatt geothermal power facility located on the Site, increasing the output thereof to approximately eight (8) megawatts, as more particularly described on Exhibit G-1, including the development, construction, maintenance and operation of the expanded geothermal facility, all improvements or structures erected on the Site, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all real or personal property owned or leased related thereto, and all other real and tangible and intangible personal property leased or owned by Borrower and placed upon or used in connection with the generation of electricity upon the Site. The “Project” shall not be deemed to include Phase II.

“Project Budget” shall have the meaning given in Section 3.1(s) of the Financing Agreement.

Exhibit A-18

“Project Costs” means (a) the cost of designing, engineering, equipping, procuring, constructing, starting up and testing the Project; (b) the cost to Borrower of constructing or procuring the construction of the collection system and interconnection of the Project to the relevant electrical substation therefor; (c) the cost of acquiring any lease and any other necessary interest in the Site; (d) real and personal property taxes, ad valorem taxes, sales, use and excise taxes and insurance (including title insurance) premiums payable with respect to the Project during the Construction Period; (e) interest payable under this Agreement and financing-related fees (including Other Fees and the Commitment Fees) and costs during the Construction Period; (f) initial working capital requirements of the Project; (g) the costs of acquiring Permits for the Project during the Construction Period; (h) all general and administrative costs of Borrower attributable to the Project during the Construction Period; (i) the cost of establishing a spare parts inventory for the Project; (j) the cost of establishing the letters of credit or payment and performance bonds required under any Project Documents; and (k) other fees, costs and expenses relating to the development, construction and closing of the financing for the Project, including financial, legal and consulting fees, costs and expenses, all as described in the Project Budget.

“Project Documents” means the Construction Contract, the Construction Loan Agreement, the O&M Agreement, the Power Purchase Agreement, the Water Contract, the Interconnection Agreement, the Real Property Documents, the Borrower LLC Agreement, the Holdings LLC Agreement, the Additional Project Documents and any other agreement relating to the development, construction or operation of the Project.

“Project Revenues” means all income and receipts derived from the ownership or operation of the Expanded Project including payments and liquidated damages paid to Borrower under the Power Purchase Agreement, the Construction Contract, the O&M Agreement, and any other contract or agreement of Borrower, proceeds of any business interruption or other insurance, other income derived from the sale or use of electric energy transmitted or distributed by the Expanded Project (including, if applicable, any transmission credits under the Interconnection Agreement, renewable energy credits, capacity attributes, etc.), and any receipts derived from the sale of any property pertaining to the Expanded Project or incidental to the operation of the Expanded Project, all as determined in conformity with cash accounting principles, the investment income on amounts in the Accounts, the proceeds of any condemnation awards relating to the Project and proceeds from the sale of any Collateral. Project Revenues shall not include any amounts that are subject to rebate, return, recapture or refund.

“Project Schedule” shall have the meaning given in Section 3.1(t) of the Financing Agreement.

“Prudent Utility Practices” means those practices, methods, equipment, specifications and standards of safety and performance, of which there may be more than one, and as the same may change from time to time, as are commonly used by solar photovoltaic electric generation facilities of a type and size similar to the Project as good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such solar photovoltaic electrical generation facility, with commensurate standards of safety, performance, dependability, efficiency and economy.

Exhibit A-19

“PUHCA” means the Public Utility Holding Company Act of 2005, and all rules and regulations adopted by FERC thereunder.

“Punch List Items” means the “Punchlist Items” under and as defined in the Construction Contract

“PURPA” means the Public Utility Regulatory Policies Act, and all rules and regulations adopted by FERC thereunder.

“QF” shall have the meaning set forth in Section 3.1(v) of the Financing Agreement.

“QF Self-Certification” shall have the meaning set forth in Section 3.1(v) of the Financing Agreement.

“Qualifying Costs” means actual, documented Project Costs expended by Borrower in respect of “specified energy property” within the meaning of Section 1603(d) of the American Recovery and Reinvestment Act of 2009 and the Cash Grant Guidance and that are properly includable in the tax basis of such property in accordance with the Cash Grant Guidance and applicable law.

“Real Property” means all real property held by Borrower, which Borrower owns in fee or in which it holds a leasehold interest as a tenant, an easement right as an easement holder or a license right as a licensee or otherwise occupies.

“Real Property Documents” means any documents, agreements or instruments pursuant to which Borrower has rights in Real Property.

“Recapture Event” mean a determination by United States Treasury Department that all or any portion of the Cash Grant shall be recaptured, disallowed or invalidated as a result of (i) any disposal of specified energy property for which Borrower received a Cash Grant, (ii) any transfer of any direct or indirect equity interest in Borrower to any Disqualified Person, (iii) any misstatements, misrepresentations or inaccuracies in any Cash Grant Application, (iv) a determination, following the receipt of the Cash Grant, that Borrower or the Project does not qualify for Cash Grants, or (v) for any other reason, including impermissible cessation of energy production from the Project.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System (or any successor).

“Regulatory Change” means any change after the date of the Financing Agreement in federal, state, local or foreign laws, regulations, Legal Requirements or requirements under Applicable Permits, or the adoption or making after such date of any interpretations, directives or requests of or under any federal, state, local or foreign laws, regulations, Legal Requirements or requirements under Applicable Permits (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

Exhibit A-20

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

“Replacement Obligor” means, with respect to any Person party to a Project Document, any Person satisfactory to Lender who, pursuant to any definitive agreement or definitive guaranty satisfactory to Lender, assumes the obligation of providing the services and/or products on terms and conditions no less favorable to Borrower than those which such Person being replaced is obligated to provide pursuant to the applicable Project Document.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived by the PBGC.

“Reserve Requirement” means the maximum rate (expressed as a percentage) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period therefor under Regulation D by Lender. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Lender, by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBO Rate or Loans is to be determined, (ii) any category of liabilities or extensions of credit or other assets which include Loans or (iii) any category of liabilities or extensions of credit which are considered irrevocable commitments to lend, unless such Loans are exempt from this foregoing list.

“Responsible Officer” means, as to any Person, its president, chief executive officer, any vice president, treasurer, or secretary, any managing general partner (or any of the preceding with regard to such managing general partner) or, authorized representative.

“S&P” means Standard & Poor’s Corporation.

“Second Borrowing Date” shall have the meaning given in Section 2.2(e)(ii)(A) of the Financing Agreement.

“Second Borrowing Deadline” shall mean January 15, 2012.

“Site” shall mean the real property situated in the County of Washoe, State of Nevada, more particularly described in Exhibit G-1 (the “Land”), together with all and singular tenements, hereditaments, rights, reversions, remainders, development rights, privileges, benefits, easements (in gross or appurtenant), rights-of-way, licenses, gores or strips of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, riparian rights and powers, and all appurtenances whatsoever and claims or demands of Borrower at law or in equity in any way belonging, benefiting, relating or appertaining to the Land, the Project, Borrower, the airspace over the Land or the Improvements, or which hereinafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower.

Exhibit A-21

“Solvency Certificate” shall have the meaning given in Section 3.1(ll) of the Financing Agreement.

“Solvent” means, with respect to each Borrower Affiliate Entity, that as of the date of determination, both (a) (i) the sum of such Person’s Debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; and (ii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Law and applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Cash Grant Recapture Exposure” shall have the meaning given in Section 4.7 of the Sponsor Cash Grant Shortfall Guaranty.

“Sponsor” means U.S. Geothermal Inc., a Delaware corporation.

“Sponsor Cash Grant Shortfall Guaranty” shall have the meaning given in Section 2.8(e) of the Financing Agreement.

“Sponsor Equity” means an amount equal to Fourteen Million Dollars ($14,000,000).

“State” shall mean (a) any state of the United States of America or (b) the District of Columbia.

“Substantial Completion” means that “Substantial Completion” under the Construction Contract has been achieved, and copies of all certificates required to be issued in respect thereof have been provided to Lender and are, in each case, in form and substance reasonably satisfactory to Lender and the Independent Engineer.

“Taxes” shall have the meaning given in Section 2.4(d)(i) of the Financing Agreement.

“Term” means the entire period during which there is any outstanding Obligation.

“Termination Event” means (i) a Reportable Event with respect to any ERISA Plan, (ii) the initiation of any action by Borrower, any member of the Controlled Group or any ERISA Plan fiduciary to terminate an ERISA Plan (other than a standard termination under Section 4041(b) of ERISA) or the treatment of an amendment to an ERISA Plan as a termination under Section 4041(e) of ERISA, (iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan, (iv) Borrower or any member of the Controlled Group incurs liability under Section 4062(e) of ERISA with respect to an ERISA Plan or (v) Borrower or any member of the Controlled Group is in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

Exhibit A-22

“Terrorism Order” shall have the meaning given in Section 4.33(a) of the Financing Agreement.

“UCC” means the Uniform Commercial Code of the jurisdiction the law of which governs the document in which such term is used or which governs the creation or perfection of the Liens granted thereunder.

“Underwriting Fee Letter Agreement” means that certain Underwriting Fee Letter Agreement dated on or about the date hereof, by and between Sponsor and Lender.

“Upfront Fee Letter Agreement” means that certain Upfront Fee Letter Agreement dated on or about the date hereof, by and between Sponsor and Lender.

“Water Contract” means that certain Water Lease Agreement, dated as of August 1, 2010, executed by and between Idaho Sponsor and Borrower.

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Exhibit A-23

RULES OF INTERPRETATION

1.	The singular includes the plural and the plural includes the singular.

2.	The word “or” is not exclusive.

3.	A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

4.	A reference to a Person includes its successors and permitted assigns.

5.	Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

6.	The words “include,” “includes” and “including” are not limiting.

7.

A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.

8.

References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time (to the extent permitted under the Financing Documents) and in effect at any given time.

9.	The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

10.	References to “days” shall mean calendar days, unless the term “Banking Days” shall be used. References to a time of day shall mean such time in New York, New York, unless otherwise specified.

11.

The Financing Documents are the result of negotiations between, and have been reviewed by Borrower, Lender and their respective counsel. Accordingly, the Financing Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against Borrower or Lender.

12.	The words “will” and “shall” shall be construed to have the same meaning and effect.

Exhibit A-24

EXHIBIT B
to Financing Agreement

FORM OF NOTE

$[_________]	New York, New York
______________ , 2011

For value received, the undersigned USG NEVADA LLC, a Delaware limited liability company (“Borrower”), unconditionally promises to pay to ARES CAPITAL CORPORATION, a Maryland corporation (the “Lender”), or order, at its office located at 245 Park Avenue, 44th Floor, New York, NY 10167, in lawful money of the United States of America and in immediately available funds, the principal amount of [___________________] DOLLARS ($[________]), or if less, the aggregate unpaid and outstanding principal amount of this Note advanced by the Lender to Borrower and all other amounts owed by Borrower to the Lender hereunder pursuant to that certain Financing Agreement, dated as of November 9, 2011 (as amended, amended and restated, modified or supplemented from time to time, the “Financing Agreement”), by and between Borrower and the Lender.

This is the Note referred to in the Financing Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in the Financing Agreement.

This Note is made in connection with and is secured by, among other instruments, the provisions of the Collateral Documents. Reference is hereby made to the Financing Agreement and the Collateral Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of the holder of this Note.

The principal amount hereof is payable in accordance with the Financing Agreement, and such principal amount may be prepaid solely in accordance with the Financing Agreement.

Borrower authorizes the Lender to record on the schedule annexed to this Note, the date and amount of the Loans made by the Lender and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted. Borrower further authorizes the Lender to attach to and make a part of this Note continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the Loans or the other obligations of Borrower hereunder or under the Financing Agreement.

Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Financing Agreement, and Borrower agrees to pay other fees and costs as stated in the Financing Agreement at the times specified in, and otherwise in accordance with, the Financing Agreement.

If any payment on this Note becomes due and payable on a date which is not a Banking Day, such payment shall be made on the first succeeding, or the immediately preceding, Banking Day, in either case in accordance with the terms of the Financing Agreement.

Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note may become or be declared to be immediately due and payable as provided in the Financing Agreement and other Financing Documents, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by Borrower.

Recourse under this Note shall be limited as set forth in Article 8 of the Financing Agreement.

Borrower agrees to pay all costs and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with the interpretation or enforcement of this Note, at the times specified in, and otherwise in accordance with, the Financing Agreement.

Except as permitted by the Financing Agreement, this Note may not be assigned by the Lender to any other person.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THIS NOTE HAS BEEN EXECUTED AND DELIVERED IN AND SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE AND WITHOUT REFERENCE TO CONFLICTS OF LAWS.

USG NEVADA LLC,
a Delaware limited liability company,
as Borrower

By: _____________________________________

Name: ___________________________________

Title: ____________________________________

[SIGNATURE PAGE TO NOTE]

Date	Advance	Prepayment or Repayment	Outstanding Balance

EXHIBIT C
to Financing Agreement

SCHEDULE OF OPINIONS

1.

New York Legal Opinion (covering enforceability of the Financing Documents and creation/perfection of security interests), Nevada Legal Opinion (covering regulatory/environmental/permitting opinions) and Corporate Legal Opinion (covering due formation, good standing, authorization, execution, delivery and no conflicts) of U.S. Geothermal Inc. (an Idaho corporation), U.S. Geothermal Inc. (a Delaware corporation), Nevada USG Holdings, LLC (a Delaware limited liability company) and USG Nevada LLC (a Delaware limited liability company) of Hawley Troxell Ennis & Hawley LLP, dated as of November 9, 2011, as counsel to the Borrower Affiliate Entities.

2.

New York Legal Opinion (covering enforceability of the Intercreditor Agreement), and Corporate Legal Opinion (covering due formation, good standing, authorization, execution, delivery and no conflicts) of McAfee & Taft, A Professional Corporation, dated as of November 9, 2011, as counsel to SAIC Constructors, LLC.

Exhibit C

EXHIBIT D-1
to Financing Agreement

FORM OF
CASH GRANT SECURITY AGREEMENT

between

USG NEVADA LLC,
a Delaware limited liability company
(Grantor)

and

ARES CAPITAL CORPORATION,
a Maryland corporation
(Lender)

Dated as of November 9, 2011

Page

ARTICLE I. DEFINITIONS		2
1.1	Defined Terms	2
1.2	Financing Agreement and UCC Definitions	2
1.3	Rules of Interpretation	2
ARTICLE II. PLEDGE AND GRANT OF SECURITY INTEREST		2
2.1	Granting Clause	2
2.2	Actions under Cash Grant Application and Consents	3
2.3	Destruction of Collateral	3
2.4	Retention of Certain Rights	4
2.5	Certain Exclusions	4
ARTICLE III. OBLIGATIONS SECURED		4
ARTICLE IV. REPRESENTATIONS, WARRANTIES AND COVENANTS		4
4.1	Construction Loan Documents.	4
ARTICLE V. EVENTS OF DEFAULT		5
ARTICLE VI. REMEDIES UPON AN EVENT OF DEFAULT		5
6.1	Remedies Upon Event of Default	5
6.2	Minimum Notice Period	7
6.3	Costs and Expenses	7
6.4	Actions Taken by Lender	7
6.5	Waiver of Rights and Remedies Under Applicable Legal Requirements	7
6.6	No Impairment of Remedies	7
ARTICLE VII. MISCELLANEOUS		8
7.1	Remedies Cumulative; Delay Not Waiver.	8
7.2	Attorney-In-Fact	8
7.3	Perfection; Further Assurances; Certain Waivers.	9
7.4	Continuing Assignment and Security Interest; Transfer of Notes	10
7.5	Termination of Security Interest	11

Exhibit D-1-ii

7.6	Limitation on Duty of Lender with Respect to the Collateral	11
7.7	Liability	11
7.8	Amendments; Waivers; Consents	11
7.9	Notices	11
7.10	Reinstatement	11
7.11	Application of Proceeds	12
7.12	Lender May Perform	12
7.13	Expenses; Interest.	12
7.14	Severability	12
7.15	Survival of Provisions	12
7.16	Successions or Assignments.	12
7.17	Headings Descriptive	13
7.18	Entire Agreement	13
7.19	Time	13
7.20	Counterparts	13
7.21	APPLICABLE LAW.	13
7.22	CONSENT TO JURISDICTION	13
7.23	WAIVER OF JURY TRIAL	14
7.24	Third Party Rights	14

Exhibit D-1-iii

CASH GRANT SECURITY AGREEMENT

THIS CASH GRANT SECURITY AGREEMENT, dated as of November 9, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and between USG NEVADA LLC, a limited liability company formed and existing under the laws of the State of Delaware (“Grantor”), and ARES CAPITAL CORPORATION, a corporation formed and existing under the laws of the State of Maryland (together with its successors, designees and assigns in such capacity, “Lender”).

RECITALS

A. Grantor owns and intends to develop, construct, install, test, own, operate and use an approximately 8 MW geothermal power facility located in Washoe County, Nevada (the “Project”).

B. Grantor has entered into that certain Financing Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and between Grantor, as Borrower and Lender, pursuant to which, among other things, Lender has extended commitments to make loans and other financial accommodations to, and for the benefit of, Grantor.

C. Grantor will apply certain proceeds and other financial accommodations obtained under the Financing Agreement in the manner set forth in the Financing Agreement.

D. Grantor will file a Cash Grant Application with respect to the Project as and when required pursuant to the Financing Agreement.

E. The primary source of repayment to Lender with respect to the Loans will be the proceeds from Cash Grant paid by the United States Treasury Department in connection with the filing of the Cash Grant Application (such proceeds, the “Cash Grant Proceeds”).

C. Grantor will derive substantial benefit from the making of the extensions of credit under the Financing Agreement.

D. It is a condition precedent to the effectiveness of the Financing Agreement and the other Financing Documents, and the making of the advances of credit contemplated thereby, that Grantor shall have executed this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein, and to induce Lender to enter into the Financing Documents and to make the advances of credit to Borrower contemplated thereby, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Lender as follows:

Exhibit D-1-1

ARTICLE I.
DEFINITIONS

1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings: “Cash Grant Proceeds” has the meaning given in the recitals to this Agreement.

“Collateral” has the meaning given in Section 2.1.

“Financing Agreement” has the meaning given in the recitals to this Agreement. “Grantor” has the meaning given in the preamble to this Agreement.

“Lender” has the meaning given in the preamble to this Agreement. “Project” has the meaning given in the recitals to this Agreement.

 “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

1.2 Financing Agreement and UCC Definitions. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings provided in Exhibit A to the Financing Agreement or if not defined therein, the UCC.

1.3 Rules of Interpretation. Unless otherwise provided herein, the rules of interpretation set forth in Exhibit A to the Financing Agreement shall apply to this Agreement, including its preamble and recitals.

ARTICLE II.
PLEDGE AND GRANT OF SECURITY INTEREST

2.1 Granting Clause. To secure the timely payment in full in cash and performance of the Obligations, Grantor does hereby assign, grant and pledge to, and subject to a continuing security interest in favor of, Lender, all the estate, right, title and interest of Grantor in, to and under the following (collectively, the “Collateral”):

(a) the Cash Grant, the Cash Grant Application, and all contracts, agreements and documents relating to the Cash Grant or the Cash Grant Application, as amended, supplemented, substituted, renewed or otherwise modified from time to time;

(b) all income and revenues derived from the Cash Grant, including the Cash Grant Proceeds, and all money, instruments, securities, investment property, financial assets, contract rights, documents, deposit accounts, chattel paper, general intangibles, commercial tort claims and supporting obligations pertaining to the Cash Grant or the Cash Grant Proceeds, including the right in the name and on behalf of Grantor to appear in an defend any action or proceeding brought with respect to the Cash Grant, and to commence any action or proceeding to protect the interest of Grantor in such Collateral;

Exhibit D-1-2

(c) all books, records, writings, design documents, computer programs, printouts and other computer materials and records, data bases, software, information and other property relating to, used or useful in connection with, the Cash Grant Application; and

(d) the proceeds of all of the foregoing collateral, whether cash or noncash, including without limitation all rights of Grantor to receive moneys due and to become due under or pursuant to such Collateral, all claims for damages arising out of or under the Collateral, all rights of Grantor to amend, supplement, modify or waive performance with regard to the Cash Grant or the Cash Grant Application, or to make determinations, to exercise any election or option or to give or receive any notice, consent, waiver or approval, together with full power and authority with respect to the same, to demand, receive, enforce collect or provide receipt for any of the foregoing rights, to enforce or execute any checks or other instruments or orders, to file any claims and to take any action which may be necessary or advisable in connection with any of the foregoing, all proceeds receivable or received when any or all of the Collateral is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily, and any and all additions and accessions to the Collateral, and all proceeds thereof, including proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, or of any judgments or settlements made in lieu thereof for damage to or diminution of the Collateral.

2.2 Actions under Cash Grant Application and Consents. Notwithstanding anything to the contrary contained herein, (i) Grantor shall remain liable under the Cash Grant Application to perform all obligations thereunder in accordance with the Cash Grant Guidance and the Financing Agreement, provided that Lender may, at its option (but shall not be obligated to) remedy any failure of Grantor to so perform such obligations with regard to the Cash Grant (and no such cure by Lender shall be construed as an assumption by Lender of any obligation of Grantor with regard to the Cash Grant, and no such action by Lender shall result in liability of Lender, except to the extent caused by Lender’s gross negligence or willful misconduct), and (ii) Lender may exercise any rights or remedies under any Consent delivered pursuant to the Financing Agreement at any time permitted under such Consent. Grantor hereby constitutes and appoints Lender and each successor or assign or designee of Lender, the true and lawful attorney-in-fact of Grantor, with full power and authority in the place and stead of Grantor and in the name of Grantor, Lender or otherwise, to enforce all rights, interests and remedies of Grantor with respect to the Consents. This power of attorney is a power coupled with an interest and shall be irrevocable.

2.3 Destruction of Collateral. No injury to, or loss or destruction of, the Collateral or any part thereof shall relieve Grantor of any of its obligations hereunder or any of the Obligations under the Financing Agreement or any other Financing Document to which it is a party.

Exhibit D-1-3

2.4 Retention of Certain Rights. So long as Lender has not exercised remedies with respect to the Collateral under this Agreement or any other Financing Document upon the occurrence and during the continuation of an Event of Default, Grantor reserves all rights with respect to the Collateral owned by it (except as limited by the Financing Documents), including all rights to use, apply, modify, dispose of or otherwise deal with such Collateral (except as limited by the Financing Documents).

2.5 Certain Exclusions. Notwithstanding anything in this Agreement to the contrary, in no event shall the security interest granted under Section 2.1 attach to any contract, property rights or agreement to which Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (a) the abandonment, invalidation or unenforceability of any right, title or interest of Grantor therein or (b) a breach of termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract, property rights or agreement that does not result in any of the consequences specified in clauses (a) or (b) above, including, without limitation, any proceeds of such contract, property rights or agreement.

ARTICLE III.
OBLIGATIONS SECURED

Without limiting the generality of the foregoing, this Agreement and all of the Collateral secure the payment and performance when due of all Obligations (as such term is defined in the Financing Agreement) of Grantor to Lender pursuant to the Financing Documents.

ARTICLE IV.
REPRESENTATIONS, WARRANTIES AND COVENANTS

To induce Lender to enter into the Financing Agreement and the other Financing Documents and to induce Lender to make its extension of credit to the Borrower under the Financing Agreement, Grantor hereby represents, warrants and covenants to Lender, as of the date hereof and the other applicable dates (if any) specified in the applicable Financing Documents, that: 4.1 Construction Loan Documents. The grant of the security interest contemplated hereby is permitted under the Construction Loan Documents and the Construction Loan Documents shall not apply to prevent the attachment of the security interest granted hereunder.

4.2 Extensions. Grantor shall not grant any extension of time of payment of any receivable under the Cash Grant; compromise or settle any receivable for less than the full amount thereof; release, wholly or partially, any Person liable for the payment thereof; or amend, supplement or modify the same in any manner that could adversely affect the value thereof.

Exhibit D-1-4

4.3. Eligibility. Borrower and the Project meet the standards for applicant and property eligibility set forth in the Cash Grant Guidance. Borrower estimates that the Cash Grant will be paid to Borrower on or prior to the Maturity Date. Borrower’s best estimate is that the Cash Grant will be at least ten million Dollars ($10,000,000). Such estimate (i) is based on reasonable assumptions as to all legal and factual matters material to such estimates, (ii) is consistent with the provisions of the Operative Documents in all material respects, (iii) has been calculated in good faith and with due care and (iv) fairly represents Borrower’s reasonable expectations as to the amount of the Cash Grant.

4.4. Cash Grant Application. From and after the filing of the Cash Grant Application for the Project, the factual information and the representations of Borrower set forth in the Cash Grant Application are (i) true, correct and complete in all material respects, (ii) based on reasonable assumptions as to all legal and factual matters material to the figures set forth therein, (iii) consistent with the provisions of the Operative Documents in all material respects, (iv) prepared in good faith and with due care and (v) fairly represent Borrower’s reasonable expectations as to the matters covered thereby. Other than with respect to the Cash Grant Application and the matters covered thereunder, no federal tax credit pursuant to Code Sections 45 and 48 has been or will be claimed with respect to any asset comprising the Project. Borrower has and will continue to make every election that is necessary to claim and apply for the Cash Grant in accordance with the Cash Grant Guidance and applicable law.

4.5 No Ownership by Disqualified Persons. Neither Borrower nor any direct or indirect owner of Borrower is a Disqualified Person.

ARTICLE V.
EVENTS OF DEFAULT

     The occurrence of an Event of Default under, and as defined in, the Financing Agreement shall constitute an Event of Default hereunder.

ARTICLE VI.
REMEDIES UPON AN EVENT OF DEFAULT

     6.1 Remedies Upon Event of Default. Upon the occurrence and during the continuation of an Event of Default, Lender shall have the right, but not the obligation, to do any of the following:

(a) declare any amounts payable by Grantor under the Financing Agreement to be due and payable immediately and thereupon the same shall become immediately due and payable without presentment, demand, notice of dishonor, protest or further notice of any kind, all of which are expressly waived by Grantor, anything contained herein to the contrary notwithstanding (provided that, if such Event of Default occurs under Section 7.4 of the Financing Agreement with respect to Grantor, all such amounts shall become automatically due and payable);

(b) proceed to protect and enforce the rights vested in it by this Agreement and under the UCC;

Exhibit D-1-5

(c) cause all revenues hereby pledged as security and all other moneys and other property pledged hereunder to be paid and/or delivered directly to it, and demand, sue for, collect and receive any such moneys and property;

(d) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any obligation or right hereunder or included in the Collateral, including specific enforcement of any covenant or agreement contained herein, or to foreclose or enforce the security interest in all or any part of the Collateral granted herein, or to enforce any other legal or equitable right vested in it by this Agreement or by applicable Legal Requirements;

(e) foreclose or enforce any other agreement or other instrument by or under or pursuant to which the Obligations are issued or secured;

(f) incur reasonable expenses, including reasonable attorneys’ fees, reasonable consultants’ fees, and other costs appropriate to the exercise of any right or power under this Agreement;

(g) perform any obligation of Grantor hereunder or under any other Financing Document, make payments, submit certificates, purchase, contest or compromise any encumbrance, charge, or lien, pay taxes and expenses and insure, process and preserve the Collateral without, however, any obligation to do so;

(h) make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment installments, or otherwise modify the terms of, any Collateral;

(i) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, the Collateral or any part thereof;

(j) transfer the Collateral or any part thereof to the name of Lender or to the name of Lender’s nominee;

(k) take possession of and endorse in the name of Grantor or in the name of Lender, for the account of Grantor, any bills of exchange, checks, drafts, money orders, notes or any other chattel paper, documents or instruments constituting all or any part of the Collateral or received as interest or other payment on or on account of the Collateral or any part thereof;

(l) take possession of the Collateral and of any and all books of account and records of Grantor relating to any part of the Collateral, and, if applicable, secure the appointment of a receiver, and arrange for and conduct a sale of the Collateral at public or private sale as Lender may elect, and Lender shall incur no liability as a result of such sale conducted in a commercially reasonable manner and in accordance with applicable Legal Requirements;

Exhibit D-1-6

(m) appoint another Person (who may be an employee, officer or other representative of Lender) to do any of the foregoing, or take any other action permitted hereunder, as agent for or representative of, and on behalf of, Lender;

(n) execute (in the name, place and stead of Grantor) endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Collateral;

(o) take any other action which Lender deems necessary or desirable to protect or realize upon its security interest in the Collateral or any part thereof, and Grantor hereby irrevocably appoints Lender as Grantor’s attorney-in-fact (as set forth in Section 7.2) to take any such action, including the execution and delivery of any and all documents or instruments related to the Collateral or any part thereof in Grantor’s name, and said appointment shall create in Lender a power coupled with an interest which shall be irrevocable; (p) exercise any other or additional rights or remedies granted to Lender under any other provision of this Agreement or any Financing Document, or exercisable by a secured party under the UCC or under any other applicable Legal Requirement; or

(q) exercise any rights or remedies granted to Lender under any power of attorney or Consent delivered under the Financing Agreement.

6.2 Minimum Notice Period. If, pursuant to applicable Legal Requirements, prior notice of any action described in Section 6.1 is required to be given to Grantor, Grantor hereby acknowledges that the minimum time required by such applicable Legal Requirements, or, if no minimum time is specified, ten (10) Banking Days, shall be deemed a reasonable notice period.

6.3 Costs and Expenses. All reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with any actions taken under Article V, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the Default Rate from the date on which such costs or expenses are payable to the date of payment thereof, shall be added to the indebtedness secured by this Agreement and shall be paid by Grantor to Lender within five (5) Banking Days after demand.

6.4 Actions Taken by Lender. Any action or proceeding to enforce this Agreement may be taken by Lender either in Grantor’s name or in Lender’s name, as Lender may deem necessary.

6.5 Waiver of Rights and Remedies Under Applicable Legal Requirements. In exercising its right to take possession of the Collateral upon the occurrence and during the continuation of an Event of Default hereunder, Lender, personally or by its agents or attorneys, and subject to the rights of any tenant under any lease or sublease of the Collateral, to the fullest extent permitted by Legal Requirements, may enter upon any land owned or leased by Grantor without being guilty of trespass or any wrongdoing, and without liability to Grantor for damages thereby occasioned.

6.6 No Impairment of Remedies. If, in the exercise of any of its rights and remedies under this Agreement, Lender shall forfeit any of its rights or remedies, whether because of any applicable Legal Requirements pertaining to “election of remedies” or otherwise, Grantor hereby consents to such action by Lender and, to the extent permitted by applicable Legal Requirements, waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation, indemnification or reimbursement which Grantor might otherwise have had but for such action by Lender or the terms herein. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against Grantor shall not, to the extent permitted by applicable Legal Requirements, impair Grantor’s obligation hereunder.

Exhibit D-1-7

ARTICLE VII.
MISCELLANEOUS

7.1 Remedies Cumulative; Delay Not Waiver.

7.1.1 Remedies Cumulative. No right, power or remedy herein conferred upon or reserved to Lender hereunder is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by applicable Legal Requirements, be cumulative and in addition to every other right, power and remedy given hereunder or under any other Financing Document now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by Lender, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

7.1.2 Delay Not Waiver; Separate Causes of Action. No delay or omission to exercise any right, power or remedy accruing to Lender upon the occurrence of any Event of Default shall impair any such right, power or remedy of Lender, nor shall it be construed to be a waiver of any such Event of Default, or an acquiescence therein, or of or in any other breach or default thereafter occurring, nor shall any waiver of any other breach or default under this Agreement or any other Financing Document be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Lender of any breach or default under this Agreement, or any waiver on the part of Lender of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. Each and every default by Grantor in payment hereunder shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

7.2 Attorney-In-Fact. Grantor hereby constitutes and appoints Lender and each successor or assign of Lender, the true and lawful attorney-in-fact of Grantor, with full power and authority in the place and stead of Grantor and in the name of Grantor, Lender or otherwise, subject to the terms of the Financing Agreement and the other Financing Documents, to enforce all rights, interests and remedies of Grantor with respect to the Collateral, including the right: (a) to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Collateral, including any insurance policies;

Exhibit D-1-8

(b) to elect remedies thereunder and to endorse any checks or other instruments or orders in connection therewith;

(c) to file any claims or take any action or institute any proceedings in connection therewith which Lender may reasonably deem to be necessary or advisable;

(d) to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to Lender has been provided;

(e) to vote, demand, receive and enforce Grantor’s rights with respect to the Collateral;

(f) to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of Grantor or, at the option of Lender, in the name of Lender, with the same force and effect as Grantor could do if this Agreement had not been made; and

(g) upon foreclosure and to the extent provided herein or in any other Financing Document, to do any and every act which Grantor may do on its behalf with respect to the Collateral or any part thereof;

provided, however, that Lender shall not exercise any of the aforementioned rights unless an Event of Default has occurred and is continuing and has not been waived in accordance with the Financing Documents. This power of attorney is a power coupled with an interest and shall be irrevocable; provided further, however, that nothing in this Agreement shall prevent Grantor from, prior to the exercise by Lender of any of the aforementioned rights, undertaking Grantor’s operations in the ordinary course of business in accordance with the Collateral and the Financing Documents.

7.3 Perfection; Further Assurances; Certain Waivers.

7.3.1 Perfection. Grantor agrees that from time to time, at the expense of Grantor, Grantor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or that Lender may reasonably request, in order to perfect, to ensure the continued perfection of, and to protect the assignment and security interest granted or intended to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including any notices or other filings that may be necessary or reasonably desirable to be made under the Federal Assignment of Claims Act. Without limiting the generality of the foregoing, Grantor shall: (a) subject to any applicable thresholds set forth in Section 4.1 through 4.5, if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to Lender such note or instrument duly endorsed (without recourse) and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Lender; and (b) authorize, execute and file such financing statements or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable, or as Lender may reasonably request or as required by applicable Legal Requirements, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

Exhibit D-1-9

7.3.2 Filing of Financing and Continuation Statements. Grantor hereby authorizes the filing of any financial statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as Lender may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Lender herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of the Collateral that describes such property in any other manner as Lender may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Lender herein.

7.3.3 Information Concerning Collateral. Grantor shall promptly upon request, and at the expense of Grantor, provide to Lender all information and evidence it may reasonably request concerning the Collateral to enable Lender to enforce the provisions of this Agreement.

7.3.4 Waiver. Grantor hereby waives, to the maximum extent permitted by applicable Legal Requirements, (a) all rights under any law to require Lender to pursue any Person other than Grantor, any security which Lender may hold, or any other remedy before proceeding against Grantor; (b) all rights of reimbursement or subrogation and all rights to participate in any security held by Lender until the Obligations have been paid and the covenants of the Financing Documents have been performed in full; (c) all rights to require Lender to give any notices of any kind, including without limitation notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as set forth herein or as expressly provided in the Financing Agreement or other Financing Documents; (d) all rights to assert the bankruptcy or insolvency of Grantor as a defense hereunder or as the basis for rescission hereof; (e) subject to Section 7.6, all rights under any law purporting to reduce Grantor’s obligations hereunder if the Obligations are reduced (other than as a result of payment of such Obligations); (f) all defenses based on the disability or lack of authority of Grantor or any Person, the repudiation of the Financing Documents by Grantor or any Person, the failure by Lender to enforce any claim against Grantor, or the unenforceability in whole or in part of any Financing Documents; and (g) all suretyship and guarantor’s defenses generally.

7.4 Continuing Assignment and Security Interest; Transfer of Notes. This Agreement shall create a continuing pledge and assignment of and security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash and performance in full of the Obligations and the termination of the Loan Commitment and other obligations of Lender under the Financing Documents (other than any unasserted contingent reimbursement or indemnify obligations); (b) be binding upon Grantor and its successors and assigns; and (c) inure, together with the rights and remedies of Lender, to the benefit of Lender and its successors and assigns. Without limiting the generality of the foregoing clause (c), Lender may assign or otherwise transfer the Note or other evidence of indebtedness held by them to any other Person to the extent permitted by and in accordance with the Financing Agreement, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to Lender herein or otherwise. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by Lender to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby.

Exhibit D-1-10

7.5 Termination of Security Interest. Upon the payment in full in cash of all Obligations and the termination of the Loan Commitment and other obligations of Lender under the Financing Documents (other than any unasserted contingent reimbursement or indemnity obligations), this Agreement and the security interest and all other rights granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination, Lender shall, at Grantor’s expense and upon its written direction, execute and, subject to Section 7.10 herein, deliver to Grantor such documents (including UCC-3 termination statements) as Grantor shall reasonably request to evidence such termination, to release all security interest on the Collateral and to return such Collateral to Grantor.

7.6 Limitation on Duty of Lender with Respect to the Collateral. The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the safe custody of any Collateral in its possession, the accounting for monies actually received by it hereunder and any duty expressly imposed on Lender by applicable Legal Requirements with respect to any Collateral that has not been waived hereunder, Lender shall have no duty with respect to any Collateral and no implied duties or obligations shall be read into this Agreement against Lender. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which Lender accords its own property, it being expressly agreed, to the maximum extent permitted by applicable Legal Requirements, that Lender shall have no responsibility for (a) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (b) taking any action to protect against any diminution in value of the Collateral, but, in each case, Lender may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.

7.7 Liability. Recourse against the Non-Recourse Parties under this Agreement shall be limited to the extent provided in Article 8 of the Financing Agreement.

7.8 Amendments; Waivers; Consents. This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the parties hereto and otherwise in accordance with the provisions of the Financing Agreement.

7.9 Notices. All notices required or permitted under the terms and provisions hereof shall be in writing, and any such notice shall be effective if given in accordance with Section 10.1 of the Financing Agreement. Notices to Grantor or Lender may be given at the addresses set forth in Section 10.1 of the Financing Agreement.

7.10 Reinstatement. This Agreement and the obligations of Grantor hereunder shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to this Agreement is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to Grantor or any other Person or as a result of any settlement or compromise with any Person (including Grantor) in respect of such payment, and Grantor shall pay Lender on demand all of its reasonable costs and expenses (including reasonable fees of counsel) incurred by Lender in connection with such rescission or restoration.

Exhibit D-1-11

7.11 Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied as described in the Liquidation Preference provision of Article 7 of the Financing Agreement. Grantor shall remain liable for any deficiency.

7.12 Lender May Perform. Upon the occurrence and during the continuance of an Event of Default, if Grantor fails to perform any agreement contained herein, Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of Lender incurred in connection therewith shall be part of the Obligations.

7.13 Expenses; Interest.

7.13.1 Expenses. Grantor agrees to pay on demand to Lender all costs and expenses incurred by Lender (including the reasonable fees and disbursements of counsel) incident to its enforcement, exercise, protection or preservation of any of its rights, remedies or claims under this Agreement.

7.13.2 Interest. Any amount required to be paid by Grantor pursuant to the terms hereof that is not paid when due shall bear interest at the Default Rate or the maximum rate permitted by applicable Legal Requirements, whichever is less, from the date due until paid in full.

7.14 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

7.15 Survival of Provisions. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Financing Agreement and the making of the Loans and extensions of credit thereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements, representations and warranties of Grantor set forth herein shall terminate only upon the payment in full in cash of all Obligations and the termination of the Loan Commitment and other obligations of Lender under the Financing Documents (other than any unasserted contingent reimbursement or indemnify obligations).

7.16 Successions or Assignments.

7.16.1 Successors. This Agreement shall inure to the benefit of the successors or assigns of Lender who shall have, to the extent of their interest, the rights of Lender hereunder.

7.16.2 Assignment. This Agreement is binding upon Grantor and its successors and assigns. Grantor is not entitled to assign its obligations hereunder to any other Person without the written consent of Lender, and any purported assignment in violation of this provision shall be void. Lender shall not assign this Agreement except in conjunction with an assignment of the Financing Agreement as provided therein.

Exhibit D-1-12

7.17 Headings Descriptive. Article and section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such article and section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

7.18 Entire Agreement. This Agreement, together with the Financing Documents, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

7.19 Time. Time is of the essence of this Agreement.

7.20 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

7.21 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE LIEN AND SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

7.22 CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER FINANCING DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER AFFILIATE ENTITY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY LENDER IN RESPECT OF RIGHTS UNDER ANY FINANCING DOCUMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ANY BORROWER AFFILIATE ENTITY AT ITS ADDRESS IN ACCORDANCE WITH SECTION 7.9; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ANY BORROWER AFFILIATE ENTITY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT LENDER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY BORROWER AFFILIATE ENTITY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY FINANCING DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

Exhibit D-1-13

7.23 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER FINANCING DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE LOAN TRANSACTIONS OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.23 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER FINANCING DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

7.24 Third Party Rights. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon, or give to any Person, other than Grantor and Lender, any security, rights, remedies or claims, legal or equitable, under or by reason hereof, or any covenant or condition hereof; and this Agreement and the covenants and agreements herein contained are and shall be held to be for the sole and exclusive benefit of Grantor and Lender.

Exhibit D-1-14

[SIGNATURE PAGES FOLLOW]

Exhibit D-1-15

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to legally bound, have caused this Agreement to be duly executed as of the date first above written.

GRANTOR:

USG NEVADA LLC,
a Delaware limited liability company

      By: _______________________________________

      Name: _______________________________________

      Title: _______________________________________

LENDER:

ARES CAPITAL CORPORATION,
a Maryland corporation

      By: _______________________________________

      Name: _______________________________________

      Title: _______________________________________

EXHIBIT D-2
to Financing Agreement

FORM OF
IDAHO SPONSOR PLEDGE AGREEMENT

among

U.S. GEOTHERMAL INC.,
an Idaho corporation
(Pledgor)

and

NEVADA USG HOLDINGS, LLC,
a Delaware limited liability company
(Pledged Company)

and

ARES CAPITAL CORPORATION,
a Maryland corporation
(Lender)

Dated as of November 9, 2011

Page

ARTICLE I. DEFINITIONS		1

1.1	Defined Terms	1
1.2	Financing Agreement and UCC Definitions	2
1.3	Rules of Interpretation	2
ARTICLE II. PLEDGE AND GRANT OF SECURITY INTEREST		2

2.1	Granting Clause	2
2.2	Delivery of Certificates	3
2.3	Retention of Certain Rights	3
ARTICLE III. OBLIGATIONS SECURED		4

ARTICLE IV. EVENTS OF DEFAULT		4

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PLEDGOR		4

5.1	Organization	4
5.2	Power and Authorization; Enforceable Obligations	4
5.3	No Legal Bar	5
5.4	Beneficial Ownership; Pledged Ownership Interests	5
5.5	No Prior Assignment	5
5.6	No Other Financing Documents	5
5.7	Compliance with Law	5
5.8	No Litigation	5
5.9	Financial Statements	6
5.10	Permitted Activities of the Equity Pledgor.	6
5.11	Taxes	6
5.12	Investment Company Act; Federal Energy Laws.	6
5.13	Name; Organizational Number	6
5.14	Pledged Company Information	6
5.15	Capital Adequacy; Etc.	6
5.16	Perfection of Security Interest	7
5.17	After Acquired Collateral	7
5.18	No Ownership by Disqualified Persons	7
ARTICLE VI. COVENANTS OF PLEDGOR		8

6.1	Compliance with Obligations	8
6.2	Defense of Collateral	8
6.3	Preservation of Value; Limitation of Liens	8
6.4	No Other Filings	8
6.5	No Sale of Collateral	8
6.6	Notice	8
6.7	Filing of Bankruptcy Proceedings	8
6.8	Distributions	9
6.9	Maintenance of Records	9

Exhibit D-2-i

6.10	Name; Jurisdiction of Organization	9
6.11	Certificated Securities	9
6.12	Amendments to Organizational Documents	9
6.13	Proceeds of Collateral	9
ARTICLE VII. REMEDIES UPON EVENT OF DEFAULT		10

7.1	Remedies Upon an Event of Default	10
7.2	Minimum Notice Period	11
7.3	Right to Cure	11
7.4	Expenses; Interest	11
7.5 3	Sale of Collateral	11
7.6	Compliance With Limitations and Restrictions	12
7.7	No Impairment of Remedies	12
ARTICLE VIII. MISCELLANEOUS.		13

8.1	Remedies Cumulative; Delay Not Waiver	13
8.2	Pledged Company’s Consent and Covenant	15
8.3	Attorney-in-Fact	15
8.4	Perfection; Further Assurances	16
8.5	Payment of Taxes	17
8.6	Place of Business; Location of Records	17
8.7	Continuing Assignment and Security Interest; Transfer of Note	17
8.8	Termination of Security Interest	17
8.9	Security Interest Absolute	18
8.10	Limitation on Duty of Lender with Respect to the Collateral	18
8.11	Liability	19
8.12	Amendments; Waivers; Consents	19
8.13	Notices	19
8.14	Modification of Obligations	19
8.15	Delivery of Collateral; Proxy	20
8.16	Reinstatement	21
8.17	Severability	21
8.18	Survival of Provisions	21
8.19	Headings Descriptive	21
8.20	Entire Agreement	21
8.21	Time	21
8.22	Counterparts	21
8.23	Limitation of Liability	21
8.24	Submission to Jurisdiction	22
8.25	APPLICABLE LAW.	22
8.26	CONSENT TO JURISDICTION	22
8.27	WAIVER OF JURY TRIAL	23
8.28	Knowledge and Attribution	23
8.29	Rights of Lender	23
8.30	Consent and Acknowledgement	24
8.31	Third Party Beneficiaries	24
8.32	Waiver of Transfer Restrictions	24

Exhibit D-2-ii

8.33	Article 8 Securities	24
8.34	Appointment of Agent.	24

EXHIBITS AND SCHEDULE

Exhibit A	Irrevocable Proxy
Exhibit B	Transfer Document
Schedule I	Description of Ownership Interests

Exhibit D-2-iii

IDAHO SPONSOR PLEDGE AGREEMENT

This IDAHO SPONSOR PLEDGE AGREEMENT, dated as of November 9, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among U.S. GEOTHERMAL INC., a corporation formed under the laws of the State of Idaho (“Pledgor”), NEVADA USG HOLDINGS, LLC, a limited liability company formed under the laws of the State of Delaware (“Pledged Company”), and ARES CAPITAL CORPORATION, a corporation formed under the laws of the State of Marlyand (together with its successors, designees and assigns in such capacity, “Lender”).

RECITALS

A. USG Nevada LLC, a limited liability company formed under the laws of the State of Delaware (“Borrower”) owns and intends to develop, construct, install, test, own, operate and use an approximately 8 MW geothermal power facility located in Washoe County, Nevada (the “Project”).

B. Borrower has entered into, among other things, (i) that certain Financing Agreement, dated as of the date hereof (as amended, amended and restated, modified or supplemented from time to time, the “Financing Agreement”), by and among Borrower and Lender, pursuant to which, among other things, Lender has extended commitments to make loans and other financial accommodations to, and for the benefit of Borrower, and (ii) certain other documents related to the Financing Agreement (collectively, the “Financing Documents”).

C. Pledged Company directly owns 100% of the ownership interests of Borrower.

D. Pledgor directly owns 100% of the ownership interests of Pledged Company.

D. It is a condition precedent to the effectiveness of the Financing Agreement and the other Financing Documents, and the making of the advances of credit contemplated thereby, that Pledgor and Pledged Company shall have executed and delivered this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein, and to induce the Lender to enter into the Financing Documents and to make the advances of credit to Borrower contemplated thereby, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledged Company and Pledgor hereby agree with Lender, as follows:

ARTICLE I.
DEFINITIONS

1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings:

Exhibit D-2-1

“Collateral” has the meaning given in Section 2.1.

“Financing Agreement” has the meaning given in the recitals to this Agreement.

“Financing Documents” has the meaning given in the recitals to this Agreement.

“Lender” has the meaning given in the preamble to this Agreement.

“Pledged Company” has the meaning given in the preamble to this Agreement.

“Pledged Ownership Interests” has the meaning given in Section 2.1. “Pledgor” has the meaning given in the preamble to this Agreement. “Project” has the meaning given in the recitals to this Agreement.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

1.2 Financing Agreement and UCC Definitions. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings provided in Exhibit A to the Financing Agreement or, if not defined therein, the UCC.

1.3 Rules of Interpretation. Unless otherwise provided herein, the rules of interpretation set forth in Exhibit A to the Financing Agreement shall apply to this Agreement, including its preamble and recitals.

ARTICLE II.
PLEDGE AND GRANT OF SECURITY INTEREST

2.1 Granting Clause. To secure the timely payment in full in cash and performance in full of the Obligations, Pledgor hereby assigns, grants and pledges to Lender, a continuing security interest in all the estate(s), right(s), title(s) and interest(s) of Pledgor, now owned or hereafter existing or acquired, in, to and under any and all of the following (the “Collateral”): Any and all of Pledgor’s right(s), title(s) and interest(s), whether now owned or hereafter existing or acquired, in Pledged Company, and all of Pledgor’s ownership interests in Pledged Company related thereto (the “Pledged Ownership Interests”), including the ownership interests of Pledgor described on Schedule I hereto and Pledgor’s share of:

Exhibit D-2-2

(a) all rights to receive income, gain, profit, dividends and other distributions allocated or distributed to Pledgor in respect of or in exchange for all or any portion of the Pledged Ownership Interests;

(b) all capital or ownership interest, including capital accounts, in Pledged Company, and all accounts, deposits or credits of any kind with Pledged Company;

(c) all voting rights in or rights to control or direct the affairs of Pledged Company;

(d) all rights, title and interest, as a member of Pledged Company, in, to or under any and all of Pledged Company’s assets or properties;

(e) all other rights, title and interest in or to Pledged Company derived from the Pledged Ownership Interests;

(f) all indebtedness or other obligations of Pledged Company owed to Pledgor;

(g) all claims of Pledgor for damages arising out of, or for any breach or default relating to, the Collateral, other than any claims against Lender;

(h) all rights of Pledgor to terminate, amend, supplement, modify, or cancel, the governing documents of Pledged Company, to take all actions thereunder and to compel performance and otherwise exercise all remedies thereunder;

(i) all securities, notes, certificates and other instruments representing or evidencing any of the foregoing rights and interests or the ownership thereof and any interest of Pledgor reflected in the books of any financial intermediary pertaining to such rights and interests and all non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments or other investment property and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests; and

(j) all proceeds of the foregoing Collateral, whether cash or non-cash; provided, however, that “Collateral” shall not include any distribution to Pledgor expressly permitted pursuant to the terms of the Financing Agreement or any other Financing Document.

2.2 Delivery of Certificates. All certificates, notes and other instruments representing or evidencing any Collateral (including the certificates described on Schedule I hereto) shall be delivered to and held by or on behalf of, and, in the case of notes, endorsed to the order of, Lender, or its designee pursuant hereto, in the manner set forth in Section 8.15.

2.3 Retention of Certain Rights. So long as Lender has not exercised remedies with respect to the Collateral under this Agreement or any other Financing Document upon the occurrence and during the continuation of an Event of Default, Pledgor reserves the right to exercise all voting and other rights with respect to the Collateral (except as limited by the Financing Documents) and to receive all income, dividends and other distributions from the Collateral (except as limited by the Financing Documents).

Exhibit D-2-3

ARTICLE III.
OBLIGATIONS SECURED

Without limiting the generality of the foregoing, this Agreement and all of the Collateral secure the payment and performance when due of all Obligations of Borrower to Lender pursuant to the Financing Documents. If, notwithstanding the representation and warranty set forth in Section 5.15 or anything to the contrary herein, enforcement of the liability of Pledgor under this Agreement for the full amount of the Obligations would be an unlawful or voidable transfer under any applicable fraudulent conveyance or fraudulent transfer law or any comparable law, then the liability of Pledgor hereunder shall be reduced to the highest amount for which such liability may then be enforced without giving rise to an unlawful or voidable transfer under any such law.

ARTICLE IV.
EVENTS OF DEFAULT

The occurrence of an Event of Default under, and as defined in, the Financing Agreement shall constitute an Event of Default hereunder.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF PLEDGOR

Pledgor represents and warrants, to and in favor of Lender, as of the date hereof, as follows:

5.1 Organization. Pledgor is (a) a corporation duly formed, validly existing and in good standing solely under the laws of the State of Idaho, and (b) duly qualified, authorized to do business and in good standing in each jurisdiction in which such qualification is necessary to execute, deliver and perform this Agreement and each of the other Operative Documents to which it is a party, except where failure to do so would not cause a Material Adverse Effect.

5.2 Power and Authorization; Enforceable Obligations. Pledgor has the full power and authority to execute, deliver and perform this Agreement and each other Operative Document to which it is a party and to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder. Pledgor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and each other Operative Document to which it is a party and to complete the transactions contemplated hereby and thereby. No consent or authorization of, filing with, or other act by or in respect of any other Person or Governmental Authority is required in connection with the execution, delivery or performance by Pledgor, or the validity or enforceability as to Pledgor, of this Agreement and each other Operative Document to which it is a party, except such consents or authorizations or filings or other acts as have already been obtained or made or where the failure to obtain such consent or authorization could not reasonably be expected to have a Material Adverse Effect. This Agreement and each other Operative Document to which Pledgor is a party have been duly executed and delivered by Pledgor and constitute, and each other Operative Document to which it is a party will upon execution and delivery thereof by Pledgor and the other parties thereto (if any) constitute, a legal, valid and binding obligation of Pledgor enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the right of creditors generally and by general principles of equity.

Exhibit D-2-4

5.3 No Legal Bar. The execution, delivery and performance by Pledgor of this Agreement and each other Operative Document to which it is a party and the consummation of the transactions contemplated hereby (including the granting of security interests hereunder) or under any other Operative Document to which it is a party do not or will not violate any applicable Legal Requirement or any material contractual obligation of Pledgor and do not and will not result in, or require, the creation or imposition of any Lien (other than Permitted Liens described in clause (a) of the definition of “Permitted Liens” and, to the extent required by Governmental Rule, clause (b) of the definition thereof) on any of the properties or revenues of Pledgor pursuant to any applicable Legal Requirement or any such contractual obligation.

5.4 Beneficial Ownership; Pledged Ownership Interests. Pledgor is the lawful and beneficial owner of and has full right, title and interest in, to and under rights and interests comprising the Collateral, subject to no Liens (except Permitted Liens described in clause (a) of the definition of “Permitted Liens” and, to the extent required by Governmental Rule, clause (b) of the definition thereof). The Pledged Ownership Interests listed next to Pledgor’s name on Schedule 1 (a) have been duly authorized and validly issued, (b) are fully paid and non-assessable and (c) constitute all of Pledgor’s outstanding ownership interests of Pledged Company.

5.5 No Prior Assignment. Pledgor has not previously assigned any of its rights in, to or under all or any portion of the Collateral, except as specifically permitted by the Financing Agreement or the other Financing Documents.

5.6 No Other Financing Documents. Pledgor has not executed and is not aware of any effective financing statement, security agreement or other instrument similar in effect covering all or any part of the Collateral on file in any recording office, except such as may have been filed pursuant to this Agreement and the other Financing Documents.

5.7 Compliance with Law. Pledgor is in compliance with all Legal Requirements, except noncompliance which could not reasonably be expected to have a Material Adverse Effect, and no written notices of any material violation of any Governmental Rule relating to the Project or any Operative Document have been received by Pledgor.

5.8 No Litigation. There are no pending or, to Pledgor’s knowledge, threatened in writing actions, suits, proceedings or investigations of any kind, including actions or proceedings of or before any Governmental Authority, relating to the Collateral or to which Pledgor is a party or is subject, or by which it or its properties are bound that, if adversely determined to or against Pledgor could reasonably be expected to have a Material Adverse Effect.

Exhibit D-2-5

5.9 Financial Statements. The financial statements of Pledgor delivered to Lender pursuant to Sections 3.1(q) and 5.4 of the Financing Agreement, if any, are true, complete and correct in all material respects as of the date of such statements and fairly presented the financial condition of Pledgor as of the date thereof and fairly presented the results of the operations and cash flow of Pledgor for the periods then ending. Such financial statements have been prepared in accordance with GAAP.

5.10 Permitted Activities of the Equity Pledgor. Pledgor shall not fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

5.11 Taxes. Pledgor has timely filed all federal, state and local tax returns that it is required to file, has paid all taxes it is required to pay to the extent due (other than those taxes that it is contesting in good faith and by appropriate proceedings, for which adequate reserves have been established for such taxes in accordance with GAAP) and, to the extent such taxes are not due, has established reserves that are adequate for the payment thereof to the extent required by GAAP. Pledgor knows of no proposed tax assessment against it which could reasonably be expected to have a Material Adverse Effect (other than as is being actively contested by Pledgor in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP have been made or provided therefore).

5.12 Investment Company Act; Federal Energy Laws. Pledgor is not an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended. No provision of the FPA or PUHCA precludes Pledgor from entering into and performing its obligations hereunder.

5.13 Name; Organizational Number. The name of Pledgor is as set forth in the preamble hereto, as indicated in the public records of the State of Idaho, and Pledgor’s Federal Employer Identification Number and Idaho organizational number are as set forth below its signature hereto.

5.14 Pledged Company Information. Pledgor has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial or otherwise) of Pledged Company and its properties on a continuing basis, and Pledgor now is and hereafter will be completely familiar with the businesses, operations and condition (financial or otherwise) of Pledged Company and its properties. Pledgor hereby agrees that Lender shall not have any duty to advise Pledgor of information known to Lender regarding such condition or any such circumstances or of any changes or potential changes affecting the Collateral. In the event Lender, in its respective discretion, undertakes at any time or from time to time to provide any such information to Pledgor, Lender shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, or reasonable commercial lending practices or (b) to make any other or future disclosure of such information to Pledgor.

5.15 Capital Adequacy; Etc.

(a) After giving effect to the transactions contemplated by this Agreement and the contingent obligations evidenced hereby (but excluding the effect of the provisions of Article III which limit the Obligations to an amount that would not render Pledgor’s indebtedness, liabilities or obligations under this Agreement subject to avoidance), Pledgor is Solvent on both an unconsolidated basis and a consolidated basis with any subsidiaries of Pledged Company, and Pledgor has and will have assets which, fairly valued, exceed its indebtedness, liabilities or obligations.

Exhibit D-2-6

(b) Pledgor is not executing this Agreement with any intention to hinder, delay or defraud any present or future creditor or creditors of Pledgor.

5.16 Perfection of Security Interest. The security interest granted to Lender, pursuant to this Agreement constitutes as to personal property included in the Collateral a valid lien. The security interest granted to Lender pursuant to this Agreement in the Collateral consisting of personal property will be perfected (a) with respect to any property that can be perfected by filing, upon the filing of financing statements in the filing offices identified on Exhibit D-8 to the Financing Agreement, and (b) with respect to any property that can be perfected by control, upon Lender receiving possession thereof, and, in each case, such security interest will be, as to Collateral perfected under the UCC or otherwise as aforesaid, superior and prior to the rights of all third persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise except (i) Permitted Liens described in clause (a) of the definition of “Permitted Liens” and (ii) to the extent required by Governmental Rule, Permitted Liens described in clause (b) of the definition thereof. Except to the extent control of portions of such Collateral is required for perfection, all such action as is necessary has been taken to establish and perfect Lender’s rights in and to such Collateral to the extent Lender’s security interest can be perfected by filing, including any recording, filing, registration, giving of notice or other similar action. As of the Financial Closing Date, no filing, recordation, re-filing or re-recording other than those listed on Exhibit D-8 to the Financing Agreement is necessary to perfect and maintain the perfection of the interest, title or Liens of this Agreement that can be perfected by filing, and on the Financial Closing Date all such filings or recordings will have been made to the extent Lender’s security interest can be perfected by filing. Pledgor has properly delivered, caused to be delivered or is concurrently delivering to Lender all such Collateral that requires perfection of the Lien and security interest described above by control.

5.17 After Acquired Collateral. It is understood and agreed that the foregoing representations and warranties shall apply only to the Collateral delivered on the date hereof and that, with respect to Collateral delivered thereafter, Pledgor shall, upon the written request of Lender, be required to make representations and warranties in form and substance substantially similar to the foregoing in supplements hereto and that such representations and warranties contained in such supplements hereto shall be applicable to such Collateral hereafter delivered.

5.18 No Ownership by Disqualified Persons. Neither Pledgor nor any direct or indirect owner of Pledgor is a Disqualified Person (other than a Disqualified Person whose ownership interest in Pledgor is effected solely through a direct or indirect ownership interest through an entity that is treated as a C corporation for Federal income tax purposes).

Exhibit D-2-7

ARTICLE VI.
COVENANTS OF PLEDGOR

Pledgor covenants, to and in favor of Lender as follows:

6.1 Compliance with Obligations. Pledgor shall perform and comply in all material respects with all obligations and conditions on its part to be performed hereunder with respect to the Collateral.

6.2 Defense of Collateral. Pledgor shall, until the payment in full in cash of all Obligations and the termination of the Loan Commitment and all other obligations of Lender under the Financing Documents (other than any unasserted contingent reimbursement or indemnify obligations), defend its title to the Collateral and the interest of Lender in the Collateral pledged hereunder against the claims and demands of all other Persons.

6.3 Preservation of Value; Limitation of Liens. Pledgor shall not take or permit to be taken any action in connection with the Collateral which would impair the Liens granted herein; provided, however, that nothing in this Agreement shall prevent Pledgor, prior to the exercise by Lender of any rights pursuant to the terms hereof, from undertaking Pledgor’s operations in the ordinary course of business not in violation of the Financing Documents. Pledgor shall not directly or indirectly create, incur, assume or suffer to exist any Liens on or with respect to all or any part of the Collateral (other than Permitted Liens described in clause (a) of the definition of “Permitted Liens” and, to the extent required by Governmental Rule, clause (b) of the definition thereof). Pledgor shall at its own cost and expense promptly take such action as may be necessary to discharge any such Liens.

6.4 No Other Filings. Pledgor shall not file or authorize or permit to be filed in any jurisdiction any financing statements under the UCC or any like statement relating to the Collateral in which Lender is not named as the sole secured party.

6.5 No Sale of Collateral. Except as expressly permitted by this Agreement or the other Financing Documents, Pledgor shall not cause, suffer or permit the sale, assignment, conveyance, pledge or other transfer of all or any portion of Pledgor’s ownership or interest in Pledged Company or any other portion of the Collateral. As used herein, the transfer of an ownership interest in Pledged Company shall not include any transfer of an ownership interest in Pledgor, to the extent such transfer is permitted under the Financing Documents.

6.6 Notice. Pledgor shall promptly, upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, give written notice (with copies of any such underlying notices) to Lender of any change in or transfer of ownership interests in Pledgor, such notice to be given promptly, but in any event no later than fifteen (15) days prior to any such change or transfer, and to include the identity of any transferee and such transferee’s interest in Pledgor.

6.7 Filing of Bankruptcy Proceedings. To the extent it may do so under applicable Legal Requirements, Pledgor, for itself, its successors and assigns, shall not cast any vote as an owner in Pledged Company (a) in favor of the commencement of a voluntary case or other proceeding seeking liquidation, reorganization, rehabilitation or other relief with respect to Pledged Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the owners of Pledged Company or any substantial part of Pledged Company’s property, (b) to authorize Pledged Company to consent to any such aforesaid relief or to the appointment of or taking possession by any such aforesaid official in an involuntary case or other proceeding commenced against Pledged Company or (c) to authorize Pledged Company to make a general assignment for the benefit of creditors.

Exhibit D-2-8

6.8 Distributions. If Pledgor in its capacity as an owner of Pledged Company receives any income, dividend or other distribution of money or property of any kind from Pledged Company (other than as expressly permitted by the Financing Documents), then Pledgor shall hold such income or distribution as trustees for and shall promptly deliver the same to Lender.

6.9 Maintenance of Records. Pledgor shall, at all times, keep accurate and complete records of the Collateral. Pledgor shall permit representatives of Lender, upon reasonable prior notice, at any time during normal business hours of Pledgor to inspect and make abstracts from Pledgor’s books and records pertaining to the Collateral. Upon the occurrence and during the continuation of any Event of Default, at Lender’s request, Pledgor shall promptly deliver copies of any and all such records to Lender.

6.10 Name; Jurisdiction of Organization. Pledgor shall not change its name, its jurisdiction of organization, its organization identification number or its fiscal year without notice to Lender at least thirty (30) days prior to such change. In the event Pledgor changes the location of its principal place of business, Pledgor shall provide notice to Lender of such change no later than thirty (30) days after such change. In the event of any of the foregoing changes, Pledgor shall at its expense or at the expense of Pledged Company execute and deliver such instruments and documents as may be required by Lender or applicable Legal Requirements to maintain a prior perfected security interest in the Collateral.

6.11 Certificated Securities. Pledgor shall cause its partnership interests in Pledged Company to be evidenced by and remain “certificated securities” as defined in Article 8 of the UCC.

6.12 Amendments to Organizational Documents. Except as expressly permitted by this Agreement or the other Financing Documents (including in relation to a Permitted Transfer), Pledgor shall not terminate, amend, supplement or otherwise modify, or cancel, the governing documents of Pledged Company.

6.13 Proceeds of Collateral. Pledgor shall, at all times, keep pledged to Lender pursuant hereto all Collateral and all dividends, distributions, interest, principal and other proceeds received by Lender with respect thereto, and all other Collateral and other securities, instruments, proceeds and rights from time to time received by or distributable to Pledgor in respect of any Collateral and shall not permit Pledged Company to issue any equity interests which shall not have been immediately duly pledged to Lender hereunder on a first priority perfected basis.

Exhibit D-2-9

ARTICLE VII.
REMEDIES UPON EVENT OF DEFAULT.

7.1 Remedies Upon an Event of Default. Upon the occurrence and during the continuation of an Event of Default, Lender shall have the right, at its election, but not the obligation, to do any of the following:

(a) vote or exercise any and all of Pledgor’s rights or powers incident to the ownership of the Pledged Ownership Interests, including any rights or powers to manage or control Pledged Company;

(b) demand, sue for, collect or receive any money or property at any time payable to or receivable by Pledgor on account of or in exchange for all or any part of the Collateral;

(c) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any obligation or right hereunder or included in the Collateral, including specific enforcement of any covenant or agreement contained herein, or to foreclose or enforce the security interest in all or any part of the Collateral granted herein, or to enforce any other legal or equitable right vested in it by this Agreement or by applicable Legal Requirements;

(d) amend, terminate, supplement or modify Pledged Company’s governing documents; (e) incur reasonable expenses, including reasonable attorneys’ fees, reasonable consultants’ fees, and other costs appropriate to the exercise of any right or power under this Agreement;

(f) perform any obligation of Pledgor hereunder or under any other Financing Document, make payments, purchase, contest or compromise any encumbrance, charge, or lien, pay taxes and expenses and insure, process and preserve the Collateral without, however, any obligation to do so;

(g) secure the appointment of a receiver of the Collateral or any part thereof without notice to Pledged Company or Pledgor, whether incidental to a proposed sale of the Collateral or otherwise, and all disbursements made by such receiver and the expenses of such receivership shall be added to and be made a part of the Obligations, and, whether or not said principal sum, including such disbursements and expenses, exceeds the indebtedness originally intended to be secured hereby, the entire amount of said sum, including such disbursements and expenses, shall be secured by this Agreement and shall be due and payable upon demand therefor and thereafter shall bear interest at the Default Rate or the maximum rate permitted by applicable Legal Requirements, whichever is less;

(h) exercise any other or additional rights or remedies granted to Lender under any other provision of this Agreement or any other Financing Document, or exercisable by a secured party under the UCC or under any other applicable Legal Requirement;

Exhibit D-2-10

(i) take any other action which Lender deems necessary or desirable to protect or realize upon its security interest in the Collateral or any part thereof, and Pledgor hereby irrevocably appoints Lender as its attorney-in-fact (as set forth in Section 8.3) to take any such action, including the execution and delivery of any and all documents or instruments related to the Collateral or any part thereof in Pledgor’s name, and said appointment shall create in Lender a power coupled with an interest which shall be irrevocable; or

(j) appoint another Person (who may be an employee, officer or other representative of Lender) to do any of the foregoing, or take any other action permitted hereunder, on behalf of Lender.

7.2 Minimum Notice Period. If, pursuant to applicable Legal Requirements, prior notice of any action described in Section 7.1 is required to be given to Pledgor or Pledged Company, Pledgor and Pledged Company hereby acknowledge and agree that the minimum time required by such applicable Legal Requirements, or if no minimum is specified, ten (10) Banking Days, shall be deemed a reasonable notice period.

7.3 Right to Cure. In addition to the foregoing remedies, Lender may, but shall not be obligated to, cure any Event of Default and incur reasonable fees, costs and expenses in doing so, in which event Pledgor and Pledged Company shall reimburse Lender after demand for all such fees, costs and expenses as provided for in Section 7.4 below.

7.4 Expenses; Interest.

(a) Pledgor and Pledged Company jointly and severally agrees to pay on demand to Lender all costs and expenses incurred by Lender (including the reasonable fees and disbursements of counsel) incident to its enforcement, exercise, protection or preservation of any of its rights, remedies or claims under this Agreement, but without duplication to any cost or expenses previously paid by Pledgor or any Borrower Affiliate Entities under the other Financing Documents.

(b) Any amount required to be paid by Pledgor or Pledged Company pursuant to the terms hereof that is not paid when due shall bear interest at the Default Rate or the maximum rate permitted by applicable Legal Requirements, whichever is less, from the date due until paid in full.

7.5 Sale of Collateral. In addition to exercising the foregoing rights, upon the occurrence and during the continuation of an Event of Default, Lender may, to the extent permitted by applicable Legal Requirements, arrange for and conduct a sale of the Collateral at a public or private sale (as Lender may elect) which sale may be conducted by an employee or representative of Lender, without any demand of performance or notice of intention to sell or dispose of, or of time or place of sale or disposition (except such notice as required by any applicable Legal Requirement), and any such sale shall be considered or deemed to be a sale made in a commercially reasonable manner. Lender may release, temporarily or otherwise, to Pledgor any item of Collateral of which Lender has taken possession pursuant to any right granted to Lender by this Agreement without waiving any rights granted to Lender under this Agreement, the Financing Agreement or the other Financing Documents. Pledgor, in dealing with or disposing of the Collateral or any part thereof, hereby waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require, upon foreclosure, sales of assets in a particular order. Pledgor also waives its right to challenge the reasonableness of any disclaimer of warranties, title and the like made by Lender in connection with a sale of the Collateral. Each successor and assign of Pledgor, including a holder of a Lien subordinate to the Lien created hereby (without implying that Pledgor has, except as expressly provided herein, a right to grant an interest in, or a subordinate Lien on, any of the Collateral), except as otherwise agreed between such successor or assign of Pledgor and Lender, by acceptance of its interest or Lien agrees that it shall be bound by the above waiver, to the same extent as if such holder gave the waiver itself. If Lender sells any of the Collateral upon credit, Pledgor will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Pledgor shall be credited with the proceeds of the sale. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by Legal Requirements or this Agreement or any other Financing Document, Lender may bid all or less than the amount of the Obligations. To the extent permitted by applicable Legal Requirements, the amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall, absent fraud or gross negligence, be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations.

Exhibit D-2-11

7.6 Compliance With Limitations and Restrictions. Pledgor hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as Lender may be advised by counsel is necessary in order to avoid any violation of applicable Legal Requirements, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Lender be liable or accountable to Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

7.7 No Impairment of Remedies. If, in the exercise of any of such rights and remedies under this Agreement, Lender shall forfeit any of its rights or remedies, whether because of any applicable Legal Requirements pertaining to “election of remedies” or otherwise, Pledgor hereby consents to such action by Lender and, to the extent permitted by applicable Legal Requirements, waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation, indemnification or reimbursement which Pledgor might otherwise have had but for such action by Lender or the terms herein. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against any of the parties to any of the Financing Documents shall not, to the extent permitted by applicable Legal Requirements, impair Pledgor’s obligation hereunder.

Exhibit D-2-12

ARTICLE VIII.
MISCELLANEOUS.

8.1 Remedies Cumulative; Delay Not Waiver.

8.1.1 Remedies Cumulative. No right, power or remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by applicable Legal Requirements, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by Lender may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both. If Lender may, under applicable Legal Requirements, proceed to realize its benefits under this Agreement or any other Financing Document giving Lender a Lien upon any Collateral, whether owned by Pledgor or by any other Person, either by judicial foreclosure or by nonjudicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of the rights and remedies of Lender under this Agreement.

8.1.2 No Waiver; Separate Causes of Action. No delay or omission to exercise any right, power or remedy accruing to Lender upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right, power or remedy of Lender, nor shall it be construed to be a waiver of any such Event of Default or of any similar breach or default thereafter occurring or an acquiescence therein, nor shall any waiver of any other breach or default under this Agreement or any other Financing Document be deemed a waiver of any other breach or default theretofore or thereafter occurring. Each and every default by Pledgor in payment hereunder shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by Lender.

8.1.3 Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of or other realization upon, all or any part of the Collateral shall be applied as described in the Liquidation Preference provision of Article 7 of the Financing Agreement. Pledged Company shall remain liable for any deficiency.

Exhibit D-2-13

8.1.4 Certain Waivers. Pledgor hereby waives and relinquishes, to the maximum extent permitted by applicable Legal Requirements, all rights and remedies accorded to pledgors, sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including: (a) any law limiting remedies under an obligation secured by a mortgage or deed of trust on real property if the real property is sold under a power of sale contained in the mortgage or deed of trust, and all defenses based on any loss whether as a result of any such sale or otherwise; (b) any right to require Lender to proceed against Pledged Company or any other Person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against Pledgor; (c) any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of Pledgor, Pledged Company or any other Person or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any of Pledgor, Pledged Company or any other Person; (d) any right to enforce any remedy that Lender may have against Pledged Company or any other Person and any right to participate in any security held by Lender until the Obligations have been paid and the covenants of the Financing Documents have been performed in full; (e) any right to require Lender to give any notices of any kind, including, without limitation, notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as set forth herein or expressly provided in the Financing Agreement or any of the Financing Documents; (f) any right to assert the bankruptcy or insolvency of Pledged Company or any other Person as a defense hereunder or as the basis for rescission hereof and any defense arising because of Lender’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law; (g) subject to Section 8.9, any right under any law purporting to reduce Pledgor’s obligations hereunder if the Obligations are reduced other than as a result of payment of such Obligations; (h) any defense based on the repudiation of the Financing Documents by Pledged Company or any other Person, the failure by Lender to enforce any claim against Pledgor, Pledged Company or any other Person or the unenforceability in whole or in part of any Financing Documents; (i) all suretyship and guarantor’s defenses generally; (j) any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Pledgor of its obligations under, or the enforcement by Lender of, this Agreement; (k) any defense based upon an election of remedies by Lender, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Pledgor, the right of Pledgor to proceed against Pledged Company or another Person for reimbursement, or both; (l) any defense based on any offset against any amounts which may be owed by any Person to Pledgor for any reason whatsoever; (m) any defense based on any act, failure to act, delay or omission whatsoever on the part of Pledged Company or any of its Affiliates or the failure by Pledged Company or any of its Affiliates to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Financing Documents, (n) any defense, setoff or counterclaim which may at any time be available to or asserted by Pledged Company or any of its Affiliates against Lender or any other Person under the Financing Documents; (o) any duty on the part of Lender to disclose to Pledgor any facts Lender may now or hereafter know about Pledged Company or any of its Affiliates, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Pledgor intends to assume, or have reason to believe that such facts are unknown to Pledgor, or have a reasonable opportunity to communicate such facts to Pledgor; (p) any defense based on any change in the time, manner or place of any payment under, or in any other term of, the Financing Documents or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Financing Documents; and (q) any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law.

8.1.5 Foreclosure Waiver. To the extent permitted by Legal Requirements, Pledgor waives the posting of any bond otherwise required of Lender in connection with any judicial process or proceeding to obtain possession of, replevy, attach, or levy upon the Collateral, to enforce any judgment or other security for the Obligations, to enforce any judgment or other court order entered in favor of Lender, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other agermeent or document between Pledgor, Lender. Pledgor further agrees that upon the occurrence and during the continuation of an Event of Default, Lender may elect to nonjudicially or judicially foreclose against any real or personal property security it holds for the Obligations or any part thereof, or to exercise any other remedy against Pledged Company or any other Person, any security or any guarantor, even if the effect of that action is to deprive Pledgor of the right to collect reimbursement from Pledged Company or any other Person for any sums paid by Pledgor to Lender.

Exhibit D-2-14

8.1.6 Waiver of Rights of Subrogation. Until the indefeasible payment in full in cash of the Obligations and the termination of the Loan Commitment and all other obligations of Lender under the Financing Documents, (a) Pledgor shall not have any right of subrogation and waives all rights to enforce any remedy which the Lender now has or may hereafter have against Pledged Company, and waives the benefit of, and all rights to participate in, any security now or hereafter held by Lender from Pledged Company, and (b) Pledgor waives any claim, right or remedy which it may now have or hereafter acquire against Pledged Company that arises hereunder and/or from the performance by Pledgor hereunder, including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Lender against Pledged Company, or any security which Lender now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. Any amount paid to Pledgor on account of any such subrogation rights prior to the payment in full in cash of the Obligations and the termination of the Loan Commitment and all other obligations of the Lender under the Financing Documents, shall be held in trust for the benefit of Lender and shall immediately thereafter be paid to Lender.

8.2 Pledged Company’s Consent and Covenant. Pledged Company hereby consents to the assignment of and grant of a security interest in the Collateral to Lender and to the exercise by Lender of all rights and powers assigned or delegated to Lender by Pledgor hereunder, including the rights upon and during an Event of Default to exercise Pledgor’s voting rights and other rights to manage or control Pledged Company, all in accordance with the Financing Documents.

8.3 Attorney-in-Fact. Pledgor hereby constitutes and appoints Lender and each successor or assign of Lender, the true and lawful attorney-in-fact of Pledgor, with full power and authority in the place and stead of Pledgor and in the name of Pledgor, Lender or otherwise, subject to the terms of the Financing Agreement and the other Financing Documents, to enforce all rights, interests and remedies of Pledgor with respect to the Collateral, including the right: (a) to ask, require, demand, receive and give acquittance for any and all moneys and claims for money due and to become due under or arising out of the Collateral, including any insurance policies;

Exhibit D-2-15

(b) to elect remedies under the Collateral and to endorse any checks or other instruments or orders in connection therewith;

(c) to vote, demand, receive and enforce Pledgor’s rights with respect to the Collateral;

(d) to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of Pledgor or, at the option of Lender, in the name of Lender, with the same force and effect as Pledgor could do if this Agreement had not been made;

(e) to file any claims or take any action or institute any proceedings in connection therewith which Lender may reasonably deem to be necessary or advisable; and

(f) to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to Lender has been provided;

provided, however, that Lender shall not exercise any of the aforementioned rights unless an Event of Default has occurred and is continuing and has not been waived in accordance with the Financing Documents. This power of attorney is a power coupled with an interest and shall be irrevocable; provided, however, that nothing in this Agreement shall prevent Pledgor from, prior to the exercise by Lender of any of the aforementioned rights, undertaking Pledgor’s operations in the ordinary course of business in accordance with the Collateral and the Financing Documents.

8.4 Perfection; Further Assurances.

8.4.1 Perfection. Pledgor agrees that from time to time, at the expense of Pledged Company, Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or that Lender may reasonably request, in order to perfect, to ensure the continued perfection of, and to protect the assignment and security interest granted or intended to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor shall (a) deliver the Collateral or any part thereof to Lender, as Lender may request, accompanied by such duly executed instruments of transfer or assignment as Lender may request, and (b) authorize, execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable or as Lender may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

8.4.2 Filing of Financing and Continuation Statements. Pledgor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as Lender may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Lender herein. Such financing statements may describe the Collateral in substantially the same manner as described herein or may contain an indication or description of the Collateral that describes such property in any other manner as Lender may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Lender herein.

Exhibit D-2-16

8.4.3 Information Concerning Collateral. Pledgor shall, promptly upon request, provide to Lender all information and evidence it may reasonably request concerning the Collateral to enable Lender to enforce the provisions of this Agreement.

8.5 Payment of Taxes. Pledgor shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or nongovernmental charges or levies (other than those taxes that it is contesting in good faith and by appropriate proceedings, and in respect of which it has established adequate reserves for such taxes) now or hereafter assessed or levied against the Collateral pledged by it hereunder (or against the Collateral in which Pledgor has granted to Lender a security interest of first priority) and shall retain copies of, and, upon request, permit Lender to examine receipts showing payment of any of the foregoing.

8.6 Place of Business; Location of Records. Unless Lender is otherwise notified under Section 6.10, the chief executive office of Pledgor is, and all records of Pledgor concerning the Collateral are and will be, located at the address set forth in Section 8.13.

8.7 Continuing Assignment and Security Interest; Transfer of Note. This Agreement shall create a continuing pledge and assignment of and security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash and performance in full of the Obligations (other than any unasserted contingent reimbursement or indemnity obligations) and as otherwise provided in Section 8.17; (b) be binding upon Pledged Company, Pledgor, and their respective successors and assigns; and (c) inure, together with the rights and remedies of Lender, to the benefit of Lender, and its respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), Lender may assign or otherwise transfer the Note or other evidence of indebtedness held by them to any other Person to the extent permitted by and in accordance with the Financing Agreement, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Lender herein or otherwise. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by Lender to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby.

8.8 Termination of Security Interest. Upon the payment in full in cash of all Obligations and the termination of the Loan Commitment and all other obligations of the Lender under the Financing Documents (other than the obligations that are intended to survive the termination of the Financing Documents), this Agreement and the security interest and all other rights granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Lender will return all certificates previously delivered to Lender representing the Pledged Ownership Interests and, at Pledgor’s expense and upon its written direction, execute and, subject to Section 8.17, deliver to Pledgor such documents (including UCC-3 termination statements) as Pledged Company or Pledgor shall reasonably request to evidence such termination, to release all security interest on the Collateral and to return such Collateral to Pledgor. If this Agreement shall be terminated or revoked by operation of law, Pledgor shall indemnify and save Lender and the other Secured Parties harmless from any loss which may be suffered or incurred by Lender in acting hereunder prior to the receipt by Lender, its successors, transferees, or assigns of notice of such termination or revocation.

Exhibit D-2-17

8.9 Security Interest Absolute. All rights of Lender and the security interest hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Financing Agreement, any other Financing Document or any other agreement or instrument relating thereto; (b) the exercise by Lender of any remedy, power or privilege contained in any Financing Document or available at law, equity or otherwise; (c) the failure of Lender (i) to assert any claim or demand or to enforce any right or remedy against Pledged Company, any Affiliate of Pledged Company or any other Person under the provisions of the Financing Agreement, the Note, any other Financing Document or otherwise or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Obligations; (d) any change in the time, manner or place of payment of, or in any other term of the Obligations (including any increase in the amount thereof), or any other amendment or waiver of or any consent to any departure from the Financing Agreement or any other Financing Document; (e) any action by Lender to take and hold security or collateral for the payment of the Obligations, or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Lender has been granted a Lien, to secure any indebtedness to Lender of Pledgor, Pledged Company, any of their respective Affiliates or any other Person party to a Financing Document; (f) any reduction, limitation, impairment or termination of any of the Obligations for any reason other than the written agreement of the Lender to terminate the Obligations in full, but including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and Pledgor hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligation of Pledged Company, any Affiliate of Pledged Company or otherwise; (g) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Financing Agreement, the Note, or any other Financing Document; (h) any exchange, surrender, release or non-perfection of any Collateral, or any release, amendment or waiver or addition of or consent to departure from any other security interest held by Lender securing any of the Obligations; (i) the application by Lender of any sums by whomever paid or however realized to any amounts owing by Pledgor, Pledged Company or any other Person party to the Financing Documents to Lender in such manner as Lender shall determine in its discretion; (j) any bankruptcy or insolvency of Pledged Company, Pledgor or any other Person; or (k) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor or any third party pledgor (other than the defense of payment).

8.10 Limitation on Duty of Lender with Respect to the Collateral. The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on Lender or any of its designated agents to exercise any such powers. Except for the safe custody of any Collateral in its possession, the accounting for monies actually received by it hereunder and any duty expressly imposed on Lender by applicable Legal Requirements with respect to any Collateral that has not been waived hereunder, Lender shall have no duty with respect to any Collateral and no implied duties or obligations shall be read into this Agreement against Lender. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which Lender accords its own property, it being expressly agreed, to the maximum extent permitted by applicable Legal Requirements, that Lender shall have no responsibility for (a) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (b) taking any action to protect against any diminution in value of the Collateral, but, in each case, Lender may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.

Exhibit D-2-18

8.11 Liability. Recourse against the Non-Recourse Parties under this Agreement shall be limited to the extent provided in Article 8 of the Financing Agreement.

8.12 Amendments; Waivers; Consents. This Agreement may not be amended, amended and restated, supplemented or otherwise modified, except in a writing signed by each of the parties hereto and otherwise in accordance with the provisions of the Financing Agreement.

8.13 Notices. All notices required or permitted under the terms and provisions hereof shall be in writing, and any such notice shall be effective if given in accordance with the provisions of Section 10.1 of the Financing Agreement. Notices to Lender may be given at the address set forth in Section 10.1 of the Financing Agreement. Notices to Pledgor may be given at the following address (or such other address as notified by Pledgor):

U.S. Geothermal Inc.
Address:	1505 Tyrell Lane
Boise, ID 83706
Telephone:	(208) 424-1027
Fax:	(208) 424-1030
Attention:	Jonathan Zurkoff

Notices to Pledged Company may be given at the following address (or such other address as notified by Pledged Company):

Nevada USG Holdings, LLC
Address:	1505 Tyrell Lane
Boise, ID 83706
Telephone:	(208) 424-1027
Fax:	(208) 424-1030
Attention:	Jonathan Zurkoff

8.14 Modification of Obligations. If Lender shall at any time or from time to time, with or without the consent of, or notice to, the Pledgor:

(a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Obligations;

Exhibit D-2-19

(b) take any action under or in respect of the Financing Documents in the exercise of any remedy, power or privilege contained therein or available at law, equity or otherwise, or waive or refrain from exercising any such remedies, power or privileges;

(c) amend or modify, in any manner whatsoever, the Financing Documents;

(d) extend or waive the time for Pledgor’s, Pledged Company’s or any other Person’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Financing Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e) take and hold security or collateral for the payment of the Obligations, or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Lender has been granted a Lien, to secure any indebtedness of Pledgor, Pledged Company or any other Person party to a Financing Document to Lender;

(f) release or limit the liability of anyone who may be liable in any manner for the payment of any amounts owed by Pledgor, Pledged Company or any other Person party to a Financing Document to Lender;

(g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Pledgor, Pledged Company or any other Person party to a Financing Document are subordinated to the claims of Lender; or

(h) apply any sums by whomever paid or however realized to any amounts owing by Pledgor or Pledged Company to Lender in such manner as Lender shall determine in its discretion;

then, subject to Section 8.9, Lender shall not incur any liability to Pledgor pursuant hereto as a result thereof and no such action shall impair or release the obligations of Pledgor under this Agreement.

8.15 Delivery of Collateral; Proxy. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Lender pursuant hereto. All such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance acceptable to Lender. Lender shall have the right, at any time in its discretion and without prior notice to Pledgor, following the occurrence and during the continuation of an Event of Default, to transfer to or to register in the name of Lender or any of its nominees any or all of the Collateral and to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations; provided, however, that once such Event of Default has been cured, Lender will promptly transfer to or register in the name or cause its nominees to transfer to or register in the name of Pledgor, as applicable, all such Collateral. In furtherance of the foregoing, Pledgor shall further execute and deliver to Lender an irrevocable power in the form of Exhibit A with respect to the ownership interests of Pledged Company owned by Pledgor.

Exhibit D-2-20

8.16 Reinstatement. This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment pursuant to this Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, liquidation of Pledgor, Pledged Company or any other Person party to a Financing Document or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, Pledgor, Pledged Company or any other Person party to a Financing Document or any substantial part of Pledgor’s, any Pledged Company’s or any other such Person’s assets, or otherwise, all as though such payments had not been made, and Pledged Company shall pay Lender on demand all reasonable costs and expenses (including reasonable fees of counsel) incurred by Lender in connection with such rescission or restoration.

8.17 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

8.18 Survival of Provisions. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Financing Documents and the making of the Loans and extensions of credit thereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements, representations and warranties of Pledgor set forth herein shall terminate at the same time as the security interest and other rights granted hereunder shall terminate pursuant to Section 8.8.

8.19 Headings Descriptive. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.20 Entire Agreement. This Agreement, together with each other Financing Document, is executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

8.21 Time. Time is of the essence of this Agreement.

8.22 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

8.23 Limitation of Liability. No claim shall be made by Pledgor or Pledged Company against Lender or any of its Affiliates, directors, employees, attorneys or agents for any loss of profits, business or anticipated savings, special or punitive damages or any indirect or consequential loss whatsoever in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Financing Documents or any act or omission or event occurring in connection therewith; and Pledgor and Pledged Company hereby waive, release and agree not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in their favor.

Exhibit D-2-21

8.24 Submission to Jurisdiction. Lender, Pledged Company and Pledgor agree that any legal action or proceeding by or against Pledgor or Pledged Company or with respect to or arising out of this Agreement or any other Financing Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, as Lender may elect. By execution and delivery of this Agreement, Lender, Pledged Company and Pledgor accept, for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Lender, Pledged Company and Pledgor irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Lender to bring legal action or proceedings in any other competent jurisdiction. Lender, Pledged Company and Pledgor hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non-conveniens.

8.25 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE PERFECTION OR PRIORITY OF THE LIEN AND SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

8.26 CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER FINANCING DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER AFFILIATE ENTITY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY THE LENDER IN RESPECT OF RIGHTS UNDER ANY FINANCING DOCUMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ANY BORROWER AFFILIATE ENTITY AT ITS ADDRESS PROVIDED

Exhibit D-2-22

IN ACCORDANCE WITH SECTION 8.13; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ANY BORROWER AFFILIATE ENTITY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE LENDER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY BORROWER AFFILIATE ENTITY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY FINANCING DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

8.27 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER FINANCING DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE LOAN TRANSACTIONS OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.27 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER FINANCING DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.28 Knowledge and Attribution. Reference in this Agreement to the “knowledge”, “best knowledge” or facts and circumstances “known to” Pledgor, and all like references, means facts or circumstances of which a Responsible Officer of Pledgor has actual knowledge.

8.29 Rights of Lender. Lender shall be entitled to the rights, protections, immunities and indemnities set forth in the Financing Agreement as if specifically set forth herein.

Exhibit D-2-23

8.30 Consent and Acknowledgement. Pledgor hereby acknowledges receiving copies of the Financing Agreement, and the other Financing Documents and consent to the terms and provisions of each.

8.31 Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon, or give to any Person, other than Pledgor, Pledged Company, and Lender, any security, rights, remedies or claims, legal or equitable, under or by reason hereof, or any covenant or condition hereof; and this Agreement and the covenants and agreements herein contained are and shall be held to be for the sole and exclusive benefit of Pledgor, Pledged Company, and Lender.

8.32 Waiver of Transfer Restrictions. Notwithstanding anything to the contrary contained in the Holdings LLC Agreement, Pledgor hereby waives any requirement contained in the Holdings LLC Agreement that it consent to a transfer of a ownership interest in Pledged Company in connection with a foreclosure on such ownership interest under the Financing Documents.

8.33 Article 8 Securities. Pledgor hereby represents and warrants that (a) the terms of each of the Pledged Ownership Interests expressly provide that they are securities governed by Article 8 of the UCC as in effect in each applicable jurisdiction and (b) Section 5.2 of the Holdings LLC Agreement is in full force and effect. Pledgor hereby covenants and agrees that it will not agree to any amendment or repeal of Section 5.2 of the Holdings LLC Agreement without the prior express written consent of Lender and, in any event, shall promptly notify Lender in writing if for any reason the Pledged Ownership Interests shall cease to be securities for purposes of the UCC in any applicable jurisdiction.

8.34 Appointment of Agent. Pledgor hereby irrevocably designates, appoints and empowers CT Corporation System (the “Process Agent”), with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its permitted designee, appointee and agent to receive and forward, for and on its behalf, service of any and all legal process, writs, summons, notices and documents which may be served in any action or proceeding arising out of this Agreement or any other Financing Document. Pledged Company hereby agrees to cause the Process Agent to execute and deliver to the Lender a letter from the Process Agent to the effect of the foregoing. If for any reason such Process Agent shall cease to act as such, Pledgor agrees hereby to designate a new permitted designee, appointee and agent in New York City on terms satisfactory to the Lender. Pledgor shall promptly inform the Process Agent of any change to Pledgor’s address for forwarding such items.

[SIGNATURE PAGES FOLLOW]

Exhibit D-2-24

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Agreement to be duly executed and delivered as of the date first above written.

U.S. GEOTHERMAL INC.,
an Idaho corporation,
as Pledgor

By: ____________________________________

Name: ____________________________________

Title: ____________________________________
Federal Employer
Identification No. ____________________________________
Idaho
Organizational No. ____________________________________

NEVADA USG HOLDINGS, LLC,
a Delaware limited liability company,
as Pledged Company

By: ____________________________________

Name: ____________________________________

Title: ____________________________________
Federal Employer
Identification No. ____________________________________
Delaware
Organizational No. ____________________________________

[SIGNATURE PAGE TO IDAHO SPONSOR PLEDGE AGREEMENT]

ARES CAPITAL CORPORATION,
a Maryland corporation,
as Lender

By: ____________________________________

Name: ____________________________________

Title: ____________________________________

[SIGNATURE PAGE TO IDAHO SPONSOR PLEDGE AGREEMENT]

EXHIBIT A
IRREVOCABLE PROXY

Date: November 9, 2011

The undersigned hereby appoints ARES CAPITAL CORPORATION, a Maryland corporation, (“Lender”), as Proxy with full power of substitution, and hereby authorizes Lender to represent and vote all of the ownership interests of NEVADA USG HOLDINGS, LLC, a Delaware limited liability company, owned by the undersigned on the date of exercise hereof during the continuance of an Event of Default under, and as defined in, the Idaho Sponsor Pledge Agreement, dated as of November 9, 2011 among U.S. Geothermal Inc., Nevada USG Holdings, LLC, and Lender at any meeting or at any other time chosen by Lender in its sole discretion.

[SIGNATURE PAGE FOLLOWS]

Exhibit A

U.S. GEOTHERMAL INC.,
an Idaho corporation,
as Pledgor

By: ____________________________________

Name: ____________________________________

Title: ____________________________________

Exhibit A

EXHIBIT B
TRANSFER DOCUMENT

FOR VALUE RECEIVED, U.S. Geothermal Inc., an Idaho corporation hereby sells, assigns and transfers unto _______________________________all of its ownership interest(s) in Nevada USG Holdings, LLC, a Delaware limited liability company (“Pledged Company”), standing in its name on the books of Pledged Company, represented by the following certificate(s): 001, and irrevocably appoints ____________________________as attorney to transfer the ownership interests with full power of substitution in the premises.

[SIGNATURE PAGE FOLLOWS]

Exhibit A

U.S. GEOTHERMAL INC.,
an Idaho corporation,
as Pledgor

By: ____________________________________

Name:____________________________________

Title: ____________________________________

In the presence of: ____________________________________

Exhibit B

SCHEDULE I
DESCRIPTION OF OWNERSHIP INTERESTS

Certificate No.	Description:
001	100% of the ownership interests of Nevada USG Holdings, LLC, a Delaware limited liability company

Schedule I

EXHIBIT D-3
to Financing Agreement

FORM OF
MEMBER PLEDGE AGREEMENT

among

NEVADA USG HOLDINGS, LLC,
a Delaware limited liability company
(Pledgor)

and

USG NEVADA LLC,
a Delaware limited liability company
(Pledged Company)

and

ARES CAPITAL CORPORATION,
a Maryland corporation
(Lender)

Dated as of November 9, 2011

Page

ARTICLE I. DEFINITIONS		1

1.1	Defined Terms	1
1.2	Financing Agreement and UCC Definitions	2
1.3	Rules of Interpretation	2
ARTICLE II. PLEDGE AND GRANT OF SECURITY INTEREST		2

2.1	Granting Clause	2
2.2	Delivery of Certificates	3
2.3	Retention of Certain Rights	3
ARTICLE III. OBLIGATIONS SECURED		4

ARTICLE IV. EVENTS OF DEFAULT		4

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PLEDGOR		4

5.1	Organization	4
5.2	Power and Authorization; Enforceable Obligations	4
5.3	No Legal Bar	5
5.4	Beneficial Ownership; Pledged Ownership Interests	5
5.5	No Prior Assignment	5
5.6	No Other Financing Documents	5
5.7	Compliance with Law	5
5.8	No Litigation	5
5.9	Financial Statements	6
5.10	Permitted Activities of the Equity Pledgor.	6
5.11	Taxes	6
5.12	Investment Company Act; Federal Energy Laws.	6
5.13	Name; Organizational Number	6
5.14	Pledged Company Information	6
5.15	Capital Adequacy; Etc.	6
5.16	Perfection of Security Interest	7
5.17	After Acquired Collateral	7
5.18	No Ownership by Disqualified Persons	7
ARTICLE VI. COVENANTS OF PLEDGOR		8

6.1	Compliance with Obligations	8
6.2	Defense of Collateral	8
6.3	Preservation of Value; Limitation of Liens	8
6.4	No Other Filings	8
6.5	No Sale of Collateral	8
6.6	Notice	8
6.7	Filing of Bankruptcy Proceedings	8
6.8	Distributions	9
6.9	Maintenance of Records	9

Exhibit D-2-i

6.10	Name; Jurisdiction of Organization	9
6.11	Certificated Securities	9
6.12	Amendments to Organizational Documents	9
6.13	Proceeds of Collateral	9
ARTICLE VII. REMEDIES UPON EVENT OF DEFAULT		10

7.1	Remedies Upon an Event of Default	10
7.2	Minimum Notice Period	11
7.3	Right to Cure	11
7.4	Expenses; Interest	11
7.5	Sale of Collateral	11
7.6	Compliance With Limitations and Restrictions	12
7.7	No Impairment of Remedies	12
ARTICLE VIII. MISCELLANEOUS.		13

8.1	Remedies Cumulative; Delay Not Waiver	13
8.2	Pledged Company’s Consent and Covenant	15
8.3	Attorney-in-Fact	15
8.4	Perfection; Further Assurances	16
8.5	Payment of Taxes	17
8.6	Place of Business; Location of Records	17
8.7	Continuing Assignment and Security Interest; Transfer of Note	17
8.8	Termination of Security Interest	17
8.9	Security Interest Absolute	18
8.10	Limitation on Duty of Lender with Respect to the Collateral	18
8.11	Liability	19
8.12	Amendments; Waivers; Consents	19
8.13	Notices	19
8.14	Modification of Obligations	19
8.15	Delivery of Collateral; Proxy	20
8.16	Reinstatement	20
8.17	Severability	21
8.18	Survival of Provisions	21
8.19	Headings Descriptive	21
8.20	Entire Agreement	21
8.21	Time	21
8.22	Counterparts	21
8.23	Limitation of Liability	21
8.24	Submission to Jurisdiction	21
8.25	APPLICABLE LAW.	22
8.26	CONSENT TO JURISDICTION	22
8.27	WAIVER OF JURY TRIAL	23
8.28	Knowledge and Attribution	23
8.29	Rights of Lender	23
8.30	Consent and Acknowledgement	23
8.31	Third Party Beneficiaries	23
8.32	Waiver of Transfer Restrictions	24

Exhibit D-3-ii

8.33	Article 8 Securities	24
8.34	Appointment of Agent.	24

EXHIBITS AND SCHEDULE

Exhibit A	Irrevocable Proxy
Exhibit B	Transfer Document
Schedule I	Description of Ownership Interests

Exhibit D-3-iii

MEMBER PLEDGE AGREEMENT

This MEMBER PLEDGE AGREEMENT, dated as of November 9, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among NEVADA USG HOLDINGS, LLC, a limited liability company formed under the laws of the State of Delaware (“Pledgor”), USG Nevada LLC, a limited liability company formed under the laws of the State of Delaware (“Pledged Company”), and ARES CAPITAL CORPORATION, a corporation formed under the laws of the State of Marlyand (together with its successors, designees and assigns in such capacity, “Lender”).

RECITALS

A. Pledged Company owns and intends to develop, construct, install, test, own, operate and use an approximately 8 MW geothermal power facility located in Washoe County, Nevada (the “Project”).

B. Pledged Company has entered into, among other things, (i) that certain Financing Agreement, dated as of the date hereof (as amended, amended and restated, modified or supplemented from time to time, the “Financing Agreement”), by and among Pledged Company and Lender, pursuant to which, among other things, Lender has extended commitments to make loans and other financial accommodations to, and for the benefit of Pledged Company, and (ii) certain other documents related to the Financing Agreement (collectively, the “Financing Documents”).

C. Pledgor directly owns 100% of the ownership interests of Pledged Company.

D. It is a condition precedent to the effectiveness of the Financing Agreement and the other Financing Documents, and the making of the advances of credit contemplated thereby, that Pledgor and Pledged Company shall have executed and delivered this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein, and to induce the Lender to enter into the Financing Documents and to make the advances of credit to Pledged Company contemplated thereby, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledged Company and Pledgor hereby agree with Lender, as follows:

ARTICLE I.
DEFINITIONS

1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings: “Collateral” has the meaning given in Section 2.1.

Exhibit D-3-1

“Financing Agreement” has the meaning given in the recitals to this Agreement.

“Financing Documents” has the meaning given in the recitals to this Agreement.

“Lender” has the meaning given in the preamble to this Agreement.

“Pledged Company” has the meaning given in the preamble to this Agreement.

“Pledged Ownership Interests” has the meaning given in Section 2.1. “Pledgor” has the meaning given in the preamble to this Agreement. “Project” has the meaning given in the recitals to this Agreement.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

1.2 Financing Agreement and UCC Definitions. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings provided in Exhibit A to the Financing Agreement or, if not defined therein, the UCC.

1.3 Rules of Interpretation. Unless otherwise provided herein, the rules of interpretation set forth in Exhibit A to the Financing Agreement shall apply to this Agreement, including its preamble and recitals.

ARTICLE II.
PLEDGE AND GRANT OF SECURITY INTEREST

2.1 Granting Clause. To secure the timely payment in full in cash and performance in full of the Obligations, Pledgor hereby assigns, grants and pledges to Lender, a continuing security interest in all the estate(s), right(s), title(s) and interest(s) of Pledgor, now owned or hereafter existing or acquired, in, to and under any and all of the following (the “Collateral”): Any and all of Pledgor’s right(s), title(s) and interest(s), whether now owned or hereafter existing or acquired, in Pledged Company, and all of Pledgor’s ownership interests in Pledged Company related thereto (the “Pledged Ownership Interests”), including the ownership interests of Pledgor described on Schedule I hereto and Pledgor’s share of:

Exhibit D-3-2

(a) all rights to receive income, gain, profit, dividends and other distributions allocated or distributed to Pledgor in respect of or in exchange for all or any portion of the Pledged Ownership Interests;

(b) all capital or ownership interest, including capital accounts, in Pledged Company, and all accounts, deposits or credits of any kind with Pledged Company;

(c) all voting rights in or rights to control or direct the affairs of Pledged Company;

(d) all rights, title and interest, as a member of Pledged Company, in, to or under any and all of Pledged Company’s assets or properties;

(e) all other rights, title and interest in or to Pledged Company derived from the Pledged Ownership Interests;

(f) all indebtedness or other obligations of Pledged Company owed to Pledgor;

(g) all claims of Pledgor for damages arising out of, or for any breach or default relating to, the Collateral, other than any claims against Lender;

(h) all rights of Pledgor to terminate, amend, supplement, modify, or cancel, the governing documents of Pledged Company, to take all actions thereunder and to compel performance and otherwise exercise all remedies thereunder;

(i) all securities, notes, certificates and other instruments representing or evidencing any of the foregoing rights and interests or the ownership thereof and any interest of Pledgor reflected in the books of any financial intermediary pertaining to such rights and interests and all non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments or other investment property and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests; and

(j) all proceeds of the foregoing Collateral, whether cash or non-cash; provided, however, that “Collateral” shall not include any distribution to Pledgor expressly permitted pursuant to the terms of the Financing Agreement or any other Financing Document.

2.2 Delivery of Certificates. All certificates, notes and other instruments representing or evidencing any Collateral (including the certificates described on Schedule I hereto) shall be delivered to and held by or on behalf of, and, in the case of notes, endorsed to the order of, Lender, or its designee pursuant hereto, in the manner set forth in Section 8.15.

2.3 Retention of Certain Rights. So long as Lender has not exercised remedies with respect to the Collateral under this Agreement or any other Financing Document upon the occurrence and during the continuation of an Event of Default, Pledgor reserves the right to exercise all voting and other rights with respect to the Collateral (except as limited by the Financing Documents) and to receive all income, dividends and other distributions from the Collateral (except as limited by the Financing Documents).

Exhibit D-3-3

ARTICLE III.
OBLIGATIONS SECURED

Without limiting the generality of the foregoing, this Agreement and all of the Collateral secure the payment and performance when due of all Obligations of Pledged Company to Lender pursuant to the Financing Documents. If, notwithstanding the representation and warranty set forth in Section 5.15 or anything to the contrary herein, enforcement of the liability of Pledgor under this Agreement for the full amount of the Obligations would be an unlawful or voidable transfer under any applicable fraudulent conveyance or fraudulent transfer law or any comparable law, then the liability of Pledgor hereunder shall be reduced to the highest amount for which such liability may then be enforced without giving rise to an unlawful or voidable transfer under any such law.

ARTICLE IV.
EVENTS OF DEFAULT

The occurrence of an Event of Default under, and as defined in, the Financing Agreement shall constitute an Event of Default hereunder.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF PLEDGOR

Pledgor represents and warrants, to and in favor of Lender, as of the date hereof, as follows: 5.1 Organization. Pledgor is (a) a limited liability company duly formed, validly existing and in good standing solely under the laws of the State of Delaware, and (b) duly qualified, authorized to do business and in good standing in each jurisdiction in which such qualification is necessary to execute, deliver and perform this Agreement and each of the other Operative Documents to which it is a party, except where failure to do so would not cause a Material Adverse Effect.

5.2 Power and Authorization; Enforceable Obligations. Pledgor has the full power and authority to execute, deliver and perform this Agreement and each other Operative Document to which it is a party and to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder. Pledgor has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement and each other Operative Document to which it is a party and to complete the transactions contemplated hereby and thereby. No consent or authorization of, filing with, or other act by or in respect of any other Person or Governmental Authority is required in connection with the execution, delivery or performance by Pledgor, or the validity or enforceability as to Pledgor, of this Agreement and each other Operative Document to which it is a party, except such consents or authorizations or filings or other acts as have already been obtained or made or where the failure to obtain such consent or authorization could not reasonably be expected to have a Material Adverse Effect. This Agreement and each other Operative Document to which Pledgor is a party have been duly executed and delivered by Pledgor and constitute, and each other Operative Document to which it is a party will upon execution and delivery thereof by Pledgor and the other parties thereto (if any) constitute, a legal, valid and binding obligation of Pledgor enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the right of creditors generally and by general principles of equity.

Exhibit D-3-4

5.3 No Legal Bar. The execution, delivery and performance by Pledgor of this Agreement and each other Operative Document to which it is a party and the consummation of the transactions contemplated hereby (including the granting of security interests hereunder) or under any other Operative Document to which it is a party do not or will not violate any applicable Legal Requirement or any material contractual obligation of Pledgor and do not and will not result in, or require, the creation or imposition of any Lien (other than Permitted Liens described in clause (a) of the definition of “Permitted Liens” and, to the extent required by Governmental Rule, clause (b) of the definition thereof) on any of the properties or revenues of Pledgor pursuant to any applicable Legal Requirement or any such contractual obligation.

5.4 Beneficial Ownership; Pledged Ownership Interests. Pledgor is the lawful and beneficial owner of and has full right, title and interest in, to and under rights and interests comprising the Collateral, subject to no Liens (except Permitted Liens described in clause (a) of the definition of “Permitted Liens” and, to the extent required by Governmental Rule, clause (b) of the definition thereof). The Pledged Ownership Interests listed next to Pledgor’s name on Schedule 1 (a) have been duly authorized and validly issued, (b) are fully paid and non-assessable and (c) constitute all of Pledgor’s outstanding ownership interests of Pledged Company.

5.5 No Prior Assignment. Pledgor has not previously assigned any of its rights in, to or under all or any portion of the Collateral, except as specifically permitted by the Financing Agreement or the other Financing Documents.

5.6 No Other Financing Documents. Pledgor has not executed and is not aware of any effective financing statement, security agreement or other instrument similar in effect covering all or any part of the Collateral on file in any recording office, except such as may have been filed pursuant to this Agreement and the other Financing Documents.

5.7 Compliance with Law. Pledgor is in compliance with all Legal Requirements, except noncompliance which could not reasonably be expected to have a Material Adverse Effect, and no written notices of any material violation of any Governmental Rule relating to the Project or any Operative Document have been received by Pledgor.

5.8 No Litigation. There are no pending or, to Pledgor’s knowledge, threatened in writing actions, suits, proceedings or investigations of any kind, including actions or proceedings of or before any Governmental Authority, relating to the Collateral or to which Pledgor is a party or is subject, or by which it or its properties are bound that, if adversely determined to or against Pledgor could reasonably be expected to have a Material Adverse Effect.

Exhibit D-3-5

5.9 Financial Statements. The financial statements of Pledgor delivered to Lender pursuant to Sections 3.1(q) and 5.4 of the Financing Agreement, if any, are true, complete and correct in all material respects as of the date of such statements and fairly presented the financial condition of Pledgor as of the date thereof and fairly presented the results of the operations and cash flow of Pledgor for the periods then ending. Such financial statements have been prepared in accordance with GAAP.

5.10 Permitted Activities of the Equity Pledgor. Pledgor shall neither (a) engage in any business or activity or own any assets other than holding the ownership interests of Pledged Company and performing activities incidental thereto or (b) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

5.11 Taxes. Pledgor has timely filed all federal, state and local tax returns that it is required to file, has paid all taxes it is required to pay to the extent due (other than those taxes that it is contesting in good faith and by appropriate proceedings, for which adequate reserves have been established for such taxes in accordance with GAAP) and, to the extent such taxes are not due, has established reserves that are adequate for the payment thereof to the extent required by GAAP. Pledgor knows of no proposed tax assessment against it which could reasonably be expected to have a Material Adverse Effect (other than as is being actively contested by Pledgor in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP have been made or provided therefore).

5.12 Investment Company Act; Federal Energy Laws. Pledgor is not an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended. No provision of the FPA or PUHCA precludes Pledgor from entering into and performing its obligations hereunder.

5.13 Name; Organizational Number. The name of Pledgor is as set forth in the preamble hereto, as indicated in the public records of the State of Delaware, and Pledgor’s Federal Employer Identification Number and Delaware organizational number are as set forth below its signature hereto.

5.14 Pledged Company Information. Pledgor has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial or otherwise) of Pledged Company and its properties on a continuing basis, and Pledgor now is and hereafter will be completely familiar with the businesses, operations and condition (financial or otherwise) of Pledged Company and its properties. Pledgor hereby agrees that Lender shall not have any duty to advise Pledgor of information known to Lender regarding such condition or any such circumstances or of any changes or potential changes affecting the Collateral. In the event Lender, in its respective discretion, undertakes at any time or from time to time to provide any such information to Pledgor, Lender shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, or reasonable commercial lending practices or (b) to make any other or future disclosure of such information to Pledgor.

5.15 Capital Adequacy; Etc.

Exhibit D-3-6

(a) After giving effect to the transactions contemplated by this Agreement and the contingent obligations evidenced hereby (but excluding the effect of the provisions of Article III which limit the Obligations to an amount that would not render Pledgor’s indebtedness, liabilities or obligations under this Agreement subject to avoidance), Pledgor is Solvent on both an unconsolidated basis and a consolidated basis with any subsidiaries of Pledged Company, and Pledgor has and will have assets which, fairly valued, exceed its indebtedness, liabilities or obligations.

(b) Pledgor is not executing this Agreement with any intention to hinder, delay or defraud any present or future creditor or creditors of Pledgor.

5.16 Perfection of Security Interest. The security interest granted to Lender, pursuant to this Agreement constitutes as to personal property included in the Collateral a valid lien. The security interest granted to Lender pursuant to this Agreement in the Collateral consisting of personal property will be perfected (a) with respect to any property that can be perfected by filing, upon the filing of financing statements in the filing offices identified on Exhibit D-8 to the Financing Agreement, and (b) with respect to any property that can be perfected by control, upon Lender receiving possession thereof, and, in each case, such security interest will be, as to Collateral perfected under the UCC or otherwise as aforesaid, superior and prior to the rights of all third persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise except (i) Permitted Liens described in clause (a) of the definition of “Permitted Liens” and (ii) to the extent required by Governmental Rule, Permitted Liens described in clause (b) of the definition thereof. Except to the extent control of portions of such Collateral is required for perfection, all such action as is necessary has been taken to establish and perfect Lender’s rights in and to such Collateral to the extent Lender’s security interest can be perfected by filing, including any recording, filing, registration, giving of notice or other similar action. As of the Financial Closing Date, no filing, recordation, re-filing or re-recording other than those listed on Exhibit D-8 to the Financing Agreement is necessary to perfect and maintain the perfection of the interest, title or Liens of this Agreement that can be perfected by filing, and on the Financial Closing Date all such filings or recordings will have been made to the extent Lender’s security interest can be perfected by filing. Pledgor has properly delivered, caused to be delivered or is concurrently delivering to Lender all such Collateral that requires perfection of the Lien and security interest described above by control.

5.17 After Acquired Collateral. It is understood and agreed that the foregoing representations and warranties shall apply only to the Collateral delivered on the date hereof and that, with respect to Collateral delivered thereafter, Pledgor shall, upon the written request of Lender, be required to make representations and warranties in form and substance substantially similar to the foregoing in supplements hereto and that such representations and warranties contained in such supplements hereto shall be applicable to such Collateral hereafter delivered.

5.18 No Ownership by Disqualified Persons. Neither Pledgor nor any direct or indirect owner of Pledgor is a Disqualified Person (other than a Disqualified Person whose ownership interest in Pledgor is effected solely through a direct or indirect ownership interest through an entity that is treated as a C corporation for Federal income tax purposes).

Exhibit D-3-7

ARTICLE VI.
COVENANTS OF PLEDGOR

Pledgor covenants, to and in favor of Lender as follows:

6.1 Compliance with Obligations. Pledgor shall perform and comply in all material respects with all obligations and conditions on its part to be performed hereunder with respect to the Collateral.

6.2 Defense of Collateral. Pledgor shall, until the payment in full in cash of all Obligations and the termination of the Loan Commitment and all other obligations of Lender under the Financing Documents (other than any unasserted contingent reimbursement or indemnify obligations), defend its title to the Collateral and the interest of Lender in the Collateral pledged hereunder against the claims and demands of all other Persons.

6.3 Preservation of Value; Limitation of Liens. Pledgor shall not take or permit to be taken any action in connection with the Collateral which would impair the Liens granted herein; provided, however, that nothing in this Agreement shall prevent Pledgor, prior to the exercise by Lender of any rights pursuant to the terms hereof, from undertaking Pledgor’s operations in the ordinary course of business not in violation of the Financing Documents. Pledgor shall not directly or indirectly create, incur, assume or suffer to exist any Liens on or with respect to all or any part of the Collateral (other than Permitted Liens described in clause (a) of the definition of “Permitted Liens” and, to the extent required by Governmental Rule, clause (b) of the definition thereof). Pledgor shall at its own cost and expense promptly take such action as may be necessary to discharge any such Liens.

6.4 No Other Filings. Pledgor shall not file or authorize or permit to be filed in any jurisdiction any financing statements under the UCC or any like statement relating to the Collateral in which Lender is not named as the sole secured party.

6.5 No Sale of Collateral. Except as expressly permitted by this Agreement or the other Financing Documents, Pledgor shall not cause, suffer or permit the sale, assignment, conveyance, pledge or other transfer of all or any portion of Pledgor’s ownership or interest in Pledged Company or any other portion of the Collateral. As used herein, the transfer of an ownership interest in Pledged Company shall not include any transfer of an ownership interest in Pledgor, to the extent such transfer is permitted under the Financing Documents.

6.6 Notice. Pledgor shall promptly, upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, give written notice (with copies of any such underlying notices) to Lender of any change in or transfer of ownership interests in Pledgor, such notice to be given promptly, but in any event no later than fifteen (15) days prior to any such change or transfer, and to include the identity of any transferee and such transferee’s interest in Pledgor.

6.7 Filing of Bankruptcy Proceedings. To the extent it may do so under applicable Legal Requirements, Pledgor, for itself, its successors and assigns, shall not cast any vote as an owner in Pledged Company (a) in favor of the commencement of a voluntary case or other proceeding seeking liquidation, reorganization, rehabilitation or other relief with respect to

Exhibit D-3-8

Pledged Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the owners of Pledged Company or any substantial part of Pledged Company’s property, (b) to authorize Pledged Company to consent to any such aforesaid relief or to the appointment of or taking possession by any such aforesaid official in an involuntary case or other proceeding commenced against Pledged Company or (c) to authorize Pledged Company to make a general assignment for the benefit of creditors.

6.8 Distributions. If Pledgor in its capacity as an owner of Pledged Company receives any income, dividend or other distribution of money or property of any kind from Pledged Company (other than as expressly permitted by the Financing Documents), then Pledgor shall hold such income or distribution as trustees for and shall promptly deliver the same to Lender.

6.9 Maintenance of Records. Pledgor shall, at all times, keep accurate and complete records of the Collateral. Pledgor shall permit representatives of Lender, upon reasonable prior notice, at any time during normal business hours of Pledgor to inspect and make abstracts from Pledgor’s books and records pertaining to the Collateral. Upon the occurrence and during the continuation of any Event of Default, at Lender’s request, Pledgor shall promptly deliver copies of any and all such records to Lender.

6.10 Name; Jurisdiction of Organization. Pledgor shall not change its name, its jurisdiction of organization, its organization identification number or its fiscal year without notice to Lender at least thirty (30) days prior to such change. In the event Pledgor changes the location of its principal place of business, Pledgor shall provide notice to Lender of such change no later than thirty (30) days after such change. In the event of any of the foregoing changes, Pledgor shall at its expense or at the expense of Pledged Company execute and deliver such instruments and documents as may be required by Lender or applicable Legal Requirements to maintain a prior perfected security interest in the Collateral.

6.11 Certificated Securities. Pledgor shall cause its partnership interests in Pledged Company to be evidenced by and remain “certificated securities” as defined in Article 8 of the UCC.

6.12 Amendments to Organizational Documents. Except as expressly permitted by this Agreement or the other Financing Documents, Pledgor shall not terminate, amend, supplement or otherwise modify, or cancel, the governing documents of Pledged Company.

6.13 Proceeds of Collateral. Pledgor shall, at all times, keep pledged to Lender pursuant hereto all Collateral and all dividends, distributions, interest, principal and other proceeds received by Lender with respect thereto, and all other Collateral and other securities, instruments, proceeds and rights from time to time received by or distributable to Pledgor in respect of any Collateral and shall not permit Pledged Company to issue any equity interests which shall not have been immediately duly pledged to Lender hereunder on a first priority perfected basis.

Exhibit D-3-9

ARTICLE VII.
REMEDIES UPON EVENT OF DEFAULT.

7.1 Remedies Upon an Event of Default. Upon the occurrence and during the continuation of an Event of Default, Lender shall have the right, at its election, but not the obligation, to do any of the following:

(a) vote or exercise any and all of Pledgor’s rights or powers incident to the ownership of the Pledged Ownership Interests, including any rights or powers to manage or control Pledged Company;

(b) demand, sue for, collect or receive any money or property at any time payable to or receivable by Pledgor on account of or in exchange for all or any part of the Collateral;

(c) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any obligation or right hereunder or included in the Collateral, including specific enforcement of any covenant or agreement contained herein, or to foreclose or enforce the security interest in all or any part of the Collateral granted herein, or to enforce any other legal or equitable right vested in it by this Agreement or by applicable Legal Requirements;

(d) amend, terminate, supplement or modify Pledged Company’s governing documents; (e) incur reasonable expenses, including reasonable attorneys’ fees, reasonable consultants’ fees, and other costs appropriate to the exercise of any right or power under this Agreement;

(f) perform any obligation of Pledgor hereunder or under any other Financing Document, make payments, purchase, contest or compromise any encumbrance, charge, or lien, pay taxes and expenses and insure, process and preserve the Collateral without, however, any obligation to do so;

(g) secure the appointment of a receiver of the Collateral or any part thereof without notice to Pledged Company or Pledgor, whether incidental to a proposed sale of the Collateral or otherwise, and all disbursements made by such receiver and the expenses of such receivership shall be added to and be made a part of the Obligations, and, whether or not said principal sum, including such disbursements and expenses, exceeds the indebtedness originally intended to be secured hereby, the entire amount of said sum, including such disbursements and expenses, shall be secured by this Agreement and shall be due and payable upon demand therefor and thereafter shall bear interest at the Default Rate or the maximum rate permitted by applicable Legal Requirements, whichever is less;

(h) exercise any other or additional rights or remedies granted to Lender under any other provision of this Agreement or any other Financing Document, or exercisable by a secured party under the UCC or under any other applicable Legal Requirement;

Exhibit D-3-10

(i) take any other action which Lender deems necessary or desirable to protect or realize upon its security interest in the Collateral or any part thereof, and Pledgor hereby irrevocably appoints Lender as its attorney-in-fact (as set forth in Section 8.3) to take any such action, including the execution and delivery of any and all documents or instruments related to the Collateral or any part thereof in Pledgor’s name, and said appointment shall create in Lender a power coupled with an interest which shall be irrevocable; or

(j) appoint another Person (who may be an employee, officer or other representative of Lender) to do any of the foregoing, or take any other action permitted hereunder, on behalf of Lender.

7.2 Minimum Notice Period. If, pursuant to applicable Legal Requirements, prior notice of any action described in Section 7.1 is required to be given to Pledgor or Pledged Company, Pledgor and Pledged Company hereby acknowledge and agree that the minimum time required by such applicable Legal Requirements, or if no minimum is specified, ten (10) Banking Days, shall be deemed a reasonable notice period.

7.3 Right to Cure. In addition to the foregoing remedies, Lender may, but shall not be obligated to, cure any Event of Default and incur reasonable fees, costs and expenses in doing so, in which event Pledgor and Pledged Company shall reimburse Lender after demand for all such fees, costs and expenses as provided for in Section 7.4 below.

7.4 Expenses; Interest.

(a) Pledgor and Pledged Company jointly and severally agrees to pay on demand to Lender all costs and expenses incurred by Lender (including the reasonable fees and disbursements of counsel) incident to its enforcement, exercise, protection or preservation of any of its rights, remedies or claims under this Agreement, but without duplication to any cost or expenses previously paid by Pledgor or any Borrower Affiliate Entities under the other Financing Documents.

(b) Any amount required to be paid by Pledgor or Pledged Company pursuant to the terms hereof that is not paid when due shall bear interest at the Default Rate or the maximum rate permitted by applicable Legal Requirements, whichever is less, from the date due until paid in full.

Exhibit D-3-11

7.5 Sale of Collateral. In addition to exercising the foregoing rights, upon the occurrence and during the continuation of an Event of Default, Lender may, to the extent permitted by applicable Legal Requirements, arrange for and conduct a sale of the Collateral at a public or private sale (as Lender may elect) which sale may be conducted by an employee or representative of Lender, without any demand of performance or notice of intention to sell or dispose of, or of time or place of sale or disposition (except such notice as required by any applicable Legal Requirement), and any such sale shall be considered or deemed to be a sale made in a commercially reasonable manner. Lender may release, temporarily or otherwise, to Pledgor any item of Collateral of which Lender has taken possession pursuant to any right granted to Lender by this Agreement without waiving any rights granted to Lender under this Agreement, the Financing Agreement or the other Financing Documents. Pledgor, in dealing with or disposing of the Collateral or any part thereof, hereby waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require, upon foreclosure, sales of assets in a particular order. Pledgor also waives its right to challenge the reasonableness of any disclaimer of warranties, title and the like made by Lender in connection with a sale of the Collateral. Each successor and assign of Pledgor, including a holder of a Lien subordinate to the Lien created hereby (without implying that Pledgor has, except as expressly provided herein, a right to grant an interest in, or a subordinate Lien on, any of the Collateral), except as otherwise agreed between such successor or assign of Pledgor and Lender, by acceptance of its interest or Lien agrees that it shall be bound by the above waiver, to the same extent as if such holder gave the waiver itself. If Lender sells any of the Collateral upon credit, Pledgor will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Pledgor shall be credited with the proceeds of the sale. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by Legal Requirements or this Agreement or any other Financing Document, Lender may bid all or less than the amount of the Obligations. To the extent permitted by applicable Legal Requirements, the amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall, absent fraud or gross negligence, be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations.

7.6 Compliance With Limitations and Restrictions. Pledgor hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as Lender may be advised by counsel is necessary in order to avoid any violation of applicable Legal Requirements, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Lender be liable or accountable to Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

7.7 No Impairment of Remedies. If, in the exercise of any of such rights and remedies under this Agreement, Lender shall forfeit any of its rights or remedies, whether because of any applicable Legal Requirements pertaining to “election of remedies” or otherwise, Pledgor hereby consents to such action by Lender and, to the extent permitted by applicable Legal Requirements, waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation, indemnification or reimbursement which Pledgor might otherwise have had but for such action by Lender or the terms herein. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against any of the parties to any of the Financing Documents shall not, to the extent permitted by applicable Legal Requirements, impair Pledgor’s obligation hereunder.

Exhibit D-3-12

ARTICLE VIII.
MISCELLANEOUS.

8.1 Remedies Cumulative; Delay Not Waiver.

8.1.1 Remedies Cumulative. No right, power or remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by applicable Legal Requirements, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by Lender may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both. If Lender may, under applicable Legal Requirements, proceed to realize its benefits under this Agreement or any other Financing Document giving Lender a Lien upon any Collateral, whether owned by Pledgor or by any other Person, either by judicial foreclosure or by nonjudicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of the rights and remedies of Lender under this Agreement.

8.1.2 No Waiver; Separate Causes of Action. No delay or omission to exercise any right, power or remedy accruing to Lender upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right, power or remedy of Lender, nor shall it be construed to be a waiver of any such Event of Default or of any similar breach or default thereafter occurring or an acquiescence therein, nor shall any waiver of any other breach or default under this Agreement or any other Financing Document be deemed a waiver of any other breach or default theretofore or thereafter occurring. Each and every default by Pledgor in payment hereunder shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by Lender.

8.1.3 Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of or other realization upon, all or any part of the Collateral shall be applied as described in the Liquidation Preference provision of Article 7 of the Financing Agreement. Pledged Company shall remain liable for any deficiency.

Exhibit D-3-13

8.1.4 Certain Waivers. Pledgor hereby waives and relinquishes, to the maximum extent permitted by applicable Legal Requirements, all rights and remedies accorded to pledgors, sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including: (a) any law limiting remedies under an obligation secured by a mortgage or deed of trust on real property if the real property is sold under a power of sale contained in the mortgage or deed of trust, and all defenses based on any loss whether as a result of any such sale or otherwise; (b) any right to require Lender to proceed against Pledged Company or any other Person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against Pledgor; (c) any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of Pledgor, Pledged Company or any other Person or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any of Pledgor, Pledged Company or any other Person; (d) any right to enforce any remedy that Lender may have against Pledged Company or any other Person and any right to participate in any security held by Lender until the Obligations have been paid and the covenants of the Financing Documents have been performed in full; (e) any right to require Lender to give any notices of any kind, including, without limitation, notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as set forth herein or expressly provided in the Financing Agreement or any of the Financing Documents; (f) any right to assert the bankruptcy or insolvency of Pledged Company or any other Person as a defense hereunder or as the basis for rescission hereof and any defense arising because of Lender’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law; (g) subject to Section 8.9, any right under any law purporting to reduce Pledgor’s obligations hereunder if the Obligations are reduced other than as a result of payment of such Obligations; (h) any defense based on the repudiation of the Financing Documents by Pledged Company or any other Person, the failure by Lender to enforce any claim against Pledgor, Pledged Company or any other Person or the unenforceability in whole or in part of any Financing Documents; (i) all suretyship and guarantor’s defenses generally; (j) any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Pledgor of its obligations under, or the enforcement by Lender of, this Agreement; (k) any defense based upon an election of remedies by Lender, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Pledgor, the right of Pledgor to proceed against Pledged Company or another Person for reimbursement, or both; (l) any defense based on any offset against any amounts which may be owed by any Person to Pledgor for any reason whatsoever; (m) any defense based on any act, failure to act, delay or omission whatsoever on the part of Pledged Company or any of its Affiliates or the failure by Pledged Company or any of its Affiliates to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Financing Documents, (n) any defense, setoff or counterclaim which may at any time be available to or asserted by Pledged Company or any of its Affiliates against Lender or any other Person under the Financing Documents; (o) any duty on the part of Lender to disclose to Pledgor any facts Lender may now or hereafter know about Pledged Company or any of its Affiliates, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Pledgor intends to assume, or have reason to believe that such facts are unknown to Pledgor, or have a reasonable opportunity to communicate such facts to Pledgor; (p) any defense based on any change in the time, manner or place of any payment under, or in any other term of, the Financing Documents or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Financing Documents; and (q) any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law.

8.1.5 Foreclosure Waiver. To the extent permitted by Legal Requirements, Pledgor waives the posting of any bond otherwise required of Lender in connection with any judicial process or proceeding to obtain possession of, replevy, attach, or levy upon the Collateral, to enforce any judgment or other security for the Obligations, to enforce any judgment or other court order entered in favor of Lender, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other agreement or document between Pledgor, Lender. Pledgor further agrees that upon the occurrence and during the continuation of an Event of Default, Lender may elect to nonjudicially or judicially foreclose against any real or personal property security it holds for the Obligations or any part thereof, or to exercise any other remedy against Pledged Company or any other Person, any security or any guarantor, even if the effect of that action is to deprive Pledgor of the right to collect reimbursement from Pledged Company or any other Person for any sums paid by Pledgor to Lender.

Exhibit D-3-14

8.1.6 Waiver of Rights of Subrogation. Until the indefeasible payment in full in cash of the Obligations and the termination of the Loan Commitment and all other obligations of Lender under the Financing Documents, (a) Pledgor shall not have any right of subrogation and waives all rights to enforce any remedy which the Lender now has or may hereafter have against Pledged Company, and waives the benefit of, and all rights to participate in, any security now or hereafter held by Lender from Pledged Company, and (b) Pledgor waives any claim, right or remedy which it may now have or hereafter acquire against Pledged Company that arises hereunder and/or from the performance by Pledgor hereunder, including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Lender against Pledged Company, or any security which Lender now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. Any amount paid to Pledgor on account of any such subrogation rights prior to the payment in full in cash of the Obligations and the termination of the Loan Commitment and all other obligations of the Lender under the Financing Documents, shall be held in trust for the benefit of Lender and shall immediately thereafter be paid to Lender.

8.2 Pledged Company’s Consent and Covenant. Pledged Company hereby consents to the assignment of and grant of a security interest in the Collateral to Lender and to the exercise by Lender of all rights and powers assigned or delegated to Lender by Pledgor hereunder, including the rights upon and during an Event of Default to exercise Pledgor’s voting rights and other rights to manage or control Pledged Company, all in accordance with the Financing Documents.

8.3 Attorney-in-Fact. Pledgor hereby constitutes and appoints Lender and each successor or assign of Lender, the true and lawful attorney-in-fact of Pledgor, with full power and authority in the place and stead of Pledgor and in the name of Pledgor, Lender or otherwise, subject to the terms of the Financing Agreement and the other Financing Documents, to enforce all rights, interests and remedies of Pledgor with respect to the Collateral, including the right:

(a) to ask, require, demand, receive and give acquittance for any and all moneys and claims for money due and to become due under or arising out of the Collateral, including any insurance policies;

Exhibit D-3-15

(b) to elect remedies under the Collateral and to endorse any checks or other instruments or orders in connection therewith;

(c) to vote, demand, receive and enforce Pledgor’s rights with respect to the Collateral;

(d) to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of Pledgor or, at the option of Lender, in the name of Lender, with the same force and effect as Pledgor could do if this Agreement had not been made;

(e) to file any claims or take any action or institute any proceedings in connection therewith which Lender may reasonably deem to be necessary or advisable; and

(f) to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to Lender has been provided;

provided, however, that Lender shall not exercise any of the aforementioned rights unless an Event of Default has occurred and is continuing and has not been waived in accordance with the Financing Documents. This power of attorney is a power coupled with an interest and shall be irrevocable; provided, however, that nothing in this Agreement shall prevent Pledgor from, prior to the exercise by Lender of any of the aforementioned rights, undertaking Pledgor’s operations in the ordinary course of business in accordance with the Collateral and the Financing Documents.

8.4 Perfection; Further Assurances.

8.4.1 Perfection. Pledgor agrees that from time to time, at the expense of Pledged Company, Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or that Lender may reasonably request, in order to perfect, to ensure the continued perfection of, and to protect the assignment and security interest granted or intended to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor shall (a) deliver the Collateral or any part thereof to Lender, as Lender may request, accompanied by such duly executed instruments of transfer or assignment as Lender may request, and (b) authorize, execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable or as Lender may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

8.4.2 Filing of Financing and Continuation Statements. Pledgor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as Lender may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Lender herein. Such financing statements may describe the Collateral in substantially the same manner as described herein or may contain an indication or description of the Collateral that describes such property in any other manner as Lender may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Lender herein.

Exhibit D-3-16

8.4.3 Information Concerning Collateral. Pledgor shall, promptly upon request, provide to Lender all information and evidence it may reasonably request concerning the Collateral to enable Lender to enforce the provisions of this Agreement.

8.5 Payment of Taxes. Pledgor shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or nongovernmental charges or levies (other than those taxes that it is contesting in good faith and by appropriate proceedings, and in respect of which it has established adequate reserves for such taxes) now or hereafter assessed or levied against the Collateral pledged by it hereunder (or against the Collateral in which Pledgor has granted to Lender a security interest of first priority) and shall retain copies of, and, upon request, permit Lender to examine receipts showing payment of any of the foregoing.

8.6 Place of Business; Location of Records. Unless Lender is otherwise notified under Section 6.10, the chief executive office of Pledgor is, and all records of Pledgor concerning the Collateral are and will be, located at the address set forth in Section 8.13.

8.7 Continuing Assignment and Security Interest; Transfer of Note. This Agreement shall create a continuing pledge and assignment of and security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash and performance in full of the Obligations (other than any unasserted contingent reimbursement or indemnity obligations) and as otherwise provided in Section 8.17; (b) be binding upon Pledged Company, Pledgor, and their respective successors and assigns; and (c) inure, together with the rights and remedies of Lender, to the benefit of Lender, and its respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), Lender may assign or otherwise transfer the Note or other evidence of indebtedness held by them to any other Person to the extent permitted by and in accordance with the Financing Agreement, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Lender herein or otherwise. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by Lender to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby.

8.8 Termination of Security Interest. Upon the payment in full in cash of all Obligations and the termination of the Loan Commitment and all other obligations of the Lender under the Financing Documents (other than the obligations that are intended to survive the termination of the Financing Documents), this Agreement and the security interest and all other rights granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Lender will return all certificates previously delivered to Lender representing the Pledged Ownership Interests and, at Pledgor’s expense and upon its written direction, execute and, subject to Section 8.17, deliver to Pledgor such documents (including UCC-3 termination statements) as Pledged Company or Pledgor shall reasonably request to evidence such termination, to release all security interest on the Collateral and to return such Collateral to Pledgor. If this Agreement shall be terminated or revoked by operation of law, Pledgor shall indemnify and save Lender and the other Secured Parties harmless from any loss which may be suffered or incurred by Lender in acting hereunder prior to the receipt by Lender, its successors, transferees, or assigns of notice of such termination or revocation.

Exhibit D-3-17

8.9 Security Interest Absolute. All rights of Lender and the security interest hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Financing Agreement, any other Financing Document or any other agreement or instrument relating thereto; (b) the exercise by Lender of any remedy, power or privilege contained in any Financing Document or available at law, equity or otherwise; (c) the failure of Lender (i) to assert any claim or demand or to enforce any right or remedy against Pledged Company, any Affiliate of Pledged Company or any other Person under the provisions of the Financing Agreement, the Note, any other Financing Document or otherwise or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Obligations; (d) any change in the time, manner or place of payment of, or in any other term of the Obligations (including any increase in the amount thereof), or any other amendment or waiver of or any consent to any departure from the Financing Agreement or any other Financing Document; (e) any action by Lender to take and hold security or collateral for the payment of the Obligations, or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Lender has been granted a Lien, to secure any indebtedness to Lender of Pledgor, Pledged Company, any of their respective Affiliates or any other Person party to a Financing Document; (f) any reduction, limitation, impairment or termination of any of the Obligations for any reason other than the written agreement of the Lender to terminate the Obligations in full, but including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and Pledgor hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligation of Pledged Company, any Affiliate of Pledged Company or otherwise; (g) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Financing Agreement, the Note, or any other Financing Document; (h) any exchange, surrender, release or non-perfection of any Collateral, or any release, amendment or waiver or addition of or consent to departure from any other security interest held by Lender securing any of the Obligations; (i) the application by Lender of any sums by whomever paid or however realized to any amounts owing by Pledgor, Pledged Company or any other Person party to the Financing Documents to Lender in such manner as Lender shall determine in its discretion; (j) any bankruptcy or insolvency of Pledged Company, Pledgor or any other Person; or (k) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor or any third party pledgor (other than the defense of payment).

8.10 Limitation on Duty of Lender with Respect to the Collateral. The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on Lender or any of its designated agents to exercise any such powers. Except for the safe custody of any Collateral in its possession, the accounting for monies actually received by it hereunder and any duty expressly imposed on Lender by applicable Legal Requirements with respect to any Collateral that has not been waived hereunder, Lender shall have no duty with respect to any Collateral and no implied duties or obligations shall be read into this Agreement against Lender. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which Lender accords its own property, it being expressly agreed, to the maximum extent permitted by applicable Legal Requirements, that Lender shall have no responsibility for (a) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (b) taking any action to protect against any diminution in value of the Collateral, but, in each case, Lender may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.

Exhibit D-3-18

8.11 Liability. Recourse against the Non-Recourse Parties under this Agreement shall be limited to the extent provided in Article 8 of the Financing Agreement.

8.12 Amendments; Waivers; Consents. This Agreement may not be amended, amended and restated, supplemented or otherwise modified, except in a writing signed by each of the parties hereto and otherwise in accordance with the provisions of the Financing Agreement.

8.13 Notices. All notices required or permitted under the terms and provisions hereof shall be in writing, and any such notice shall be effective if given in accordance with the provisions of Section 10.1 of the Financing Agreement. Notices to Lender or Pledged Company may be given at the address set forth in Section 10.1 of the Financing Agreement. Notices to Pledgor may be given at the following address (or such other address as notified by Pledgor):

Nevada USG Holdings, LLC
Address:	1505 Tyrell Lane
Boise, ID 83706
Telephone:	(208) 424-1027
Fax:	(208) 424-1030
Attention:	Jonathan Zurkoff

8.14 Modification of Obligations. If Lender shall at any time or from time to time, with or without the consent of, or notice to, the Pledgor:

(a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Obligations;

(b) take any action under or in respect of the Financing Documents in the exercise of any remedy, power or privilege contained therein or available at law, equity or otherwise, or waive or refrain from exercising any such remedies, power or privileges;

(c) amend or modify, in any manner whatsoever, the Financing Documents;

(d) extend or waive the time for Pledgor’s, Pledged Company’s or any other Person’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Financing Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

Exhibit D-3-19

(e) take and hold security or collateral for the payment of the Obligations, or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Lender has been granted a Lien, to secure any indebtedness of Pledgor, Pledged Company or any other Person party to a Financing Document to Lender;

(f) release or limit the liability of anyone who may be liable in any manner for the payment of any amounts owed by Pledgor, Pledged Company or any other Person party to a Financing Document to Lender;

(g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Pledgor, Pledged Company or any other Person party to a Financing Document are subordinated to the claims of Lender; or

(h) apply any sums by whomever paid or however realized to any amounts owing by Pledgor or Pledged Company to Lender in such manner as Lender shall determine in its discretion; then, subject to Section 8.9, Lender shall not incur any liability to Pledgor pursuant hereto as a result thereof and no such action shall impair or release the obligations of Pledgor under this Agreement.

8.15 Delivery of Collateral; Proxy. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Lender pursuant hereto. All such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance acceptable to Lender. Lender shall have the right, at any time in its discretion and without prior notice to Pledgor, following the occurrence and during the continuation of an Event of Default, to transfer to or to register in the name of Lender or any of its nominees any or all of the Collateral and to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations; provided, however, that once such Event of Default has been cured, Lender will promptly transfer to or register in the name or cause its nominees to transfer to or register in the name of Pledgor, as applicable, all such Collateral. In furtherance of the foregoing, Pledgor shall further execute and deliver to Lender an irrevocable power in the form of Exhibit A with respect to the ownership interests of Pledged Company owned by Pledgor.

8.16 Reinstatement. This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment pursuant to this Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, liquidation of Pledgor, Pledged Company or any other Person party to a Financing Document or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, Pledgor, Pledged Company or any other Person party to a Financing Document or any substantial part of Pledgor’s, any Pledged Company’s or any other such Person’s assets, or otherwise, all as though such payments had not been made, and Pledged Company shall pay Lender on demand all reasonable costs and expenses (including reasonable fees of counsel) incurred by Lender in connection with such rescission or restoration.

Exhibit D-3-20

8.17 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

8.18 Survival of Provisions. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Financing Documents and the making of the Loans and extensions of credit thereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements, representations and warranties of Pledgor set forth herein shall terminate at the same time as the security interest and other rights granted hereunder shall terminate pursuant to Section 8.8.

8.19 Headings Descriptive. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.20 Entire Agreement. This Agreement, together with each other Financing Document, is executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

8.21 Time. Time is of the essence of this Agreement.

8.22 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

8.23 Limitation of Liability. No claim shall be made by Pledgor or Pledged Company against Lender or any of its Affiliates, directors, employees, attorneys or agents for any loss of profits, business or anticipated savings, special or punitive damages or any indirect or consequential loss whatsoever in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Financing Documents or any act or omission or event occurring in connection therewith; and Pledgor and Pledged Company hereby waive, release and agree not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in their favor.

8.24 Submission to Jurisdiction. Lender, Pledged Company and Pledgor agree that any legal action or proceeding by or against Pledgor or Pledged Company or with respect to or arising out of this Agreement or any other Financing Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, as Lender may elect. By execution and delivery of this Agreement, Lender, Pledged Company and Pledgor accept, for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Lender, Pledged Company and Pledgor irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Lender to bring legal action or proceedings in any other competent jurisdiction. Lender, Pledged Company and Pledgor hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non-conveniens.

Exhibit D-3-21

8.25 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE PERFECTION OR PRIORITY OF THE LIEN AND SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

8.26 CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER FINANCING DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER AFFILIATE ENTITY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY THE LENDER IN RESPECT OF RIGHTS UNDER ANY FINANCING DOCUMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ANY BORROWER AFFILIATE ENTITY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.13; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ANY BORROWER AFFILIATE ENTITY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE LENDER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY BORROWER AFFILIATE ENTITY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY FINANCING DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

Exhibit D-3-22

8.27 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER FINANCING DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE LOAN TRANSACTIONS OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.27 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER FINANCING DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.28 Knowledge and Attribution. Reference in this Agreement to the “knowledge”, “best knowledge” or facts and circumstances “known to” Pledgor, and all like references, means facts or circumstances of which a Responsible Officer of Pledgor has actual knowledge.

8.29 Rights of Lender. Lender shall be entitled to the rights, protections, immunities and indemnities set forth in the Financing Agreement as if specifically set forth herein.

8.30 Consent and Acknowledgement. Pledgor hereby acknowledges receiving copies of the Financing Agreement, and the other Financing Documents and consent to the terms and provisions of each.

8.31 Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon, or give to any Person, other than Pledgor, Pledged Company, and Lender, any security, rights, remedies or claims, legal or equitable, under or by reason hereof, or any covenant or condition hereof; and this Agreement and the covenants and agreements herein contained are and shall be held to be for the sole and exclusive benefit of Pledgor, Pledged Company, and Lender.

Exhibit D-3-23

8.32 Waiver of Transfer Restrictions. Notwithstanding anything to the contrary contained in the Borrower LLC Agreement, Pledgor hereby waives any requirement contained in the Borrower LLC Agreement that it consent to a transfer of a ownership interest in Pledged Company in connection with a foreclosure on such ownership interest under the Financing Documents.

8.33 Article 8 Securities. Pledgor hereby represents and warrants that (a) the terms of each of the Pledged Ownership Interests expressly provide that they are securities governed by Article 8 of the UCC as in effect in each applicable jurisdiction and (b) Section 5.2 of the Borrower LLC Agreement is in full force and effect. Pledgor hereby covenants and agrees that it will not agree to any amendment or repeal of Section 5.2 of the Borrower LLC Agreement without the prior express written consent of Lender and, in any event, shall promptly notify Lender in writing if for any reason the Pledged Ownership Interests shall cease to be securities for purposes of the UCC in any applicable jurisdiction.

8.34 Appointment of Agent. Pledgor hereby irrevocably designates, appoints and empowers CT Corporation System (the “Process Agent”), with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its permitted designee, appointee and agent to receive and forward, for and on its behalf, service of any and all legal process, writs, summons, notices and documents which may be served in any action or proceeding arising out of this Agreement or any other Financing Document. Pledged Company hereby agrees to cause the Process Agent to execute and deliver to the Lender a letter from the Process Agent to the effect of the foregoing. If for any reason such Process Agent shall cease to act as such, Pledgor agrees hereby to designate a new permitted designee, appointee and agent in New York City on terms satisfactory to the Lender. Pledgor shall promptly inform the Process Agent of any change to Pledgor’s address for forwarding such items.

[SIGNATURE PAGES FOLLOW]

Exhibit D-3-24

 IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Agreement to be duly executed and delivered as of the date first above written.

NEVADA USG HOLDINGS, LLC,
a Delaware limited liability company,
as Pledgor

By: ________________________________

Name: ________________________________

Title: ________________________________
Federal Employer
Identification No. ________________________________
Delaware
Organizational No. ________________________________

USG NEVADA LLC,
a Delaware limited liability company,
as Pledged Company

By: ________________________________

Name: ________________________________

Title: ________________________________
Federal Employer
Identification No. ________________________________
Delaware
Organizational No. ________________________________

[SIGNATURE PAGE TO MEMBER PLEDGE AGREEMENT]

ARES CAPITAL CORPORATION,
a Maryland corporation,
as Lender

By: ________________________________

Name: ________________________________

Title: ________________________________

[SIGNATURE PAGE TO MEMBER PLEDGE AGREEMENT]

EXHIBIT A
IRREVOCABLE PROXY

Date: November 9, 2011

The undersigned hereby appoints ARES CAPITAL CORPORATION, a Maryland corporation, (“Lender”), as Proxy with full power of substitution, and hereby authorizes Lender to represent and vote all of the ownership interests of USG NEVADA LLC, a Delaware limited liability company, owned by the undersigned on the date of exercise hereof during the continuance of an Event of Default under, and as defined in, the Member Pledge Agreement, dated as of November 9, 2011 among Nevada USG Holdings, LLC, USG Nevada LLC, and Lender at any meeting or at any other time chosen by Lender in its sole discretion.

[SIGNATURE PAGE FOLLOWS]

Exhibit A

NEVADA USG HOLDINGS, LLC,
a Delaware limited liability company,
as Pledgor

By: ________________________________

Name: ________________________________

Title: ________________________________

Exhibit A

EXHIBIT B
TRANSFER DOCUMENT

FOR VALUE RECEIVED, Nevada USG Holdings, LLC, a Delaware limited liability company hereby sells, assigns and transfers unto _______________________________all of its ownership interest(s) in USG Nevada LLC, a Delaware limited liability company (“Pledged Company”), standing in its name on the books of Pledged Company, represented by the following certificate(s): 001, and irrevocably appoints ____________________________as attorney to transfer the ownership interests with full power of substitution in the premises.

[SIGNATURE PAGE FOLLOWS]

Exhibit B

NEVADA USG HOLDINGS, LLC,
a Delaware limited liability company,
as Pledgor

By: ________________________________

Name: ________________________________

Title: ________________________________

In the presence of: ________________________________

Exhibit B

SCHEDULE I
DESCRIPTION OF OWNERSHIP INTERESTS

Certificate No.	Description:
001	100% of the ownership interests of USG Nevada LLC, a Delaware limited liability company

Schedule I

EXHIBIT D-4
to Financing Agreement

FORM OF
SPONSOR CASH GRANT SHORTFALL GUARANTY

among

U.S. GEOTHERMAL INC.,
a Delaware corporation
(Sponsor)

and

U.S. GEOTHERMAL INC.,
an Idaho corporation
(Idaho Sponsor)

and

USG NEVADA LLC,
a Delaware limited liability company
(Borrower)

and

ARES CAPITAL CORPORATION,
a Maryland corporation
(Lender)

Dated as of November 9, 2011

Page

ARTICLE I. DEFINITIONS		2

1.1	Defined Terms.	2
1.2	General Definitions	3
1.3	Rules of Interpretation.	3

ARTICLE II. GUARANTY		3

2.1	Guaranty	3
2.2	Obligations Absolute and Unconditional	4

ARTICLE III. REPRESENTATIONS AND WARRANTIES		5

3.1	Guarantors’ Representations and Warranties	5
3.2	Borrower’s Representations and Warranties; Covenants.	7

ARTICLE IV. COVENANTS		8

4.1	Maintenance of Corporate Existence	8
4.2	Compliance with Obligations.	8
4.3	Compliance with Laws.	8
4.4	Notice of Material Adverse Effect and Default.	8
4.5	Financial Statements.	8
4.6	Restrictions on Debt; Guaranties.	8
4.7	Sponsor’s Minimum Net Worth	8

ARTICLE V. SUBORDINATION; SUBROGATION; ETC.		9

5.1	Taxes	9
5.2	Subordination	9
5.3	Waiver	9
5.4	Subrogation	11
5.5	Bankruptcy	11
5.6	Reinstatement	12

ARTICLE VI. MISCELLANEOUS		12

6.1	Successions or Assignments.	12
6.2	Other Waivers.	13
6.3	Headings.	13
6.4	Remedies Cumulative.	13
6.5	Severability.	13

Exhibit D-4-i

6.6	Amendments.	13
6.7	APPLICABLE LAW.	13
6.8	CONSENT TO JURISDICTION.	13
6.9	WAIVER OF JURY TRIAL.	14
6.10	Integration of Terms.	15
6.11	Notices.	15
6.12	Interest; Collection Expenses; Set-Off	16
6.13	Counterparts	16
6.14	Time.	16
6.15	Termination	16
6.16	Appointment of Agent.	17

Exhibit D-4-ii

SPONSOR CASH GRANT SHORTFALL GUARANTY

This SPONSOR CASH GRANT SHORTFALL GUARANTY, dated as of November 9, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”), is entered into by and among U.S. GEOTHERMAL INC., a corporation organized and existing under the laws of the State of Delaware (“Sponsor”), U.S. GEOTHERMAL INC., a corporation organized and existing under the laws of the State of Idaho (“Idaho Sponsor”, and together with Sponsor, the “Guarantors”), USG NEVADA LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Borrower”), and ARES CAPITAL CORPORATION, a Maryland corporation, (together with its successors, designees and assigns in such capacity, “Lender”).

RECITALS

A. Borrower owns and intends to develop, construct, install, test, own, operate and use an approximately 8 MW geothermal power facility located in Washoe County, Nevada (the “Project”).

B. Borrower has entered into, among other things, (i) that certain Financing Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and between Borrower and Lender, pursuant to which, among other things, Lender has extended commitments to make loans and other financial accommodations to, and for the benefit of, Borrower, and (ii) certain Financing Documents (as defined in the Financing Agreement).

C. The Guarantors indirectly own one hundred percent (100%) of the ownership interests of Borrower. Sponsor directly owns one hundred percent (100%) of the membership interests of Idaho Sponsor. Idaho Sponsor directly owns one hundred percent (100%) of the membership interests of Nevada USG Holdings, LLC, a Delaware limited liability company (“Holdings”). Holdings directly owns one hundred percent (100%) of the ownership interests of Borrower.

D. Borrower will file a Cash Grant Application with respect to the Project as and when required pursuant to the Financing Agreement.

E. The primary source of repayment to Lender with respect to the Loans will be the proceeds from Cash Grant paid by the United States Treasury Department in connection with the filing of the Cash Grant Application.

F. The Guarantors will derive economic benefit from the Loans to be made to Borrower pursuant to the Financing Agreement.

G. It is a condition precedent to the effectiveness of the Financing Agreement and the other Financing Documents, and the making of the advances of credit contemplated thereby, that the Guarantors and Borrower shall have executed and delivered this Guaranty.

Exhibit D-4-1

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein, and to induce the Lender to enter into the Financing Documents and to make the advances of credit to Borrower contemplated thereby, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the Guarantors and Borrower hereby agrees with Lender as follows:

ARTICLE I.
DEFINITIONS

1.1 Defined Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings: “Borrower” has the meaning given in the preamble to this Guaranty.

“Cash Grant Filing Date” means the date on which Borrower submits to the United States Treasury Department its Cash Grant Application with respect to the Project.

“Cash Grant Receipt Date” means the date on which the Cash Grant is actually received by Borrower or Lender.

“Financing Agreement” has the meaning given in the recitals to this Guaranty.

“Guaranteed Obligations” has the meaning given in Section 2.1 of this Guaranty. “Guaranty” has the meaning given in the preamble to this Guaranty.

“Guarantors” has the meaning given in the preamble to this Guaranty.

“Idaho Sponsor” has the meaning given in the preamble to this Guaranty. “Lender” has the meaning given in the preamble to this Guaranty.

“Material Adverse Effect” means (i) a material and adverse change in the business, property, results of operation or financial condition of a Guarantor, (ii) a material and adverse effect on a Guarantor’s ability to perform its obligations under this Guaranty, or (iii) any “Material Adverse Effect” under, and as defined in, the Financing Agreement.

“Outstanding Loan Amount” shall mean, as of any given date, the aggregate amount of the Loans (including principal and interest accrued thereon, together with any costs, fees and expenses related thereto) then outstanding.

“Project” has the meaning given in the recitals to this Guaranty.

“Received Cash Grant Amount” means the actual amount, if any, of the Cash Grant received by Borrower or Lender with respect to the Cash Grant Application submitted by Borrower with respect to the Project.

Exhibit D-4-2

“Requested Cash Grant Amount” means the amount of the Cash Grant applied for under the Cash Grant Application submitted by Borrower with respect to the Project.

“Sponsor” has the meaning given in the preamble to this Guaranty.

“Sponsor’s Net Worth” means the three day average market capitalization for Sponsor as stated by Bloomberg World Exchange Market Capitalization USG at 4:30 PM EST.

1.2 General Definitions. Unless otherwise defined herein or unless the context otherwise requires, capitalized terms used in this Guaranty, including its preamble and recitals, have the respective meanings provided in the Financing Agreement.

1.3 Rules of Interpretation. Unless otherwise provided herein, the rules of interpretation set forth in Exhibit A to the Financing Agreement shall apply to this Guaranty, including its preamble and recitals.

ARTICLE II.
GUARANTY

2.1 Guaranty. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement to Lender to enter into the Financing Documents, each Guarantor hereby unconditionally, absolutely and irrevocably guarantees, on a joint and several basis, to Lender each of the following (collectively, the “Guaranteed Obligations”):

(a) in the event that the Requested Cash Grant Amount is less than the Outstanding Loan Amount on the Cash Grant Filing Date, such Guarantor shall pay to Lender on the Cash Grant Filing Date an amount equal to the positive difference (if any) between the Outstanding Loan Amount on the Cash Grant Filing Date and the Requested Cash Grant Amount;

(b) in the event that the Received Cash Grant Amount is less than the Outstanding Loan Amount on the Cash Grant Receipt Date, such Guarantor shall pay to Lender on the Maturity Date an amount equal to the positive difference (if any) between the then Outstanding Loan Amount on the Cash Grant Receipt Date and the Received Cash Grant Amount; and

(c) in the event that, as of the Maturity Date, no Cash Grant has been received, such Guarantor shall pay the then Outstanding Loan Amount to Lender on the Maturity Date.

With respect to payment obligations set forth above, such payments shall be due and payable (i) within five (5) Banking Days from the Cash Grant Filing Date in the case of a Guaranteed Obligation under Section 2.1(a), (ii) within five (5) Banking Days of the Cash Grant Receipt Date in the case of a Guaranteed Obligation under Section 2.1(b) above, and (iii) on the Maturity Date in the case of a Guaranteed Obligation under Section 2.1(c).

Exhibit D-4-3

2.2 Obligations Absolute and Unconditional.

(a) The obligations of the Guarantors hereunder are primary obligations of each Guarantor, on a joint and several basis, and are an absolute, unconditional, continuing and irrevocable guaranty of payment of the Guaranteed Obligations and the other obligations of the Guarantors hereunder and not of collectability, and are in no way conditioned on or contingent upon any attempt to enforce in whole or in part Borrower’s or any other Person’s liabilities and obligations to Lender. Each Guarantor, on a joint and several basis, shall pay each Guaranteed Obligation in immediately available funds as and when it is due. Each failure by the Guarantors to pay a Guaranteed Obligation or any other obligation hereunder shall give rise to a separate cause of action herewith, and separate suits may be brought hereunder as each cause of action arises.

(b) Each Guarantor agrees that it is directly and primarily liable to Lender, that its obligations hereunder are independent of the obligations of any other guarantor of the Guaranteed Obligations, and that a separate action or actions may be brought and prosecuted against such Guarantor, whether action is brought against Borrower (or any other guarantor of the Guaranteed Obligations) or whether Borrower (or any such other guarantor) is joined in any such action or actions. Each Guarantor agrees that any release which may be given to Borrower, the other Guarantor or any other person or entity directly or indirectly liable for the Guaranteed Obligations shall not release such Guarantor from its obligations under this Guaranty.

(c) Lender may, at any time and from time to time (whether or not after revocation or termination of this Guaranty) without the consent of or notice to any Guarantor, except such notice as may be required by the Financing Documents or applicable law which cannot be waived, without incurring responsibility to any Guarantor, without impairing or releasing the obligations of any Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(i) consent to any change in the manner, place and terms of payment of, or renew or alter, any Guaranteed Obligation, or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or consent to any modification or amendment of the Cash Grant Applications, and the guarantees herein made shall apply to the Guaranteed Obligations or such other obligations as changed, extended, renewed, modified, amended, supplemented or altered in any manner;

(ii) exercise or refrain from exercising any rights against Borrower or others (including the Guarantors) or otherwise act or refrain from acting;

(iii) add or release any other guarantor from its obligations without affecting or impairing the obligations of the Guarantors hereunder;

(iv) settle or compromise any Guaranteed Obligations or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment or performance of any obligations and liabilities which may be due to Lender or others;

Exhibit D-4-4

(v) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property by whomsoever pledged or mortgaged to secure or howsoever securing the Guaranteed Obligations or any liabilities or obligations (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof and/or any offset there against;

(vi) apply any sums by whomsoever paid or howsoever realized to any obligations and liabilities of Borrower to Lender under the Financing Documents in the manner provided therein regardless of what obligations and liabilities remain unpaid; and

(vii) act or fail to act in any manner referred to in this Guaranty which may deprive any Guarantor of its right to subrogation against Borrower to recover full indemnity for any payments or performances made pursuant to this Guaranty or of its right of contribution against any other party.

(d) No invalidity, irregularity or unenforceability of the Guaranteed Obligations or invalidity, irregularity, unenforceability or non-perfection of any collateral therefor, shall affect, impair or be a defense to this Guaranty, which is the primary obligation of the Guarantors.

This is a continuing guaranty and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. In the event that, notwithstanding the provisions of Section 2.2 above, this Guaranty shall be deemed revoked in accordance with applicable law, then any such revocation shall become effective only upon receipt by Lender of written notice of revocation signed by each Guarantor. To the extent permitted by applicable law, no revocation or termination hereof shall affect, in any manner, rights arising under this Guaranty with respect to Guaranteed Obligations (i) arising prior to receipt by Lender of written notice of such revocation or termination or (ii) arising as a result of an Event of Default under the Financing Agreement occurring by reason of the revocation or termination of this Guaranty.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Guarantors’ Representations and Warranties. Each Guarantor represents and warrants to and in favor of Lender, as of the date hereof, that: 3.1.1 Organization. (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of its formation, and (b) it is duly qualified, authorized to do business and in good standing in each jurisdiction in which such qualification is necessary to execute, deliver and perform this Guaranty.

3.1.2 Power and Authorization; Enforceable Obligations. Such Guarantor has the full corporate power and authority to execute, deliver and perform this Guaranty and to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder. Such Guarantor has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty and to complete the transactions contemplated hereby and thereby. No consent or authorization of, filing with, or other act by or in respect of any other Person or Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor, or the validity or enforceability as to such Guarantor, of this Guaranty, except such consents or authorizations or filings or other acts as have already been obtained or made or where the failure to obtain such consent or authorization could not reasonably be expected to have a Material Adverse Effect. This Guaranty has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the right of creditors generally and by general principles of equity.

Exhibit D-4-5

3.1.3 No Legal Bar. The execution, delivery and performance by such Guarantor of this Guaranty and the consummation of the transactions contemplated hereby (including the agreements, guarantees and payments contemplated hereby) will not violate any applicable Legal Requirement or any material contractual obligation of such Guarantor and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any applicable Legal Requirement or any such contractual obligation except, in each case, where such violation, creation or imposition could not reasonably be expected to have a Material Adverse Effect.

3.1.4 Compliance with Law. Such Guarantor is in compliance with all Legal Requirements, except noncompliance which could not reasonably be expected to have a Material Adverse Effect.

3.1.5 No Litigation. There are no pending or, to such Guarantor’s knowledge, threatened in writing actions, suits, proceedings or investigations of any kind, including actions or proceedings of or before any Governmental Authority, to which such Guarantor is a party or is subject, or by which it or its properties are bound that, if adversely determined to or against such Guarantor, could reasonably be expected to have a Material Adverse Effect.

3.1.6 Financial Statements. The financial statements of the Guarantors delivered to Lender pursuant to Sections 3.1(q) and 5.4 of the Financing Agreement are true, complete and correct in all material respects as of the date of such statements and fairly presented the financial condition of each Guarantor as of the date thereof and fairly presented the results of the operations and cash flow of each Guarantor for the periods then ending. Such financial statements have been prepared in accordance with GAAP.

3.1.7 Taxes. Such Guarantor has timely filed all federal, state and local tax returns that it is required to file (except where a failure to file such local tax return could not reasonably be expected to have a Material Adverse Effect), has paid all taxes it is required to pay to the extent due (other than those taxes that it is contesting in good faith and by appropriate proceedings, with adequate reserves established for such taxes) and, to the extent such taxes are not due, has established reserves that are adequate for the payment thereof to the extent required by GAAP. Such Guarantor knows of no tax assessment that has been proposed in writing against it which could reasonably be expected to have a Material Adverse Effect (other than as is being actively contested by such Guarantor in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP have been made or provided therefor).

Exhibit D-4-6

3.1.8 Investment Company Act; Federal Energy Laws. Such Guarantor is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. No provision of the FPA or PUHCA precludes such Guarantor from entering into and performing its obligations under this such Guaranty.

3.1.9 Financial and Other Information. Such Guarantor has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its properties on a continuing basis, and such Guarantor now is and hereafter will have responsibility for maintaining familiarity with the businesses, operations and condition (financial and otherwise) of Borrower and its properties.

Operative Documents. Such Guarantor has reviewed and is familiar with the terms of each of the Financing Documents (including the Financing Agreement) that has been or will be executed and delivered on or prior to the date hereof.

3.1.10 Adequate Financial Means.

(a) After giving effect to the transactions contemplated by this Guaranty and the contingent obligations evidenced hereby, such Guarantor is Solvent, both on an unconsolidated basis and a consolidated basis with any subsidiaries of the Guarantors.

(b) Such Guarantor is not executing this Guaranty with any intention to hinder, delay or defraud any present or future creditor or creditors of such Guarantor.

(c) Such Guarantor is not engaged in any business or transaction which, after giving effect to the transactions contemplated by this Guaranty, will leave such Guarantor with capital or assets which are unreasonably small in relation to the business or transactions engaged by such Guarantor, and such Guarantor does not intend to engage in any such business or transaction.

(d) Such Guarantor does not intend to incur, nor does such Guarantor believe that it will incur, debts beyond such Guarantor’s ability to repay such debts as they mature.

3.2 Borrower’s Representations and Warranties; Covenants. Borrower represents and warrants to and in favor of Lender, as of the date hereof, that Borrower has provided the Guarantors with true, correct and complete copies of each of the Operative Documents (including the Financing Agreement) that has been or will be executed and delivered on or prior to the Financial Closing Date and any amendments, supplements or modifications thereto.

Exhibit D-4-7

ARTICLE IV.
COVENANTS

Each Guarantor hereby covenants and agrees for the benefit of Borrower and Lender as follows, as long as this Guaranty remains in effect: 4.1 Maintenance of Corporate Existence. Such Guarantor shall maintain and preserve its existence in good standing in the state of its formation and its qualification to do business in each other jurisdiction where such qualification is necessary to perform its obligations hereunder and all material rights, privileges and franchises necessary in the normal conduct of its business.

4.2 Compliance with Obligations. Such Guarantor shall maintain in full force and effect all consents and approvals of any Governmental Authority that are required to be obtained by it in order for it to perform its obligations under this Guaranty and each other Operative Document to which it is a party. Each Guarantor shall obtain any such consents and approvals that may become required in the future as and when the same shall be so required.

4.3 Compliance with Laws. Such Guarantor shall promptly comply with all Governmental Rules, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

4.4 Notice of Material Adverse Effect and Default. Promptly, and in any event within fifteen (15) Business Days after a Responsible Officer of such Guarantor obtains knowledge thereof, such Guarantor shall give to Lender notice of (a) the occurrence of any event (including any litigation or governmental proceeding affecting or pending against such Guarantor or any of its Affiliates) which has had, or could reasonably be expected to have, a Material Adverse Effect and (b) the occurrence of any Event of Default.

4.5 Financial Statements. Such Guarantor shall provide each of the financial statements required by such Guarantor pursuant to Section 5.4 of the Financing Agreement.

4.6 Restrictions on Debt; Guaranties. Such Guarantor shall not, without the consent of the Lender (which shall not be unreasonably withheld, delayed or conditioned) incur, create, assume or permit to exist any Debt or execute any guaranties, other than this Agreement, or provide other credit support (including grants of Liens on any assets owned by the Guarantors) to the extent that the issuance of such guaranties or credit support could reasonably be expected to cause a Material Adverse Effect.

4.7 Sponsor’s Minimum Net Worth. On the Financial Closing Date and at all times until the indefeasible payment and performance in full in cash of all Obligations and the termination of the Loan Commitment, Sponsor’s Net Worth was and shall remain equal to at least twenty million Dollars ($20,0000,000).

Exhibit D-4-8

ARTICLE V.
SUBORDINATION; SUBROGATION; ETC.

5.1 Taxes. Except as otherwise required by applicable Governmental Rules, each payment required to be made by the Guarantors hereunder shall be made without deduction or withholding for or on account of Taxes, Excluded Taxes or Other Taxes.

5.2 Subordination. Except as otherwise specifically provided in this Guaranty, all existing and future indebtedness of, or other obligations owed by Borrower to the Guarantors is hereby subordinated to all of the Obligations. Without the prior written consent of Lender, such subordinated indebtedness (including interest thereon) shall not be paid or withdrawn in whole or in part, nor shall the Guarantors accept any payment of or on account of any such indebtedness, in each case until the indefeasible payment and performance in full of all Obligations (other than unasserted contingent indemnity obligations) and the termination of the Loan Commitment under the Financing Agreement and the other obligations of the Lender under the Financing Documents. Any payment by Borrower in violation of this Section 5.2 shall be received by the Guarantors in trust for Lender, and the Guarantors shall cause the same to be paid to Lender immediately upon demand by Lender on account of the Obligations. The Guarantors shall not assign all or any portion of such indebtedness while the Guaranty remains in effect except upon prior written notice to Lender by which the assignee of any such indebtedness agrees that the assignment is made subject to the terms of this Guaranty, and that any attempted assignment of such indebtedness in violation of the provisions hereof shall be void. Nothing in this Section 5.2 shall operate to limit Borrower’s ability to make distributions to the Guarantors as and to the extent expressly performed under Section 6.6 of the Financing Agreement.

5.3 Waiver. Each Guarantor hereby unconditionally and irrevocably waives and relinquishes, to the maximum extent permitted by applicable Governmental Rules, all rights and remedies accorded to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, other than, subject to Section 5.6, defenses of payment or performance of the applicable Guaranteed Obligations, including:

(a) any right to require Lender to proceed against Borrower or any other Person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against any Guarantor;

(b) any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of any Guarantor, Borrower or any other Person or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any Guarantor, Borrower or any other Person;

(c) promptness, diligence, demand, presentment, protest and notice of any kind, including notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower, Lender, any endorser or creditor of the foregoing or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lender as collateral or in connection with any Guaranteed Obligation;

Exhibit D-4-9

(d) any defense based upon an election of remedies by Lender, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of any Guarantor or the right of any Guarantor to proceed against Borrower or another Person for reimbursement, or both;

(e) any defense based on any offset against any amounts which may be owed by any Person to any Guarantor for any reason whatsoever;

(f) any defense based on any act, failure to act, delay or omission whatsoever on the part of Borrower or any of its Affiliates or the failure by Borrower or any of its Affiliates to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by such Person under any other Operative Document;

(g) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(h) any defense (including failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury), setoff or counterclaim which may at any time be available to or asserted by Borrower against Lender, or any other Person under the Financing Agreement or any Operative Document;

(i) any duty on the part of Lender to disclose to the Guarantors any facts Lender may now or hereafter know about Borrower or any Affiliate thereof, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which the Guarantors intend to assume, or have reason to believe that such facts are unknown to the Guarantors, or have a reasonable opportunity to communicate such facts to the Guarantors, since each Guarantor acknowledges that such Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower and of all circumstances bearing on the risk of non-payment of any Guaranteed Obligation;

(j) the fact that each Guarantor may at any time in the future dispose of all or part of its direct or indirect interest in Borrower;

(k) any defense based on any change in the time, manner or place of any payment or performance under, or in any other term of, the Financing Agreement, any other Operative Document, or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Financing Agreement or any other Operative Document;

(l) any right to assert the bankruptcy or insolvency of Borrower or any other Person as a defense hereunder or as the basis for rescission hereof and any defense arising because of Lender’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law;

(m) any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law; and

Exhibit D-4-10

(n) any act or omission by Borrower, or any existence of or reliance on any representation by Borrower or Lender that might otherwise constitute a defense available to, or discharge of, any guarantor or surety.

5.4 Subrogation. Until the indefeasible payment and performance in full of all Obligations (other than unasserted contingent indemnity obligations) and the termination of the Loan Commitment under the Financing Agreement and the other obligations of Lender under the Financing Documents, (a) the Guarantors shall not exercise any right of subrogation or enforce any remedy which Lender may have now or may hereafter have against Borrower and will not claim the benefit of any rights to, or seek to participate in, any security now or hereafter held by Lender from Borrower, and (b) the Guarantors shall not enforce any claim, right or remedy which the Guarantors may now have or may hereafter acquire against Borrower that arises hereunder, from the existence or enforcement of this Guaranty or from the performance by the Guarantors hereunder (including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Lender against Borrower or any security which Lender now may have or may hereafter acquire), whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

5.5 Bankruptcy.

(a) To the extent permitted under applicable Legal Requirements, the Guarantors shall not, without the prior written consent of Lender, commence, or join with any other Person in commencing any bankruptcy, reorganization, or insolvency proceeding against Borrower. The obligations of the Guarantors under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of Borrower, or any Affiliate thereof, or by any defense which Borrower or any Affiliate thereof may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) The Guarantors shall file, in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law, all claims which the Guarantors may have against Borrower, relating to any indebtedness of Borrower to Guarantor, and hereby assigns to Lender all rights of the Guarantors thereunder. If the Guarantors do not file any such claim, Lender, as attorney-in-fact for the Guarantors, is hereby authorized to do so in the name of the Guarantors or, in Lender’s discretion, to assign the claim to a nominee and to cause proofs of claim to be filed in the name of Lender’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Lender or its nominee shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person authorized to pay such a claim shall pay the same to Lender to the extent of any Obligations which then remain unpaid or unperformed, and, to the full extent necessary for that purpose, the Guarantors hereby assign to Lender all of the Guarantors’ rights to all such payments or distributions to which the Guarantors would otherwise be entitled; provided, however, that the Guarantors’ obligations hereunder shall not be satisfied except to the extent that Lender receives cash by reason of any such payment or distribution. If Lender receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

Exhibit D-4-11

(c) Each Guarantor hereby irrevocably waives, to the extent it may do so under applicable Governmental Rules, any protection to which it may be entitled under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Law or equivalent provisions of the laws or regulations of any other jurisdiction with respect to any proceedings, or any successor provision of law of similar import, in the event of any Bankruptcy Event with respect to Borrower. Specifically, in the event that the trustee (or similar official) in a Bankruptcy Event with respect to Borrower or the debtor-in-possession takes any action (including the institution of any action, suit or other proceeding for the purpose of enforcing the rights of Borrower under this Guaranty or any other Financing Document), the Guarantors shall not assert any defense, claim or counterclaim denying liability hereunder on the basis that this Guaranty or any other Financing Document is an executory contract or a “financial accommodation” that cannot be assumed, assigned or enforced or on any other theory directly or indirectly based on Section 365(c)(1), 365(c)(2) or 365(e)(2) of the Bankruptcy Law, or equivalent provisions of the law or regulations of any other jurisdiction with respect to any proceedings or any successor provision of law of similar import. If a Bankruptcy Event with respect to Borrower shall occur, the Guarantors agree after the occurrence of such Bankruptcy Event, to reconfirm in writing, to the extent permitted by applicable Governmental Rules, its pre-petition waiver of any protection to which it may be entitled under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Law or equivalent provisions of the laws or regulations of any other jurisdiction with respect to proceedings and, to give effect to such waiver, each Guarantor consents to the assumption and enforcement of each provision of this Guaranty and any other Financing Document by the debtor-in-possession or Borrower’s trustee in bankruptcy, as the case may be.

5.6 Reinstatement. This Guaranty and the obligations of the Guarantors hereunder shall continue to be effective or be automatically reinstated, as the case may be, if and to the extent that for any reason any payment by or on behalf of any Guarantor in respect of the Guaranteed Obligations is rescinded or otherwise restored to any Guarantor or Borrower, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as if such payment had not been made, and each Guarantor agrees that it will indemnify Lender and its successors and assigns, on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by Lender and its successors and assigns in connection with any such rescission or restoration.

ARTICLE VI.
MISCELLANEOUS

6.1 Successions or Assignments.

(a) This Guaranty shall inure to the benefit of the successors or permitted assigns of Lender who shall have, to the extent of their interest, the rights of Lender hereunder. Lender shall not assign this Agreement except in conjunction with an assignment of the Financing Agreement as provided therein.

Exhibit D-4-12

(b) This Guaranty is binding upon each of Borrower and each Guarantor and their respective successors and permitted assigns. Neither Borrower nor any Guarantor may assign any of its obligations hereunder without the prior written consent of Lender (and any purported assignment in violation of this Section shall be void).

6.2 Other Waivers.

(a) No delay or omission on the part of Lender in exercising any of its rights (including those hereunder) and no partial or single exercise thereof and no action or non-action by Lender, with or without notice to the Guarantors, Borrower or any other Person, shall constitute a waiver of any rights or shall affect or impair this Guaranty.

(b) Each of Borrower and each Guarantor hereby irrevocably waives, to the extent it may do so under applicable Governmental Rules, any defense based on the adequacy of a remedy at law that may be asserted as a bar to the remedy of specific performance in any action brought against Borrower or any Guarantor for specific performance of this Guaranty by Lender or for its benefit by a receiver, custodian or trustee appointed for any Guarantor or Borrower or in respect of all or a substantial part of its assets under the bankruptcy or insolvency laws of any jurisdiction to which any Guarantor, Borrower or its respective assets are subject.

6.3 Headings. The headings in this Guaranty are for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

6.4 Remedies Cumulative. Each and every right and remedy of Lender hereunder shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other Financing Document, or now or hereafter existing at law or in equity.

6.5 Severability. Any provision of this Guaranty that may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.6 Amendments. This Guaranty may be amended, waived or otherwise modified only with the written consent of the parties hereto.

6.7 APPLICABLE LAW. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

6.8 CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER FINANCING DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS GUARANTY, EACH BORROWER AFFILIATE ENTITY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY THE LENDER IN RESPECT OF RIGHTS UNDER ANY FINANCING DOCUMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ANY BORROWER AFFILIATE ENTITY AT ITS ADDRESS IN ACCORDANCE WITH SECTION 6.11; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ANY BORROWER AFFILIATE ENTITY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE LENDER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY BORROWER AFFILIATE ENTITY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY FINANCING DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

Exhibit D-4-13

6.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER FINANCING DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE LOAN TRANSACTIONS OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.9 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER FINANCING DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Exhibit D-4-14

6.10 Integration of Terms. This Guaranty, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof

6.11 Notices. All notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall be effective if given in accordance with the provisions of Section 10.1 of the Financing Agreement. Notices to the Guarantors may be given at the following addresses (or such other address as notified by Guarantor to Lender and Borrower in writing): Sponsor:

U.S. GEOTHERMAL INC.
Address:	1505 Tyrell Lane
Boise, ID 83706
Telephone:	(208) 424-1027
Fax:	(208) 424-1030
Attention:	Jonathan Zurkoff

Idaho Sponsor:

U.S. GEOTHERMAL INC.
Address:	1505 Tyrell Lane
Boise, ID 83706
Telephone:	(208) 424-1027
Fax:	(208) 424-1030
Attention:	Jonathan Zurkoff

Borrower:

USG NEVADA LLC
Address:	1505 Tyrell Lane
Boise, ID 83706
Telephone:	(208) 424-1027
Fax:	(208) 424-1030
Attention:	Jonathan Zurkoff

Exhibit D-4-15

6.12 Interest; Collection Expenses; Set-Off.

(a) Without regard to any limitation set forth in this Guaranty, any amount required to be paid by the Guarantors pursuant to the terms hereof shall bear interest at the lower of (i) the interest rate equivalent to the Default Rate under the Financing Agreement and (ii) the maximum rate permitted by law from the date due until paid in full in cash.

(b) Without regard to any limitation set forth in this Guaranty, if Lender is required to pursue any remedy against the Guarantors hereunder, the Guarantors shall pay to Lender, upon demand therefor, all reasonable attorneys’ fees and all other costs and expenses incurred by Lender in enforcing this Guaranty (and such fees, costs and expenses shall be deemed to be part of the Guaranteed Obligations).

(c) In addition to any rights now or hereafter granted under applicable Governmental Rules or otherwise, and not by way of limitation of any such rights, upon the failure of the Guarantors to make any payment as required hereunder, Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Guarantors, Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender (including by branches and agencies of Lender wherever located) to or for the credit or the account of the Guarantors against and on account of the obligations of the Guarantors under this Guaranty.

6.13 Counterparts. This Guaranty and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

6.14 Time. Time is of the essence of this Guaranty.

6.15 Termination. Subject to Section 5.6, this Guaranty and all of the obligations of the Guarantors hereunder shall terminate on the earliest to occur of (a) the indefeasible payment and performance in full in cash of all Obligations (other than unasserted contingent indemnity obligations) and the termination of the Loan Commitment under the Financing Agreement and the other obligations of the Lender under the Financing Documents and (b) the indefeasible payment in full in cash and performance in full of all of the Guaranteed Obligations in accordance with the terms hereof; provided, however, that the provisions of this Article 6 shall survive termination. Upon the indefeasible payment and performance in full of all Obligations (other than unasserted contingent indemnity obligations) and the termination of the Loan Commitment under the Financing Agreement and the other obligations of the Lender under the Financing Documents, Lender shall reassign back to the Guarantors any and all rights that the Guarantors may have assigned to Lender pursuant to Section 5.5(b).

Exhibit D-4-16

6.16 Appointment of Agent. The Guarantors hereby irrevocably designate, appoint and empower CT Corporation System (the “Process Agent”), with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its permitted designee, appointee and agent to receive and forward, for and on its behalf, service of any and all legal process, writs, summons, notices and documents which may be served in any action or proceeding arising out of this Guaranty or any other Financing Document. The Guarantors hereby agree to cause the Process Agent to execute and deliver to the Lender a letter from the Process Agent to the effect of the foregoing. If for any reason such Process Agent shall cease to act as such, the Guarantors agree hereby to designate a new permitted designee, appointee and agent in New York City on terms satisfactory to the Lender. The Guarantors shall promptly inform the Process Agent of any change to the Guarantors’ addresses for forwarding such items.

[SIGNATURE PAGES FOLLOW]

Exhibit D-4-17

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Guaranty to be duly executed and delivered as of the date first above written.

USG NEVADA LLC,
a Delaware limited liability company,
as Borrower
By:
Name:
Title:

U.S. GEOTHERMAL INC.,
a Delaware corporation,
as Sponsor
By:
Name:
Title:

U.S. GEOTHERMAL INC.,
an Idaho corporation,
as Idaho Sponsor
By:
Name:
Title:

[SIGNATURE PAGE TO SPONSOR CASH GRANT SHORTFALL GUARANTY]

ARES CAPITAL CORPORATION,
a Maryland corporation,
as Lender
By:
Name:
Title:

[SIGNATURE PAGE TO SPONSOR CASH GRANT SHORTFALL GUARANTY]

     EXHIBIT D-5
to Financing Agreement

FORM OF
INTERCREDITOR AGREEMENT

by and between

SAIC CONSTRUCTORS, LLC

(formerly known as Benham Constructors, LLC)

as Construction Lender

and

ARES CAPITAL CORPORATION

as Cash Grant Bridge Lender

Dated as of November 9, 2011

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”), dated as of November 9, 2011 by and between SAIC CONSTRUCTORS, LLC, an Oklahoma limited liability company and formerly known as Benham Constructors, LLC, having an office at 9400 N. Broadway, Suite 300, Oklahoma City, Oklahoma 73114 (together with its successors and permitted assigns, “Construction Lender”), and ARES CAPITAL CORPORATION, having an office at 245 Park Avenue, 44th Floor, New York, New York 10167 (together with its successors and permitted assigns, “Cash Grant Bridge Lender”), and acknowledged and agreed by USG NEVADA LLC, a Delaware limited liability company (“Borrower”).

RECITALS

WHEREAS, pursuant to the terms, provisions and conditions set forth in that certain Credit Addendum to Engineering, Procurement and Construction Contract, dated August 27, 2010, as amended by that certain First Amendment to Credit Addendum dated May 20, 2011, between Borrower and Construction Lender (as further amended, restated, supplemented, modified, replaced or refinanced from time to time subject to the provisions hereof the “Construction Loan Agreement”), Construction Lender has made a loan to Borrower in the original principal amount of $24,553,000 (the “Construction Loan”), which Construction Loan is evidenced by that certain Promissory Note, dated as of August 27, 2010, made by Borrower to Construction Lender in the amount of the Construction Loan (the “Construction Note”), and secured by, among other things, certain deeds of trust made by Borrower in favor of Construction Lender (as amended, restated, supplemented, modified or replaced from time to time, the “Construction Mortgage”), which Construction Mortgage encumbers the real property described on Exhibit A attached hereto and made a part hereof, and all improvements thereon and appurtenances thereto (collectively, the “Site”); and

WHEREAS, pursuant to the terms, provisions and conditions set forth in that certain Financing Agreement, dated as of November 9, 2011, between Borrower and Cash Grant Bridge Lender (as amended, restated, supplemented, modified, replaced or refinanced from time to time subject to the provisions hereof the “Cash Grant Bridge Loan Agreement”), Cash Grant Bridge Lender is the owner and holder of a loan to Borrower in the original principal amount of $9,000,000 (the “Cash Grant Bridge Loan”), which Cash Grant Bridge Loan is evidenced by that certain Note, dated as of November 9, 2011, made by Borrower in favor of Cash Grant Bridge Lender in the amount of the Cash Grant Bridge Loan (the “Cash Grant Bridge Loan Note”), and secured by, among other things, (i) a Member Pledge Agreement, dated as of November 9, 2011, from Nevada USG Holdings I LLC, a Delaware limited liability company (“Holdings”), pursuant to which Cash Grant Bridge Lender is granted a first priority security interest in all of Holdings’ ownership interests in Borrower (as amended, restated, supplemented, modified or replaced from time to time subject to the provisions hereof, the “Member Pledge Agreement”); (ii) an Idaho Sponsor Pledge Agreement, dated as of November 9, 2011, from U.S. Geothermal Inc., an Idaho corporation (“Idaho Sponsor”), pursuant to which Cash Grant Bridge Lender is granted a first priority security interest in all of Idaho Sponsor’s ownership interests in Holdings (as amended, restated, supplemented, modified or replaced from time to time subject to the provisions hereof, the “Idaho Sponsor Pledge Agreement”); (iii) a Cash Grant Security Agreement, dated as of November 9, 2011, made by Borrower in favor Cash Grant Bridge Lender (as amended, restated, supplemented, modified, replaced or refinanced from time to time subject to the provisions hereof the “Cash Grant Security Agreement”) pursuant to which Cash Grant Bridge Lender is granted a first priority security interest in all of Borrower’s right, title and interest in the Cash Grant Proceeds (as defined therein); (iv) a Sponsor Cash Grant Shortfall Guaranty, dated as of November 9, 2011, from U.S. Geothermal Inc., a Delaware corporation (“Sponsor”), and Idaho Sponsor in favor of Cash Grant Bridge Lender, pursuant to which Sponsor and Idaho Sponsor jointly and severally indemnify Cash Grant Bridge Lender from and against any Cash Grant Shortfall (as defined therein) (as amended, restated, supplemented, modified or replaced from time to time subject to the provisions hereof, the “Sponsor Cash Grant Shortfall Guaranty”); and (v) a Deposit Account Control Agreement, pursuant which Borrower grants Cash Grant Bridge Lender a first priority security interest in a blocked account (the “Blocked Account”) (as amended, restated, supplemented, modified or replaced from time to time subject to the provisions hereof, the “Deposit Account Control Agreement”); and

WHEREAS, Borrower will use the net proceeds from the Construction Loan and the Cash Grant Bridge Loan to, among other things, expand and repower an existing 3 MW geothermal power project located on the Site and thereby increase the output thereof to approximately 8 MW, as more fully described in the EPC Contract (as defined below) (the geothermal project developed by such expansion and repowering, the “Project”); and

WHEREAS, Construction Lender and Cash Grant Bridge Lender desire to enter into this Agreement to provide for the relative priority of the Construction Loan Documents (as such term is hereinafter defined) and the Cash Grant Bridge Loan Documents (as such term is hereinafter defined) on the terms and conditions hereinbelow set forth, and to evidence certain agreements with respect to the relationship between the Cash Grant Bridge Loan and the Cash Grant Bridge Loan Documents, on the one hand, and the Construction Loan and the Construction Loan Documents, on the other hand.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Construction Lender and Cash Grant Bridge Lender hereby agree as follows:

1.   CERTAIN DEFINITIONS; RULES OF CONSTRUCTION.

1.1 As used in this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate” means, as to any particular Person, any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person or Persons in question.

“Agreement” means this Intercreditor Agreement, as the same may be amended, modified and in effect from time to time, pursuant to the terms hereof.

“Blocked Account” has the meaning provided in the Recitals hereto.

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“Borrower” has the meaning provided in the Preamble hereto.

“Borrower Affiliate Entity” means each of Borrower, Holdings, Idaho Sponsor and Sponsor.

“Business Day” means any day other than (i) a Saturday and a Sunday and (ii) a day on which federally insured depository institutions in the State of New York or the State of Oklahoma are authorized or obligated by law, governmental decree or executive order to be closed.

“Cash Grant” means, with respect to the Project, the cash grant in lieu of the renewable energy tax credits available under Sections 45 and 48 of the Code issued by the United States Treasury Department pursuant to the terms of Section 1603 of the American Recovery and Reinvestment Act of 2009 and the Cash Grant Terms and Conditions.

“Cash Grant Application” means an “Application for Section 1603: Payments for Specified Renewable Energy Property in Lieu of Tax Credits” to be filed by Borrower, as an applicant, for the Cash Grant with respect to the Project.

“Cash Grant Bridge Lender” has the meaning provided in the Preamble hereto.

“Cash Grant Bridge Loan” has the meaning provided in the Recitals hereto.

“Cash Grant Bridge Loan Agreement“ has the meaning provided in the Recitals hereto.

“Cash Grant Bridge Loan Documents” means the Cash Grant Bridge Loan Agreement, the Cash Grant Bridge Loan Note, the Cash Grant Notice of Assignment, the Member Pledge Agreement, the Idaho Sponsor Pledge Agreement, the Cash Grant Security Agreement, the Sponsor Cash Grant Shortfall Guaranty, the Cash Grant Power of Attorney and the Deposit Account Control Agreement, together with all other material documents and instruments set forth on Exhibit B hereto (if any), as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time, subject to the limitations and agreements contained in this Agreement.

“Cash Grant Bridge Loan Modification” has the meaning provided in Section 7.2 hereof.

“Cash Grant Bridge Loan Note” has the meaning provided in the Recitals hereto.

“Cash Grant Notice of Assignment” means that certain Notice of Assignment entered into as provided in the Cash Grant Bridge Loan Agreement, by and between Borrower and Cash Grant Bridge Lender.

“Cash Grant Power of Attorney” has the meaning provided in the Section 12.5 hereof.

“Cash Grant Proceeds” has the meaning provided in the Cash Grant Security Agreement.

“Cash Grant Security Agreement” has the meaning provided in the Recitals hereto.

“Cash Grant Terms and Conditions” means Section 1603 of the American Recovery and Reinvestment Act of 2009, as amended, the “Payments for Specified Energy Property in Lieu of Tax Credits under the American Recovery and Reinvestment Act of 2009 – Terms and Conditions” issued by the United States Treasury Department and the United States Treasury Department’s program guidance publication entitled “Payments for Specific Energy Property in Lieu of Tax Credits under the American Recovery and Reinvestment Act of 2009,” dated July 2009 and revised March 2010, in each case, as the same may be amended, and any other guidance, instructions or terms and conditions published or issued by the United States Treasury Department in respect of the Cash Grant or any Cash Grant Application.

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“Code” means the Internal Revenue Code of 1986, as amended, including any applicable United States Treasury Department Regulations.

“Construction Lender” has the meaning provided in the Preamble hereto.

“Construction Loan” has the meaning provided in the Recitals hereto.

“Construction Loan Agreement” has the meaning provided in the Recitals hereto.

“Construction Loan Default Notice” has the meaning provided in Section 10.1 hereof.

“Construction Loan Documents” means the EPC Contract, the Construction Loan Agreement, the Construction Note, the Construction Security Agreement and the Construction Mortgage, together with the other material instruments and documents set forth on Exhibit C hereto, as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time, subject to the limitations and agreements contained in this Agreement.

“Construction Loan Modification” has the meaning provided in Section 7.1 hereof.

“Construction Mortgage” has the meaning provided in the Recitals hereto.

“Construction Note” has the meaning provided in the Recitals hereto.

“Construction Security Agreement” means that certain Security Agreement, dated as of August 27, 2010, by and between Borrower and Construction Lender.

“Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. The terms “controlled by,” “controlling” and “under common control with” shall have the respective correlative meanings thereto. For purposes of this definition, if more than one Qualified Transferee owns (directly or indirectly) more than fifty percent (50%) of the beneficial ownership interests of an entity and one or more of the Qualified Transferees possess the power to direct or cause the direction of the management or policies of the entity, whether through the ability to exercise voting power, by contract or otherwise, even though each such Qualified Transferee individually owns less than fifty percent (50%) of such beneficial interests, such entity shall be deemed to be “controlled by” a Qualified Transferee.

“Deed in Lieu” has the meaning provided in Section 11 hereof.

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“Deposit Account Control Agreement” has the meaning provided in the Recitals hereto.

“Disqualified Person” means, at any time during the Recapture Period, (i) any Federal, State or local government (or any political subdivision, agency or instrumentality thereof); (ii) any organization described in Section 501(c) of the Code and exempt from tax under Section 501(a) of the Code; (iii) any entity referenced in Section 54(j)(4) of the Code; (iv) any foreign person or entity as defined in Section 168(h)(2)(C) of the Code unless the exception under Section 168(h)(2)(B) of the Code applies with respect to the income from Borrower for that Person; and (v) a partnership or other “pass-thru entity” (within the meaning of paragraph (g)(4) of Section 1603 of division B of the American Recovery and Reinvestment Act of 2009, including a single member disregarded entity and a foreign partnership or foreign pass-through entity) any direct or indirect partner (or other holder of an equity or profits interest) of which is a person described in (i) through (iv) above unless such person owns such direct or indirect interest in the partnership or pass-through entity through a “taxable C corporation” (other than a real estate investment trust or regulated investment company), as that term is used in the Cash Grant Terms and Conditions; provided, further, that if and to the extent the definition of “Disqualified Person” under Section 1603(g) of division B of the American Recovery and Reinvestment Act of 2009 is amended after the date of this Agreement and such amendment is applicable to the Cash Grant, the definition of “Disqualified Person” under this Agreement shall be interpreted to conform to such amendment and any Cash Grant Terms and Conditions with respect thereto.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000, (ii) is regularly engaged in, or has an investment advisor or asset manager that is regularly engaged in, the business of making or owning commercial real estate loans (including Cash Grant Bridge loans or loan participations) or operating commercial mortgage properties, and (iii) is not a Disqualified Person.

“Enforcement Action” means any (i) judicial or non-judicial foreclosure proceeding, the exercise of any power of sale, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action against the Project or Borrower, including, without limitation, the taking of possession or control of the Project, (ii) acceleration of, or demand or action taken in order to collect, all or any indebtedness secured by the Project (other than giving of notices of default and statements of overdue amounts) or (iii) exercise of any right or remedy available to Construction Lender under the Construction Loan Documents, at law, in equity or otherwise with respect to Borrower and/or the Project.

“EPC Contract” means that certain Engineering, Procurement and Construction Contract, dated August 27, 2010, between Borrower and Construction Lender, as amended by (i) Change Order No. 1, dated November 12, 2010, (ii) Change Order No. 2, dated November 12, 2010, (iii) Change Order No. 3, dated November 18, 2010, (iv) Change Order No. 4, dated December 1, 2010, (v) Change Order No. 5, dated December 29, 2010, (vi) Change Order No. 6, dated January 14, 2011, (vii) Change Order No. 7, dated March 11, 2011, (viii) Change Order No. 8, dated May 23, 2011, (ix) Change Order No. 9, dated June 2, 2011, (x) Change Order No. 10, dated July 11, 2011, (xi) Change Order No. 11, dated August 30, 2011, (xii) Change Order No. 12, dated September 16, 2011, (xiii) Change Order No. 13, dated September 23, 2011, and (xiv) Change Order No. 14, dated October 27, 2011, and as further amended, restated, supplemented, modified, replaced or refinanced from time to time, subject to the limitations and agreements contained in this Agreement.

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“Equity Collateral” means the: (i) equity interests in Borrower, pledged by Holdings to Cash Grant Bridge Lender pursuant to the Member Pledge Agreement; and (ii) equity interest in Holdings, pledged by Idaho Sponsor to Cash Grant Bridge Lender pursuant to the Idaho Sponsor Pledge Agreement.

“Equity Collateral Enforcement Action” means any action or proceeding or other exercise of Cash Grant Bridge Lender’s rights and remedies commenced by Cash Grant Bridge Lender (other than the giving of notices of default and statements of overdue amounts), in law or in equity, or otherwise, in order to realize upon the Equity Collateral, in whole or in part, or any transaction, whether in the nature of a transfer in lieu of foreclosure or otherwise, in order to acquire the Equity Collateral, in whole or in part.

“Event of Default” as used herein means (i) with respect to the Construction Loan and the Construction Loan Documents, any Event of Default thereunder which has occurred, is continuing (i.e., has not been cured by Borrower or by Cash Grant Bridge Lender in accordance with the terms of the Construction Loan Agreement or this Agreement, respectively, or has not otherwise been waived in accordance with the Construction Loan Documents) and (ii) with respect to the Cash Grant Bridge Loan and the Cash Grant Bridge Loan Documents, any Event of Default thereunder which has occurred and is continuing (i.e., has not been cured by Borrower or has not otherwise been waived in accordance with the Cash Grant Bridge Loan Documents). “Holdings” has the meaning provided in the Recitals hereto.

“Idaho Sponsor” has the meaning provided in the Recitals hereto.

“Idaho Sponsor Pledge Agreement” has the meaning provided in the Recitals hereto.

“Loan Purchase Price” has the meaning provided in Section 11 hereof.

“Member Pledge Agreement” has the meaning provided in the Recitals hereto.

“Person” means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof) endowment fund or any other form of entity.

“Placed in Service Date” means, with respect to the Project, the date on which the Project shall be “placed in service” under and in accordance with the Cash Grant Terms and Conditions

“Proceeding” has the meaning provided in Section 9.2 hereof.

“Project” has the meaning provided in the Recitals hereto.

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“Purchase Notice” has the meaning provided in Section 11 hereof.

“Purchase Option Event” has the meaning provided in Section 11 hereof.

“Qualified Manager” shall mean an operator of the Project which is a reputable owner and operator having at least five (5) years’ experience in the operation and management of domestic geothermal projects similar to the Project and in an aggregate nameplate capacity of no less than eight (8) megawatts “Qualified Transferee” means (i) Cash Grant Bridge Lender, or (ii) one or more of the following:

(A) a commercial bank, real estate investment trust, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (i)(A) satisfies the Eligibility Requirements;

(B) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (ii)(B) satisfies the Eligibility Requirements; or

(C) an institution substantially similar to any of the foregoing entities described in clauses (ii)(A) or (ii)(B) that satisfies the Eligibility Requirements.

“Recapture Event” shall mean a determination by United States Treasury Department that all or any portion of the Cash Grant shall be recaptured, disallowed or invalidated as a result of (i) any disposal of Specified Energy Property (as defined in Section 1603 of the American Recovery and Reinvestment Act of 2009) subject to the Cash Grant, (ii) any transfer of any direct or indirect equity interest in Borrower to any Disqualified Person, or (iii) impermissible cessation of energy production from the Project.

“Recapture Liability” or “Recapture Liabilities” shall mean an amount equal to (i) the amount of the Cash Grant that is recaptured, disallowed, or invalidated as a result of a Recapture Event plus (ii) any associated interest and penalties or other amounts imposed in connection with the recapture or disallowance of the Cash Grant.

“Recapture Period” means, with respect to any portion of the Project, the period commencing on the Placed in Service Date and ending on the first to occur of (i) the fifth (5th) anniversary of the Placed in Service Date or such later date if the Cash Grant Terms and Conditions extend the applicable vesting period, and (ii) the date on which all Recapture Liability that could arise in respect of Borrower and the Project has been incurred and has been paid or otherwise finally satisfied in full by or on behalf of Borrower.

“Separate Collateral” means collateral granted to the Cash Grant Bridge Lender pursuant to the Cash Grant Bridge Loan Documents, including the following: (i) the Equity Collateral, (ii) the Cash Grant, the Cash Grant Proceeds and all other “Collateral” as defined in the Cash Grant Security Agreement; and (iii) the Blocked Account.

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“Site” has the meaning provided in the Recitals hereto.

“Sponsor” has the meaning provided in the Recitals hereto.

“Sponsor Cash Grant Shortfall Guaranty” has the meaning provided in the Recitals hereto.

“Transfer” means any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance of a participation interest, or other disposition, either directly or indirectly, by operation of law or otherwise.

1.2 For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

1.2.1 all capitalized terms defined in the recitals to this Agreement shall have the meanings ascribed thereto whenever used in this Agreement and the terms defined in this Agreement have the meanings assigned to them in this Agreement, and the use of any gender herein shall be deemed to include the other genders;

1.2.2 terms not otherwise defined herein shall have the meaning assigned to them in the Construction Loan Agreement (as in effect on the date hereof), including the terms “payment in full,” “paid in full” and any other similar terms or phrases;

1.2.3 all references in this Agreement to designated Sections, Subsections, Paragraphs, Articles, Exhibits, Schedules and other subdivisions or addenda without reference to a document are to the designated sections, subsections, paragraphs and articles and all other subdivisions of and exhibits, schedules and all other addenda to this Agreement, unless otherwise specified;

1.2.4 a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall apply to Paragraphs and other subdivisions;

1.2.5 the terms “includes” or “including” shall mean without limitation by reason of enumeration;

1.2.6 the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

1.2.7 the words “to Cash Grant Bridge Lender’s knowledge” or “to the knowledge of Cash Grant Bridge Lender” (or words of similar meaning) shall mean to the actual knowledge of officers of Cash Grant Bridge Lender with direct oversight responsibility for the Cash Grant Bridge Loan without independent investigation or inquiry and without any imputation whatsoever; and

1.2.8 the words “to Construction Lender’s knowledge” or “to the knowledge of Construction Lender” (or words of similar meaning) shall mean to the actual knowledge of officers of Construction Lender with direct oversight responsibility for the Construction Loan without independent investigation or inquiry and without any imputation whatsoever.

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2.   APPROVAL OF LOANS AND LOAN DOCUMENTS.

2.1 Cash Grant Bridge Lender hereby acknowledges that it has received and reviewed the terms and provisions of the Construction Loan Documents identified on Exhibit C.

2.2 Construction Lender hereby acknowledges that:

(i) it has received and reviewed the terms and provisions of the Cash Grant Bridge Loan Documents identified on Exhibit B, and, subject to the terms and conditions of this Agreement, hereby consents to Borrower’s entering into the Cash Grant Bridge Loan Documents and the making of the Cash Grant Bridge Loan;

(ii) the receipt of the Cash Grant Bridge Loan by Borrower will not constitute a default or an event which, with the giving of notice or the lapse of time, or both, would constitute a default under the Construction Loan Agreement; and

(iii) any conditions precedent to Construction Lender’s consent to the Cash Grant Bridge Loan as set forth in the Construction Loan Documents or in any other agreements with Borrower, as they apply to the Cash Grant Bridge Loan Documents or the making of the Cash Grant Bridge Loan, have been either satisfied or waived.

2.3 Notwithstanding any provisions herein to the contrary, Construction Lender agrees that no default or Event of Default or the exercise of remedies and realization upon the Separate Collateral by Cash Grant Bridge Lender under the Cash Grant Bridge Loan Documents shall, in and of itself, constitute or give rise to an automatic cross-default or Event of Default under the Construction Loan Documents, entitle Construction Lender to accelerate payments under the Construction Loan Documents or entitle Construction Lender to modify any provisions of the Construction Loan Documents; provided, however, that the foregoing shall not be deemed to prohibit Construction Lender from declaring an Event of Default under the Construction Loan Documents if the underlying events and circumstances giving rise to the default or Event of Default under the Cash Grant Bridge Loan Documents would otherwise have constituted an independent default or Event of Default under the Construction Loan Documents (as such Construction Loan Documents are in effect as of the date of this Agreement) or any Enforcement Action undertaken pursuant to the Cash Grant Bridge Loan Documents otherwise results in a default or Event of Default under the Construction Loan Documents, except to the extent waived pursuant to this Agreement.

3.    CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement is subject to the following conditions:

3.1.1 No Default or Event of Default (as such terms are defined in the Construction Loan Documents and Cash Grant Bridge Loan Documents) shall have occurred and be continuing as of the date hereof;

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3.1.2 Construction Lender shall have received fully executed copies of each of the Cash Grant Bridge Loan Documents set forth on Exhibit B, and Cash Grant Bridge Loan Lender shall have received fully executed copies of each of the Construction Loan Documents set forth on Exhibit C; and

3.1.3 Each party hereto shall have received a fully executed copy of this Agreement.

 4.    REPRESENTATIONS AND WARRANTIES.

4.1 Cash Grant Bridge Lender hereby represents and warrants as follows as of the date hereof:

4.1.1 Cash Grant Bridge Lender (i) is duly organized and validly existing under the laws of Maryland, (ii) is duly qualified, authorized to do business and in good standing in every jurisdiction necessary to perform its obligations under the Cash Grant Bridge Loan Documents and this Agreement, and (iii) has all requisite power and authority to enter into and to perform its obligations hereunder and under the Cash Grant Bridge Loan Documents, and to carry out the terms hereof and thereof and the transactions contemplated hereby and thereby.

4.1.2 All actions necessary to authorize the execution, delivery, and performance of this Agreement on behalf of Cash Grant Bridge Lender have been duly taken and all such actions continue in full force and effect as of the date hereof

4.1.3 Cash Grant Bridge Lender has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of Cash Grant Bridge Lender enforceable against Cash Grant Bridge Lender in accordance with its terms subject to (i) applicable bankruptcy, reorganization, insolvency and moratorium laws, and (ii) general principles of equity which may apply regardless of whether a proceeding is brought in law or in equity.

4.1.4 Exhibit B attached hereto and made a part hereof is a true, correct and complete listing of the material Cash Grant Bridge Loan Documents as of the date hereof, including all amendments, modifications, supplements and waivers with respect thereto as of the date hereof. The Cash Grant Bridge Loan Documents and this Agreement are the only material agreements between Borrower and Cash Grant Bridge Lender with respect to the Cash Grant Bridge Loan and, to Cash Grant Bridge Lender’s knowledge, there currently exists no default or event that, with the giving of notice or the lapse of time, or both, would constitute a default under any of the Cash Grant Bridge Loan Documents.

4.1.5 Cash Grant Bridge Lender is the legal and beneficial owner of the Cash Grant Bridge Loan free and clear of any lien, security interest, option or other charge or encumbrance.

4.1.6 Each of the representations and warranties set forth in this Section 4.1 shall survive the execution and delivery of this Agreement, the Cash Grant Bridge Loan Documents and the consummation of the transactions contemplated hereby and thereby.

4.2 Construction Lender hereby represents and warrants as follows as of the date hereof:

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4.2.1 Construction Lender (i) is an Oklahoma limited liability company duly organized and validly existing under the laws of the Oklahoma, (ii) is duly qualified, authorized to do business and in good standing in every jurisdiction necessary to perform its obligations under the Construction Loan Documents and this Agreement, and (iii) has all requisite power and authority to enter into and to perform its obligations hereunder, and to carry out the terms hereof and the transactions contemplated hereby.

4.2.2 All actions necessary to authorize the execution, delivery, and performance of this Agreement on behalf of Construction Lender have been duly taken and all such actions continue in full force and effect as of the date hereof.

4.2.3 Construction Lender has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of Construction Lender, enforceable against Construction Lender in accordance with its terms subject to (x) applicable bankruptcy, reorganization, insolvency and moratorium laws and (y) general principles of equity which may apply regardless of whether a proceeding is brought in law or in equity.

4.2.4 Exhibit C attached hereto and made a part hereof is a true, correct and complete listing of the material Construction Loan Documents as of the date hereof, including all amendments (including change orders under the EPC Contract), modifications, supplements and waivers with respect thereto as of the date hereof. The Construction Loan Documents and this Agreement are the only material agreements between Borrower and Construction Lender with respect to the Construction Loan and, to Construction Lender’s knowledge, there currently exists no default or event that, with the giving of notice or the lapse of time, or both, would constitute a default under any of the Construction Loan Documents.

4.2.5 There is no litigation, action, suit, proceeding or investigation pending or (to Construction Lender’s knowledge) threatened against Construction Lender before or by any court, administrative agency, arbitrator or governmental authority, body or agency which, if adversely determined, individually or in the aggregate, (i) could adversely affect the performance by Construction Lender of its obligations hereunder or under the EPC Contract or (ii) questions the validity, binding effect or enforceability hereof, any action taken or to be taken pursuant hereto or any of the transactions contemplated hereby.

4.2.6 Construction Lender is the legal and beneficial owner of the Construction Loan free and clear of any lien, security interest, option or other charge or encumbrance.

4.2.7 Each of the representations and warranties set forth in this Section 4.2 shall survive the execution and delivery of this Agreement, the Construction Loan Documents and the consummation of the transactions contemplated hereby and thereby.

4.2.8 As of the date hereof, the maturity date of the Construction Loan is January 26, 2012.

5.    TRANSFER OF CASH GRANT BRIDGE LOAN OR CONSTRUCTION LOAN.

5.1 Construction Lender may, from time to time, in its sole discretion Transfer all or any portion of the Construction Loan or any of its rights under the Construction Loan or any interest therein to the extent permitted under the Construction Loan Documents as in effect on the date hereof; provided, however, that Construction Lender shall not, whether in the exercise of remedies under the Construction Loan Documents or otherwise, Transfer all or a portion of the Construction Loan or any interests therein or any interest in the Project to a Disqualified Person or cause the occurrence of a Recapture Event, and provided further that any transferee of Construction Lender’s interests or its collateral under the Construction Loan Documents, including, without limitation, any lender that refinances the Construction Loan or otherwise provides term loan financing to the Project, shall agree to be bound by all of the terms, provisions and conditions of this Agreement. Construction Lender agrees that it shall not Transfer all or any portion of the Construction Loan or any interest therein to Borrower or any Affiliate of Borrower unless an Event of Default is then continuing under the Construction Loan and Cash Grant Bridge Lender shall have been afforded the purchase opportunity described in Section 11 hereof.

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5.2 Subject to Section 6, Cash Grant Bridge Lender may, from time to time, in its sole discretion, Transfer all of its portion of the Cash Grant Bridge Loan or any part of its portion of the Cash Grant Bridge Loan or any interest therein.

6.    FORECLOSURE OF SEPARATE COLLATERAL.

6.1 Cash Grant Bridge Lender shall not complete a foreclosure or other realization upon the Equity Collateral under the Member Pledge Agreement or the Idaho Sponsor Pledge Agreement (including, without limitation, obtaining title to the Equity Collateral under the Member Pledge Agreement or the Idaho Sponsor Pledge Agreement or selling or otherwise transferring the Equity Collateral under the Member Pledge Agreement or the Idaho Sponsor Pledge Agreement) unless (i) the transferee of title to the Equity Collateral under the Member Pledge Agreement or the Idaho Sponsor Pledge Agreement is a Qualified Transferee, and (ii) the Project will be managed by a Qualified Manager promptly after the transfer of title to the Equity Collateral under the Member Pledge Agreement or the Idaho Sponsor Pledge Agreement. Any such transfer by Cash Grant Bridge Lender that complies with this Section 6.1 shall not result in an event of default under the Construction Loan Agreement, including without limitation Section 6.6 (Owner Change in Control) thereof.

6.2 Subject to Section 6.1 above and Section 8.2 below, nothing contained herein shall limit or restrict the right of Cash Grant Bridge Lender to exercise its rights and remedies under the Cash Grant Bridge Loan Documents, in law or in equity, or otherwise, including in order to realize on any Separate Collateral (including, without limitation, pursuant to the Cash Grant Power of Attorney), and no consent of Construction Lender shall be required prior to the exercise by Cash Grant Bridge Lender of any of Cash Grant Bridge Lender’s rights and remedies under the Cash Grant Bridge Loan Documents.

7.    MODIFICATIONS, AMENDMENTS, ETC.

7.1 Subject to Section 6.2, Construction Lender shall have the right without the consent of Cash Grant Bridge Lender in each instance to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (collectively, a “Construction Loan Modification”) of the Construction Loan or the Construction Loan Documents, provided that no such Construction Loan Modification shall (i) shorten the scheduled maturity date of the Construction Loan, (ii) amend or modify the provisions limiting transfers of interests in Borrower or the Project, or provisions regarding the payment of dividends or distributions to Borrower (including, without limitation, Section 5.15 (Restrictions on Redemptions, Distributions, and Payments to Affiliates) of the Construction Loan Agreement), (iii) shorten any Borrower cure period or add or modify any Borrower default under any Construction Loan Document, (iv) create a lien on any of the Separate Collateral, (v) amend or modify the EPC Contract to extend the Guaranteed Substantial Completion Date (as defined therein) beyond December 23, 2011 or to effect changes in the aggregate in excess of $500,000, or (vi) result in a Recapture Event.

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7.2 Cash Grant Bridge Lender shall have the right without the consent of Construction Lender in each instance to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (collectively, a “Cash Grant Bridge Loan Modification”) of the Cash Grant Bridge Loan or the Cash Grant Bridge Loan Documents, or a refinancing of the Cash Grant Bridge Loan or the Cash Grant Bridge Loan Documents, provided that no such Cash Grant Bridge Loan Modification shall create a lien on the Project, any of Borrower’s assets or any other collateral that otherwise solely secures the Construction Loan (other than, for the avoidance of doubt, any Separate Collateral) without the written consent of Construction Lender unless, with respect to the creation of any such liens, such liens are expressly subordinated to any liens in favor of Construction Lender.

7.3 Cash Grant Bridge Lender shall deliver to Construction Lender, and Construction Lender shall deliver to Cash Grant Bridge Lender, copies of any and all material modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of their respective loan documents (including, without limitation, any side letters, waivers or consents entered into, executed or delivered by them) within a reasonable time after any of such applicable instruments have been fully executed.

8.    PRIORITY OF SECURITY INTERESTS

8.1 Notwithstanding anything to the contrary in any Construction Loan Documents, including but not limited to the Construction Security Agreement, Construction Lender hereby (i) relinquishes, subordinates and makes junior any and all of its right, title, security interests and liens on and in the Separate Collateral to (i) the Cash Grant Bridge Loan, (ii) the liens and security interests created by the Cash Grant Bridge Loan Documents and (iii) all of the terms, covenants, conditions, rights and remedies contained in the Cash Grant Bridge Loan Documents and agrees that the same shall constitute the separate collateral of, and shall constitute security solely in favor of, Cash Grant Bridge Lender, regardless of whether there occurs a default under any Construction Loan Document or the exercise of any remedy by Construction Lender thereunder, and (ii) agrees that any such Separate Collateral or proceeds thereof received by Construction Lender in connection with the exercise of any right or remedy by Construction Lender in contravention of this Agreement shall, whether or not any Proceeding has been commenced by or against any Borrower Affiliate Entity, be segregated and held in trust and forthwith paid over to the Cash Grant Bridge Lender in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. This authorization is coupled with an interest and is irrevocable for so long as both the Cash Grant Bridge Loan and the Construction Loan are outstanding. No amendments or modifications to the Construction Loan Documents or waivers of any provisions thereof shall affect the subordination thereof as set forth in this Section. Construction Lender irrevocably authorizes and empowers Cash Grant Bridge Lender to record the UCC-3 amendment attached hereto as Exhibit D to the UCC financing statement filed in connection with the Construction Security Agreement to effectuate the foregoing.

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8.2 Notwithstanding anything to the contrary in any Cash Grant Bridge Loan Documents, including but not limited to the Cash Grant Security Agreement, Cash Grant Bridge Lender hereby (i) relinquishes, subordinates and makes junior any and all of its right, title, security interests and liens on and in the collateral of Construction Lender (other than, for the avoidance of doubt, the Separate Collateral) under the Construction Loan Documents to (i) the Construction Loan, (ii) the liens and security interests created by the Construction Loan Documents and (iii) all of the terms, covenants, conditions, rights and remedies contained in the Construction Loan Documents and agrees that the same shall constitute the separate collateral of, and shall constitute security solely in favor of, Construction Lender, regardless of whether there occurs a default under any Cash Grant Bridge Loan Document or the exercise of any remedy by Cash Grant Bridge Lender thereunder, and (ii) agrees that any such collateral of Construction Lender under the Construction Loan Documents or proceeds thereof received by Cash Grant Bridge Lender in connection with the exercise of any right or remedy by Cash Grant Bridge Lender in contravention of this Agreement shall, whether or not any Proceeding has been commenced by or against any Borrower Affiliate Entity, be segregated and held in trust and forthwith paid over to the Construction Lender in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. This authorization is coupled with an interest and is irrevocable for so long as both the Cash Grant Bridge Loan and the Construction Loan are outstanding. No amendments or modifications to the Cash Grant Bridge Loan Documents or waivers of any provisions thereof shall affect the subordination thereof as set forth in this Section.

8.3 The parties hereto acknowledge that it is their intent that the collateral in favor of Cash Grant Bridge Lender be separate and distinct from the collateral in favor of Construction Lender; that Construction Lender have no Lien upon the Separate Collateral; and that Cash Grant Bridge Lender have no Lien upon the collateral of Construction Lender under the Construction Loan Documents, as in effect as of the date hereof.

8.4 Until all obligations of Borrower under the Construction Loan Documents (as in effect as of the date hereof) are paid or performed in full, Cash Grant Bridge Lender will not pursue any remedy against Borrower other than: (i) foreclosing upon or otherwise enforcing or exercising Cash Grant Bridge Lender's rights to the Separate Collateral, including without limitation pursuing collection of the Cash Grant Proceeds and exercising its rights under the Cash Grant Power of Attorney (as hereinafter defined); (ii) naming Borrower in any action with respect to fraud, willful misconduct, willful misrepresentation or misappropriation of Cash Grant Proceeds or revenues that are to be deposited into the Blocked Account, or any other earnings, revenues, or proceeds from or of the Separate Collateral that should have been paid as provided under the Cash Grant Bridge Loan Documents; and (iii) any other remedy at law or in equity against Borrower (including the filing of any petition under bankruptcy, insolvency or creditor's rights laws with respect to the Borrower) after a period of one hundred eighty (180) days after Cash Grant Bridge Lender provides Construction Lender notice that an Event of Default under the Cash Grant Bridge Loan Documents has occurred.

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8.5 Cash Grant Bridge Lender shall be entitled to retain any proceeds generated as a result of an Equity Collateral Enforcement Action or funds received with respect to the Separate Collateral. Notwithstanding anything to the contrary contained in this Agreement, Cash Grant Bridge Lender may accept payments of any amounts due and payable (both current and delinquent) from time to time which Borrower is obligated to pay Cash Grant Bridge Lender in accordance with the terms and conditions of the Cash Grant Bridge Loan Documents and Cash Grant Bridge Lender shall have no obligation to pay over to Construction Lender any such amounts, and Cash Grant Bridge Lender may collect and receive any amounts in respect of the Separate Collateral.

8.6 Cash Grant Bridge Lender may take any Equity Collateral Enforcement Action which is permitted under Section 5 hereof; provided, however, that (i) Cash Grant Bridge Lender shall, prior to commencing any Equity Collateral Enforcement Action, give Construction Lender written notice of the default which would permit Cash Grant Bridge Lender to commence such Equity Collateral Enforcement Action and (ii) Cash Grant Bridge Lender shall provide Construction Lender with copies of any and all material notices, pleadings, agreements, motions and briefs served upon, delivered to or with any party to any Equity Collateral Enforcement Action and otherwise keep Construction Lender reasonably apprised as to the status of any Equity Collateral Enforcement Action.

9.    MARSHALLING OF ASSETS.

9.1 Subject to the other provisions of this Agreement, each of Cash Grant Bridge Lender and Construction Lender hereby waives any requirement for marshaling of assets thereby in connection with any foreclosure of any security interest or any other realization upon collateral in respect of the Construction Loan Documents or the Cash Grant Bridge Loan Documents, as applicable, or any exercise of any rights of set-off or otherwise. Each of Cash Grant Bridge Lender and Construction Lender assumes all responsibility for keeping itself informed as to the condition (financial or otherwise) of Borrower, the condition of the Project and all other collateral and other circumstances and, except for notices expressly required by this Agreement, neither Construction Lender nor Cash Grant Bridge Lender shall have any duty whatsoever to obtain, advise or deliver information or documents to the other relative to such condition, business, assets and/or operations.

9.2 Subject to Section 25 of this Agreement, the provisions of this Agreement shall be applicable both before and after the commencement, whether voluntary or involuntary, of any case, proceeding or other action against any Borrower Affiliate Entity under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors (a “Proceeding”).

10.    RIGHTS OF CURE.

10.1 Prior to Construction Lender commencing any Enforcement Action under the Construction Loan Documents, Construction Lender shall provide Cash Grant Bridge Lender with written notice of the default which would permit Construction Lender to commence such Enforcement Action, whether or not Construction Lender is obligated to give notice thereof to Borrower (each, a “Construction Loan Default Notice”) and shall permit Cash Grant Bridge Lender an opportunity to cure such default in accordance with the provisions of this Section 10.1.

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10.1.1 If the default is a monetary default relating to a liquidated sum of money, Cash Grant Bridge Lender shall have ten (10) Business Days after receipt of the Construction Loan Default Notice to cure such monetary default by payment to Construction Lender of all amounts required for Borrower to cure such default.

10.1.2 If the default is of a non-monetary nature, Cash Grant Bridge Lender shall have the same period of time, after receipt of the Construction Loan Default Notice, as Borrower under the Construction Loan Documents, as in effect as of the date hereof, to cure such non-monetary default; provided, however, that with regard to the event of default set forth at Section 6.7 of the Construction Loan Agreement (Abandonment), Cash Grant Bridge Lender shall have thirty (30) Business Days after receipt of the Construction Loan Default Notice to cure such default.

10.2 In addition to Cash Grant Bridge Lender’s rights herein and notwithstanding anything to the contrary in this Agreement or the Construction Loan Documents, Construction Lender covenants and agrees that Construction Lender will not exercise any remedy during the Recapture Period if such remedy would result in a Recapture Event.

10.3 Prior to Cash Grant Bridge Lender commencing any Enforcement Action under the Cash Grant Bridge Loan Documents, Cash Grant Bridge Lender shall provide Construction Lender with written notice of the default which would permit Cash Grant Bridge Lender to commence such Enforcement Action to the same extent Cash Grant Bridge Lender is obligated to give notice thereof to Borrower (each, a “Cash Grant Bridge Loan Default Notice”) and shall permit Construction Lender an opportunity to cure such default in accordance with the provisions of this Section 10.3.

10.3.1 If the default is a monetary default relating to a liquidated sum of money, Construction Lender shall have ten (10) Business Days after receipt of the Cash Grant Bridge Loan Default Notice to cure such monetary default by payment to Cash Grant Bridge Lender of all amounts required for Borrower to cure such default.

10.3.2 If the default is of a non-monetary nature, Construction Lender shall have the same period of time, after receipt of the Cash Grant Bridge Loan Default Notice, as Borrower under the Cash Grant Loan Documents, as in effect as of the date hereof, to cure such non-monetary default.

10.4 To the extent that any Qualified Transferee acquires the Equity Collateral under the Member Pledge Agreement in accordance with the provisions and conditions of this Agreement, such Qualified Transferee shall acquire the same subject to the Construction Loan and the terms, conditions and provisions of the Construction Loan Documents (including any outstanding defaults or Events of Default thereunder) for the balance of the term thereof, which shall not be accelerated by Construction Lender solely due to such acquisition.

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11.    RIGHT TO PURCHASE CONSTRUCTION LOAN. If (i) the Construction Loan has been accelerated, (ii) any Enforcement Action has been commenced and is continuing under the Construction Loan Documents, (iii) a monetary Event of Default has occurred under the Construction Loan Documents, (iv) Cash Grant Bridge Lender has cured one or more defaults on the part of Borrower under the Construction Loan Documents pursuant to Section 10 hereof, or (v) Construction Lender proposes to Transfer the Construction Loan to any Borrower Affiliate Entity or any Affiliate of the foregoing (each of the foregoing, a “Purchase Option Event”), Construction Lender shall provide written notice thereof to Cash Grant Bridge Lender whereupon, on ten (10) Business Days’ prior written notice to Construction Lender (the “Purchase Notice”), Cash Grant Bridge Lender shall have the right to purchase, in whole but not in part, the Construction Loan for a price equal to the sum of the outstanding principal balance thereof, all accrued interest thereon (including default interest), and any other fees or amounts of any nature payable to Construction Lender in connection with the Construction Loan (the “Loan Purchase Price”). Concurrently with payment to Construction Lender of the Loan Purchase Price, Construction Lender shall deliver or cause to be delivered Cash Grant Bridge Lender (A) all Construction Loan Documents held by or on behalf of Construction Lender and will execute in favor of Cash Grant Bridge Lender or its designee assignment documentation, in form and substance reasonably acceptable to Cash Grant Bridge Lender and Construction Lender, at the sole cost and expense of Cash Grant Bridge Lender to assign the Construction Loan and its rights under the Construction Loan Documents (without recourse, representations or warranties, except for representations as to the outstanding balance of the Construction Loan and as to Construction Lender’s not having assigned or encumbered its rights in the Loan) and (B) all funds on deposit in all accounts created under the Construction Loan Documents. The right of Cash Grant Bridge Lender to purchase the Construction Loan shall automatically terminate (i) upon a transfer of the Project by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure or (ii) if a Purchase Option Event ceases to exist. In addition to any and all other rights of Cash Grant Bridge Lender herein, if Borrower offers to deliver or actually delivers to Construction Lender a deed in lieu of foreclosure to the Project (each, a “Deed in Lieu”), Construction Lender shall provide Cash Grant Bridge Lender not less than seven (7) Business Days written notice prior to accepting a Deed in Lieu to the Project, and if Cash Grant Bridge Lender shall deliver a Purchase Notice to Construction Lender prior to the expiration of such seven (7) Business Day period Construction Lender shall not accept the Deed in Lieu to the Project, provided that Cash Grant Bridge Lender pays the Loan Purchase Price to Construction Lender and acquires the Construction Loan as and when otherwise required under this Section 11.

12. ADDITIONAL UNDERSTANDINGS. For as long as the Cash Grant Bridge Loan remains outstanding:

12.1 EPC Contract. Subject to the provisions of Section 7.1 hereunder, Construction Lender shall not, without the prior written consent of Cash Grant Bridge Lender (such consent not to be unreasonably withheld, delayed or conditioned), (i) cancel or terminate the EPC Contract except as provided in the EPC Contract, or consent to or accept any cancellation, termination or suspension thereof by Borrower, (ii) except as provided in the EPC Contract, suspend performance of its obligations thereunder, or (iii) except as provided in the EPC Contract, sell, assign or otherwise dispose (by operation of law or otherwise) of any part of its interest in the EPC Contract.

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12.2 Insurance Requirements. Cash Grant Bridge Lender shall have the right to approve (such approval not to be unreasonably withheld, conditioned or delayed) any proposed modification or waiver of any provision of any Construction Loan Document governing the types, nature or amounts of insurance coverage required to be obtained and maintained by Borrower.

12.3 Use of Insurance Proceeds. In the event of any damage to or destruction of all or any portion of the Project, the parties hereto hereby agree that: (i) Borrower shall be required to promptly commence and proceed diligently with the work of repair, reconstruction and restoration of the Project, and (ii) all insurance proceeds and awards paid in connection with such casualty shall be applied solely and exclusively to costs incurred in connection with such repair, reconstruction and restoration.

12.4 Distributions. Borrower acknowledges that pursuant to the Construction Loan Agreement, it is not entitled to any distributions, whether on account of revenues generated by the Project or otherwise. Notwithstanding the foregoing, Borrower hereby instructs Construction Lender, and Construction Lender hereby agrees, that any dividends or other distributions, direct or indirect, on account of any shares of any class of equity of Borrower now or hereafter, or any other distributions (in cash, property or obligation) on, or other payment on account of, any interest in Borrower, that are otherwise to be released to Borrower pursuant to the Construction Loan Agreement (including pursuant to any project revenue “waterfall”), shall be deposited into the Blocked Account, which amounts shall be held for the benefit of the Cash Grant Bridge Lender in accordance with the terms and provisions of the Deposit Account Control Agreement and shall constitute Separate Collateral.

12.5 Cash Grant Power of Attorney. Construction Lender acknowledges that in connection with the Cash Grant Application and as required by the Cash Grant Bridge Loan Agreement, Borrower has granted to Cash Grant Bridge Lender an irrevocable power of attorney to act in the place of Borrower with respect to the Cash Grant Application and any filings or notices related thereto (the “Cash Grant Power of Attorney”). Construction Lender hereby acknowledges (notwithstanding anything to the contrary contained in the Construction Security Agreement or any other Construction Loan Document), the sole and exclusive right of Cash Grant Bridge Lender to exercise any and all rights under the Cash Grant Power of Attorney.

13.    OBLIGATIONS HEREUNDER NOT AFFECTED.

13.1 All rights, interests, agreements and obligations of Construction Lender and Cash Grant Bridge Lender under this Agreement shall remain in full force and effect irrespective of:

13.1.1 any lack of validity or enforceability of the Construction Loan Documents or the Cash Grant Bridge Loan Documents or any other agreement or instrument relating thereto;

13.1.2 any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to or departure from any guaranty, for all or any portion of the Construction Loan or the Cash Grant Bridge Loan;

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13.1.3 any manner of application of collateral, or proceeds thereof, to all or any portion of the Construction Loan or the Cash Grant Bridge Loan, or any manner of sale or other disposition of any collateral for all or any portion of the Construction Loan or the Cash Grant Bridge Loan or any other assets of Borrower or any Affiliates of Borrower;

13.1.4 any change, restructuring or termination of the corporate structure or existence of Borrower or any Affiliates of Borrower; or

13.1.5 any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or a subordinated creditor subject to the terms hereof.

13.2 This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any portion of the Construction Loan or Cash Grant Bridge Loan is rescinded or must otherwise be returned by Construction Lender or Cash Grant Bridge Lender, as the case may be, upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

14.    NOTICES. All notices, demands, requests, consents, approvals or other communications required, permitted, or desired to be given hereunder shall be in writing sent by facsimile (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section. Any such notice, demand, request, consent, approval or other communication shall be deemed to have been received: (i) three (3) Business Days after the date mailed, (ii) on the date of sending by facsimile if sent during business hours (before 6:00 pm recipient local time) on a Business Day (otherwise on the next Business Day), (iii) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day) and (iv) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

To Cash Grant Bridge Lender:

ARES CAPITAL CORPORATION,
245 Park Avenue, 44th Floor
New York, NY 10167
Attn: Raymond Wright
Telecopy: (212) 750-1777

With a copy to:

Latham & Watkins LLP
600 West Broadway, Suite 1800
San Diego, CA 92104
Attention: Kelley Michael Gale, Esq.
Telecopy: (619) 696-7419

To Construction Lender:

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SAIC CONSTRUCTORS, LLC
9400 N. Broadway, Suite 300
Oklahoma City, Oklahoma 73114
Attn: Greg Meacham
Telecopy: (405) 478-1238

With a copy to:

McAfee & Taft, A Professional Corporation
10th Floor, Two Leadership Square
211 N. Robinson
Oklahoma City, OK 73102-7103
Attn: Robert L. Garbrecht, Esq.
Telecopy: (405) 235-0439

15.    ESTOPPEL.

15.1 Cash Grant Bridge Lender shall, within ten (10) days following a request from Construction Lender, provide Construction Lender with a written statement setting forth the then current outstanding principal balance of the Cash Grant Bridge Loan, the aggregate accrued and unpaid interest under the Cash Grant Bridge Loan, and stating whether to Cash Grant Bridge Lender’s knowledge any default or Event of Default exists under the Cash Grant Bridge Loan or this Agreement.

15.2 Construction Lender shall, within ten (10) days following a request from Cash Grant Bridge Lender, provide Cash Grant Bridge Lender with a written statement setting forth the then current outstanding principal balance of the Construction Loan, the aggregate accrued and unpaid interest under the Construction Loan, and stating whether to Construction Lender’s knowledge any default or Event of Default exists under the Construction Loan or this Agreement.

16.    FURTHER ASSURANCES. So long as all or any portion of the Construction Loan and the Cash Grant Bridge Loan remains unpaid, Cash Grant Bridge Lender and Construction Lender will each execute, acknowledge and deliver to the other, any other instruments or agreements reasonably required in order to carry out the provisions of this Agreement or to effectuate the intent and purposes hereof.

17.    NO THIRD PARTY BENEFICIARIES; NO MODIFICATION. The parties hereto do not intend the benefits of this Agreement to inure to any Borrower Affiliate Entity or any other Person. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change is sought. Notwithstanding the foregoing, the parties hereto intend the benefits and obligations of this Agreement to inure to Cash Grant Bridge Lender and Construction Lender.

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18.    SUCCESSORS AND ASSIGNS. This Agreement shall bind all successors and permitted assigns of Cash Grant Bridge Lender and Construction Lender and shall inure to the benefit of all successors and permitted assigns of Construction Lender and Cash Grant Bridge Lender.

19.    COUNTERPART ORIGINALS. This Agreement may be executed in counterpart originals, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

20.    LEGAL CONSTRUCTION. This Agreement and any claim or controversy arising out of the subject matter hereof (whether sounding in contract law, tort law or otherwise) shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (other than any choice of law rules that would result in the application of laws other than the law of the State of New York). The parties irrevocably (i) agree that any dispute shall be brought in any state or federal court in Washoe County, Nevada; (ii) consent to the jurisdiction of each such court in any dispute; (iii) waive any objection to venue of any dispute in any of such courts and any claim that any dispute has been brought in an inconvenient forum; and (iv) consent to service of any and all process in any dispute by service of copies of such process at its notice address, provided that simultaneous copies are also served on all copy recipients. Nothing in this paragraph limits any Person’s right to serve legal process in any manner law allows or to bring any suit, action or proceeding against Borrower or its property anywhere. THE CONSTRUCTION LENDER AND CASH GRANT BRIDGE LENDER WAIVE JURY TRIAL IN ANY DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT, ITS INTERPRETATION OR ENFORCEMENT, OR THE RELATIONSHIP OF THE PARTIES WITH RESPECT TO THE PROJECT OR ANY COLLATERAL HELD BY EITHER PARTY RELATING THERETO.

21.    NO WAIVER; REMEDIES. No failure on the part of Construction Lender or Cash Grant Bridge Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

22.    NO JOINT VENTURE. Nothing provided herein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between or among any of the parties hereto.

23.    CAPTIONS. The captions in this Agreement are inserted only as a matter of convenience and for reference.

24.    CONFLICTS. In the event of any conflict, ambiguity or inconsistency between the terms and conditions of this Agreement and the terms and conditions of any of the Construction Loan Documents or the Cash Grant Bridge Loan Documents, the terms and conditions of this Agreement shall control.

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25.    NO RELEASE. Nothing herein contained shall operate to release Borrower from (i) its obligation to keep and perform all of the terms, conditions, obligations, covenants and agreements contained in the Construction Loan Documents or any liability of Borrower under the Construction Loan Documents; or (ii) its obligation to keep and perform all of the terms, conditions, obligations, covenants and agreements contained in the Cash Grant Bridge Loan Documents or any liability of Borrower under the Cash Grant Bridge Loan Documents.

26.    CONTINUING AGREEMENT. This Agreement is a continuing agreement and shall remain in full force and effect until the earliest of payment in full of either the Construction Loan or the Cash Grant Bridge Loan; provided, however, that any rights or remedies of either party hereto arising out of any breach of any provision hereof occurring prior to such date of termination shall survive such termination.

27.    SEVERABILITY. In the event that any provision of this Agreement or the application hereof to any party hereto shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provisions to parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Agreement.

28.    EXPENSES.

28.1 To the extent not paid by Borrower or out of or from any collateral securing the Construction Loan which is realized by Construction Lender, Cash Grant Bridge Lender agrees upon demand to pay to Construction Lender the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts or agents, which Construction Lender may incur in connection with the (i) exercise or enforcement of any of the rights of Construction Lender against Cash Grant Bridge Lender hereunder to the extent that Construction Lender is the prevailing party in any dispute with respect thereto or (ii) failure by Cash Grant Bridge Lender to perform or observe any of the provisions hereof.

28.2 To the extent not paid by Borrower out of or from any collateral securing the Cash Grant Bridge Loan which is realized by Cash Grant Bridge Lender, Construction Lender agrees upon demand to pay to Cash Grant Bridge Lender the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts or agents, which Cash Grant Bridge Lender may incur in connection with the (i) exercise or enforcement of any of the rights of Cash Grant Bridge Lender against Construction Lender hereunder to the extent that Cash Grant Bridge Lender is the prevailing party in any dispute with respect thereto or (ii) failure by Construction Lender to perform or observe any of the provisions hereof.

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29. INJUNCTION. Construction Lender and Cash Grant Bridge Lender each acknowledge (and waive any defense based on a claim) that monetary damages are not an adequate remedy to redress a breach by the other hereunder and that a breach by either Construction Lender or Cash Grant Bridge Lender hereunder would cause irreparable harm to the other. Accordingly, Construction Lender and Cash Grant Bridge Lender agree that upon a breach of this Agreement by the other, the remedies of injunction, declaratory judgment and specific performance shall be available to such non-breaching party.

30.    MUTUAL DISCLAIMER.

30.1 Each of Construction Lender and Cash Grant Bridge Lender are sophisticated lenders and/or financiers and their respective decision to enter into the Construction Loan and the Cash Grant Bridge Loan, as applicable, is based upon their own independent expert evaluation of the terms, covenants, conditions and provisions of, respectively, the Construction Loan Documents and the Cash Grant Bridge Loan Documents and such other matters, materials and market conditions and criteria which each of Construction Lender and Cash Grant Bridge Lender deem relevant. Each of Construction Lender and Cash Grant Bridge Lender has not relied in entering into this Agreement, and respectively, the Construction Loan, the Construction Loan Documents, the Cash Grant Bridge Loan or the Cash Grant Bridge Loan Documents, upon any oral or written information, representation, warranty or covenant from the other, or any of the other’s representatives, employees, Affiliates or agents other than the representations and warranties of the other contained herein. Each of Construction Lender and Cash Grant Bridge Lender further acknowledges that no employee, agent or representative of the other has been authorized to make, and that each of Construction Lender and Cash Grant Bridge Lender have not relied upon, any statements, representations, warranties or covenants other than those specifically contained in this Agreement.

30.2 Each of Construction Lender and Cash Grant Bridge Lender acknowledges that the Construction Loan and the Cash Grant Bridge Loan Documents are distinct, separate transactions and loans, separate and apart from each other.

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IN WITNESS WHEREOF, Construction Lender and Cash Grant Bridge Lender have executed this Intercreditor Agreement as of the date and year first set forth above.

CONSTRUCTION LENDER:

SAIC CONSTRUCTORS, LLC,
an Oklahoma limited liability company

By:
Name:
Title:

CASH GRANT BRIDGE LENDER:
ARES CAPITAL CORPORATION

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

USG NEVADA LLC,
a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

EXHIBIT A

PARCEL A:

Parcel 2 of a Map of Division into Large Parcels for the Kosmos Company, a portion of Mineral Survey 4036 Brimstone Placer, a portion of Section 16, Township 29 North, Range 23 East, Mount Diablo Meridian, recorded on August 10, 1994 as File No. 1823117, Division Map No. 148, Washoe County Records.

PARCEL B:

An easement over a 50 foot roadway over Parcel 1 of said Map of Division into Large Parcels as shown on said map.

EXCEPTING THEREFROM all oil, gas, hydrocarbons, water, geothermal resources and minerals of whatsoever nature found under said land, together with right of ingress and egress to conduct surveys for the substances and the right to remove any of the substances found below the surface of the property and to maintain any operations on the property for those purposes contemplated in that Geothermal Resource Supply Agreement dated June 18, 1993 between vestee and Empire Farms, a Nevada general partnership, provided that such removal or operations shall in no way interfere with the surface of the property.

APN: 071-070-19

Exhibit A-1

EXHIBIT B
Material Cash Grant Bridge Loan Documents

1.	Cash Grant Bridge Loan Agreement

2.	Cash Grant Bridge Loan Note

3.	Member Pledge Agreement

4.	Idaho Sponsor Pledge Agreement

5.	Cash Grant Security Agreement

6	Sponsor Cash Grant Shortfall Guaranty

7.	Deposit Account Control Agreement

8.	Cash Grant Power of Attorney

9.	Cash Grant Notice of Assignment

Exhibit B-1

EXHIBIT C
Material Construction Loan Documents

1)	The EPC Contract.

2)	The Construction Loan Agreement.

3)	The Construction Note.

4)	The Construction Security Agreement.

5)

Leasehold Deed of Trust with Power of Sale, Security Agreement and Fixture Filing dated as of August 27, 2010 between Borrower and Stewart Title Company of Nevada – Northern Division, for the benefit of Construction Lender.

6)	Environmental Indemnification Agreement dated as of August 27, 2010 between Borrower and Construction Lender.

7)	Collateral Assignment of Power Purchase Agreements dated as of August 27, 2010 between Borrower and Construction Lender.

8)	Collateral Assignment of Contracts, Leases, Permits, and Rights of Way dated as of August 27, 2010 between Borrower and Construction Lender.

9)	UCC-1 Financing Statement filed as document # 2010 3025537 with the Delaware Department of State.

10)	Landlord’s Consent Agreement dated as of August 27, 2010 between U.S. Geothermal, Inc., an Idaho corporation, and Construction Lender.

11)	Amended and Restated Change in Control Guaranty dated as of October 13, 2010 by U.S. Geothermal, Inc., a Delaware corporation, in favor of Construction Lender.

12)	Indemnification Agreement dated as of August 27, 2010 between U.S. Geothermal, Inc., a Delaware corporation, and Construction Lender.

13)	Joint Escrow Instructions made by Borrower and Construction Lender to First American Specialty Services.

14)	Assignments of Record Title Interest in Leases For Oil and Gas or Geothermal Resources (BLM Leases).

15)	Oil, Gas, and Geothermal Notice of Change of Owner (Nevada Division of Minerals Well Permits).

16)	Reports of Conveyance and Notice of Pledge (Nevada Division of Water Resources Water Permits).

Exhibit C-1

17)	Assignment and Assumption of Lease dated as of August 27, 2010 made by Borrower (Kosmos Lease).

18)	Assignment and Assumption of Lease dated as of August 27, 2010 made by Borrower (Water Lease).

19)	Assignment and Assumption Agreement dated as of August 27, 2010 made by Borrower (Power Purchase Agreement).

A-2

EXHIBIT D
UCC-3 Amendment

Exhibit A-1

EXHIBIT D-6
to Financing Agreement

FORM OF
IRREVOCABLE POWER OF ATTORNEY
USG NEVADA LLC

November 9, 2011

KNOW ALL MEN BY THESE PRESENTS:

USG NEVADA LLC, a Delaware limited liability company (“Borrower”), does hereby make, constitute and appoint ARES CAPITAL CORPORATION, a Maryland corporation, as the Lender, as its true and lawful attorney-in-fact (together with its successors, designees and assigns in such capacity, the “Attorney-in-Fact”) with full power and authority to act, for the purpose of performing the obligations and exercising the rights of the Borrower with respect to the Cash Grant and the Cash Grant Application (as each such term is defined in the Financing Agreement described below) and such filings, reports, certifications or other documents or actions (including communications or consultation with the United States Treasury Department) by and among Borrower and the Attorney-in-Fact, including but not limited to the power to execute all documents and instruments and taking all such other actions and executing any instrument or making such communications (including with the United States Treasury Department) which the Attorney-in-Fact may deem necessary or advisable in connection with the Cash Grant and the Cash Grant Application; provided, however, that Lender shall not exercise any of the aforementioned rights unless an Event of Default has occurred and is continuing and has not been waived in accordance with the Financing Documents. Any capitalized terms used but not defined herein shall have the meaning assigned to them in the Financing Agreement, dated as of the date hereof, by and among Borrower and Lender (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”).

This power of attorney is irrevocable and coupled with an interest. This Irrevocable Power of Attorney shall be effective until the earlier of (a) the full satisfaction in cash of all Obligations (as defined in the Financing Agreement), other than unasserted contingent indemnity obligations, and (b) the end of the five-year period commencing on the Placed-in-Service Date.

IN WITNESS WHEREOF, Borrower has caused this Irrevocable Power of Attorney to be executed by its officer thereunto duly authorized as of the date first written above.

USG NEVADA LLC,
a Delaware limited liability company,
as Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO POWER OF ATTORNEY]

ACKNOWLEDGMENT

State of ______________________)

County of ______________________)

On ________________________________before me, ________________________________,

a Notary Public, personally appeared ________________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of [____________] that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

________________________________(seal)
Comm. #
Exp.

[SIGNATURE PAGE TO POWER OF ATTORNEY]

EXHIBIT D-7
TO FINANCING AGREEMENT

FORM OF
NOTICE OF ASSIGNMENT

This Notice refers to Treasury Application Number ____________________submitted by USG NEVADA LLC, a Delaware limited liability company, to the United States Department of the Treasury for payment under Section 1603 of Division B of the American Recovery and Reinvestment Act of 2009.

The payment due or to become due under the application described above has been assigned to the undersigned assignee, ARES CAPITAL CORPORATION, a Maryland corporation, under the provisions of the Assignment of Claims Act of 1940, as amended, 31 U.S.C. 3727, 41 U.S.C. 15.

A true copy of the instrument of assignment executed by the above named applicant on ________________, 2011 is attached hereto as Exhibit A.

The payment due or to become due under the application described above should be made payable to the undersigned assignee, provided the undersigned is registered in the Central Contractor Registry.

[SIGNATURE PAGES FOLLOW]

Exhibit D-7-1

ASSIGNOR:	ASSIGNEE:

USG NEVADA LLC,	ARES CAPITAL CORPORATION,
a Delaware limited liability company	a Maryland corporation

Signature:	DUNS No.:
Name:	Address:	245 Park Avenue, 44th Floor
Title:		New York, NY 10167
	Phone:	(212) 750-4915
	Fax:	(212) 750-1777
	Email:	wright@aresmgmt.com
	Attn:	Raymond L. Wright
WITNESS 1:

Signature:	Signature:
Name:	Name:
Title:
WITNESS 2:

Signature:	Signature:
Name:	Name:
Title:

[SIGNATURE PAGE TO NOTICE OF ASSIGNMENT]

ACKNOWLEDGMENT

State of ______________________)

County of ______________________)

On ________________________________before me, ________________________________,

a Notary Public, personally appeared ________________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of [________] that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

________________________________(seal)
Comm. #
Exp.

[SIGNATURE PAGE TO NOTICE OF ASSIGNMENT]

ACKNOWLEDGMENT

State of ______________________)

County of ______________________)

On ________________________________before me, ________________________________,

a Notary Public, personally appeared ________________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of [___________] that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

________________________________(seal)
Comm. #
Exp.

[SIGNATURE PAGE TO NOTICE OF ASSIGNMENT]

ACKNOWLEDGMENT

State of ______________________)

County of ______________________)

On ________________________________before me, ________________________________,

a Notary Public, personally appeared ________________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of [____________] that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

________________________________(seal)
Comm. #
Exp.

[SIGNATURE PAGE TO NOTICE OF ASSIGNMENT]

ACKNOWLEDGMENT

State of ______________________)

County of ______________________)

On ________________________________before me, ________________________________,

a Notary Public, personally appeared ________________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of [____________] that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

________________________________(seal)
Comm. #
Exp.

[SIGNATURE PAGE TO NOTICE OF ASSIGNMENT]

     Exhibit A
to Notice of Assignment

INSTRUMENT OF ASSIGNMENT

(See attached.)

[EXECUTED COPY OF THE CASH GRANT SECURITY AGREEMENT TO BE ATTACHED]

Exhibit A

     EXHIBIT D-8
to Financing Agreement

SCHEDULE OF SECURITY FILINGS

KEY TO ABBREVIATIONS

The abbreviations and words listed below when used herein have the meanings assigned to them below.

“Borrower”	=	USG Nevada LLC, a Delaware limited liability company
“DESS”	=	The Office of the Delaware Secretary of State
“Holdings”	=	Nevada USG Holdings, LLC, a Delaware limited liability company
“Idaho Sponsor”	=	U.S. Geothermal Inc., an Idaho corporation
“IDSS”	=	The Office of the Idaho Secretary of State
“Lender”	=	Ares Capital Corporation, a Maryland corporation
“SAIC”	=	SAIC Constructors, LLC, an Oklahoma limited liability company
“Treasury”	=	United States Treasury Department

Exhibit D-8-1

UCC-3 AMENDMENT

Debtor	Secured Party	Granting Document	Collateral	Filing Office
Borrower	SAIC	Intercreditor Agreement	Amendment to exclude all Collateral granted to Lender pursuant to the Cash Grant Security Agreement	DESS

UCC-1 FINANCING STATEMENTS

Debtor	Secured Party	Granting Document	Collateral	Filing Office
Holdings	Lender	Member Pledge Agreement	All of Holdings’ interests in Borrower and all of the membership interests of Borrower related thereto	DESS
Idaho Sponsor	Lender	Idaho Sponsor Pledge Agreement	All of Idaho Sponsor’s interests in Holdings and all of the membership interests of Holdings related thereto	IDSS
Borrower	Lender	Financing Agreement Cash Grant Security Agreement	All of Borrower’s interests in any proceeds of the Cash Grant	DESS

NOTICE OF ASSIGNMENT

Debtor	Secured Party	Granting Document	Collateral	Filing Office
Borrower	Lender	Financing Agreement Cash Grant Security Agreement	All of Borrower’s interests in any proceeds of the Cash Grant	Treasury

Exhibit D-8-2

EXHIBIT D-9
to Financing Agreement

FORM OF
NOTICE OF BORROWING

(Delivered pursuant to Section 2.2(e)(ii) of the Financing Agreement)

Date:

Ares Capital Corporation
as Lender
Address:	245 Park Avenue, 44th Floor
New York, NY 10167
Telephone:	(212) 750-4915
Fax:	(212) 750-1777
Attention:	Raymond Wright

Re:	USG Nevada LLC Geothermal Project in Washoe County, Nevada

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to that certain Financing Agreement dated as of November 9, 2011, (as amended, amended and restated, modified or supplemented from time to time, the “Financing Agreement”), by and between USG Nevada LLC, a Delaware limited liability company (“Borrower”), and Ares Capital Corporation, a Maryland corporation (“Lender”). All capitalized terms used herein shall have the respective meanings specified in Exhibit A to the Financing Agreement unless otherwise defined herein or unless the context requires otherwise.

This Notice of Borrowing constitutes a request for a Borrowing as set forth below:

1.	The date of the proposed Borrowing is [Insert Date], which is a Banking Day on or before the Second Borrowing Deadline.

3.	The aggregate principal amount of the Additional Loan requested is $[____________].

The undersigned further confirms and certifies to Lender, as of the date of the proposed Borrowing:

(a)	The conditions precedent set forth in Section 3.2 of the Financing Agreement have all been satisfied.

(b)	Proceeds of the Borrowing shall be applied as provided in the Financing Agreement.

[SIGNATURE PAGE FOLLOWS]

Exhibit D-9-1

IN WITNESS WHEREOF, the undersigned party has executed this Notice of Borrowing as of the date hereof.

USG NEVADA LLC,
a Delaware limited liability company,
as Borrower
By:
Name:
Title:

Exhibit D-9-2

EXHIBIT F-1
to Financing Agreement

FORM OF
BORROWER’S CLOSING CERTIFICATE

This certificate is delivered pursuant to Section 3.1(g) of that certain Financing Agreement, dated as of November 9, 2011 (the “Financing Agreement”), by and between USG Nevada LLC, a Delaware limited liability company (“Borrower”), and Ares Capital Corporation, a Maryland corporation (“Lender”). All capitalized terms used herein shall have the respective meanings specified in Exhibit A of the Financing Agreement unless otherwise defined herein or unless the context requires otherwise.

I, Kerry D. Hawkley, am the duly elected, qualified and acting Secretary of Borrower. I have reviewed the provisions of the Financing Agreement which are relevant to the furnishing of this Borrower’s Closing Certificate. To the extent that this Borrower’s Closing Certificate evidences, attests or confirms compliance with any conditions precedent provided for in the Financing Agreement, I have made such examination or investigation as was, in my opinion, reasonably necessary to enable me to express an informed opinion as to whether such conditions have been complied with. I do hereby certify on behalf of Borrower, as of the Financial Closing Date, as follows:

1. Attached as Exhibit G-7 to the Financing Agreement is a true, correct and complete list of all agreements relating to the Project to which the Borrower or any of its Affiliates is a party in effect as of the Financial Closing Date (collectively, the “Project Documents”), together with all amendments and supplements thereto and renewals thereof, and a true, correct and complete copy of each such Project Document has been delivered to Lender on or prior to the date hereof pursuant to Section 4.24 of the Financing Agreement, and each such Project Document is in full force and effect.

2. Borrower is not in default under any material term of any Operative Document or any agreement relating to any obligation of Borrower for or with respect to borrowed money (including, without limitation, under the Construction Loan Agreement), and to Borrower’s knowledge, no other party to any Project Document is in material default thereunder.

 3. Except with respect to the O&M Agreement and the Power Purchase Agreement, all conditions precedent to the performance of Borrower and, to Borrower’s knowledge, all conditions precedent to the performance of other parties under the Project Documents to have been performed have been satisfied

4. No consents, exemptions, approvals, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons are reasonably required in connection with the execution, delivery or performance by each Borrower Affiliate Entity of the Financing Documents to which it is a party (including all federal, state and local regulatory filings, consents and approvals necessary in connection therewith).

Exhibit F-1

5. The aggregate amount of the projected Qualifying Costs with respect to the Project is $34,148,993, and (i) such projected Qualifying Costs have been determined pursuant to a methodology consistent with the Cash Grant Guidance and applicable law, (ii) the total Loan Commitment does not exceed ninety percent (90%) of thirty percent (30%) of such Qualifying Costs basis of the Project, and (iii) the Initial Loan does not exceed ninety percent (90%) of thirty percent (30%) of Qualifying Costs incurred and paid as of the Financial Closing Date.

6. No direct or indirect equity interest in Borrower is beneficially owned by a Disqualified Person. Attached hereto as Exhibit A is an ownership diagram of Borrower, showing the complete direct and indirect ownership of Borrower, and any partnership or other pass-through entity that directly or indirectly owns any interest in Borrower, up to direct or indirect owners that are individuals, non-grantor trusts, or taxable “C” corporations, but not including the owners of a taxable “C” corporation.

7. Attached hereto as Exhibit B are true, correct and complete copies of (i) the most recent annual audited financial statements and (ii) the most recent unaudited quarterly financial statements, from each Borrower Affiliate Entity. As of the Financial Closing Date, no material adverse change in the assets, liabilities, operations or financial condition of any Borrower Affiliate Entity has occurred from those set forth in the financial statements attached hereto as Exhibit B.

8. Each representation and warranty of each Borrower Affiliate Entity under the Financing Documents and the Project Documents to which it is a party is true and correct in all material respects as of the Financial Closing Date (or if such representation and warranty relates solely as of an earlier date, as of such earlier date).

9. No Event of Default or Inchoate Default has occurred and is continuing as of the Financial Closing Date or will result from the Loans and other financial accommodations made as of the date hereof.

10. Attached hereto as Exhibit C is a Flow of Funds Memorandum which sets forth a true and correct description of the currently anticipated sources and uses of all proceeds of the Loans, as reasonably expected to be used by Borrower as of the Financial Closing Date.

11. The conditions precedent set forth in Section 3.1 of the Financing Agreement required to be satisfied by Borrower have been satisfied or have been waived in writing in accordance with the terms of the Financing Agreement.

[SIGNATURE PAGE FOLLOWS]

Exhibit F-1-2

IN WITNESS WHEREOF, the undersigned has duly executed this Borrower’s Closing Certificate on behalf of Borrower on the Financial Closing Date.

USG NEVADA LLC,
a Delaware limited liability company,
as Borrower
By:
Name:
Title:

[SIGNATURE PAGE TO BORROWER’S CLOSING CERTIFICATE]

EXHIBIT A

Ownership Diagram of Borrower

[Borrower to attach.]

Exhibit A

EXHIBIT B

Financial Statements of Borrower Affiliate Entities

[Borrower to attach.]

Exhibit B

EXHIBIT C

Flow of Funds Memorandum

[Borrower to attach.]

Exhibit C

     EXHIBIT F-2
to Financing Agreement

FORM OF
INDEPENDENT ACCOUNTANT’S CERTIFICATE

[Independent Accountant’s Letterhead]

[Date of Closing/Certification]

Ares Capital Corporation
245 Park Avenue, 44th Floor
New York, NY 10167

Subject:	Independent Accountant’s Certificate and Report – USG Nevada LLC,
San Emidio Geothermal Power Project in Washoe County, Nevada

Ladies and Gentlemen:

This letter is furnished pursuant to Section 3.2(j)(ii) of that certain Financing Agreement, dated as of November 9, 2011 (as amended, amended and restated, modified or supplemented from time to time, the “Financing Agreement”) by and between USG Nevada LLC, a Delaware limited liability company (“Borrower”), and Ares Capital Corporation, a Maryland corporation (“Lender”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings provided in Exhibit A to the Financing Agreement.

Martinelli Mick (“Martinelli”) has been retained by Lender and Borrower as the Independent Accountant, and it has prepared a report dated [___________], 2011 (the “Independent Accountant’s Report”), which identifies the cost categories and amounts of Qualifying Costs and describes the methodology used in determining the categories and amounts of Qualifying Costs, a current and complete copy of which is attached hereto as Exhibit A.

In connection with the preparation of the Independent Accountant’s Report, personnel of Martinelli have participated in meetings or telephone discussions with representatives of the Borrower in regard to the approximately 8 MW geothermal power facility located in Washoe County, Nevada (the “Project”).

Martinelli hereby certifies, in accordance with Section 3.2(j)(ii) of the Financing Agreement, that (i) the amount of Qualifying Costs incurred (within the meaning of the Cash Grant Guidance) through [_______________] is [____________] Dollars ($[_________]), (ii) the Project is on schedule to be placed in service (within the meaning of the Cash Grant Guidance) prior to the qualification deadline of the Cash Grant (with reasonable margin for delays, to be determined in consultation with the Independent Engineer and Lender), and (iii) to the extent that Martinelli has relied upon a certificate from the Independent Engineer and/or a “Report of Management on Eligible Cost Basis” statement from Borrower, a copy of such certificate and/or report is attached hereto as Exhibit B.

Exhibit F-2-1

This letter is solely for the information of, and assistance to, Lender in conducting and documenting its investigation of the matters covered by the Independent Accountant’s Report in connection with the Project and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be referred to in whole or in part in any other document, except that reference may be made to it in the above-mentioned Financing Agreement and it may be included in the closing documents pertaining to the Project.

Martinelli disclaims any obligation to update this letter. This letter is not intended to, and may not, be relied upon by any party other than Lender.

Very truly yours,

Martinelli Mick,
as Independent Accountant

By:

Name:

Title:

Exhibit F-2-2

     EXHIBIT A
to Independent Accountant’s Certificate

INDEPENDENT ACCOUNTANT’S REPORT

(See attached.)

Exhibit A

     EXHIBIT B
to Independent Accountant’s Certificate

CERTIFICATES FROM INDEPENDENT ENGINEER AND/OR BORROWER

(See attached.)

Exhibit B

     EXHIBIT F-3
to Financing Agreement

FORM OF
INDEPENDENT ENGINEER’S CERTIFICATE

[Independent Engineer’s Letterhead]

[Date of Closing/Certification]

Ares Capital Corporation 245 Park Avenue, 44th Floor New York, NY 10167

Subject:	Independent Engineer’s Report – USG Nevada LLC, San Emidio
Geothermal Power Project in Washoe County, Nevada

Ladies and Gentlemen:

This letter is furnished pursuant to Section 3.1(k) of that certain Financing Agreement, dated as of November 9, 2011 (as amended, amended and restated, modified or supplemented from time to time, the “Financing Agreement”) by and between USG Nevada LLC, a Delaware limited liability company (“Borrower”), and Ares Capital Corporation, a Maryland corporation (“Lender”).

Luminate, LLC (“Luminate”) has been retained by Lender and Borrower as the Independent Engineer, and it has prepared an Independent Engineer’s Report dated [final report date] (the “Report”), a current and complete copy of which is attached hereto as Exhibit A.

The Report was prepared pursuant to the scope of services under our Professional Services Agreement, dated October 21, 2011, and those services were provided in accordance with generally accepted engineering practices. Since the date of the Report nothing has come to our attention that would cause us to believe that the Report, as of the date hereof, is not true and correct, in all material respects.

In connection with the preparation of the Report, personnel of Luminate have participated in meetings or telephone discussions with representatives of the Borrower in regard to the 8 MW geothermal power facility located in Washoe County, Nevada (the “Project”).

Luminate hereby certifies, in accordance with Section 3.1(k) of the Financing Agreement, that as of the date hereof (i) the Placed in Service Date (as defined in the Financing Agreement) is expected to occur by December 31, 2011; (ii) construction of the Project is currently on-schedule and on-budget; (iii) there are sufficient funds available to complete the Project in accordance with the Project Budget (as defined in the Financing Agreement); and (iv) completion of all work done to date has been in accordance with the Construction Contract (as defined in the Financing Agreement).

Exhibit F-3-1

This letter is solely for the information of, and assistance to, Lender in conducting and documenting its investigation of the matters covered by the Report in connection with the Project and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be referred to in whole or in part in any other document, except that reference may be made to it in the above-mentioned Financing Agreement and it may be included in the closing documents pertaining to the Project.

Luminate disclaims any obligation to update this letter. This letter is not intended to, and may not, be relied upon by any party other than Lender.

Very truly yours,
Luminate, LLC

By:

Name:

Title:

Exhibit F-3-2

     EXHIBIT A
to Independent Engineer’s Certificate

INDEPENDENT ENGINEER’S REPORT

(See attached.)

Exhibit A

     EXHIBIT F-4
to Financing Agreement

FORM OF SOLVENCY CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES, IN SUCH PERSON’S CORPORATE AND NOT INDIVIDUAL CAPACITY, ON BEHALF OF EACH BORROWER AFFILIATE ENTITY AS FOLLOWS:

1. I am the Chief Financial Officer of U.S. Geothermal Inc., a Delaware corporation (“Sponsor”).

2. This Solvency Certificate is being delivered pursuant to Section 3.1(ll) of that certain Financing Agreement, dated as of November 9, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and between USG Nevada LLC, a Delaware limited liability company (“Borrower”) and Ares Capital Corporation, a Maryland corporation (“Lender”). Capitalized terms used but not defined herein have the meanings assigned in the Financing Agreement.

3. I have reviewed the definitions and provisions contained in the Financing Agreement and the other Financing Documents that are relevant to the matters certified by me in Paragraph 4 below, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

4. Based upon my review and examination described in Paragraph 3 above, I certify that as of the date hereof, before and after giving effect to the consummation of the Loan transaction as contemplated by and described in the Financing Agreement and the other transactions contemplated by the Financing Documents, that Borrower, Sponsor, U.S. Geothermal Inc., an Idaho corporation, and Nevada USG Holdings, LLC, a Delaware limited liability company, are Solvent.

[SIGNATURE PAGE FOLLOWS]

The foregoing certifications are made and delivered as of the Financial Closing Date.

U.S. GEOTHERMAL INC.
a Delaware corporation

By:

Name:

Title:

[Signature Page to Solvency Certificate]

     EXHIBIT F-5
to Financing Agreement

FORM OF
BORROWER’S ADDITIONAL LOAN BORROWING CERTIFICATE

This certificate is delivered pursuant to Section 3.2(b) of that certain Financing Agreement, dated as of November 9, 2011 (as amended, amended and restated, modified or supplemented from time to time, the “Financing Agreement”), by and between USG Nevada LLC, a Delaware limited liability company (“Borrower”) and Ares Capital Corporation, a Maryland corporation (“Lender”). All capitalized terms used herein shall have the respective meanings specified in Exhibit A of the Financing Agreement unless otherwise defined herein or unless the context requires otherwise.

I, ___________________, am the duly elected, qualified and acting ____________________of Borrower. I have reviewed the provisions of the Financing Agreement which are relevant to the furnishing of this Borrower’s Additional Loan Borrowing Certificate. To the extent that this Borrower’s Additional Loan Borrowing Certificate evidences, attests or confirms compliance with any conditions precedent provided for in the Financing Agreement, I have made such examination or investigation as was, in my opinion, reasonably necessary to enable me to express an informed opinion as to whether such conditions have been complied with. I do hereby certify on behalf of Borrower, as of the Second Borrowing Date, as follows:

1. Attached hereto as Exhibit A is a true, correct and complete list of: (i) each Additional Project Document that was entered into after the Financial Closing Date, together with all amendments and supplements thereto and renewals thereof, and (ii) each amendment, supplement and renewal of the Project Documents listed on Schedule G-7 to the Financing Agreement that were entered into after the Financial Closing Date. Borrower has delivered to Lender on or prior to the date hereof, true, correct and complete copies of each document referenced in clauses (i) and (ii) above, and each such document is in full force and effect. Borrower is not in default under any material term of any Operative Document or any agreement relating to any obligation of Borrower for or with respect to borrowed money (including, without limitation, under the Construction Loan Agreement), and to Borrower’s knowledge, no other party to any Project Document is in material default thereunder.

2. The aggregate amount of the projected Qualifying Costs with respect to the Project is $[______], and (i) such projected Qualifying Co sts have been determined pursuant to a methodology consistent with the Cash Grant Guidance and applicable law, and (ii) the total Loan Commitment does not exceed ninety percent (90%) of thirty pe rcent (30%) of such Qualifying Costs basis of the Project.

3. No direct or indirect equity interest in Borrower is beneficially owned by a Disqualified Person. Attached hereto as Exhibit B is an ownership diagram of Borrower, showing the complete direct and indirect ownership of Borrower, and any partnership or other pass-through entity that directly or indirectly owns any interest in Borrower, up to direct or indirect owners that are individuals, non-grantor trusts, or taxable “C” corporations.

Exhibit F-5

4. Each representation and warranty of each Borrower Affiliate Entity under the Financing Documents and the Project Documents to which it is a party is true and correct in all material respects as of the Second Borrowing Date (or if such representation and warranty relates solely as of an earlier date, as of such earlier date).

5. No Event of Default or Inchoate Default has occurred and is continuing as of the Second Borrowing Date or will result from the Loans and other financial accommodations made as of the date hereof.

6. The conditions precedent set forth in Section 3.2 of the Financing Agreement have been satisfied or have been waived in writing in accordance with the terms of the Financing Agreement.

[SIGNATURE PAGE FOLLOWS]

Exhibit F-5-2

IN WITNESS WHEREOF, the undersigned has duly executed this Borrower’s Additional Loan Borrowing Certificate on behalf of Borrower this ___ day of __________, 2011.

USG NEVADA LLC,
a Delaware limited liability company,

as Borrower
By:
Name:
Title:

Exhibit F-5

EXHIBIT A

List of Additional Project Documents and Amendments

[Borrower to provide.]

Exhibit F-5

EXHIBIT B

Ownership Diagram of Borrower

[Borrower to attach.]

Exhibit F-5

     EXHIBIT G-1
to Financing Agreement

DESCRIPTION OF THE PROJECT AND THE SITE

I. The Project

The retrofit of an existing 3.6 megawatt geothermal electric generating station located on the Site, increasing the output thereof to approximately eight megawatts, including the development, construction, maintenance and operation of replacement 8.6 megawatt geothermal facility, all improvements or structures erected on the Site, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all real or personal property owned or leased related thereto, and all other real and tangible and intangible personal property leased or owned by Borrower and placed upon or used in connection with the generation of electricity upon the Site.

II. The Site

The Site is located in Washoe County, in northern Nevada and consists of the following property:

“DeHy” Property

The “DeHy” property, located on the real property described below, is owned in fee simple by Idaho Sponsor and leased to Borrower pursuant to that certain Office and Land Lease Agreement, dated August 27, 2010 between Idaho Sponsor and Borrower.

Real Property Description:

PARCEL A:
Parcel 2 of a Map of Division into Large Parcels for the Kosmos Company, a portion of Mineral Survey 4036 Brimstone Placer, a portion of Section 16, Township 29 North, Range 23 East, Mount Diablo Meridian, recorded on august 10, 1994 as File No. 1823117, Division Map #148, Washoe County Records.

PARCEL B:
An easement over a 50 foot roadway over Parcel 1 of said Map of Division into Large Parcels as shown on said map.

EXCEPTING THEREFROM all oil. gas hydrocarbons, water, geothermal resources and minerals of whatsoever nature found under said land, together with the right of ingress and egress to conduct surveys for the substances and the right to remove any of the substances found below the surface of the property and to maintain any operations on the property for those purposes contemplated in that Geothermal Resource Supply Agreement dated June 18, 1993 between vestee and Empire Farms, a Nevada general partnership, provided that such removal or operations shall in no way interfere with the surface of the property.

EXHIBIT G-1 - 1

Kosmos Property

The Borrower has obtained a leasehold interest in the property described below (the “Kosmos Property”), pursuant to that certain Geothermal Lease between Kosmos Company (“Kosmos”) and Michael B. Stewart dated October 14, 1987, recorded October 16, 1987, in Book 2633, Page 282, Document No. 1200497, official records, Washoe County, Nevada and amended March 15, 2008 and May 5, 2007, as assigned to San Emidio Resources, Inc., by an Assignment recorded June 22, 1992, as Document No. 1583278, official records, Washoe County, Nevada, as assigned to Empire Farms, by an Assignment recorded September 16, 1995, Document No. 1933483, official records, Washoe County, Nevada, as assigned to Empire Energy, LLC by an Assignment recorded May 11, 2000, as Document No. 2446152, official records, Washoe County, Nevada, as assigned to Empire Geothermal Power, LLC by an Assignment of Geothermal Lease dated August 31, 2003, notice of which was placed in public record by an Assignment of Geothermal Project Rights and Leasehold Estates dated August 31, 2003 and recorded as Document No. 2934363, official records, Washoe County, Nevada, on October 3, 2003, as assigned to USG Nevada, LLC on April 30, 2008 by an Assignment recorded as Document No. 3645581, official records, Washoe County, Nevada.

Real Property Description:

All that certain property situate in the County of Washoe, State of Nevada, being all that portion of Township 29 North and Township 30 North, Range 23 East, M.D.B.844, being contained in United States Patent No. 356675, U.S. Survey No. 4036 and Patent No. 809407, U.S. Survey No. 4323, described as follows:

Fanny Placer Survey No. 4823
Black Sulphur Placer Survey No. 4036
Cy Edwards Placer Survey No. 4323
Brimstone Placer Survey No. 4036, also known as Parcels 1 and 2 of a Map of Division into large Parcels for the Kosmos Company, a portion of Mineral Survey 4036 Brimstone Placer, a portion of Section 16, Township 29 North, Range 23 East, Mount Diablo Meridian, recorded on August 10, 1994, as Fle No. 1823117, Washoe County, Records.
Washoe Placer Survey No. 4323
San Emidlo Placer Survey No. 4323
San Emilio Placer Survey No. 4323
South 460 feet of Higgins Placer Survey No. 4323
South 460 feet of Antra Placer Survey No. 4036

EXHIBIT G-1 - 2

Bureau of Land Management and Department of Interior Leases, Site Licenses and Rights of Way

The remainder of the site consists of the following leasehold interests acquired by the Borrower:

Number	Type	Legal Description	Notes
NVN 75555	Lease	The East 1/2, and the East 1/2 of the West 1/2 of Section 24, Township 29 North, Range 22 East, M.D.B.&M.	Company has complied with all stipulations necessary to construct, operate, and maintain the plant in its current and expanded condition.
The East 1/2 , and the East 1/2 of the West 1/2 of Section 25, Township 29 North, Range 22 East, M.D.B.&M.
NVN 75556	Lease	The East 1/2 of the East 1/2 of Section 11, Township 29 North, Range 22 East, M.D.B.&M. |	Company has complied with all stipulations necessary to construct, operate, and maintain the plant in its current and expanded condition.
All of Sections 12,13 and the Northeast 1/4 of the Northeast 1/4 of 14, Township 29 North, Range 22 East, M.D.B.&M.
NVN 75557	Lease	All of Section 30 and 31 in Township 29 North, Range 23 East, M.D.B.&M.	Company has complied with all stipulations necessary to construct, operate, and maintain the plant in its current and expanded condition.
NVN 75558	Lease	The Southeast 1/4 of the Southeast 1/4 of Section 35, Township 29 North, Range 22 East, M.D.B.&M.	Company has complied with all stipulations necessary to construct, operate, and maintain the plant in its current and expanded condition.
All of Section 36, Township 29 North, Range 22 East, M.D.B.&M.
N 63006	Lease	All of Sections 32, 33 and 34 in Township 29 North, Range 23 East, M.D.B.&M.
N 63007	Lease	All of Sections 27, 28 and 29 in Township 29 North, Range 23 East, M.D.B.&M.
N 63004	Lease	All of Sections 15 and 21 in Township 29 North, Range 23 East, M.D.B.&M.
N 42707	Lease

T. 29 N., R 23 E, Mount Diablo Meridian, State of Nevada, County of Washoe
Sec. 16: Lots 1,2,3,4;
Sec. 17: Lots 1,2,3,4, SW 1/4 NE 1/4, W 1/2 W 1/2; SE 1/4;
Sec. 20: Lot 1, NW 1/4 NE 1/4, S 1/2 NE 1/4, W 1/2, SE 1/4;
Sec. 21: Lots 1,2,3,4, S 1/2 N 1/2 , S 1/2

EXHIBIT G-1 - 3

Number	Type	Legal Description	Notes
N 47169	Site license

A parcel of land situate in the Southeast one-quarter (1/4) of the Northwest one-quarter (1/4) of Section 21, T. 29 N., R. 23 E., MDM, Washoe County, Nevada, containing 2.709 acres of land more or less and being more particularly described as follows: Commencing at the North one-quarter (1/4) of said Section 21 and proceeding, thence S. 5°13'58" W., 1,829.50 feet to the TRUE POINT OF BEGINNING, being the Northeasterly corner of said parcel.

Site license that authorizes construction, operation and maintenance of current power plant.
Thence, around said parcel, the following 14 courses and distances:

South 168.00 feet, East 58.00 feet, South 50.00 feet, West 50.00 feet, South 118.00 feet, West 212.00 feet, North 174,00 feet, West 143.00 feet, North 162.00 feet, East 25.00 feet, North 150.00 feet, East 150.00 feet, South 150.00 feet, East 172.00 feet to the TRUE POINT OF BEGINNING.

N 57441	ROW	T. 29 N., R. 23 E., Sec. 21: Lots 2 and 3, SE 1/4 NW 1/4 Mount Diablo Meridian, Nevada.	Authorizes holder to construct, operate, maintain, and terminate a 6” water pipeline and buried telephone line to serve plant.
Because the Project is currently operating as a unitized resource, Borrower currently operates the geothermal field as a unit and is not required to obtain rights of way per regulation.
N 43284	ROW

Amended in 1993 to include buried water pipeline and telephone line described as follows:
T. 30 N., R. 22 E., Sec. 36, NE 1/4.
T. 30 N., R. 23 E., Sec. 31, Lots 1, 2, and 3,
SE 1/4 NW 1/4, E 1/2 SW 1/4.
T. 29 N., R. 23 E., Sec. 6, Lots 2 and 3, SW 1/4 NE 1/4, N 1/2 SE 1/4, SE 1/4 SE 1/4,
Sec. 7, E 1/2 NE 1/4,
Sec. 8, Lot 4, SW 1/4 NW 1/4, W 1/2 SW 1/4, SE 1/4 SW 1/4.

ROW for access road and buried telephone cable and water pipeline.
Because the Project is currently operating as a unitized resource, Borrower currently operates the geothermal field as a unit and is not required to obtain rights of way per regulation.
Additionally, amended in 1993 to add a buried telephone cable that will continue on to the ORMAT geothermal power plant another 11,107.30 feet one foot east of the road center line.

EXHIBIT G-1 - 4

Number	Type	Legal Description	Notes
N 47395	ROW

Mount Diablo Meridian, Nevada
T. 29 N., R. 23 E.,
Sec. 21, S 1/2 NE 1/4, SE 1/4 NW 1/4,
Sec. 22, SW 1/4 NE 1/4, S 1/2 NW 1/4, N 1/2 SE 1/4
Sec. 23, N 1/2 SW 1/4, SE 1/4 SW 1/4, S 1/2 SE 1/4
Sec. 25, Lots 3 and 4, - W 1/2 NW 1/4, SE 1/4 NW 1/4, NE 1/4 SW 1/4, NW 1/4 SE 1/4 Sec. 26, NE 1/4 NE 1/4

Right of Way for transmission line over and across Mount Diablo Meridian, Nevada.
Because the Project is currently operating as a unitized resource, Borrower currently operates the geothermal field as a unit and is not required to obtain rights of way per regulation.
N 49240	ROW	Mount Diablo Meridian, Nevada	Right of Way for roads, pipelines, buried cable and wells on public lands (or Federal land for MLA Rights of Way).

T. 30 N., R. 22 E, Sec 36, NE 1/4
T. 29 N., R. 23E., Sec. 6, Lots 2 and 3, SW 1/4 NE 1/4, N 1/2 SE 1/4, SE 1/4 SE 1/4,
		Sec. 7, E 1/2 NE 1/4;	Because the Project is currently operating as a unitized resource, Borrower currently operates the geothermal field as a unit and is not required to obtain rights of way per regulation.
Sec. 8, SW 1/4 NW 1/4, W 1/2 SW 1/4, SE 1/4
SW 1/4,
Sec. 17, SW 1/4 NE 1/4, E 1/2 NW 1/4, NE 1/4
SW 1/4, W 1/2 SE 1/4,
Sec. 20, Lot 1, NW 1/4 NE 1/4,
Sec. 21, Lot 4, S 1/2 NW 1/4
T. 30 N., R 23 E., Sec 31, Lots 1, 2, 3, SE 1/4
NW 1/4, E 1/2 SW 1/4.

EXHIBIT G-1 - 5

     EXHIBIT G-2
to Financing Agreement

SCHEDULE OF APPLICABLE PERMITS

Part I - Current Permits

Agency	Permit	Notes
Nevada Division of Water Resources	Permit No. 69320	Water Right
	Permit No. 79899	Water Right
	Permit No. 79900	Water Right
	Permit No. 66946	Water Right
Washoe County	Case No. SW10-002	Special Use Permit
Regional Plan Amendment required as a condition to permit, which amendment was approved by the Regional Planning Governing Board on February 10 2011.
Assignment to USG Nevada LLC in process.
State of Nevada Commission on	Permit No. 107,	Drilling Permit
Mineral Resources, Division of	API No. 27-031-90063
Minerals, Oil, Gas, and Geothermal	Well Name: 43-21
Permits	Permit No. 136,	Drilling Permit
API No. 27-031-90074
Well Name: 52-21
	Permit No. 161,	Drilling Permit
API No. 27-031-90085
Well Name: 42-21
	Permit No. 163,	Drilling Permit
API No. 27-031-90087
Well Name: 35-21
	Permit No. 164,	Drilling Permit
API No. 27-031-90088
Well Name: 45-21
	Permit No. 173,	Drilling Permit
API No. 27-031-90090
Well Name: 61-21
	Permit No. 179,	Drilling Permit
API No. 27-031-90096
Well Name: 81-21
	Permit No. 180,	Drilling Permit
API No. 27-031-90097
Well Name: 83-21
	Permit No. 187,	Drilling Permit
API No. 27-031-90098
Well Name: 53-21

EXHIBIT G-2 - 1

	Permit No. 189,	Drilling Permit
API No. 27-031-90100
Well Name: 63-21
	Permit No. 280,	Drilling Permit
API No. 27-031-90133
Well Name: 51-16
	Permit No. 312,	Drilling Permit
API No. 27-031-90152
Well Name: 75-16
	Permit No. 360;	Drilling Permit
API No. 27-031-90160
Well Name: 65C-16
	Permit No. 403;	Drilling Permit
API No. 27-031-90184
Well Name: 75B-16
	Permit No. 418;	Drilling Permit
API No. 27-031-90191
Well Name: 76-16
	Permit No. 279;	Drilling Permit
API No. 27-031-90132
Well Name: 28-9
	Permit No. 204,	Drilling Permit
API No. 27-031-90109
Well Name 32-21
	Permit No. 111,	Drilling Permit
API No. 27-031-90065
Well Name Obs #2
	Permit No. 121;	Drilling Permit
API No. 27-031-90068
Well Name Obs #3
	Permit No. 122;	Drilling Permit
API No. 27-031-90069
Well Name Obs #4
	Permit No. 123;	Drilling Permit
API No. 27-031-90070
Well Name Obs #5
Washoe County Air Quality	Permit No. A01176A	Permit to Operate (Power Plant)
Management Division (Permit to Operate)	Permit No. A04-0002	Permit to Operate (Standby Generators)
	Permit No. D10007	Permit to Operate (Dust Control)
	Permit No. A08001	Permit to Operate (Exploratory Drilling)
Nevada Division of Environmental Protection	Permit No. TNEV2012334	Temporary Discharge Permit (Blowdown)
	Permit No. UNEV87041	Underground Injection Control/Authorization to Inject/Discharge
	Exempt per NDEP evaluation.	Sediment Control Plan and Permit
	Permit No. 10-2421	Grading Permit. Final.
Washoe County Building Permit and Grading Permits	Permit No. 10-2422	Comm Bldg- H-Plans Comm. (Site improvements) (need certificate of occupancy or completion)

EXHIBIT G-2 - 2

	Permit No. 11-0096	Comm Bldg- H-Plans Comm. (equipment foundation and cooling tower footing) (need certificate of occupancy or completion)
	Permit No. 11-0351	Comm Bldg- H-Plans Comm. (metal building to house chemicals) (need certificate of occupancy or completion)
	Permit No. 11-1039	Comm Bldg- H-Plans Comm. (process piping) (need certificate of occupancy or completion)
	Permit No. 11-1040	Comm Bldg- H-Plans Comm. (cooling tower) (need certificate of occupancy or completion)
	Permit No. 11-1115	Comm Bldg- H-Plans Comm. (telecommunications) (need certificate of occupancy or completion)
	Permit No. 11-1476	Pending; Comm Bldg- H-Plans Comm. (transmission lines and poles)
	Permit No. 11-2244	Pending Comm Bldg- H-Plans Comm. (fire sprinklers, other replacements)
	Permit No. 11-0361	Pending - Comm Bldg- H-Plans Comm. (fire alarm)
Federal Energy Regulatory Commission (“FERC”)	Form 556 filed by USG Nevada LLC on 11/4/2011	Self-Certification of Qualifying Facility Status

Part II - Pending Permits

Certificate of Compliance/Completion will be required with regard to Air Quality Permitting.

Certificates of Completion or Occupancy will be required for final approval of Building Permits, where noted in Part I.

Permit Nos. 11-1476, 11-2244, and 11-0361 are currently pending, but in the process of approval, no problems are currently known or expected in obtaining approval.

EXHIBIT G-2 - 3

     EXHIBIT G-3
to Financing Agreement

PROJECT BUDGET

See attached.

EXHIBIT G-3 - 1

San Emidio Geothermal Project - Unit 1 (Repower)
Water Cooled Power Plant (South of Dehy Plant)
Capital Cost Summary
Rev 12i - 11/8/2011

	Project	Included	Previoussly	To Be Paid
Description	Costs	in Loan	Paid By Equity	by Equity

USG ADMINISTRATIVE:
Construction Management & Operator Training/Startup Support	$270,000			$270,000
Permits & Bonds	$82,000	$82,000
USG Administrative Cost	$352,000

EPC POWER PLANT CONTRACT:
Power Plant (water cooled)	$23,218,425	$23,218,425
Change Orders:
CHANGE ORDERS - EXECUTED:
- Builders Risk Insurance - Provided by USGN but added to Loan (CO#1)	$32,419	$32,419
- Technical Assistance & Services (budgeted above, but added to loan) (CO#2)	$650,000	$650,000
- Accelerated work per USGN request for ITC (CO#3)	$41,731	$41,731
- Added 2x50% CW pumps, changed to 90/10 CuNi CLF condensers, Baldor motors for CT, Thicker Fill in CT (CO#4)	$764,594	$764,594
- Moved NVE transmission interconnection cost to loan (CO#5)	$266,800	$266,800
- Enhanced machinery monitoring, upgrade control infrastructure for Phase 2, install prod. Well VFDs, remove main breaker out of MCC, Refrig. Condenser water box protection, water pump replacement (CO#6)	$564,859	$564,859
- Updated the "approved" schedule. The Guaranteed Substantial Completion Date remains at 10/31/11, with the following caveats; (1) Schedule bonus still based on 10/31/11, (2) the Delay Liquidated Damage will be waived until 11/23/11. No price change. (CO#7)	$-	$-
- Added 3" brine drain line, added radiant floor heating, added water line to dehy tanks, removed concrete fence, changed color of cooling tower to cactus green, credit to USG for Benham's share of camera, added passive repeater tower, change chem bldg roof color, unforeseen soil conditions along t-line, added sales tax ($1,550,000). (CO#8)	$1,735,102	$1,735,102
- Projects added to USG Scope that were previously thought to be added to Benham scope. Included sweet water well changes (new pump, vfd, pipe modifications, valving), additional controls for wells, remodel control room, install 480V power to office/control room (CO#9)	$175,000	$175,000
- Added CW piping ($686,262.87), drain pond & ditch for brine/blowdown lines, evap. cooler, trench drains in chem bldg, fire line/hydrant, brine cross over, stairway on CW pits. (CO#10)	$740,291	$740,291
- Cost and scope increases for projects added to USG Scope. Added scope is primarily for the injection controls needed to provide back pressure during startup (CO#11)	$85,280	$85,280
- Added chemical system, water skid, unforeseen soil conditions on t-line poles, feeder cables to production wells,seal water heating, fire system engineering, and credit for reduced blowdown piping. (CO#12)	$244,060	$244,060
- Added purchase cost of Spare Parts. (CO#13)	$234,000	$234,000
- Added purchase cost of chemicals ($44,931) and added NVE cost for comm. lines ($514). (CO#14)	$45,445	$45,445
EXECUTED CHANGE ORDERS SUBTOTAL CHANGE ORDERS - IN PROCESS (Estimated costs):	$5,579,580
- Sulphric acid detection system & communications	$5,000	$5,000
- Reduction in cost of e-monitor	$(105,000)	$(105,000)
- Addition of oil cooler for motor thrust bearing (TAS), and piping, instrument connections (Benham)	$15,000	$15,000
- Miscellaneous Unidentified/Unlisted Change Orders	$5,000	$5,000
CHANGE ORDERS IN PROCESS SUBTOTAL	$(80,000)
Benham Interest During Construction (IDC)	$1,350,000	$1,350,000
Sales Tax on Power Plant & Change Orders	$1,450,000
Outside the Fence Costs (Costs included in Power Plant Line Item):
- Production & Injection Pipelines
- Transmission Lines and Equipment
- 12.5-kV Well Field Lines
- Cooling Water Supply Piping, Blow-down Piping & Equipment
- Davis-Bacon Allowance for DOE 1705 Loan
Benham EPC Subtotal	$30,068,005
Power Plant Cost per kW (Net of Power Plant)	3,257

NVE TRANSMISSION LINE UPGRADES:
NVE Interconnection	$25,000		$25,000
NVE Transmission Upgrade Cost	$25,000

USG MISCELLANEOUS:
Trucks, Fork Lift, Tools, Office Furnishings, Etc
Sales Tax on Spare Parts	$18,077			$18,077
Sales Tax on Other USG Miscellaneous	$-
USG Miscellaneous Cost	$18,077

TOTAL DIRECT CONSTRUCTION COST	$30,463,082
Total Construction Cost per kW (Net of Facility)	3,540

CONTINGENCIES:
Contingency for Power Plant Scope	$50,000	$50,000
Contingency for USG Scope, Except Drilling & PP	$50,000	$50,000
Total Contingencies	$100,000

TOTAL CONSTRUCTION BUDGET AMOUNT	$30,563,082	$30,250,005	$25,000	$288,077

     EXHIBIT G-4
to Financing Agreement

PROJECT SCHEDULE

See attached.

EXHIBIT G-4-1

San Emidio Commissioning

San Emidio Commissioning Schedule

08-Nov-11 09:05

Activity ID	Activity Name	Original Duration	Remaining Duration	Physical % Complete	Curr Project Start	Curr Project Finish
San Emidio Commissioning						
Construction Completion						
A100	MECHANICAL COMPLETION	0	0	0%		14-Nov-11*
A200	12.5 kv Back Feed	1	1	0%	13-Nov-11	14-Nov-11
A300	Lube Oil Piping Completion	2	2	0%	14-Nov-11	15-Nov-11
A400	Final Expander Alignment	2	2	0%	15-Nov-11	16-Nov-11
System Commissioning						
A1000	MV-1A Medium Voltage 12.5kv	2	2	0%	10-Nov-11	12-Nov-11
A1010	MV-1B Medium Voltage 4160v	3	3	0%	15-Nov-11	17-Nov-11
A1020	LV-1 Low Voltage - 480v	3	3	0%	17-Nov-11	19-Nov-11
A1030	CA-1 Compressed Air	3	3	0%	16-Nov-11	18-Nov-11
A1040	UPS/DC1 - 120vac and 120vdc	3	3	0%	16-Nov-11	18-Nov-11
A1050	WT1 - Water Treatment	3	3	0%	18-Nov-11	20-Nov-11
A1060	CW1 - Cooling Water System	3	3	0%	19-Nov-11	21-Nov-11
A1070	LO1- Lube Oil System	10	10	0%	24-Nov-11	03-Dec-11
A1080	RL-1 Refrigerant Liquid - Pressure test and Evacuation	3	3	0%	14-Nov-11	16-Nov-11
A1090	RV-1 Refrigerant Vapor - Pressure test and Evacuation	3	3	0%	17-Nov-11	19-Nov-11
A1092	RL-1/RV-1 Evacuation	9	9	0%	19-Nov-11	27-Nov-11
A1100	RV-1/RL-1 Refrigerant Charge	5	5	0%	28-Nov-11	02-Dec-11
A1110	DZ- Zero Demand Generator	3	3	0%	01-Dec-11	03-Dec-11
A1120	LHVAC - HVAC Skid	3	3	0%	26-Nov-11	29-Nov-11
A1130	TEG-1 Turbo expander	8	8	0%	25-Nov-11	02-Dec-11
A1140	Gen 1 - Main Gen System	8	8	0%	25-Nov-11	02-Dec-11
A1150	CR - Control Room Server	8	8	0%	26-Nov-11	03-Dec-11
A1160	Plant run and tuning	10	10	0%	05-Dec-11	14-Dec-11
Performance Testing						
A1170	Synchronization Test	1	1	0%	05-Dec-11	05-Dec-11
A1180	Trip Test	3	3	0%	15-Dec-11	17-Dec-11
A1190	Capacity Test	1	1	0%	21-Dec-11	21-Dec-11
A1200	Reliability Test	2	2	0%	22-Dec-11	23-Dec-11
A1210	Turbine Run Back Test	3	3	0%	18-Dec-11	20-Dec-11
A1220	Substantial Completion (this is a milestone)	0	0	0%		23-Dec-11

2011
2012
Nov
Dec
Jan
Feb
Mar
MECHANICAL COMPLETION
12.5 kv Back Feed
Lube Oil Piping Completion
Final Expander Alignment
MV-1A Medium Voltage 12.5kv
MV-1B Medium Voltage 4160v
LV-1 Low Voltage - 480v
CA-1 Compressed Air
UPS/DC1 - 120vac and 120vdc
WT1 - Water Treatment
CW1 - Cooling Water System
LO1- Lube Oil System
RL-1 Refrigerant Liquid - Pressure test and Evacuation
RV-1 Refrigerant Vapor - Pressure test and Evacuation
RL-1/RV-1 Evacuation
RV-1/RL-1 Refrigerant Charge
DZ- Zero Demand Generator
LHVAC - HVAC Skid
TEG-1 Turbo expander
Gen 1 - Main Gen System
CR - Control Room Server
Plant run and tuning
Synchronization Test
Trip Test
Capacity Test
Reliability Test
Turbine Run Back Test
Substantial Completion (this is a milestone)

REAMAINING WORK | WBS SUMMARY | LOE ACTIVITY | BASELINE
Start Milestones | Finish Milestone | Actual Start Milestones | Actual Finish Milestone
Critical Start Milestone | Critical Finish Milestone | Progress Bar | Critical Work

San Emidio Commissioning Schedule

Page 1 of 1

TASK filter: All Activities

© Primavera Systems, Inc.

     EXHIBIT G-5
to Financing Agreement

PENDING LITIGATION

None.

EXHIBIT G-5 - 1

     EXHIBIT G-6
to Financing Agreement

HAZARDOUS SUBSTANCES DISCLOSURE

None.

EXHIBIT G-6 - 1

     EXHIBIT G-7
to Financing Agreement

SCHEDULE OF PROJECT DOCUMENTS

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Financing Agreement.

Engineering, Procurement and Construction Contract, dated August 27, 2010, between Borrower and SAIC Constructors, LLC, an Oklahoma limited liability company, formerly known as Benham Constructors, LLC (the “Construction Lender”).

Credit Addendum to Engineering, Procurement and Construction Contract, dated August 27, 2010, as amended by that certain First Amendment to Credit Addendum dated May 20, 2011 between Borrower and Construction Lender, and all attachments thereto and documents executed in connection therewith, including but not limited to the following:

Promissory Note dated August 27, 2010 in the principal amount of $24,553,000 by Borrower to the order of Construction Lender.

Security Agreement dated August 27, 2010 between Borrower and Construction Lender; Leasehold Deed of Trust with Power of Sale, Security Agreement and Fixture Filing, executed by Borrower, as grantor, for the benefit of Construction Lender.

UCC-1 Financing Statement filed with the Delaware Department of State, Filing Number 2010 3025537.

Collateral Assignment of Contracts, Leases, Permits and Rights of Way dated August 27, 2010 between Borrower and Construction Lender.

Collateral Assignment of Power Purchase Agreements dated August 27, 2010 between Borrower and Construction Lender.

Indemnification Agreement (Kosmos Lease) dated August 27, 2010 between U.S. Geothermal Inc. and construction Lender.

Environmental Indemnification Agreement dated August 27, 2010 between Borrower and Construction Lender.

Landlord’s Consent Agreement dated as of August 27, 2010 between U.S. Geothermal, Inc., an Idaho corporation, and Construction Lender.

Exhibit G-7 - 1

Amended and Restated Change in Control Guaranty dated as of October 13, 2010 by U.S. Geothermal, Inc., a Delaware corporation, in favor of Construction Lender.

Joint Escrow Instructions made by Borrower and Construction Lender to First American Specialty Services.

Assignments of Record Title Interest in Leases For Oil and Gas or Geothermal Resources (BLM Leases).

Oil, Gas, and Geothermal Notice of Change of Owner (Nevada Division of Minerals Well Permits).

Reports of Conveyance and Notice of Pledge (Nevada Division of Water Resources Water Permits).

Assignment and Assumption of Lease dated as of August 27, 2010 made by Borrower (Kosmos Lease).

Assignment and Assumption of Lease dated as of August 27, 2010 made by Borrower (Water Lease).

Assignment and Assumption Agreement dated as of August 27, 2010 made by Borrower (Power Purchase Agreement).

Change Order No. 001 dated November 12, 2010 regarding builders risk insurance premium.

Change Order No. 002 dated November 12, 2010 regarding technical assistances and consulting services.

Change Order No. 003 dated November 18, 2010 regarding early site mobilization to expedite preliminary site work and installation of new make up water line.

Change Order No. 004 dated December 1, 2010 regarding cooling water pumps, cooling towers and related equipment.

Change Order No. 005 dated December 29, 2010 regarding NV Energy interconnection. Change Order No. 006 dated January 14, 2011 regarding enhanced machinery condition monitoring, control infrastructure upgrades and other equipment.

Change Order No. 007 dated March 11, 2011 regarding scheduling and guaranteed substantial completion.

Change Order No. 008 dated May 23, 2011 regarding additional work and taxes.

Change Order No. 009 dated June 2, 2011 regarding changes to equipment and remodel of control room.

Exhibit G-7 - 2

Change Order No. 010 dated July 11, 2011 regarding equipment purchases and additional labor.

Change Order No. 011 dated August 30, 2011 regarding repairs to fire water system, inspections to pipeline and additional work.

Change Order No. 012 dated September 16, 2011 regarding additional work to chemical treatment equipment, building permits, and other items.

Change Order No. 013 dated September 23, 2011 regarding spare parts for power plant. Change Order No. 014 dated October 27, 2011 regarding increase to interconnection task and chemicals for startup.

Management Services Agreement, dated as of September 30, 2010 between Borrower and U.S. Geothermal Services LLC.

Amended and Restated Long-Term Portfolio Energy Credit and Renewable Power Purchase Agreement between Borrower and Sierra Pacific Power Company, dated May 31, 2011 (subject to approval by the Public Utilities Commission of Nevada; upon approval by PUCN, the 1987 PPA will be terminated).

Long-Term Agreement for Purchase and Sale of Electricity dated December 31, 1986 between Sierra Pacific Power Company and Borrower, as successor in interest to Michael D. Steward, dba Empire Farms, as amended by the Amendment to Long-term Agreement for Purchase and Sale of Electricity executed as of December 28, 1987.

Standby Service Agreement dated September 2008 between Borrower and Sierra Pacific Power Company.

USG Nevada LLC Empire 15 MW Project Interconnection Facilities Study Report prepared by NV Energy and dated October, 2009.

Interconnection Feasibility Study Agreement dated July 29, 2008 between Borrower and Sierra Pacific Power Company.

Small Generator Interconnection Agreement (Service Agreement No. #10-01277), dated as of December 28, 2010 between Sierra Pacific Power Company d/b/a NV Energy and Borrower.

Assistance Agreement between U.S. Geothermal Inc. and U.S. Department of Energy, Golden Field Office, dated effective January 29, 2010, Award No. DE-EE0002847.

Water Lease Agreement dated as of August 1, 2010 between US Geothermal Inc., an Idaho corporation, and Borrower.

 Memorandum of Office and Land Lease dated as of August 27, 2010 between U.S. Geothermal Inc. and Borrower.

Exhibit G-7 - 3

Limited Liability Company Agreement of Borrower, dated as of March 5, 2008, as amended by that certain First Amendment to Limited Liability Company Agreement, dated as of September 19, 2011, and as further amended by that Second Amendment to Limited Liability Company Agreement to be dated on or before the Financial Closing Date.

Limited Liability Company Agreement of Nevada USG Holdings, LLC, dated as of September 19, 2011, and amended by that certain First Amendment to Limited Liability Company Agreement to be dated on or before the Financial Closing Date.

All of the Leases, Rights of Way and Licenses listed on Part II of Exhibit G-1. The Applicable Permits listed on Exhibit G-2.

Exhibit G-7 - 4

EXHIBIT H
to Financing Agreement

Insurance Requirements

U.S. GEOTHERMAL INC.
INSURANCE COVERAGE 10/31/2011

DIRECTORS & OFFICERS:

CONTINENTAL CASUALTY COMPANY
$10,000,000 Executive Liability and Indemnification
$100,000 Deductible

GENERAL LIABILITY:

FEDERAL INSURANCE COMPANY
$2,000,000 Aggregate/
$1,000,000 per Occurrence

EXCESS & UMBRELLA LIABILITY:

FEDERAL INSURANCE COMPANY
$19,000,000 Aggregate/
$19,000,000 per Occurrence

WORKERS’ COMPENSATION:

LIBERTY NORTHWEST
$1,000,000 Aggregate

SURETY BOND/ LETTERS OF CREDIT:

IDWR Reclamation Bond $260,000
NV Statewide Drilling Bond $50,000
BLM Geothermal Lease Bonds $150,000
OR DOGAMI Reclamation Program $285,000

COMMERCIAL AUTO:

FEDERAL INSURANCE COMPANY
$1,000,000 Liability

ALL RISK PROPERTY:

FEDERAL INSURANCE COMPANY
All Risk including flood, earthquake, boiler & machinery
RREI- $23,300,000 coverage/ $250,000 deductible
$4,938,000 Business Income, $648,519 Other Buildings
San Emidio- $1,800,000 Buildings, $3,200,000 Personal Property
$8,900,000 Oil & Gas Lease Property

     EXHIBIT I
to Financing Agreement

LENDER/LENDING OFFICE

1.	Ares Capital Corporation 245 Park Avenue, 44th Floor New York, NY 10167 Tel: (212) 750-4915 Fax: (212) 750-1777 Attention: Raymond Wright

Exhibit I-1